      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1995


                                                       REGISTRATION NO. 33-88896
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FOOD 4 LESS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         5411                        33-0642810
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                           777 SOUTH HARBOR BOULEVARD
                           LA HABRA, CALIFORNIA 90631
                                 (714) 738-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              MARK A. RESNIK, ESQ.
                          VICE PRESIDENT AND SECRETARY
                           FOOD 4 LESS HOLDINGS, INC.
                           777 SOUTH HARBOR BOULEVARD
                           LA HABRA, CALIFORNIA 90631
                                 (714) 738-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                             THOMAS C. SADLER, ESQ.
                             PAMELA B. KELLY, ESQ.
                                LATHAM & WATKINS
                             633 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           FOOD 4 LESS HOLDINGS, INC.

                             CROSS-REFERENCE SHEET

           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K

ITEM NO.               FORM S-1 CAPTION                          PROSPECTUS CAPTION
- --------               ----------------                          ------------------
    1.     Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus...............................  Facing Page; Cross Reference Sheet;
                                                        Outside Front Cover Page
    2.     Inside Front and Outside Back Cover Pages
           of Prospectus............................  Inside Front Cover Page; Outside Back
                                                        Cover Page
    3.     Summary Information, Risk Factors and
           Ratio of Earnings to Fixed Charges.......  Summary; Risk Factors; Business; Selected
                                                        Historical Financial Data of Holdings
    4.     Use of Proceeds..........................  Summary; The Merger and the Financing;
                                                        Management's Discussion and Analysis of
                                                        Financial Condition and Results of
                                                        Operations
    5.     Determination of Offering Price..........  *
    6.     Dilution.................................  *
    7.     Selling Security Holders.................  Selling Debentureholders
    8.     Plan of Distribution.....................  Plan of Distribution
    9.     Description of Securities to be
           Registered...............................  Summary; Description of the Seller
                                                        Debentures
   10.     Interests of Named Experts and Counsel...  *
   11.     Information with Respect to the
           Registrant...............................  Summary; Selected Historical Financial
                                                        Data of Holdings; Pro Forma
                                                        Capitalization; Management's Discussion
                                                        and Analysis of Financial Condition and
                                                        Results of Operations; Business;
                                                        Management; Executive Compensation;
                                                        Principal Stockholders; Certain
                                                        Relationships and Related Transactions;
                                                        Consolidated Financial Statements of
                                                        Holdings; Consolidated Financial
                                                        Statements of RSI; Unaudited Pro Forma
                                                        Combined Financial Statements
   12.     Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities..............................  *

- ---------------
* Inapplicable

PROSPECTUS

                           FOOD 4 LESS HOLDINGS, INC.

[FOOD 4 LESS LOGO]        13 5/8% SENIOR SUBORDINATED          [RALPHS LOGO]

                        PAY-IN-KIND DEBENTURES DUE 2007

                         ------------------------------


    The 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 (the "Seller Debentures") of Food 4 Less Holdings, Inc., a Delaware corporation ("New Holdings"), may be offered hereby from time to time by certain holders thereof named herein (the "Selling Debentureholders"). The Seller Debentures will be issued upon the Closing Date of the Merger (each as defined) in an aggregate principal amount of $131.5 million and will mature on June 15, 2007. Interest on the Seller Debentures will accrue beginning from the date of issuance or from the most recent date to which interest has been paid and will be payable semi-annually on each June 15 and December 15 commencing on December 15, 1995, at the rate of 13 5/8% per annum. New Holdings will have the option, in its sole discretion, to issue additional securities ("Secondary Securities") in lieu of a cash payment of any or all of the interest due on each interest payment date prior to and including the interest payment date that is five years following the date of the issuance of the Seller Debentures. See "Description of the Seller Debentures."



    The Seller Debentures may be redeemed, in whole or in part at the option of New Holdings, at any time after June 15, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, prior to June 15, 1998, New Holdings may, at its option, use the Net Proceeds (as defined) of a Public Equity Offering (as defined) to redeem up to an aggregate of 35% of the principal amount of the Seller Debentures originally issued at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Upon a Change of Control (as defined), each holder of Seller Debentures will have a right to require New Holdings to repurchase such holder's Seller Debentures at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The Seller Debentures will be senior subordinated unsecured obligations of New Holdings and will rank subordinate in right of payment to all Senior Indebtedness (as defined) of New Holdings. At January 29, 1995, on a pro forma basis after giving effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (each as defined) (and certain related assumptions), the aggregate outstanding amount of Senior Indebtedness of New Holdings (excluding guarantees by New Holdings of certain Senior Indebtedness of the Company (as defined) included in the total liabilities of the Company set forth below) would have been approximately $100 million of initial accreted value that will accrete to approximately $193.4 million after five years. In addition, the Seller Debentures will effectively be subordinated to all liabilities (including trade payables) of the Company which on the same pro forma basis would have been approximately $2,833.1 million (excluding letters of credit) at such date. New Holdings will receive no part of the proceeds of the sale of the Seller Debentures offered pursuant to this Prospectus but will incur certain expenses, estimated at $892,225, in connection with the offering. See "Description of the Seller Debentures" and "Selling Debentureholders."


    The Seller Debentures will be issued to the Selling Debentureholders in their capacity as stockholders of Ralphs Supermarkets, Inc. ("RSI"), as part of the consideration for the proposed merger (the "RSI Merger") of Food 4 Less Supermarkets, Inc. ("Food 4 Less") with and into RSI. Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), a wholly-owned subsidiary of RSI, will merge with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger") and RSI will change its name to Ralphs Grocery Company ("Ralphs Grocery Company" or the "Company"). Prior to the Merger, Food 4 Less, Inc. ("FFL"), the parent corporation of Food 4 Less Holdings, Inc., a California corporation ("Holdings"), will merge with and into Holdings, which will be the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into its wholly-owned subsidiary New Holdings (the "Reincorporation Merger"). See "The Merger and the Financing."

                         ------------------------------


     SEE "RISK FACTORS" AT PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SELLER DEBENTURES.

                         ------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                         ------------------------------


    This Prospectus relates to the public offering of the Seller Debentures following the consummation of the Merger. See "Selling Debentureholders." The Selling Debentureholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Seller Debentures from time to time on terms to be determined at the time of sale. To the extent required, the specific Seller Debentures to be sold, the names of the Selling Debentureholders, the respective purchase prices and public offering prices, the aggregate principal amount of Seller Debentures being offered, the terms of the offering, the names of any such agent, dealer or underwriter, and any discounts, commissions or other items constituting compensation from the Selling Debentureholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, with respect to a particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution."


    The Selling Debentureholders and any broker-dealers, agents or underwriters that participate with the Selling Debentureholders in the distribution of the Seller Debentures may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Seller Debentures purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                         ------------------------------


                  The date of this Prospectus is June 2, 1995

(cover page continued)


     In addition to the issuance of the Seller Debentures by New Holdings, as part of the financial and solicitation transactions required to consummate the Merger, Food 4 Less is (A) offering $350 million principal amount of new 10.45% Senior Notes due 2004 (the "New F4L Senior Notes") pursuant to a public offering (the "Senior Note Public Offering") and offering $100 million principal amount of new 11% Senior Subordinated Notes due 2005 (the "New RGC Notes") pursuant to a public offering (the "Subordinated Note Public Offering," and together with the Senior Note Public Offering, the "Public Offerings"), each registered under the Securities Act, (B) offering to holders of its 10.45% Senior Notes due 2000 (the "Old F4L Senior Notes") to exchange such Old F4L Senior Notes for additional New F4L Senior Notes (which will be part of the same issue as the New F4L Senior Notes offered pursuant to the Senior Notes Public Offering) plus $5.00 in cash for each $1,000 principal amount of Old F4L Senior Notes exchanged and offering to holders of its 13.75% Senior Subordinated Notes due 2001 (the "Old F4L Senior Subordinated Notes," and together with the Old F4L Senior Notes, the "Old F4L Notes") to exchange such Old F4L Senior Subordinated Notes for new 13.75% Senior Subordinated Notes due 2005 (the "New F4L Senior Subordinated Notes," and together with the New F4L Senior Notes, the "New F4L Notes") plus $20.00 in cash for each $1,000 principal amount of Old F4L Senior Subordinated Notes exchanged, in each case plus accrued and unpaid interest thereon, (C) soliciting consents from holders of the Old F4L Notes to certain amendments to the indentures (collectively, the "Old F4L Indentures") under which the Old F4L Notes were issued (such transactions being referred to herein collectively as the "F4L Exchange Offers"), (D) offering to holders of the 9% Senior Subordinated Notes due 2003 of RGC (the "Old RGC 9% Notes") and to holders of the 10 1/4% Senior Subordinated Notes due 2002 of RGC (the "Old RGC 10 1/4% Notes," and together with the Old RGC 9% Notes, the "Old RGC Notes") (1) to exchange such Old RGC Notes for additional New RGC Notes (which will be part of the same issue as the New RGC Notes offered pursuant to the Subordinated Note Public Offering) plus $20.00 in cash for each $1,000 principal amount of Old RGC Notes exchanged and (2) to purchase any or all of such holders' Old RGC Notes for $1,010.00 in cash per $1,000 principal amount accepted for purchase, in each case plus accrued and unpaid interest thereon, and (E) soliciting consents from the holders of Old RGC Notes to certain amendments to the indentures (collectively, the "Old RGC Indentures") under which the Old RGC Notes were issued (such transactions being referred to herein collectively as the "RGC Offers," and together with the F4L Exchange Offers, the "Exchange Offers").


     Concurrently with the Public Offerings, the F4L Exchange Offers and the RGC Offers, Holdings, which currently owns 100% of the outstanding stock of Food 4 Less, is (A) offering to holders of its 15.25% Senior Discount Notes due 2004 (the "Discount Notes") to purchase such Discount Notes for $785.00 in cash, plus accrued cash interest thereon at a rate of 15.25% per annum from and after March 15, 1995 until the Closing Date (as defined) for each $1,000 principal amount (at maturity) of Discount Notes accepted for purchase and (B) soliciting consents from the holders of Discount Notes to certain amendments to the indenture (the "Discount Note Indenture") under which the Discount Notes were issued (such transactions being referred to herein collectively as the "Holdings Offer to Purchase"). See "The Merger and the Financing," "Description of Other Indebtedness" and "The Exchange Offers and the Public Offerings."


     Concurrently with issuance of the Seller Debentures and the consummation of the other financing transactions described above, Food 4 Less and RGC intend to obtain new senior financing (the "Bank Financing") pursuant to a senior bank facility of $925 million (the "New Credit Facility") and to obtain $140 million in cash equity financing (the "New Equity Investment"). In addition, New Holdings will issue as part of the consideration for the RSI Merger (the "New Discount Debenture Placement") up to $100 million in initial accreted value of 13 5/8% Senior Discount Debentures due 2005 (the "New Discount Debentures"). See "The Merger and the Financing." The Exchange Offers, the Holdings Offer to Purchase, the Public Offerings and the New Discount Debenture Placement are sometimes hereinafter referred to as the "Other Debt Financing Transactions."


     Standard & Poor's Ratings Group ("Standard & Poor's") has publicly announced that, upon consummation of the Merger, it intends to assign a new rating to the Old RGC Notes. Such new rating assignment, if implemented, would constitute a Rating Decline (as defined) under the Old RGC Indentures. The consummation of the Merger (which is conditioned on, among other things, successful consummation of the

(cover page continued)

Other Debt Financing Transactions, the New Equity Investment and the Bank Financing) and the resulting change in composition of the Board of Directors of RGC, together with the anticipated Rating Decline, would constitute a Change of Control Triggering Event (as defined) under the Old RGC Indentures. Although Food 4 Less does not anticipate that there will be a significant amount of Old RGC Notes outstanding following consummation of the RGC Offers, upon such a Change of Control Triggering Event the Company would be obligated to make a change of control purchase offer following the consummation of the Merger for all outstanding Old RGC Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Offer"). The Merger will not constitute a change of control under the Old F4L Indentures or the Discount Note Indenture and no change of control purchase offer will be made with respect to the Old F4L Notes or the Discount Notes.

                             AVAILABLE INFORMATION

     New Holdings has filed a Registration Statement (the "Registration Statement") on Form S-1 with the Securities and Exchange Commission (the "Commission") under the Securities Act, with respect to the Seller Debentures. Each of Holdings, Food 4 Less and RGC is subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by Holdings, Food 4 Less or RGC with the Commission can be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     In addition, whether or not it is required to do so by the rules and regulations of the Commission, New Holdings is obligated under the Seller Debenture Indenture (as defined) to file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings' independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K. New Holdings intends to furnish to each holder of Seller Debentures, upon their request, annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Any such request should be directed to Jan Charles Gray, Esq., Senior Vice President, General Counsel and Secretary of Ralphs Grocery Company at 1100 West Artesia Boulevard, Compton, California 90220, telephone number (310) 884-4000.


     This Prospectus summarizes the contents and terms of documents not included herewith. These documents are available upon request from RGC at 1100 West Artesia Blvd., Compton, California 90220, telephone number (310) 884-4000, Attn:
Jan Charles Gray, Esq., Senior Vice President, General Counsel and Secretary.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Financial Statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, (i) the terms "Food 4 Less" and "Ralphs," as used herein, refer to Food 4 Less and RSI and their consolidated subsidiaries, respectively, prior to the consummation of the Merger, (ii) the term "Holdings," as used herein, refers to Holdings and its consolidated subsidiaries (including Food 4 Less) prior to the consummation of the Reincorporation Merger, (iii) the term "FFL," as used herein, refers to FFL and its consolidated subsidiaries prior to the consummation of the FFL Merger, and (iv) the term "New Holdings," as used herein, refers to New Holdings (which will be the successor to Holdings following the consummation of the Reincorporation Merger) and its consolidated subsidiaries. The "Company" refers to Ralphs Grocery Company as the surviving and renamed subsidiary corporation of New Holdings following the consummation of the Merger and includes, unless the context otherwise requires, all of its consolidated subsidiaries. As used herein, "Southern California" means Los Angeles, Orange, Ventura, San Bernardino, Riverside and San Diego counties. Except as otherwise stated, references in this Prospectus to numbers of stores prior to the consummation of the Merger are as of October 1, 1994. References to the "pro forma" number of stores to be operated by the Company following the consummation of the Merger are based on October 1, 1994 totals, but give effect to certain anticipated store conversions, divestitures and closings.

     New Holdings was incorporated in Delaware on December 19, 1994, under the direction of its parent corporation, Food 4 Less Holdings, Inc., a California corporation. Prior to the consummation of the Reincorporation Merger, New Holdings will have neither any business operations nor any material assets of its own. In addition, Holdings does not have any business operations of its own and its assets consist solely of all of the outstanding capital stock of Food 4 Less. However, following the Merger, the FFL Merger and the Reincorporation Merger, New Holdings, as successor by merger to Holdings, will own all of the outstanding stock of the Company.

                                   THE COMPANY

     The combination of Ralphs Grocery Company and Food 4 Less Supermarkets, Inc. will create the largest food retailer in Southern California. Pro forma for the Merger, the Company will operate approximately 332 Southern California stores with an estimated 26% market share among the area's supermarkets. The Company will operate the second largest conventional supermarket chain in the region under the "Ralphs" name and the largest warehouse supermarket chain under the "Food 4 Less" name. In addition, the Company will operate approximately 24 conventional format stores and 39 warehouse format stores in Northern California and the Midwest. Management believes that by the end of the fourth full year of combined operations, approximately $90 million in net annual cost savings will be achieved as a result of the Merger. Pro forma for the Merger, Holdings would have had sales of approximately $5.1 billion and $3.1 billion, operating income of approximately $183 million and $99 million and EBITDA (as defined) of approximately $343 million and $211 million for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, respectively. Management believes the Merger will enhance the growth and profitability of Ralphs and Food 4 Less by providing the Company with the following benefits:

o TWO LEADING COMPLEMENTARY FORMATS. The Company will operate its conventional supermarkets in Southern California under the "Ralphs" name and all of its price impact warehouse format stores in Southern California under the "Food 4 Less" name. Pro forma for the Merger and certain planned store conversions, the Company will operate 264 Ralphs conventional format stores and 68 Food 4 Less warehouse format stores in the region. The Ralphs stores will continue to emphasize a broad selection of merchandise, high quality fresh produce, meat and seafood and service departments, including bakery and delicatessen departments in most stores. The Company's conventional stores will also benefit from Ralphs' strong private label program and its strengths in merchandising, store operations and systems. Passing on format-related efficiencies, the price impact warehouse format stores will continue to offer consumers the lowest overall prices while providing product selections comparable to conventional supermarkets. Manage-ment believes the Food 4 Less warehouse format has demonstrated its appeal to a wide range of demographic groups in Southern California and offers a significant opportunity for future growth. The Company plans to open nine new Food 4 Less warehouse stores and 21 new Ralphs stores over the next two years.

o SUBSTANTIAL COST SAVINGS OPPORTUNITIES. Management believes that approximately $90 million of net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) will be achieved by the end of the fourth full year of combined operations. It is also anticipated that approximately $117 million in Merger-related capital expenditures and $50 million of other non-recurring costs will be required to complete store conversions, integrate operations and expand warehouse facilities over the same period. Although a portion of the anticipated cost savings is premised upon the completion of such capital expenditures, management believes that over 70% of the cost savings could be achieved without making any Merger-related capital expenditures.

     The following anticipated savings are based on estimates and assumptions made by the Company that are inherently uncertain, though considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings will be achieved. The sum of the components of the estimated annual cost savings exceeds $90 million; however, management's estimate of $90 million in net annual cost savings gives effect to an offsetting adjustment to reflect its expectation that a portion of the savings will be reinvested in the Company's operations. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings."


  -- REDUCED ADVERTISING EXPENSES. Consolidating the conventional format stores in Southern California under the "Ralphs" name will eliminate most of the separate advertising associated with Food 4 Less' existing Alpha Beta, Boys and Viva formats. Since Ralphs' current advertising program covers the Southern California region, the Company will be able to advertise for all of its Southern California conventional stores under the existing Ralphs program. Management estimates that there will be annual advertising cost savings of approximately $28 million as compared to such costs for the pro forma combined fiscal year ended June 25, 1994. Because of reductions in certain advertising expenses that Food 4 Less has already begun to implement and certain refinements in the post-Merger advertising plan, actual cost savings related to advertising expenses are presently expected to be $19 million in the first full year of combined operations following the Merger as compared to the current annualized costs.


  -- REDUCED STORE OPERATIONS EXPENSE. Management expects to reduce store operations costs as a result of both reduced labor and benefit costs and reduced non-labor expenses. Store-level labor savings will be achieved when Ralphs' labor scheduling, computerized record keeping and other advanced store systems are applied to the Food 4 Less store base. In addition, management believes that the adoption of Ralphs' store systems in non-labor areas, such as energy management, safety programs and pooled supply purchasing, will produce further annual cost savings. Management estimates that annual store operations cost savings of approximately $21 million will be achieved by the fourth full year of combined operations after certain required capital expenditures are made.

  -- INCREASED VOLUME PURCHASING EFFICIENCIES. The combined volume requirements and leading market position of the Company should generally allow the Company to obtain improved terms from vendors, including suppliers of products carried on an exclusive or promoted basis, and to convert some less-than-truckload shipping quantities to full truckload quantities. Management estimates that annual purchasing cost savings of approximately $19 million will be achieved by the second full year of combined operations.

  -- WAREHOUSING AND DISTRIBUTION EFFICIENCIES. Consolidating the Company's warehousing and distribution operations into Ralphs' two primary facilities located in Compton, California and in the Atwater district of Los Angeles and Food 4 Less' primary facility located in La Habra, California will result in lower outside storage, transportation and labor costs. In addition, occupancy costs will be reduced as a result of the closure of certain existing facilities. Management estimates that annual warehousing and distribution cost savings of approximately $16 million will be achieved by the third full year of combined operations after certain capital expenditures on existing facilities are completed.

  -- CONSOLIDATED MANUFACTURING. Ralphs and Food 4 Less operate manufacturing facilities that produce similar products or have excess capacity. Management believes that consolidating meat, bakery, dairy, and other manufacturing and processing operations, and discontinuing external purchases of certain goods that can be manufactured internally, will achieve annual cost savings of approximately $10 million by the second full year of combined operations.

  -- CONSOLIDATED ADMINISTRATIVE FUNCTIONS. The Company expects to achieve savings from the elimination of redundant administrative staff, the consolidation of management information systems and a decreased reliance on certain outside services and consultants. Management estimates that annual savings of approximately $15 million associated with consolidating administrative functions will be achieved by the second full year of combined operations.

o TECHNOLOGICALLY ADVANCED WAREHOUSING AND DISTRIBUTION. The Company will utilize Ralphs' technologically advanced warehousing and distribution systems, which include a 17 million cubic foot high-rise automated storage and retrieval system warehouse (the "ASRS") for non-perishable items and a
   5.4 million cubic foot perishable service center (the "PSC") designed for processing, storing and distributing all perishable items. These facilities will provide the Company with substantial operating benefits, including: (i) enhanced turnover to further improve the freshness and quality of in-store products, (ii) added opportunities in forward buying programs and (iii) an increased percentage of inventory supplied by the Company's own warehousing and distribution system. Management believes the utilization of these facilities and Food 4 Less' La Habra warehouse will enable the Company to meet the combined inventory requirements of all stores with fewer employees and lower operating and occupancy-related expenses.

o STORE LOCATIONS. As a result of Ralphs' 122-year history and Alpha Beta Company's ("Alpha Beta") 91-year history in Southern California, the Company will have valuable and well established store locations, many of which are in densely populated metropolitan areas.

o RECENTLY REMODELED AND NEW STORE BASE. The Company will have a modern, technologically advanced store base. During the five years ended June 25, 1994, on a combined basis, Ralphs and Food 4 Less opened 74 new stores and remodeled 211 stores. Approximately 84% of the Company's stores have been opened or remodeled during the last five years.

o EXPERIENCED MANAGEMENT TEAM. The executive officers of the Company have extensive experience in the supermarket industry. The strength of Ralphs management expertise is evidenced by Ralphs' reputation for quality and service, technologically advanced systems, strong store operations and high historical EBITDA margins. The Food 4 Less management team will provide valuable experience in operating warehouse supermarkets and in effectively integrating companies into a combined operation. Following the acquisition of Alpha Beta in 1991, Food 4 Less management successfully integrated Alpha Beta with its existing Southern California operations and (within three years) achieved annual cost savings in excess of $40 million (compared to a pre-acquisition estimate of approximately $33 million).

                             THE YUCAIPA COMPANIES

     Food 4 Less was organized in 1989 by its sponsor, The Yucaipa Companies ("Yucaipa"), a private investment group which specializes in the supermarket industry. Yucaipa has a successful track record in acquiring, integrating and improving the cash flow of supermarket companies. Since 1986, Yucaipa and its affiliated companies have completed eleven acquisition transactions, including five acquisitions by Food 4 Less and its subsidiaries. Following completion of the Merger, Yucaipa and its affiliates will control the Board of Directors of New Holdings and the Company.

                          THE MERGER AND THE FINANCING

     On September 14, 1994, Food 4 Less, Inc. ("FFL"), Food 4 Less Supermarkets, Inc. ("Food 4 Less") and Food 4 Less Holdings, Inc. ("Holdings"), entered into a definitive Agreement and Plan of Merger (the

"Merger Agreement") with Ralphs Supermarkets, Inc. ("RSI") and its stockholders. Pursuant to the terms of the Merger Agreement, Food 4 Less will be merged with and into RSI (the "RSI Merger"). Immediately following the RSI Merger, RGC, which is currently a wholly-owned subsidiary of RSI, will merge with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger"), and RSI will change its name to Ralphs Grocery Company ("Ralphs Grocery Company" or the "Company"). Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into a newly-formed, wholly-owned subsidiary ("New Holdings"), incorporated in Delaware (the "Reincorporation Merger"). As a result of the Merger, the FFL Merger and the Reincorporation Merger, the Company will become a wholly-owned subsidiary of New Holdings. See "-- Corporate Structure." Conditions to the consummation of the RSI Merger include the receipt of regulatory approvals and other necessary consents and the completion of financing. The purchase price for RSI is approximately $1.5 billion, including the assumption of debt. The consideration payable to the stockholders of RSI consists of $375 million in cash, $131.5 million principal amount of the Seller Debentures and $18.5 million initial accreted value of the New Discount Debentures to be issued by New Holdings. New Holdings will use $100 million of the cash received from the New Equity Investment, together with the Seller Debentures and such New Discount Debentures, to acquire approximately 48% of the capital stock of RSI immediately prior to consummation of the RSI Merger. New Holdings will then contribute the $250 million of purchased shares of RSI stock to Food 4 Less, and pursuant to the RSI Merger the remaining shares of RSI stock will be acquired for $275 million in cash. As a result of the Reincorporation Merger, any Discount Notes that remain outstanding following the Merger will become the obligations of New Holdings.

     As currently contemplated, the Merger will be financed through the following transactions (collectively, the "Financing"):


     o Borrowings of $600 million aggregate principal amount pursuant to the New Term Loans (as defined) under the New Credit Facility to be provided by a syndicate of banks led by Bankers Trust Company ("Bankers Trust"). The New Credit Facility will also provide for a $325 million revolving credit facility (the "New Revolving Facility"), $6.5 million of which is anticipated to be drawn at closing.



     o The issuance of $350 million of New F4L Senior Notes pursuant to the Senior Note Public Offering.



     o The issuance of $100 million of New RGC Notes pursuant to the Subordinated Note Public Offering.


     o The issuance of preferred stock in a private placement by New Holdings to a group of investors (the "New Equity Investors") led by Apollo Advisors, L.P. and Apollo Advisors II, L.P. (on behalf of one or more managed entities) or their respective affiliates and designees ("Apollo") and including affiliates of BT Securities Corporation ("BT Securities"), CS First Boston Corporation ("CS First Boston") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and other institutional investors, yielding cash proceeds of $140 million pursuant to the New Equity Investment. Concurrently with the New Equity Investment, the New Equity Investors will purchase outstanding shares of New Holdings capital stock from a stockholder of New Holdings for a purchase price of $57.8 million. See "Description of Capital
        Stock -- New Equity Investment." Each of BT Securities, CS First Boston and DLJ is acting as an Underwriter in the Public Offerings and as a Dealer Manager in the Exchange Offers and the Holdings Offer to Purchase.

     o The exchange by Food 4 Less pursuant to the F4L Exchange Offers of (a) up to $175 million aggregate principal amount of the Old F4L Senior Notes for up to $175 million aggregate principal amount of New F4L Senior Notes plus $5.00 in cash per $1,000 principal amount exchanged and (b) up to $145 million aggregate principal amount of the Old F4L Senior Subordinated Notes for up to $145 million aggregate principal amount of the New F4L Senior Subordinated Notes plus $20.00 in cash per $1,000 principal amount exchanged, together with the solicitation of consents from the holders of the Old F4L Notes to certain amendments to the Old F4L Indentures. It is a condition to the F4L Exchange Offers that at least 80% of the outstanding principal amount of the Old F4L Notes are exchanged pursuant to the F4L Exchange Offers.

     - The RGC Offers by Food 4 Less to (i) exchange up to $450 million aggregate principal amount of the Old RGC Notes for up to $450 million aggregate principal amount of the New RGC Notes plus $20.00 in cash per $1,000 principal amount of Old RGC Notes exchanged and (ii) purchase Old RGC Notes for $1,010.00 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, together with the solicitation of consents from the holders of the Old RGC Notes to certain amendments to the Old RGC Indentures. It is a condition to the RGC Offers that at least a majority of the outstanding principal amount of the Old RGC Notes are exchanged for New RGC Notes pursuant to the RGC Offers (the "RGC Minimum Exchange").

     - The purchase by New Holdings of approximately 48% of the outstanding common stock of RSI for an aggregate consideration of $250 million, consisting of $100 million of the cash proceeds from the New Equity Investment, $131.5 million principal amount of the Seller Debentures and $18.5 million initial accreted value of the New Discount Debentures, followed by the contribution of such common stock of RSI to Food 4 Less. Pursuant to the RSI Merger, the remaining shares of RSI stock will be acquired for $275 million in cash.


     - The placement by New Holdings of $100 million initial accreted value of New Discount Debentures to a partnership including Yucaipa, the selling stockholders of Ralphs, an affiliate of George Soros, Apollo, and an affiliate of each of BT Securities, CS First Boston and DLJ. The $100 million initial accreted value of New Discount Debentures includes (a) $18.5 million that will be issued to the RSI stockholders, (b) $17.5 million, $2.5 million and $2.5 million that will be issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and New Holdings in connection with the Merger and the Financing and (c) $59 million that will be issued for cash to the partnership described above. The $41 million initial accreted value of New Discount Debentures to be issued to the RSI stockholders, Apollo, BT Securities and Yucaipa will be contributed to such partnership by the recipients thereof.


     - The assumption by the Company, pursuant to the RGC Merger, of approximately $162.9 million of other indebtedness of RGC and Food 4 Less.


     - The purchase by Holdings pursuant to the Holdings Offer to Purchase of Discount Notes for $785.00 in cash, plus accrued cash interest thereon at a rate of 15.25% per annum from and after March 15, 1995 until the Closing Date for every $1,000 principal amount (at maturity) of Discount Notes (which, as of June 1, 1995 had an accreted value of $688.43 per $1,000) accepted for purchase, together with the solicitation of consents from the holders of the Discount Notes to certain amendments to the Discount Note Indenture.

     The following table illustrates the sources and uses of funds to consummate the Merger, assuming the transaction occurs as of June 15, 1995. Based upon tenders received through May 26, 1995 (and, in the case of the Discount Notes, anticipated tenders as of the Closing Date), this presentation assumes that $423.0 million principal amount of Old RGC Notes is tendered into the RGC Offers in exchange for New RGC Notes (representing 94.0% of the outstanding aggregate principal amount of Old RGC Notes), $27.0 million principal amount of Old RGC Notes is tendered into the RGC Offers for cash (representing 6.0% of the outstanding aggregate principal amount of Old RGC Notes), $145.3 million principal amount of Old F4L Senior Notes and $140.7 million principal amount of Old F4L Senior Subordinated Notes are tendered into the F4L Exchange Offers (representing 83.0% and 97.0% of the outstanding aggregate principal amount of Old F4L Senior Notes and Old F4L Senior Subordinated Notes, respectively) and $103.6 million principal amount (at maturity) of Discount Notes is tendered into the Holdings Offer to Purchase (representing 100% of the outstanding aggregate principal amount (at maturity) of Discount Notes). Although management believes such assumptions are reasonable under the circumstances, actual sources and uses may differ from those set forth below depending upon the outcome of the F4L Exchange Offers, the RGC Offers and the Holdings Offer to Purchase.


     For additional information regarding the Financing, see "The Merger and the Financing."

                                SOURCES AND USES
                                 (in millions)


                CASH SOURCES                                        CASH USES
- ---------------------------------------------     ---------------------------------------------
  New Term Loans(a)................  $  600.0     Purchase RSI Common Stock(j).......  $  375.9
  New Revolving Facility(b)........       6.5     Purchase Old RGC Notes(k)..........      27.3
  New F4L Senior Notes(c)..........     350.0     Purchase Discount Notes............      84.4
                                                  Repay Ralphs 1992 Credit
  New RGC Notes(d).................     100.0        Agreement.......................     238.2
  New Equity Investment(e).........     140.0     Repay F4L Credit Agreement.........     160.8
  New Discount Debentures(f).......      59.0     Pay Accrued Interest(l)............      34.4
                                                  EAR Related Payments(m)............      22.8
                                                  Repay Mortgage Indebtedness(n).....     194.4
                                                  Purchase New Holdings Common
                                                     Stock(o)........................       3.7
                                                  Fees and Expenses(p)...............     113.6
                                     --------                                          --------
     Total Cash Sources............  $1,255.5     Total Cash Uses....................  $1,255.5
                                     ========                                          ========
               NON-CASH SOURCES                                   NON-CASH USES
- ---------------------------------------------     ---------------------------------------------
  New F4L Senior Notes(g)..........  $  145.3     Old F4L Senior Notes Exchanged.....  $  145.3
  Assumed Old F4L Senior Notes.....      29.7     Assumed Old F4L Senior Notes.......      29.7
  New F4L Senior Subordinated                     Old F4L Senior Subordinated Notes
     Notes.........................     140.7        Exchanged.......................     140.7
  Assumed Old F4L Senior                          Assumed Old F4L Senior Subordinated
     Subordinated Notes............       4.3        Notes...........................       4.3
  New RGC Notes(h).................     423.0     Old RGC Notes Exchanged............     423.0
  New Discount Debentures(f).......      41.0     Fees and Expenses(p)...............      22.5
  Assumed Capital Leases and Other                Assumed Capital Leases and Other
     Debt..........................     162.9        Debt............................     162.9
  Seller Debentures(i).............     131.5     Purchase RSI Common Stock(i).......     150.0
                                     --------                                          --------
     Total Non-Cash Sources........  $1,078.4     Total Non-Cash Uses................  $1,078.4
                                     ========                                          ========


- ---------------


(a) Food 4 Less has accepted a commitment letter from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Company $925 million of financing under the New Credit Facility. It is anticipated that the New Credit Facility will be syndicated to a number of financial institutions for whom Bankers Trust will act as agent. The New Credit Facility will provide for (i) term loans in the aggregate amount of up to $600 million, comprised of a $275 million tranche with a six year term (the "Tranche A Loan"), a $108.3 million tranche with a seven year term (the "Tranche B Loan"), a $108.3 million tranche with an eight year term (the "Tranche C Loan"), and a $108.4 million tranche with a nine year term (the "Tranche D Loan," and, together with the Tranche A Loan, Tranche B Loan and Tranche C Loan, the "New Term Loans"); and (ii) a $325 million revolving credit facility (the "New Revolving Facility"). The New Term Loans and the New Revolving Facility are referred to collectively as the "New Credit Facility." The Tranche A Loan may not be fully funded at the Closing Date. The New Credit Facility will provide that the portion of the Tranche A Loan not funded at the Closing Date will be available for a period of 91 days following the Closing Date to fund the Change of Control Offer. See "Description of the New Credit Facility."

(b) The New Revolving Facility will provide for a $325 million line of credit which will be available for working capital requirements and general corporate purposes. Up to $150 million of the New Revolving Facility may be used to support standby letters of credit. The letters of credit will be used to cover workers' compensation contingencies and for other purposes permitted under the New Revolving Facility. The Company anticipates that letters of credit for approximately $92.6 million will be issued under the New Revolving Facility at closing, in replacement of existing letters of credit, primarily to satisfy the State of California's requirements relating to workers compensation self-insurance.


(c) Represents New F4L Senior Notes issued pursuant to the Senior Note Public Offering.



(d) Represents New RGC Notes issued pursuant to the Subordinated Note Public Offering.


(e) Does not include the $10 million equity contribution by Ralphs management. See note (m) below. Concurrently with the New Equity Investment, certain existing stockholders of New Holdings (formerly stockholders of FFL), including affiliates of George Soros, will sell outstanding shares of New Holdings stock to CLH Supermarket Corp. ("CLH"), a corporation owned by certain Yucaipa partners, which in turn will sell such shares to the New Equity Investors for an aggregate purchase price of $57.8 million (which represents the same price per share as will be paid in the New Equity Investment). In connection with the New Equity Investment, the New Equity Investors will contribute the common stock so acquired to New Holdings in consideration for newly-issued preferred shares. See "Description of Capital Stock -- New Equity Investment."


(f) Represents a portion of the New Discount Debentures having an aggregate initial accreted value of $100 million, $59 million of which will be issued for cash, $18.5 million of which will be issued to the RSI stockholders as Merger consideration and $17.5 million, $2.5 million and $2.5 million of which will be issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and New Holdings in connection with the Merger and the Financing.


(g) Represents New F4L Senior Notes issued pursuant to the F4L Exchange Offers, which will be part of the same issue as the New F4L Senior Notes issued pursuant to the Senior Note Public Offering.

(h) Represents New RGC Notes issued pursuant to the RGC Offers, which will be part of the same issue as the New RGC Notes issued pursuant to the Subordinated Note Public Offering.


(i) In connection with the RSI Merger, New Holdings will issue $18.5 million initial accreted value of New Discount Debentures and $131.5 million principal amount of the Seller Debentures as part of the purchase price for the RSI common stock, up to $10 million of which Seller Debentures may be put to Yucaipa on the closing date of the Merger at a purchase price equal to their principal amount pursuant to the Put Agreement (as defined). In addition, Yucaipa will be reimbursed by the Company for (i) any losses incurred upon the resale of the $10 million principal amount of Seller Debentures which may be put to it pursuant to the Put Agreement and (ii) its expenses in connection with the Merger and the related transactions. See "The Merger and the Financing" and "Description of the Seller Debentures."


(j) Includes $375 million to be paid in cash to stockholders of RSI and $0.9 million to be paid in cash to holders of RSI management stock options. See "Executive Compensation -- New Management Stock Option Plan and Management Investment."


(k) Represents the purchase of Old RGC Notes tendered for cash pursuant to the RGC Offers. In addition, to the extent any Old RGC Notes remain outstanding following consummation of the RGC Offers, a portion of the Tranche A Loan not fully funded at the Closing Date will be available to fund the purchase of Old RGC Notes pursuant to the Change of Control Offer.


(l) Represents accrued interest payable on all debt securities assumed to be tendered pursuant to the F4L Exchange Offers and the RGC Offers.

(m) Represents payments to or for the benefit of Ralphs management with respect to outstanding equity appreciation rights (the "EARs" or "Equity Appreciation Rights") in connection with the Merger. Ralphs management will receive New Holdings stock options in exchange for the cancellation of the remaining EAR liability of $10 million. See "Executive Compensation -- Equity Appreciation Rights Plan" and "Certain Relationships and Related Transactions -- Food 4 Less and Holdings."

(n) Represents the repayment of outstanding mortgage indebtedness of Ralphs in the principal amount of $174.0 million, plus the estimated amount of the prepayment fees payable with respect thereto.

(o) Represents the purchase of shares of New Holdings common stock from stockholders who have exercised statutory dissenters' rights in connection with the FFL Merger. There are no other shares subject to statutory dissenters' rights.


(p) The $136.1 million in total cash and non-cash fees and expenses includes advisory fees of $21.5 million to be paid to Yucaipa, other fees of $2.5 million to be paid to BT Securities and commitment fees of $5 million to be paid to Apollo upon closing of the Merger. Of such amounts, $17.5 million of Yucaipa's advisory fee, $2.5 million of Apollo's commitment fee and BT Securities' $2.5 million fee will be paid through the issuance of New Discount Debentures in lieu of cash. Such New Discount Debentures will be contributed by them to the partnership that will acquire all of the New Discount Debentures. Yucaipa anticipates that it in turn will pay a cash fee of approximately $3.5 million to Soros Fund Management in consideration for advisory services, which Soros Fund Management has rendered since 1991. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings."

                              CORPORATE STRUCTURE

     The following tables illustrate (i) the corporate structures of FFL, Holdings, Food 4 Less and Ralphs immediately prior to the RSI Merger, the RGC Merger, the FFL Merger and the Reincorporation Merger and (ii) the corporate structure of New Holdings and the Company, and the anticipated outstanding indebtedness of New Holdings and the Company, immediately after such mergers. Prior to the RSI Merger, FFL will merge with and into Holdings, and Holdings (which will be the surviving corporation) will reincorporate in Delaware as New Holdings. Pursuant to the terms of the Merger Agreement, Food 4 Less will merge with and into RSI and RSI will be the surviving corporation in the RSI Merger. Immediately following the RSI Merger, RGC will merge with and into RSI and RSI will be the surviving corporation in the RGC Merger and will change its name to Ralphs Grocery Company.


                                BEFORE MERGER

                             [SEE EDGAR APPENDIX]

             AFTER MERGER, FFL MERGER AND REINCORPORATION MERGER

                             [SEE EDGAR APPENDIX]

                                  THE OFFERING


ISSUER...................  Food 4 Less Holdings, Inc., a Delaware corporation.
SECURITIES OFFERED.......  $131.5 million aggregate principal amount of 13 5/8% Senior
                           Subordinated Pay-In-Kind Debentures due 2007.
MATURITY DATE............  June 15, 2007.
INTEREST RATE............  The Seller Debentures will bear interest at the rate of 13 5/8%
                           per annum.
INTEREST PAYMENTS........  Interest will be paid semiannually on each June 15 and December
                           15, commencing on December 15, 1995. New Holdings will have the option, in its sole discretion, to issue Secondary Securities in lieu of a cash payment of any or all of the interest due on each interest payment date prior to and including June 15, 2000.
ORIGINAL ISSUE
  DISCOUNT...............  Because interest on the Seller Debentures can, at the option of
                           New Holdings, be paid in cash or in Secondary Securities up to the date that is five years following the date of issuance, the Seller
                           Debentures will be issued with original issue discount equal to the difference between their issue price and their stated
                           redemption price at maturity. As a result, initial holders of
                           Seller Debentures may be required to include amounts in gross income before receiving cash payments attributable to such gross income. See "Certain Federal Income Tax Considerations."
OPTIONAL REDEMPTION......  The Seller Debentures will be redeemable at the option of New
                           Holdings, in whole or in part, at any time on or after June 15,
                           2000, at the redemption prices set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the
                           12-month period beginning June 15 of the years indicated:



                                                                                   REDEMPTION
                           YEAR                                                      PRICE
                           ----                                                    ----------
                           2000..................................................   106.8125%
                           2001..................................................   105.1094%
                           2002..................................................   103.4063%
                           2003..................................................   101.7031%
                           2004 and thereafter...................................   100.0000%
                           In addition, prior to June 15, 1998, New Holdings may at its option use the Net Proceeds from a Public Equity Offering to redeem up to an aggregate of 35% of the principal amount of the
                           Seller Debentures originally issued, at a redemption price equal to 110% of the principal amount thereof plus accrued and unpaid interest to the redemption date.
RANKING..................  The Seller Debentures will be senior subordinated unsecured obligations of New Holdings and will rank subordinate in right of payment to all Senior Indebtedness of New Holdings. At January 29,
                           1995, on a pro forma basis after giving effect to the Merger, the
                           FFL Merger, the Reincorporation Merger and the Financing (and
                           certain related assumptions) New Holdings would have had
                           outstanding $100.0 million (in initial accreted value) of Senior
                           Indebtedness (excluding guarantees by New Holdings of certain
                           Senior Indebtedness of the Company included in the total
                           liabilities of the Company set forth below). In addition, the
                           Seller Debentures will effectively be subordinated to all
                           liabilities (including trade payables) of the Company which on the same pro forma basis would have been approximately $2,833.1 million (excluding letters of credit) at such date.
CHANGE OF CONTROL........  Upon the occurrence of a Change of Control (as defined), each holder will have the right to require New Holdings to repurchase such holder's Seller Debentures at a purchase price equal to 101%
                           of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

CERTAIN COVENANTS........  The Seller Debenture Indenture will contain certain covenants, including, but not limited to, covenants with respect to the following: (i) limitation on restricted payments; (ii) limitation on incurrences of additional indebtedness; (iii) limitation on senior subordinated indebtedness; (iv) limitation on liens; (v)
                           limitation on asset sales; (vi) limitation on dividend and other payment restrictions affecting subsidiaries; (vii) limitation on transactions with affiliates; (viii) limitation on mergers and certain other transactions; and (ix) limitations on preferred stock of subsidiaries.

USE OF PROCEEDS..........  New Holdings will not receive any of the proceeds from the sale of the Seller Debentures by the Selling Debentureholders. See
                           "Selling Debentureholders."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth summary unaudited pro forma combined financial data of New Holdings for the 52 weeks ended June 25, 1994 and for the 31 weeks ended January 29, 1995, after giving effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions), as if such transactions had occurred on June 27, 1993 with respect to the pro forma operating and other data, and as of January 29, 1995, with respect to the pro forma balance sheet data. Such pro forma information combines the results of operations of Holdings for the 52 weeks ended June 25, 1994 and the results of operations and balance sheet data as of and for the 31 weeks ended January 29, 1995, with the results of operations of Ralphs for the 52 weeks ended July 17, 1994 and the results of operations and balance sheet data as of and for the 32 weeks ended January 29, 1995, respectively. See "The Merger and the Financing." Prior to consummation of the Merger, FFL will merge with and into Holdings, and Holdings (which will be the surviving corporation) will reincorporate in Delaware as New Holdings. FFL is a holding company and the assets of FFL consist solely of its investment in the capital stock of Holdings. For purposes of the pro forma financial presentation set forth below, the minority ownership interest in Holdings that existed prior to the FFL Merger has been classified with the majority ownership interest in Holdings as a result of its elimination in the FFL Merger. The merger of FFL into Holdings has no effect on Holdings. The pro forma financial data set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates indicated, or that may be achieved in the future. The following pro forma financial data should be read in conjunction with the "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Holdings and Ralphs and related notes thereto, included elsewhere in this Prospectus.


                                                                  52 WEEKS ENDED    31 WEEKS ENDED
                                                                  JUNE 25, 1994    JANUARY 29, 1995
                                                                  --------------   ----------------
                                                                        (DOLLARS IN MILLIONS)
OPERATING DATA:
  Sales.........................................................     $5,053.5          $3,121.0
  Gross profit..................................................      1,048.2             627.7
  Selling, general and administrative expenses..................        833.1             506.4
  Interest expense:
     Cash.......................................................        220.1             133.1
     Non-cash...................................................         47.8              30.8
     Amortization of debt issuance costs........................         13.7               8.1
                                                                     --------          --------
  Total interest expense........................................        281.6             172.0
  Net loss(a)...................................................       (115.5)            (73.6)
  Ratio of earnings to fixed charges(b).........................           --                --
BALANCE SHEET DATA (END OF PERIOD):
  Working capital (deficit).....................................................       $   (8.1)
  Total assets..................................................................        3,112.9
  Total debt....................................................................        2,216.2
  Stockholders' equity..........................................................           48.3
OTHER DATA:
  Depreciation and amortization.................................     $  150.7          $   87.9
  Capital expenditures(c).......................................        123.2              97.8
  Stores open at end of period(d)...............................           --               395
  EBITDA (as defined)(a)(e)(f)..................................     $  342.5          $  211.3
  EBITDA margin(g)..............................................          6.8%              6.8%


- ---------------

(a) The summary unaudited pro forma combined financial data and the results of operations and EBITDA (as defined) for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995 do not include certain one-time non-recurring costs related to (i) severance payments under certain employment contracts with Food 4 Less management totaling $1.4 million that are subject to change of control provisions and the achievement of earnings and sales targets, (ii) costs related to the integration of the Company's operations, which are estimated to be $50.0 million over a three-year period, (iii) $1.8 million in costs related to the cancellation of an employment agreement, and (iv) other costs related to warehouse closures, which costs are not presently determinable.

(b) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, cumulative effect of change in accounting principles, extraordinary items and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor). New Holdings' pro forma earnings were insufficient to cover pro forma fixed charges by approximately $115.5 million and $73.6 million for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, respectively. However, such pro forma earnings included non-cash charges of $221.8 million and $135.7 million, respectively, primarily consisting of depreciation and amortization.



(c) Does not include Merger-related capital expenditures of $55.0 million and $40.2 million for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, respectively. It is estimated that the gross capital expenditures to be made by the Company in the first fiscal year following the closing will be approximately $153 million (or $106 million net of expected capital leases), of which approximately $98 million relate to ongoing expenditures for new stores, equipment and maintenance and approximately $55 million relate to store conversions and other Merger-related and non-recurring items.


(d) The pro forma number of stores is based on October 1, 1994 totals, but gives effect to the closing or divestiture of 32 stores (29 Food 4 Less conventional supermarkets or warehouse stores and 3 Ralphs stores) in connection with the Merger and the closure of 2 additional Food 4 Less conventional stores open at October 1, 1994 which were subsequently closed. The pro forma financial information presented herein has been based upon the actual number of stores open as of the beginning of each period presented, adjusted for the closing or divestiture of the 32 stores which have yet to be consummated and does not include any pro forma adjustment attributable to the 2 stores closed subsequent to October 1, 1994.

(e) "EBITDA," as defined and presented historically by RGC, represents net earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provision for Equity Appreciation Rights, provision for tax indemnification payments to Federated Department Stores, Inc. ("Federated"), provision for postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of New Holdings' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(f) Pro forma EBITDA does not give any effect to $90 million of anticipated net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) which management believes are achievable by the end of the fourth full year of combined operations. It is anticipated that approximately $117 million in Merger-related capital expenditures and $50 million of other non-recurring costs will be required to complete store conversions, integrate operations and expand warehouse facilities over the same period. Although a portion of the anticipated cost savings is premised upon the completion of such capital expenditures, management believes that over 70% of the cost savings could be achieved without making any Merger-related capital expenditures. As shown below, the sum of the components of the estimated annual cost savings exceeds $90 million; however, management's estimate of $90 million in net annual cost savings gives effect to an offsetting adjustment to reflect its expectation that a portion of the savings will be reinvested in the Company's operations. These anticipated savings are based on estimates and assumptions made by the Company that are inherently uncertain, though considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. As a result, there can be no assurance that such savings will be achieved. See "Business -- The Merger" and "Risk Factors -- Ability to Achieve Anticipated Cost Savings." The components of the estimated cost savings are as follows:

                                                                                           (IN MILLIONS)
            Pro forma EBITDA for the 52 weeks ended June 25, 1994........................      $342.5
            Estimated net annual cost savings:
              Reduced advertising expenses...............................................        28.0
              Reduced store operations expense...........................................        21.0
              Increased volume purchasing efficiencies...................................        19.0
              Warehousing and distribution efficiencies..................................        16.0
              Consolidated manufacturing.................................................        10.0
              Consolidated administrative functions......................................        15.0
              Less: Annual reinvestment of cost savings..................................       (19.0)
                                                                                               ------
            Total estimated net annual cost savings......................................      $ 90.0
                                                                                               ------

            Sum of EBITDA (as defined) and full amount of estimated annual cost savings
              to be realized over four years.............................................      $432.5
                                                                                               ======

    Because of reductions in certain advertising expenses that Food 4 Less has already begun to implement and certain refinements in the post-Merger advertising plan, actual cost savings related to advertising expenses are expected to be approximately $19 million in the first full year following the Merger as compared to the current annualized costs.

(g) EBITDA margin represents EBITDA (as defined) as a percentage of sales.

                  SUMMARY HISTORICAL FINANCIAL DATA OF RALPHS

     The following table sets forth summary historical financial data of RGC (as the predecessor of RSI) as of and for the 53 weeks ended February 3, 1991 and the 52 weeks ended February 2, 1992, and summary historical financial data of RSI as of and for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, which have been derived from the financial statements of RSI and RGC audited by KPMG Peat Marwick LLP, independent certified public accountants. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of RSI and RGC and related notes thereto included elsewhere in this Prospectus.

                                                       53 WEEKS        52 WEEKS        52 WEEKS        52 WEEKS        52 WEEKS
                                                         ENDED           ENDED           ENDED           ENDED           ENDED
                                                      FEBRUARY 3,     FEBRUARY 2,     JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                         1991            1992            1993            1994            1995
                                                      -----------     -----------     -----------     -----------     -----------
                                                                                 (DOLLARS IN MILLIONS)
OPERATING DATA:
  Sales.............................................    $2,799.1        $2,889.2        $2,843.8        $2,730.2        $2,724.6
  Gross profit......................................       573.7           614.0           626.6           636.5           623.6
  Selling, general and administrative expenses(a)...       438.0           459.2           470.0           471.0           467.0
  Interest expense(b)...............................       128.5           130.2           125.6           108.8           112.7
  Net earnings (loss)(c)............................       (51.4)          (41.2)          (76.1)          138.4(i)         32.1
  Ratio of earnings to fixed charges(d).............        --(d)           --(d)           1.02x           1.24x           1.24x
BALANCE SHEET DATA (end of period):
  Working capital surplus (deficit).................    $  (93.9)       $ (114.2)       $ (122.0)       $  (73.0)       $ (119.5)
  Total assets......................................     1,406.4         1,357.6         1,388.5         1,483.7         1,509.9
  Total debt(e).....................................       986.1           941.9         1,029.8           998.9         1,018.5
  Redeemable stock..................................         3.0             3.0              --              --              --
  Stockholders' equity (deficit)....................       (16.0)          (57.2)         (133.3)            5.1            27.2
OTHER DATA:
  Depreciation and amortization(f)..................    $   75.2        $   76.6        $   76.9        $   74.5        $   76.0
  Capital expenditures..............................        87.6            50.4           102.7            62.2            64.0
  Stores open at end of period......................         150             158             159             165             173
  EBITDA (as defined)(g)............................    $  207.0        $  225.8        $  227.3        $  230.2        $  230.2
  EBITDA margin(h)..................................         7.4%            7.8%            8.0%            8.4%            8.4%

- ---------------

(a) Includes provision for post retirement benefits other than pensions of $2.2 million, $2.6 million, $3.3 million, $3.4 million and $2.6 million for the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, January 31, 1993, January 30, 1994 and January 29, 1995, respectively.

(b) Interest expense includes non-cash charges related to the amortization of deferred debt issuance costs of $4.1 million for the 53 weeks ended February 3, 1991, $5.0 million for the 52 weeks ended February 2, 1992, $5.5 million for the 52 weeks ended January 31, 1993, $6.5 million for the 52 weeks ended January 30, 1994 and $6.1 million for the 52 weeks ended January 29, 1995, respectively.

(c) Net earnings (loss) includes expenses relating to provisions for Equity Appreciation Rights and for tax indemnification payments to Federated, extraordinary item relating to debt refinancing, loss on disposal of assets, provisions for postretirement and pension benefits and provision for earthquake losses. Net earnings (loss) includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses and interest expense, of $29.2 million, $31.2 million, $36.9 million, $36.3 million, and $20.0 million, for the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, the 52 weeks ended January 31, 1993, the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995 are reduced employer contributions of $11.8 million and $12.7 million, respectively, related to union health and welfare benefit plans.

(d) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, cumulative effect of change in accounting principles, extraordinary item and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 53 weeks ended February 3, 1991 and the 52 weeks ended February 2, 1992 by approximately $25.5 million and $27.7 million, respectively.

(e) Total debt includes long-term debt, current maturities of long-term debt, short-term debt and capital lease obligations.

(f) For the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, January 31, 1993, January 30, 1994 and January 29, 1995, depreciation and amortization includes amortization of the excess of cost over net assets acquired of $11.0 million, $11.0 million, $11.0 million, $11.0 million and $11.0 million, respectively.

(g) "EBITDA," as defined and presented historically by RGC, represents earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provisions for Equity Appreciation Rights, provision for tax indemnification payments to Federated, provision for postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Ralphs' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(h) EBITDA margin represents EBITDA (as defined) as a percentage of sales.

(i) Includes recognition of $109.1 million of deferred income tax benefit and $1.1 million current income tax expense for Fiscal 1993 (see Note 11 of Notes to Consolidated Financial Statements of Ralphs Supermarkets, Inc.).

                 SUMMARY HISTORICAL FINANCIAL DATA OF HOLDINGS

     The following table sets forth summary historical financial data of Holdings and its predecessor, Food 4 Less. Because Holdings acquired the capital stock of Food 4 Less in a reorganization, which occurred December 31, 1992, the financial data presented below for periods ending prior to such date represent data of Food 4 Less. Operating data of Holdings for the 52 weeks ended June 26, 1993 reflects the operating results of Food 4 Less only until December 31, 1992, and reflects the consolidated operating results of Holdings for the remainder of the period. The summary historical financial data of Food 4 Less presented below as of and for the 52 weeks ended June 30, 1990, June 29, 1991 and June 27, 1992, and the summary historical financial data of Holdings presented below as of and for the 52 weeks ended June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995 have been derived from the financial statements of Holdings and Food 4 Less audited by Arthur Andersen LLP, independent public accountants. The summary historical financial data of Holdings presented below as of and for the 32 weeks ended February 5, 1994 have been derived from unaudited interim financial statements of Holdings which, in the opinion of management, reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Holdings and related notes thereto included elsewhere in this Prospectus. Because New Holdings did not exist prior to December 19, 1994, no historical financial data exists with respect thereto.



                                                          FOOD 4 LESS                                HOLDINGS
                                                 ------------------------------   -----------------------------------------------
                                                 53 WEEKS   52 WEEKS   52 WEEKS   52 WEEKS   52 WEEKS     32 WEEKS      31 WEEKS
                                                  ENDED      ENDED      ENDED      ENDED      ENDED        ENDED         ENDED
                                                 JUNE 30,   JUNE 29,   JUNE 27,   JUNE 26,   JUNE 25,    FEBRUARY 5,   JANUARY 29,
                                                   1990     1991(A)      1992       1993     1994(B)        1994          1995
                                                 --------   --------   --------   --------   --------   ------------   ----------
                                                                (DOLLARS IN MILLIONS)                           (UNAUDITED)
OPERATING DATA:
  Sales........................................  $1,318.2   $1,606.6   $2,913.5   $2,742.0   $2,585.2     $1,616.7      $1,556.5
  Gross profit.................................     204.8      265.7      520.8      484.2      469.3        299.5         262.4
  Selling, general, administrative and other
    expenses...................................     157.8      213.1      469.7      434.9      388.8        252.3         222.4
  Interest expense(c)..........................      50.8       50.1       70.2       73.6       77.0         47.6          48.4
  Net loss(d)..................................     (10.1)      (9.6)     (33.8)     (31.2)     (11.5)        (6.2)        (17.6)
  Ratio of earnings to fixed charges(e)........      --(e)      --(e)      --(e)      --(e)      --(e)        --(e)         --(e)

BALANCE SHEET DATA (end of period)(f):
  Working capital surplus (deficit)............  $  (40.5)   $  13.7    $ (66.3)  $  (19.2)  $  (54.9)    $  (13.8)     $  (74.8)
  Total assets.................................     574.7      980.0      998.5      957.8      980.1        957.4       1,000.7
  Total debt(g)................................     360.7      558.9      525.3      588.3      576.9        582.0         598.9
  Redeemable stock.............................       5.1         --         --         --         --           --            --
  Stockholder's equity (deficit)...............      20.6       84.6       50.8       22.6       10.0         15.8          (7.3)

OTHER DATA:
  Depreciation and amortization(h).............  $   25.8    $  31.9    $  54.9   $   57.6   $   57.1     $   34.8      $   36.6
  Capital expenditures.........................      36.4       34.7       60.3       53.5       57.5         29.1          49.0
  Stores open at end of period.................       115        259        249        248        258          249           267
  EBITDA (as defined)(i).......................  $   69.5    $  80.7    $ 103.1   $  105.9   $  130.5     $   79.8      $   76.9
  EBITDA margin(j).............................       5.3%       5.0%       3.5%       3.9%       5.0%         4.9%         4.9%


- ---------------

(a) Operating data for the 52 weeks ended June 29, 1991 include the results of Alpha Beta only from June 17, 1991, the date of its acquisition. Alpha Beta's sales for the two weeks ended June 29, 1991 were $59.2 million.

(b) Operating data for the 52 weeks ended June 25, 1994 include the results of the Food Barn stores, which were not material, from March 29, 1994, the date of the Food Barn acquisition.

(c) Interest expense includes non-cash charges related to the amortization of deferred financing costs of $4.1 million for the 53 weeks ended June 30, 1990, $5.2 million for the 52 weeks ended June 29, 1991, $6.3 million for the 52 weeks ended June 27, 1992, $4.9 million for the 52 weeks ended June 26, 1993, $5.5 million for the 52 weeks ended June 25, 1994, $3.4 million for the 32 weeks ended February 5, 1994 and $3.4 million for the 31 weeks ended January 29, 1995.

(d) Net loss includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses, and interest expense of $11.2 million, $15.1 million, $51.1 million, $43.9 million, $25.7 million, $24.8 million, and $9.8 million for the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, the 52 weeks ended June 27, 1992, the 52 weeks ended June 26, 1993, the 52 weeks ended June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995 are reduced employer contributions of $8.1 million, $3.7 million and $14.3 million, respectively, related to union, health and welfare benefit plans.

(e) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of loss before provision for income taxes and extraordinary charges plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt financing costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, June 27, 1992, June 26, 1993 and
    June 25, 1994, the 32 weeks ended February 5, 1994 and the

    31 weeks ended January 29, 1995, by approximately $9.1 million, $3.4 million, $25.6 million, $29.8 million, $8.8 million, $5.2 million and $17.6 million, respectively. However, such earnings included non-cash charges of $29.9 million for the 53 weeks ended June 30, 1990, $37.0 million for the 52 weeks ended June 29, 1991, $61.2 million for the 52 weeks ended June 27, 1992, $66.4 million for the 52 weeks ended June 26, 1993, $71.3 million for the 52 weeks ended June 25, 1994, $43.5 million for the 32 weeks ended February 5, 1994 and $46.2 million for the 31 weeks ended January 29, 1995, primarily consisting of depreciation, amortization and accretion of interest.

(f) Balance sheet data as of June 30, 1990 include the effect of the acquisition of Breco Holding Company (the "BHC Acquisition"), as well as the acquisitions of Bell Markets, Inc. and certain assets of ABC Market Corp. Balance sheet data as of June 29, 1991, June 27, 1992, June 26, 1993 and February 5, 1994 reflect the Alpha Beta acquisition and the financings and refinancings associated therewith. Balance sheet data as of June 25, 1994 and January 29, 1995 reflect the acquisition of the Food Barn stores.

(g) Total debt includes long-term debt, current maturities of long-term debt and capital lease obligations.

(h) For the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, June 27, 1992, June 26, 1993 and June 25, 1994, and for the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, depreciation and amortization includes amortization of excess of cost over net assets acquired of $5.3 million, $5.3 million, $7.8 million, $7.6 million, $7.7 million, $4.7 million and $4.6 million, respectively.

(i) "EBITDA," as defined and presented historically by Holdings, represents income before interest expense, depreciation and amortization expense, the LIFO provision, provision for income taxes, provision for earthquake losses, provision for restructuring and a one-time charge for Teamsters Union sick pay benefits. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Holdings' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(j) EBITDA margin represents EBITDA (as defined) as a percentage of sales.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, in addition to the other matters described in this Prospectus, before purchasing Seller Debentures.

LEVERAGE AND DEBT SERVICE


     Following the consummation of the Merger and the Financing, New Holdings will be highly leveraged. At January 29, 1995, pro forma for the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions), New Holdings' total indebtedness (including current maturities) and stockholder's equity would have been $2,216.2 million and $48.3 million, respectively, and the Company would have had an additional $188.4 million available to be borrowed under the New Revolving Facility. In addition, as of January 29, 1995, after giving effect to the Merger, the Reincorporation Merger, the FFL Merger and the Financing (and certain related assumptions), scheduled payments under operating leases of the Company and its subsidiaries for the twelve months following the Merger would have been $125.6 million. On the same pro forma basis, for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, New Holdings' earnings before fixed charges would have been inadequate to cover fixed charges by $115.5 million and $73.6 million, respectively. However, such earnings include non-cash charges of $221.8 million and $135.7 million, respectively, primarily consisting of depreciation and amortization. New Holdings will be required to make semi-annual cash payments of interest on the New Discount Debentures and the Seller Debentures commencing five years from their date of issuance in the amount of approximately $61 million per annum. In addition, New Holdings will be required to commence semi-annual cash payments of interest on any Discount Notes that remain outstanding following the Merger commencing June 15, 1998. New Holdings' ability to make scheduled payments of the principal of, or interest on, or to refinance its Indebtedness (including the Seller Debentures) and to make scheduled payments under its operating leases depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.



     Based upon the current level of operations and anticipated cost savings, New Holdings believes that the Company's cash flow from operations, together with borrowings under the New Revolving Facility and its other sources of liquidity (including leases), will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that anticipated cost savings can be fully achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings growth is insufficient to amortize all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained, particularly in view of the Company's high level of debt following the Merger and the fact that substantially all of its assets will be pledged to secure the borrowings under the New Credit Facility and other secured obligations.


     New Holdings' high level of debt will have several important effects on its future operations, including the following: (a) New Holdings will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities of the Company and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the New Credit Facility and other agreements relating to the indebtedness of New Holdings and the Company will require the Company to meet certain financial tests and will restrict its ability to borrow additional funds, to dispose of assets or to pay cash dividends; and (c) because of New Holdings' debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes, may be limited. New Holdings' leveraged position may increase the Company's vulnerability to competitive pressures. The Company's continued growth depends, in part, on its ability to continue its expansion and store conversion efforts, and, therefore, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations. Moreover, any default under the documents governing the indebtedness of New Holdings could have a significant adverse effect on the market value of the Seller Debentures.

HOLDING COMPANY STRUCTURE


     Following the Merger, the FFL Merger and the Reincorporation Merger, New Holdings will be a holding company and the assets of New Holdings will consist solely of 100% of the outstanding shares of capital stock of the Company, which will be pledged to secure New Holdings' guarantee obligations under the New Credit Facility. New Holdings will be the sole obligor on the Seller Debentures, and the Seller Debentures will not be guaranteed by any subsidiary of New Holdings. Therefore, the Seller Debentures will be effectively subordinated to all indebtedness and other liabilities of the Company and its subsidiaries. New Holdings will rely on dividends and other advances and transfers of funds from the Company to provide the sole source of funds necessary to meet its debt service obligations under the Seller Debentures. The ability of the Company to pay such dividends and make such advances and transfers will be subject to applicable state laws regulating the payment of dividends and to restrictions in the New Credit Facility, the indentures governing the Old RGC Notes, the New RGC Notes, the Old F4L Senior Notes, the New F4L Senior Notes, the Old F4L Senior Subordinated Notes and the New F4L Senior Subordinated Notes, and other agreements governing indebtedness of the Company and its subsidiaries. Claims of creditors of the Company and subsidiaries, including general trade creditors, will generally have priority as to the assets of the Company and its subsidiaries over the claims of New Holdings and the holders of the Seller Debentures. At January 29, 1995, on a pro forma basis after giving effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions), the aggregate outstanding amount of Senior Indebtedness of New Holdings (excluding guarantees by New Holdings of certain Senior Indebtedness of the Company) would have been approximately $100.0 million in initial accreted value of New Discount Debentures. The Seller Debentures will also effectively be subordinated to all liabilities (including trade payables) of the Company which on the same pro forma basis would have been approximately $2,833.1 million (excluding letters of credit) at such date. In addition, at January 29, 1995, the Company and its subsidiaries had significant commitments under operating leases. See "-- Leverage and Debt Service".


ABILITY TO ACHIEVE ANTICIPATED COST SAVINGS

     Management of the Company has estimated that approximately $90 million of annualized net cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) can be achieved over a four year period as a result of integrating the operations of Ralphs and Food 4 Less. See "Business -- The Merger." The cost savings estimates have been prepared solely by members of the management of each company. The estimates necessarily make numerous assumptions as to future sales levels and other operating results, the availability of funds for capital expenditures as well as general industry and business conditions and other matters, many of which are beyond the control of the Company. Several of the cost savings estimates are premised on the assumption that certain levels of efficiency presently maintained by either Food 4 Less or Ralphs can be achieved by the combined Company following the Merger. Other estimates are based on a management consensus as to what levels of purchasing and similar efficiencies should be achievable by an entity the size of the Company. Certain of the estimates relating to the consolidation of warehousing and distribution facilities assume the completion of certain capital expenditures to expand the capacity of the continuing facilities. It is anticipated that $117 million in Merger-related capital expenditures and $50 million of other non-recurring costs will be required to complete store conversions, integrate operations and expand warehouse facilities over the four year period following the Merger, without which the estimated cost savings may not be fully achievable. Management expects that the non-recurring integration costs will effectively offset any cost savings in the first year following the Merger. Because the assumptions underlying the cost savings estimates are numerous and detailed, management believes that it would be impractical to specify all such assumptions in this Prospectus. However, management also believes that all such assumptions are reasonable in light of existing business conditions and prospects. Investors are cautioned that the actual cost savings realized by the Company may vary considerably from the estimates contained herein and that undue reliance should not be placed upon such estimates. There also can be no assurance that unforeseen costs and expenses or other factors will not offset the projected cost savings in whole or in part.

REGIONAL ECONOMIC CONDITIONS

     Following the consummation of the Merger, a substantial percentage of the Company's business (representing approximately 90% of pro forma sales) will be conducted in Southern California. Southern California began to experience a significant economic downturn in 1991 and has only recently begun a mild recovery. The economy in Southern California has been affected by substantial job losses in the defense and aerospace industries and other adverse economic trends. These adverse regional economic conditions have resulted in declining sales levels at Ralphs and Holdings in recent periods. For the 52 weeks ended June 25, 1994, and the 52 weeks ended January 29, 1995, Holdings and Ralphs experienced 6.9% and 3.7% declines, respectively, in comparable store sales as compared with the comparable period in the prior year, primarily reflecting the weak economy in Southern California, lower levels of price inflation in certain food product categories, and increased competitive store openings in Southern California. For the 31 weeks ended January 29, 1995 and the 32 weeks ended January 29, 1995, Holdings and Ralphs experienced 4.6% and 3.2% declines, respectively, in comparable store sales. However, both Holdings' and Ralphs' comparable store sales declines have begun to moderate in recent months. Although data indicate a mild recovery in the Southern California economy and management believes that overall sales trends in Southern California should improve along with the economy, there can be no assurance that improvement will occur or that substantial future declines in same store sales will not occur. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors in each of its operating divisions include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "super centers." Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate in light of existing conditions. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. See "Business -- Competition."

CONTROL OF THE COMPANY


     Pro forma for the Merger, the FFL Merger, the Reincorporation Merger and certain related events, affiliates of Yucaipa and Apollo will have beneficial ownership of approximately 41.8% and 30.2%, respectively, of the outstanding capital stock of New Holdings. Pursuant to a new stockholders' agreement (the "1995 Stockholders Agreement") which will be entered into by the New Equity Investors and certain current FFL stockholders and Holdings warrant holders upon completion of the Merger, New Holdings and the Company will have boards consisting of nine and ten members, respectively, and (i) Yucaipa will have the right to elect six directors to the board of New Holdings and seven directors to the board of the Company, (ii) Apollo will have the right to elect two directors to the board of each of New Holdings and the Company, and (iii) the other New Equity Investors will have the right to elect one director to the board of each of New Holdings and the Company. Under the 1995 Stockholders Agreement, unless and until New Holdings has effected an initial public offering of its equity securities meeting certain criteria, New Holdings and its subsidiaries, including the Company, may not take certain actions without the approval of the New Holdings directors which the New Equity Investors are entitled to elect, including but not limited to certain mergers, sale transactions, transactions with affiliates, issuances of capital stock and payments of dividends on or repurchases of capital stock. As a result of the ownership structure of New Holdings and the contractual rights described above, the voting and management control of New Holdings is highly concentrated. Yucaipa, acting with the consent of the directors elected by the New Equity Investors, has the ability to direct the actions of New Holdings with respect to matters such as the payment of dividends, material acquisitions and dispositions and other extraordinary corporate transactions. Yucaipa will be a party to a consulting agreement with the Company, pursuant to which Yucaipa will render certain management and advisory services to the Company, and will receive fees for such services. Yucaipa will also receive certain fees in connection with the consummation of the Merger, including an advisory fee of $21.5 million, of which $17.5 million will be paid through the issuance of New Discount Debentures. In addition, as a result of the Merger, certain officers and former officers of Ralphs will redeem the EARs for $17.8 million in cash and a deferred payment of up to $5 million and will cancel certain options to purchase common stock of RSI for $880,000. An additional $10 million of the EARs, however, will be reinvested in New Holdings by such officers and former officers. Yucaipa also will be reimbursed for (i) any losses incurred upon the resale of the $10 million principal amount of Seller Debentures which may be put to it pursuant to the Put Agreement and (ii) its expenses in connection with the Merger and the related transactions. In addition, on the Closing Date the Company and EJDC will enter into a Consulting Agreement, pursuant to which EJDC will act as a consultant to the Company with respect to certain real estate and general commercial matters for a period of five years from the Closing Date in exchange for the payment of a one-time consulting fee of $9 million, of which $4 million will be used to purchase interests in the partnership that will purchase the New Discount Debentures. See "Certain Relationships and Related Transactions," "Principal Stockholders" and "Description of Capital Stock."


SUBORDINATION OF THE SELLER DEBENTURES

     The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Seller Debentures will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of New Holdings. In addition, the Seller Debentures will effectively be subordinated to all liabilities (including trade payables) of the Company. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of New Holdings, the assets of New Holdings will be available to pay obligations on the Seller Debentures only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Seller Debentures. In addition, under certain circumstances, New Holdings may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Seller Debentures, or purchase, redeem or otherwise retire the Seller Debentures, if a payment default or a non-payment default exists with respect to certain Senior Indebtedness and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee (as defined). See "Description of the Seller Debentures -- Ranking."

ABSENCE OF ESTABLISHED PUBLIC MARKET FOR THE SELLER DEBENTURES

     There is no established market for the Seller Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Seller Debentures, the ability of holders of the Seller Debentures to sell their Seller Debentures, or the price at which holders would be able to sell their Seller Debentures. Future trading prices of the Seller Debentures will depend on many factors, including, among other things, prevailing interest rates, New Holdings' operating results and the market for similar securities.

NET LOSSES


     Holdings has reported a net loss of $17.6 million for the 31 weeks ended January 29, 1995, $11.5 million for the 52 weeks ended June 25, 1994, $31.2 million for the 52 weeks ended June 26, 1993, $33.8 million for the 52 weeks ended June 27, 1992, $9.6 million for the 52 weeks ended June 29, 1991 and $10.1 million for the 53 weeks ended June 30, 1990. On a pro forma basis for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, after giving effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions), New Holdings would have reported a net loss of approximately $115.5 million and $73.6 million, respectively. There can be no assurance that New Holdings will not report net losses in the future.

                          THE MERGER AND THE FINANCING


     On September 14, 1994, Food 4 Less, Holdings and FFL entered into the Merger Agreement with RSI and the stockholders of RSI. Pursuant to the terms of the Merger Agreement, Food 4 Less will, subject to certain conditions being satisfied or waived, be merged with and into RSI pursuant to the RSI Merger. Immediately following the RSI Merger, RGC, which is currently a wholly-owned subsidiary of RSI, will merge with and into RSI pursuant to the RGC Merger, and RSI will change its name to Ralphs Grocery Company. Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation in the FFL Merger. Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into a newly-formed, wholly-owned subsidiary, New Holdings, incorporated in Delaware, pursuant to the Reincorporation Merger. As a result of the Merger, the FFL Merger and the Reincorporation Merger, the Company will become a wholly-owned subsidiary of New Holdings. As a result of the Reincorporation Merger, any Discount Notes that remain outstanding following the Merger will be the obligations of New Holdings. Conditions to the consummation of the RSI Merger include the receipt of regulatory approvals and other necessary consents and the completion of financing. The purchase price for RSI is approximately $1.5 billion, including the assumption of debt. The consideration payable to the stockholders of RSI consists of $375 million in cash, $131.5 million principal amount of the Seller Debentures and $18.5 million initial accreted value of the New Discount Debentures to be issued by New Holdings. New Holdings will use $100 million of the cash received from the New Equity Investment, together with the Seller Debentures and such New Discount Debentures, to acquire approximately 48% of the capital stock of RSI immediately prior to consummation of the RSI Merger. New Holdings will then contribute the $250 million of purchased shares of RSI stock to Food 4 Less, and pursuant to the RSI Merger the remaining shares of RSI stock will be acquired for $275 million in cash. Pursuant to an agreement (the "Put Agreement") entered into in connection with the execution of the Merger Agreement, the Edward J. DeBartolo Corporation, an Ohio corporation ("EJDC"), which currently owns approximately 60.3% of the outstanding common stock of RSI, will have the right to put to Yucaipa (or its designee), which controls Food 4 Less, on the closing date of the Merger (the "Closing Date"), up to $10 million aggregate principal amount of Seller Debentures acquired by EJDC in connection with the Merger, at a purchase price equal to their principal amount. Yucaipa will be reimbursed for (i) any losses incurred upon the resale of the $10 million principal amount of Seller Debentures which may be put to it pursuant to the Put Agreement and (ii) its expenses in connection with the Merger and the related transactions. In addition, on the Closing Date the Company and EJDC will enter into a Consulting Agreement, pursuant to which EJDC will act as a consultant to the Company with respect to certain real estate and general commercial matters for a period of five years from the Closing Date in exchange for the payment of a consulting fee of $9 million, of which $4 million will be used to purchase interests in the partnership that will purchase the New Discount Debentures. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings." The Merger Agreement, as amended, provides that Food 4 Less will pay the stockholders of RSI interest on the aggregate purchase price of $525 million at a rate equal to the prime rate plus 1% from and after March 16, 1995 through the Closing Date. The Merger Agreement may be terminated by Food 4 Less or EJDC if the Merger has not been consummated on or prior to June 30, 1995.


     As currently contemplated, the Merger will be financed through the following transactions:


     - Borrowings of $600 million aggregate principal amount pursuant to the New Term Loans under the New Credit Facility to be provided by a syndicate of banks led by Bankers Trust. The New Credit Facility will also provide for the $325 million New Revolving Facility, $6.5 million of which is anticipated to be drawn at closing.



     - The issuance of $350 million of New F4L Senior Notes pursuant to the Senior Note Public Offering.



     - The issuance of $100 million of New RGC Notes pursuant to the Subordinated Note Public Offering.


     - The issuance of preferred stock in a private placement by New Holdings to a group of investors led by Apollo and including affiliates of BT Securities, CS First Boston and DLJ and other institutional investors, yielding cash proceeds of $140 million pursuant to the New Equity Investment. Concurrently with the New Equity Investment, the New Equity Investors will purchase outstanding shares of New Holdings capital stock from a stockholder of New Holdings for a purchase price of $57.8 million. See "Description of Capital Stock -- New Equity Investment."

     - The exchange by Food 4 Less pursuant to the F4L Exchange Offers of (a) up to $175 million aggregate principal amount of the Old F4L Senior Notes for up to $175 million aggregate principal amount of New F4L Senior Notes plus $5.00 in cash per $1,000 principal amount exchanged and (b) up to $145 million aggregate principal amount of the Old F4L Senior Subordinated Notes for up to $145 million aggregate principal amount of the New F4L Senior Subordinated Notes plus $20.00 in cash per $1,000 principal amount exchanged, together with the solicitation of consents from the holders of the Old F4L Notes to certain amendments to the Old F4L Indentures. It is a condition to the F4L Exchange Offers that at least 80% of the outstanding principal amount of Old F4L Notes are exchanged pursuant to the F4L Exchange Offers.

     - The RGC Offers by Food 4 Less to (i) exchange up to $450 million aggregate principal amount of Old RGC Notes for up to $450 million aggregate principal amount of New RGC Notes plus $20.00 in cash per $1,000 principal amount of Old RGC Notes exchanged and (ii) purchase Old RGC Notes for $1,010.00 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, together with the solicitation of consents from holders of Old RGC Notes to certain amendments to the Old RGC Indentures. The RGC Minimum Exchange condition to the RGC Offers provides that at least a majority of the outstanding principal amount of the Old RGC Notes are exchanged for New RGC Notes pursuant to the RGC Offers.

     - The purchase by New Holdings of approximately 48% of the outstanding common stock of RSI for an aggregate consideration of $250 million, consisting of $100 million of the cash proceeds from the New Equity Investment, $131.5 million principal amount of the Seller Debentures and $18.5 million initial accreted value of the New Discount Debentures, followed by the contribution of such common stock of RSI to Food 4 Less. Pursuant to the RSI Merger the remaining shares of RSI stock will be acquired for $275 million in cash.


     - The placement by New Holdings of $100 million initial accreted value of New Discount Debentures to a partnership including Yucaipa, the selling stockholders of Ralphs, an affiliate of George Soros, Apollo, and an affiliate of each of BT Securities, CS First Boston and DLJ. The $100 million initial accreted value of New Discount Debentures includes (a) $18.5 million that will be issued to the RSI stockholders, (b) $17.5 million, $2.5 million and $2.5 million that will be issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and New Holdings in connection with the Merger and the Financing and (c) $59 million that will be issued for cash to the partnership described above. The $41 million initial accreted value of New Discount Debentures to be issued to the RSI stockholders, Apollo, BT Securities and Yucaipa will be contributed to such partnership by the recipients thereof.


     - The assumption by the Company, pursuant to the RGC Merger, of approximately $162.9 million of other indebtedness of RGC and Food 4 Less.


     - The purchase by Holdings pursuant to the Holdings Offer to Purchase of Discount Notes for $785.00 in cash, plus accrued cash interest thereon at a rate of 15.25% per annum from and after March 15, 1995 until the Closing Date for every $1,000 principal amount (at maturity) of Discount Notes (which, as of June 1, 1995 had an accreted value of $688.43 per $1,000) accepted for purchase, together with the solicitation of consents from the holders of the Discount Notes to certain amendments to the Discount Note Indenture.

     The following table illustrates the sources and uses of funds to consummate the Merger, assuming the transaction occurs as of June 15, 1995. Based upon tenders received through May 26, 1995 (and, in the case of the Discount Notes, anticipated tenders as of the Closing Date), this presentation assumes that $423.0 million principal amount of Old RGC Notes is tendered into the RGC Offers in exchange for New RGC Notes (representing 94.0% of the outstanding aggregate principal amount of Old RGC Notes), $27.0 million principal amount of Old RGC Notes is tendered into the RGC Offers for cash (representing 6.0% of the outstanding aggregate principal amount of Old RGC Notes), $145.3 million principal amount of Old F4L Senior Notes and $140.7 million principal amount of Old F4L Senior Subordinated Notes are tendered into the F4L Exchange Offers (representing 83.0% and 97.0% of the outstanding aggregate principal amount of Old F4L Senior Notes and Old F4L Senior Subordinated Notes, respectively) and $103.6 million principal amount (at maturity) of Discount Notes is tendered into the Holdings Offer to Purchase (representing 100% of the outstanding aggregate principal amount (at maturity) of Discount Notes). Although management believes such assumptions are reasonable under the circumstances, actual sources and uses may differ from those set forth below depending upon the outcome of the F4L Exchange Offers, the RGC Offers and the Holdings Offer to Purchase.


                                SOURCES AND USES
                                 (in millions)


               CASH SOURCES                                      CASH USES
- ---------------------------------------------     ---------------------------------------------
New Term Loans(a)..................  $  600.0     Purchase RSI Common Stock(j).......  $  375.9
New Revolving Facility(b)..........       6.5     Purchase Old RGC Notes(k)..........      27.3
New F4L Senior Notes(c)............     350.0     Purchase Discount Notes............      84.4
New RGC Notes(d)...................     100.0     Repay Ralphs 1992 Credit
New Equity Investment(e)...........     140.0     Agreement..........................     238.2
New Discount Debentures(f).........      59.0     Repay F4L Credit Agreement.........     160.8
                                                  Pay Accrued Interest(l)............      34.4
                                                  EAR Related Payments(m)............      22.8
                                                  Repay Mortgage Indebtedness(n).....     194.4
                                                  Purchase New Holdings Common
                                                  Stock(o)...........................       3.7
                                                  Fees and Expenses(p)...............     113.6
                                     --------                                          --------
     Total Cash Sources............  $1,255.5     Total Cash Uses....................  $1,255.5
                                     ========                                          ========
               NON-CASH SOURCES                                  NON-CASH USES
- ---------------------------------------------     ---------------------------------------------
New F4L Senior Notes(g)............  $  145.3     Old F4L Senior Notes Exchanged.....  $  145.3
Assumed Old F4L Senior Notes.......      29.7     Assumed Old F4L Senior Notes.......      29.7
New F4L Senior Subordinated                       Old F4L Senior Subordinated Notes
  Notes............................     140.7     Exchanged..........................     140.7
Assumed Old F4L Senior Subordinated               Assumed Old F4L Senior Subordinated
  Notes............................       4.3       Notes............................       4.3
New RGC Notes(h)...................     423.0     Old RGC Notes Exchanged............     423.0
New Discount Debentures(f).........      41.0     Fees and Expenses(p)...............      22.5
Assumed Capital Leases and Other                  Assumed Capital Leases and Other
  Debt.............................     162.9     Debt...............................     162.9
Seller Debentures(i)...............     131.5     Purchase RSI Common Stock(i).......     150.0
                                     --------                                          --------
     Total Non-Cash Sources........  $1,078.4     Total Non-Cash Uses................  $1,078.4
                                     ========                                          ========


- ---------------


(a) Food 4 Less has accepted a commitment letter from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Company $925 million of financing under the New Credit Facility. It is anticipated that the New Credit Facility will be syndicated to a number of financial institutions for whom Bankers Trust will act as agent. The New Credit Facility will provide for (i) the New Term Loans in the aggregate amount of up to $600 million, comprised of the $275 million Tranche A Loan, the $108.3 million Tranche B Loan, the $108.3 million Tranche C Loan, and the $108.4 million Tranche D Loan; and (ii) the $325 million New Revolving Facility. The Tranche A Loan may not be fully funded at the Closing Date. The New Credit Facility will provide that the portion of the Tranche A Loan not funded at the Closing Date will be available for a period of 91 days following the Closing Date to fund the Change of Control Offer. See "Description of the New Credit Facility."


(b) The New Revolving Facility will provide for a $325 million line of credit which will be available for working capital requirements and general corporate purposes. Up to $150 million of the New Revolving Facility may be used to support standby letters of credit. The letters of credit will be used to cover workers' compensation contingencies and for other purposes permitted under the New Revolving Facility. The Company anticipates that letters of credit for approximately $92.6 million will be issued under the New

     Revolving Facility at closing, in replacement of existing letters of credit, primarily to satisfy the State of California's requirements relating to workers compensation self-insurance.


(c) Represents New F4L Senior Notes issued pursuant to the Senior Note Public Offering.



(d) Represents New RGC Notes issued pursuant to the Subordinated Note Public Offering.


(e) Does not include the $10 million equity contribution by Ralphs management. See note (m) below. Concurrently with the New Equity Investment, certain existing stockholders of New Holdings (formerly stockholders of FFL), including affiliates of George Soros, will sell outstanding shares of New Holdings stock to CLH, which in turn will sell such shares to the New Equity Investors for an aggregate purchase price of $57.8 million (which represents the same price per share as will be paid in the New Equity Investment). In connection with the New Equity Investment, the New Equity Investors will contribute the common stock so acquired to New Holdings in consideration for newly-issued preferred shares. See "Description of Capital Stock -- New Equity Investment."


(f) Represents a portion of the New Discount Debentures having an aggregate initial accreted value of $100 million, $59 million of which will be issued for cash, $18.5 million of which will be issued to the RSI stockholders as Merger consideration and $17.5 million, $2.5 million and $2.5 million of which will be issued to Yucaipa, BT Securities and Apollo, respectively, in satisfaction of fees otherwise payable by the Company and New Holdings in connection with the Merger and the Financing.


(g) Represents New F4L Senior Notes issued pursuant to the F4L Exchange Offers, which will be part of the same issue as the New F4L Senior Notes issued pursuant to the Senior Note Public Offering.

(h) Represents New RGC Notes issued pursuant to the RGC Offers, which will be part of the same issue as the New RGC Notes issued pursuant to the Subordinated Note Public Offering.


(i) In connection with the RSI Merger, New Holdings will issue $18.5 million initial accreted value of New Discount Debentures and $131.5 million principal amount of the Seller Debentures as part of the purchase price for the RSI common stock, up to $10 million of which Seller Debentures may be put to Yucaipa on the Closing Date at a purchase price equal to their principal amount pursuant to the Put Agreement. In addition, Yucaipa will be reimbursed by the Company for (i) any losses incurred upon the resale of the $10 million principal amount of Seller Debentures which may be put to it pursuant to the Put Agreement and (ii) its expenses in connection with the Merger and the related transactions. See "Certain Relationships and Related Transactions -- Food 4 Less."


(j) Includes $375 million to be paid in cash to stockholders of RSI and $0.9 million to be paid in cash to holders of RSI management stock options. See "Executive Compensation -- New Management Stock Option Plan and Management Investment."

(k) Represents the purchase of Old RGC Notes tendered for cash pursuant to the RGC Offers. In addition, to the extent any Old RGC Notes remain outstanding following consummation of the RGC Offers, a portion of the proceeds of the Tranche A Loan not fully funded at the Closing Date will be available to fund the purchase of Old RGC Notes pursuant to the Change of Control Offer.

(l) Represents accrued interest payable on all debt securities assumed to be tendered pursuant to the F4L Exchange Offers and the RGC Offers.

(m) Represents payments to or for the benefit of Ralphs management with respect to outstanding EARs in connection with the Merger. Ralphs management will receive New Holdings stock options in exchange for the cancellation of the remaining EAR liability of $10 million. See "Executive
     Compensation -- Equity Appreciation Rights Plan" and "Certain Relationships and Related Transactions -- Food 4 Less and Holdings."

(n) Represents the repayment of outstanding mortgage indebtedness of Ralphs in the principal amount of $174.0 million, plus the estimated amount of the prepayment fees payable with respect thereto.

(o) Represents the purchase of shares of New Holdings common stock from stockholders who have exercised statutory dissenters' rights in connection with the FFL Merger. There are no other shares subject to statutory dissenters' rights.


(p) The $136.1 million in total cash and non-cash fees and expenses includes advisory fees of $21.5 million to be paid to Yucaipa, other fees of $2.5 million to be paid to BT Securities and commitment fees of $5 million to be paid to Apollo upon the closing of the Merger. Of such amounts, $17.5 million of Yucaipa's advisory fee, $2.5 million of Apollo's commitment fee and BT Securities' $2.5 million fee will be paid through the issuance of New Discount Debentures in lieu of cash. Such New Discount Debentures will be contributed by them to the partnership that will acquire all of the New Discount Debentures. Yucaipa anticipates that it in turn will pay a cash fee of approximately $3.5 million to Soros Fund Management in consideration for advisory services, which Soros Fund Management has rendered since 1991. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings."


For additional information, see "Description of the New Credit Facility," "The Exchange Offers and the Public Offerings" and "Description of Other Indebtedness."

                            PRO FORMA CAPITALIZATION


     The following table sets forth the pro forma combined capitalization of New Holdings as of January 29, 1995, adjusted to give effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions) and the application of the proceeds therefrom. Based upon tenders received through May 26, 1995 (and, in the case of the Discount Notes, anticipated tenders as of the Closing Date), this presentation assumes that $423.0 million principal amount of Old RGC Notes is tendered into the RGC Offers in exchange for New RGC Notes, $27.0 million principal amount of Old RGC Notes is tendered into the RGC Offers for cash, $145.3 million principal amount of Old F4L Senior Notes and $140.7 million principal amount of Old F4L Senior Subordinated Notes are tendered into the F4L Exchange Offers and $103.6 million principal amount (at maturity) of Discount Notes is tendered into the Holdings Offer to Purchase. This presentation also assumes that any Old RGC Notes not tendered into the RGC Offers are repurchased after the Closing Date pursuant to the Change of Control Offer. The table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the historical consolidated financial statements of Ralphs and Holdings and related notes thereto included elsewhere in this Prospectus.



                                                                                     PRO FORMA
                                                                                  CAPITALIZATION
                                                                                  ---------------
                                                                                   (IN MILLIONS)
Cash............................................................................     $    54.7
                                                                                     =========
Short-term and current portion of long-term debt:
  New Term Loans................................................................     $     3.3
  Other indebtedness............................................................          24.3
                                                                                     ---------
          Total short-term and current portion of long-term debt................     $    27.6
                                                                                     =========
Long-term debt:
  New Term Loans(a).............................................................     $   596.7
  New Revolving Facility(b).....................................................          35.5
  Other indebtedness............................................................         131.9
  New F4L Senior Notes(c).......................................................         495.3
  Old F4L Senior Notes..........................................................          29.7
  New RGC Notes(d)..............................................................         523.0
  New F4L Senior Subordinated Notes.............................................         140.7
  Old F4L Senior Subordinated Notes.............................................           4.3
  New Discount Debentures (initial accreted value)..............................         100.0
  Seller Debentures.............................................................         131.5
                                                                                     ---------
          Total long-term debt..................................................       2,188.6
                                                                                     ---------
Stockholders' equity(e):
  Series A Preferred Stock(f)...................................................         161.8
  Series B Preferred Stock(f)...................................................          31.0
  Common stock, $.01 par value..................................................           0.0
  Additional paid-in capital....................................................          59.9
  Notes receivable(g)...........................................................          (0.7)
  Retained deficit..............................................................        (197.9)
  Treasury stock................................................................          (5.8)
                                                                                     ---------
     Total stockholders' equity.................................................          48.3
                                                                                     ---------
          Total capitalization..................................................     $ 2,236.9
                                                                                     =========


- ---------------


(a) Food 4 Less has accepted a commitment letter from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Company $925 million of financing under the New Credit Facility. It is anticipated that the New Credit Facility will be syndicated to a number of financial institutions for whom Bankers Trust will act as agent. The New Credit Facility will provide for (i) the New Term Loans in the aggregate amount of up to $600 million, comprised of the $275 million Tranche A Loan, the $108.3 million Tranche B Loan, the $108.3 million Tranche C Loan and the $108.4 million Tranche D Loan; and (ii) the $325 million New Revolving Facility. The Tranche A Loan may not be fully funded at the Closing Date. The New Credit Facility will provide that the portion of the Tranche A Loan not funded at the Closing Date will be available for a period of 91 days following the Closing Date to fund the Change of Control Offer. See "Description of the New Credit Facility."

(b) The New Revolving Facility will provide for a $325 million line of credit which will be available for working capital requirements and general corporate purposes. Up to $150 million of the New Revolving Facility may be used to support standby letters of credit. The letters of credit will be used to cover workers' compensation contingencies and for other purposes permitted under the New Revolving Facility. The Company anticipates that letters of credit for approximately $92.6 million will be issued under the New Revolving Facility at closing, in replacement of existing letters of credit, primarily to satisfy the State of California's requirements relating to workers' compensation self-insurance.

(c) Includes New F4L Senior Notes issued pursuant to both the Senior Note Public Offering and the F4L Exchange Offers.

(d) Includes New RGC Notes issued pursuant to both the Subordinated Note Public Offering and the RGC Offers. In accordance with the terms of the Old RGC Indentures, holders of Old RGC Notes not exchanged for New RGC Notes or purchased pursuant to the RGC Offers will be entitled to have such Old RGC Notes repurchased by the Company pursuant to the Change of Control Offer which will occur up to 91 days following the closing of the Merger. A portion of the Tranche A Loan not fully funded at the Closing Date will be available to fund the purchase of Old RGC Notes pursuant to the Change of Control Offer.

(e) Prior to consummation of the Merger, FFL will merge with and into Holdings pursuant to the FFL Merger. FFL is a holding company and the assets of FFL consist solely of its investment in the capital stock of Holdings. Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into its wholly-owned subsidiary, New Holdings, incorporated in Delaware, pursuant to the Reincorporation Merger. For purposes of the pro forma financial presentation set forth above, the minority ownership interest in Holdings that existed prior to the FFL Merger has been classified with the majority ownership interest in Holdings as a result of its elimination in the FFL Merger.

(f) Reflects the issuance of the Series A Preferred Stock (liquidation preference $166.8 million) and Series B Preferred Stock (liquidation preference $31.0 million) in the New Equity Investment for cash net of, in the case of the Series A Preferred Stock, $5 million in related commitment fees (of which $2.5 million is being satisfied through the issuance of New Discount Debentures).

(g) Represents notes receivable from shareholders of Holdings with respect to the purchase of Holdings' common stock. See "Executive Compensation -- Food 4 Less Stock Plan."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements of New Holdings for the 52 weeks ended June 25, 1994 and as of and for the 31 weeks ended January 29, 1995, give effect to the Merger, the FFL Merger, the Reincorporation Merger and the Financing (and certain related assumptions set forth below) and the application of the proceeds therefrom as if such transactions occurred on June 27, 1993, with respect to the pro forma operating and other data, and as of January 29, 1995, with respect to the pro forma balance sheet data. Such pro forma information combines the results of operations of Holdings for the 52 weeks ended June 25, 1994 and the results of operations and balance sheet data as of and for the 31 weeks ended January 29, 1995, with the results of operations of Ralphs for the 52 weeks ended July 17, 1994 and the results of operations and balance sheet data as of and for the 32 weeks ended January 29, 1995, respectively. For information regarding the Merger, the FFL Merger, the Reincorporation Merger and the Financing, see "The Merger and the Financing."


     Prior to consummation of the Merger, FFL will merge with and into Holdings pursuant to the FFL Merger. The Merger of FFL into Holdings has no effect on Holdings. FFL is a holding company and the assets of FFL consist solely of its investment in the capital stock of Holdings. Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into a newly-formed wholly-owned subsidiary, New Holdings, incorporated in Delaware, pursuant to the Reincorporation Merger. For purposes of the pro forma financial presentation set forth below, the minority ownership interest in Holdings that existed prior to the FFL Merger has been classified with the majority ownership interest in Holdings as a result of its elimination in the FFL Merger. Reflecting tenders received through May 26, 1995 (and, in the case of the Discount Notes, anticipated tenders as of the Closing Date), the pro forma adjustments are based upon the following assumptions: (i) $423.0 million principal amount of Old RGC Notes are tendered into the RGC Offers in exchange for New RGC Notes, (ii) $27.0 million principal amount of Old RGC Notes are tendered into the RGC Offers for cash, (iii) $145.3 million principal amount of Old F4L Senior Notes and $140.7 million principal amount of Old F4L Senior Subordinated Notes are tendered into the F4L Exchange Offers, and (iv) $103.6 million principal amount (at maturity) of Discount Notes are tendered into the Holdings Offer to Purchase. The presentation also assumes that $100 million principal amount of New RGC Notes are issued pursuant to the Subordinated Note Public Offering and that $350 million principal amount of New F4L Senior Notes are issued pursuant to the Senior Note Public Offering. In addition, the unaudited pro forma combined financial statements have been prepared based upon the assumption that upon consummation of the Merger, the Company will divest or close 32 stores.


     The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The Merger will be accounted for by New Holdings as a purchase of Ralphs by New Holdings and Ralphs' assets and liabilities will be recorded at their estimated fair market values at the date of the Merger. The adjustments included in the unaudited pro forma combined financial statements represent New Holdings' preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

     The unaudited pro forma combined financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Holdings and Ralphs, together with the related notes thereto, included elsewhere in this Prospectus.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN MILLIONS)


                                                        52 WEEKS ENDED
                                                  --------------------------
                                                    RALPHS        HOLDINGS
                                                  (HISTORICAL)  (HISTORICAL)
                                                  (UNAUDITED)    (AUDITED)
                                                   JULY 17,       JUNE 25,      PRO FORMA      PRO FORMA
                                                     1994           1994       ADJUSTMENTS     COMBINED
                                                  -----------   ------------   -----------     ---------
Sales...........................................    $2,709.7      $2,585.2       $(241.4)(a)    $5,053.5
Cost of sales...................................     2,076.3       2,115.9        (194.7)(a)     4,005.3
                                                                                     4.2 (b)
                                                                                     2.8 (c)
                                                                                     0.8 (d)
                                                    --------      --------       -------        --------
     Gross profit...............................       633.4         469.3         (54.5)        1,048.2
Selling, general and administrative
  expenses(l)...................................       469.1         388.8         (36.4)(a)       833.1
                                                                                     8.1 (b)
                                                                                     1.4 (d)
                                                                                     1.6 (e)
                                                                                     0.5 (f)
Amortization of excess cost over net assets
  acquired......................................        11.0           7.7          10.6 (g)        29.3
Provision for restructuring.....................         2.4           0.0            --             2.4
                                                    --------      --------       -------        --------
     Operating income...........................       150.9          72.8         (40.3)          183.4
Other expenses:
  Interest expense -- cash......................        93.2          57.0          69.9 (h)       220.1
  Interest expense -- non-cash..................         9.4          14.6          23.8 (h)        47.8
  Amortization of debt issuance costs...........         6.4           5.5           1.8 (h)        13.7
  Loss on disposal of assets....................         1.8            --            --             1.8
  Provision for earthquake loss.................        11.0           4.5            --            15.5
                                                    --------      --------       -------        --------
     Earnings (loss) before income tax
       provision(m).............................        29.1          (8.8)       (135.8)         (115.5)
Income tax expense (benefit)....................      (108.0)          2.7         105.3 (i)          --
                                                    --------      --------       -------        --------
     Net earnings (loss)(j).....................    $  137.1      $  (11.5)      $(241.1)       $ (115.5)
                                                    ========      ========       =======        ========
     Ratio of earnings to fixed charges(k)......         1.2x           --                            --
                                                    ========      ========                      ========


       See Notes to Unaudited Pro Forma Combined Statement of Operations.

                             (DOLLARS IN MILLIONS)


                                                          32 WEEKS       31 WEEKS
                                                            ENDED          ENDED
                                                         -----------   -------------
                                                           RALPHS        HOLDINGS
                                                         (HISTORICAL)  (HISTORICAL)
                                                         (UNAUDITED)     (AUDITED)
                                                         JANUARY 29,    JANUARY 29,     PRO FORMA      PRO FORMA
                                                            1995           1995        ADJUSTMENTS     COMBINED
                                                         -----------   -------------   -----------     ---------
Sales................................................      $1,695.8       $1,556.5       $(131.3)(a)   $3,121.0
Cost of sales........................................       1,304.5        1,294.1        (107.6)(a)    2,493.3
                                                                                             2.5 (b)
                                                                                            (1.0)(c)
                                                                                             0.8 (d)
                                                           --------       --------       -------       --------
     Gross profit....................................         391.3          262.4         (26.0)         627.7
Selling, general and administrative
  expenses(l)........................................         294.8          222.4         (18.3)(a)      506.4
                                                                                             4.8 (b)
                                                                                             1.4 (d)
                                                                                             1.0 (e)
                                                                                             0.3 (f)
Amortization of excess cost over net assets
  acquired...........................................           6.8            4.6           6.0 (g)       17.4
Provision for restructuring..........................           0.0            5.1            --            5.1
                                                           --------       --------       -------       --------
     Operating income................................          89.7           30.3         (21.2)          98.8
Other expenses:
  Interest expense -- cash...........................          60.5           35.3          37.3 (h)      133.1
  Interest expense -- non-cash.......................           5.6            9.6          15.6 (h)       30.8
  Amortization of debt issuance costs................           3.6            3.4           1.1 (h)        8.1
  Loss (gain) on disposal of assets..................           0.8           (0.4)           --            0.4
                                                           --------       --------       -------       --------
     Earnings (loss) before income tax provision(m)..          19.2          (17.6)        (75.2)         (73.6)
Income tax expense (benefit).........................           0.0            0.0            --            0.0
                                                           --------       --------       -------       --------
     Net earnings (loss)(j)..........................      $   19.2       $  (17.6)      $ (75.2)      $  (73.6)
                                                           ========       ========       =======       ========
     Ratio of earnings to fixed charges(k)...........           1.2x            --                           --
                                                           ========       ========                     ========


       See Notes to Unaudited Pro Forma Combined Statement of Operations.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

(a) Reflects the anticipated closing or divestiture of 32 stores. Does not give effect to the closure of 2 Food 4 Less stores open at October 1, 1994 which were subsequently closed. Food 4 Less has determined that there is no impairment of existing goodwill related to the store closures based on its projection of future undiscounted cash flows.

(b) Represents the additional depreciation expense associated with the purchase price allocation to property, plant and equipment of $160.0 million based on the current estimate of fair market value. Property, plant and equipment is being depreciated over an average useful life of 13 years. Depreciation expense has been allocated among cost of sales and selling, general and administrative expenses.

(c) Reflects the elimination of Ralphs historical LIFO provision.

(d) Reflects depreciation expense associated with approximately $36.8 million of additional fixed assets required for the conversion of 23 Ralphs stores to the Food 4 Less warehouse format and 122 Alpha Beta, Boys and Viva stores to the Ralphs format.

(e) Reflects additional Yucaipa management fees ($2.0 million for the 52 weeks ended June 25, 1994 and $1.2 million for the 31 weeks ended January 29,
    1995) and the elimination of an annual guarantee fee ($0.4 million for the 52 weeks ended June 25, 1994 and $0.2 million for the 31 weeks ended January 29, 1995) paid by Ralphs to EJDC.

(f) Reflects increased compensation resulting from new employment agreements with certain of the current executive officers of Ralphs.


(g) Reflects the amortization of the excess of cost over net assets acquired in the Merger ($21.6 million for the 52 weeks ended June 25, 1994 and $12.8 million for the 31 weeks ended January 29, 1995) and elimination of Ralphs' historical amortization ($11.0 million for the 52 weeks ended June 25, 1994 and $6.8 million for the 31 weeks ended January 29, 1995). Amortization has been calculated on the straight line basis over a period of 40 years.


(h) The following table presents a reconciliation of pro forma interest expense and amortization of deferred financing costs:


                                                                                                          31 WEEKS
                                                                                      52 WEEKS             ENDED
                                                                                        ENDED           JANUARY 29,
                                                                                    JUNE 25, 1994           1995
                                                                                    -------------       -----------
     Historical interest expense -- cash..........................................      $150.2             $ 95.8
                                                                                        ------             ------
       Plus: Interest on borrowings under:
         New Credit Facility......................................................        63.2               37.2
         New F4L Senior Notes.....................................................        36.6               21.8
         New RGC Notes............................................................        57.5               34.3
         Other bank fees..........................................................         3.9                2.3
         Other debt...............................................................         2.0                2.1
       Less: Interest on borrowings under:
         Old bank term loans:
           Ralphs.................................................................       (21.3)             (15.5)
           Food 4 Less............................................................       (11.5)              (7.7)
         Old RGC Notes............................................................       (43.9)             (27.0)
         Other debt...............................................................       (16.6)             (10.2)
                                                                                        ------             ------
       Pro forma adjustment.......................................................        69.9               37.3
                                                                                        ------             ------
     Pro forma interest expense -- cash...........................................      $220.1             $133.1
                                                                                        ======             ======
     Historical interest expense -- non-cash......................................      $ 24.0             $ 15.2
       Plus:
         Interest on Seller Debentures............................................        18.5               12.3
         Accretion of New Discount Debentures.....................................        14.1                9.4
       Less:
         Accretion of Discount Notes..............................................        (8.8)              (6.1)
                                                                                        ------             ------
     Pro forma interest expense -- non-cash.......................................      $ 47.8             $ 30.8
                                                                                        ======             ======
     Historical amortization of debt issuance costs...............................      $ 11.9             $  7.0
       Plus:
         Financing and exchange/consent fees......................................         8.6                5.1
         Other fees and expenses..................................................         4.6                2.7
       Less:
         Historical financing costs:
         Ralphs...................................................................        (6.1)              (3.6)
         Food 4 Less..............................................................        (5.3)              (3.1)
                                                                                        ------             ------
       Pro forma adjustment.......................................................         1.8                1.1
                                                                                        ------             ------
     Pro forma amortization of debt issuance costs................................      $ 13.7             $  8.1
                                                                                        ======             ======


(i) Represents the elimination of the historical income tax benefit of Ralphs ($108.0 million for the 52 weeks ended June 25, 1994) and Holdings income tax expense ($2.7 million for the 52 weeks ended June 25, 1994) given expected pro forma losses. Holdings' ability to recognize income tax benefits may be limited in accordance with Financial Accounting Standard No. 109 "Accounting for

    Income Taxes." As such, no income tax benefit has been reflected in these pro forma financial statements. See "Certain Federal Income Tax Considerations."

(j) The unaudited pro forma results of operations for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995 do not include one-time non-recurring costs related to (i) severance payments under certain employment contracts with Food 4 Less management totalling $1.4 million that are subject to change of control provisions and the achievement of earnings and sales targets, (ii) costs related to the integration of the Company's operations which are estimated to be $50.0 million over a three-year period, (iii) $1.8 million in costs related to the cancellation of an employment agreement, or (iv) other costs related to warehouse closures, which costs are not presently determinable.


(k) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, cumulative effect of change in accounting principles, extraordinary item and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor). Holdings' pro forma earnings were inadequate to cover pro forma fixed charges for the 52 weeks ended June 25, 1994 and for the 31 weeks ended January 29, 1995 by approximately $115.5 million and $73.6 million, respectively. However, such pro forma earnings included non-cash charges of $221.8 million for the 52 weeks ended June 25, 1994 and $135.7 million for the 31 weeks ended January 29, 1995, primarily consisting of depreciation and amortization.



(l) Pro forma combined cost of sales and selling, general and administrative expenses for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995 include reduced employer contributions of $25.8 million and $22.1 million, respectively, related to union health and welfare benefit plans.



(m) The pro forma combined loss before income tax provision for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995 includes reductions in self insurance reserves of $26.4 million and $28.0 million, respectively.



(n) "EBITDA," as defined and presented historically by RGC, represents net earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, post-retirement benefits, the LIFO charge, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Holdings' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


      The following table presents a reconciliation of pro forma EBITDA (as defined):

                                                                                 52 WEEKS ENDED      31 WEEKS ENDED
                                                                                 JUNE 25, 1994      JANUARY 29, 1995
                                                                                 --------------     ----------------
     Historical EBITDA:
       Ralphs EBITDA...........................................................      $228.1              $143.5
         EBITDA margin(1)......................................................         8.4%                8.5%
       Food 4 Less EBITDA......................................................      $130.5              $ 76.9
         EBITDA margin.........................................................         5.0%                4.9%
     Less: Pro Forma Adjustments(2)............................................      $(16.1)             $ (9.1)
                                                                                     ------              ------
     Pro Forma EBITDA..........................................................      $342.5              $211.3
                                                                                     ======              ======
       Pro Forma EBITDA margin.................................................         6.8%                6.8%
                                                                                     ======              ======

- ---------------

(1) EBITDA margin represents EBITDA (as defined) as a percentage of sales.


(2) Reflects primarily EBITDA (as defined) associated with closed or divested stores and the adjustments referred to in notes (e) and (f) above.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN MILLIONS)


                                                      RALPHS            HOLDINGS
                                                   (HISTORICAL)       (HISTORICAL)
                                                    (AUDITED)          (AUDITED)        PRO FORMA
                                                 JANUARY 29, 1995   JANUARY 29, 1995   ADJUSTMENTS      PRO FORMA
                                                 ----------------   ----------------   -----------      ---------
                                                     ASSETS
Current assets:
  Cash and cash equivalents....................      $   35.1           $   19.6         $   0.0 (a)    $   54.7
  Accounts receivable..........................          43.6               23.4              --            67.0
  Inventories..................................         221.4              224.7            39.9 (b)       486.0
  Prepaid expense and other current assets.....          19.8               22.2              --            42.0
                                                     --------           --------         -------        --------
         Total current assets..................         319.9              289.9            39.9           649.7
Investments....................................           0.0               12.4              --            12.4
Property, plant and equipment..................         624.7              380.4           160.0 (c)     1,140.3
                                                                                           (22.8)(d)
                                                                                            (2.0)(e)
Excess of cost over net assets acquired, net...         365.4              263.1           496.7 (f)     1,125.2
Beneficial lease rights........................          49.2                0.0              --            49.2
Deferred debt issuance costs, net..............          23.0               25.5            94.8 (g)        99.4
                                                                                           (43.9)(h)
Deferred income taxes..........................         112.5                0.0          (112.5)(i)         0.0
Other assets...................................          15.2               29.4           (12.9)(d)        36.7
                                                                                             5.0 (j)
                                                     --------           --------         -------        --------
         Total assets..........................      $1,509.9           $1,000.7         $ 602.3        $3,112.9
                                                     ========           ========         =======        ========
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.........      $   84.0           $   27.2         $ (83.6)(k)    $   27.6
  Short-term debt..............................          51.5                0.0           (51.5)(l)         0.0
  Accounts payable.............................         176.6              190.5              --           367.1
  Accrued expenses.............................          99.8              118.3           (17.6)(m)       207.0
                                                                                             4.7 (d)
                                                                                             1.8 (n)
  Current portion of self-insurance reserves...          27.5               28.6              --            56.1
                                                     --------           --------         -------        --------
         Total current liabilities.............         439.4              364.6          (146.2)          657.8
Long-term debt.................................         883.0              571.7           733.9 (o)     2,188.6
Self-insurance reserves........................          44.9               44.1              --            89.0
Deferred income taxes..........................           0.0               17.5              --            17.5
Lease valuation reserve........................          29.0                0.0              --            29.0
Other non-current liabilities..................          86.4               10.1           (27.8)(p)        82.7
                                                                                            11.0 (q)
                                                                                             3.0 (e)
                                                     --------           --------         -------        --------
         Total liabilities.....................       1,482.7            1,008.0           573.9         3,064.6
                                                     --------           --------         -------        --------
Stockholders' equity:
  Series A Preferred Stock, liquidation
    preference $166.8 million..................            --                 --           104.0 (r)       161.8
                                                                                            57.8 (s)
  Series B Preferred Stock, liquidation
    preference $31.0 million...................            --                 --            31.0 (r)        31.0
  Common Stock.................................           0.3                0.0            (0.3)(t)         0.0
  Additional paid-in capital...................         175.2              105.6            10.0 (p)        59.9
                                                                                          (175.2)(t)
                                                                                           (57.8)(s)
                                                                                             2.1 (u)
  Notes receivable from shareholders...........           0.0               (0.7)             --            (0.7)
  Retained deficit.............................        (148.3)            (112.2)          (23.7)(v)      (197.9)
                                                                                           148.3 (t)
                                                                                           (40.4)(d)
                                                                                            (1.8)(n)
                                                                                           (19.8)(w)
  Treasury stock...............................            --                 --            (2.1)(u)        (5.8)
                                                                                            (3.7)(x)
                                                     --------           --------         -------        --------
         Total stockholders' equity(y).........          27.2               (7.3)           28.4            48.3
                                                     --------           --------         -------        --------
         Total liabilities and stockholders'
           equity..............................      $1,509.9           $1,000.7         $ 602.3        $3,112.9
                                                     ========           ========         =======        ========


            See Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) Reflects gross proceeds received from (i) the New Term Loans, (ii) the New Revolving Facility, (iii) the New Equity Investment, (iv) the Public Offerings and (v) the New Discount Debenture Placement used to retire certain debt and liabilities and to pay financing costs and other related fees as set forth in the following table:


        New Term Loans............................................................................  $ 600.0
        New Revolving Facility....................................................................     35.5
        New F4L Senior Notes......................................................................    350.0
        New RGC Notes.............................................................................    100.0
        New Equity Investment.....................................................................    140.0
        New Discount Debentures...................................................................     59.0
        Purchase Discount Notes...................................................................    (84.4)
        Purchase RSI Common Stock.................................................................   (375.9)
        Repay Ralphs 1992 Credit Agreement........................................................   (297.4)
        Repay F4L Credit Agreement................................................................   (153.0)
        Purchase Old RGC Notes....................................................................    (27.3)
        Pay EAR liability.........................................................................    (17.8)
        Loan to affiliate.........................................................................     (5.0)
        Repay other Ralphs debt...................................................................   (188.8)
        Purchase New Holdings Common Stock........................................................     (3.7)
        Accrued Interest..........................................................................    (17.6)
        Fees and Expenses.........................................................................   (113.6)
                                                                                                    -------
                Pro forma adjustment..............................................................  $   0.0
                                                                                                    =======


(b) Reflects the elimination of Ralphs historical LIFO reserve ($17.4 million) and the write-up of merchandise inventory ($22.5 million); both to reflect current estimated selling prices less costs of disposal and a reasonable profit allowance for the selling effort of the acquiring company.

(c) Reflects the estimated write-up to fair value of Ralphs property, plant and equipment as of the date of the Merger.

(d) Reflects estimated restructuring charge associated with closing 29 Food 4 Less conventional supermarkets or warehouse stores and converting 5 Food 4 Less conventional supermarkets to warehouse stores. Pursuant to the settlement agreement with the State of California, 24 Food 4 Less stores (as well as 3 Ralphs stores) must be closed by December 31, 1995. See
    "Business -- California Settlement Agreement." Although not required by such settlement agreement, an additional 5 under-performing stores selected by the Company also are scheduled to be closed by December 31, 1995. The restructuring charge consists of write-downs of property, plant and equipment ($22.8 million), write-off of the Alpha Beta trademark ($8.6 million), write-off of other assets ($4.3 million), lease termination expenses ($3.1 million) and miscellaneous expense accruals ($1.6 million). The expected cash payments to be made in connection with the restructuring charge total $7.1 million. It is expected that such cash payments will be made by December 31, 1995. The estimated restructuring charge will be recorded as an expense once the Merger is completed. No additional expenses are expected to be incurred in future periods in connection with these closings. Food 4 Less has determined that there is no impairment of existing goodwill related to the store closures based on its projections of future undiscounted cash flows.

(e) Reflects the anticipated closing of 3 Ralphs stores.


(f) Reflects the excess of costs over the fair value of the net assets of Ralphs acquired in connection with the Merger ($862.1 million) and the elimination of Ralphs historical excess of costs over the fair value of the net assets acquired ($365.4 million). The purchase price and preliminary calculation of the excess of cost over the net book value of assets acquired is as follows:



        Purchase price:
          Purchase of outstanding common equity..................................................  $  525.9
          Fees and expenses......................................................................      51.1
                                                                                                   --------
          Total purchase price...................................................................  $  577.0
                                                                                                   --------
        Purchase price is financed by:
          Seller Debentures......................................................................  $  131.5
          New Discount Debentures................................................................      18.5
          New Equity Investment..................................................................     140.0
          New borrowings.........................................................................     287.0
                                                                                                   --------
                                                                                                   $  577.0
                                                                                                    =======

       Preliminary calculation of purchase price allocated to assets and liabilities based on management's estimate of fair values as of January 29, 1995:


          Cash...................................................................................  $   35.1
          Receivables............................................................................      43.6
          Inventories............................................................................     261.3
          Other current assets...................................................................      19.8
          Property, fixtures and equipment.......................................................     782.7
          Beneficial lease rights................................................................      49.2
          Goodwill...............................................................................     862.1
          Other assets...........................................................................      18.0
          Current liabilities....................................................................    (424.8)
          Obligations under capital leases.......................................................     (89.1)
          Long-term debt.........................................................................    (806.6)
          Other non-current liabilities..........................................................    (174.3)
                                                                                                   --------
                                                                                                   $  577.0
                                                                                                   ========



        Pro forma book value of historical assets acquired:
          Historical net book value at January 29, 1995......................................      $   27.2
          Less book value of historical assets with no value at the acquisition date:
            Historical deferred tax asset.............................................  112.5
            Historical goodwill.......................................................  365.4
            Historical deferred debt costs............................................   20.2        (498.1)
                                                                                        -----      --------
            Negative pro forma book value of net assets acquired.............................         470.9
          Purchase price.....................................................................         577.0
                                                                                                   --------
          Excess of purchase price to be allocated...........................................      $1,047.9
                                                                                                   ========
        Excess allocated to:
          Inventories........................................................................      $   39.9
          Property, fixtures and equipment...................................................         160.0
          Goodwill...........................................................................         862.1
          Other non-current liabilities......................................................         (14.1)
                                                                                                   --------
                                                                                                   $1,047.9
                                                                                                   ========



(g) Reflects the debt issuance costs associated with the New Credit Facility, ($29.4 million), the RGC Offers ($4.2 million), the F4L Exchange Offers ($2.9 million), the Senior Note Public Offering ($10.5 million) and the Subordinated Note Public Offering ($3.0 million), the cash exchange payments associated with the RGC Offers ($8.5 million) and the F4L Exchange Offers ($3.5 million) and other financing costs ($32.8 million). These amounts have been capitalized as deferred financing costs.



(h) Reflects the elimination of deferred debt issuance costs associated with the Ralphs 1992 Credit Agreement (as defined) ($6.3 million), the F4L Credit Agreement (as defined) ($9.0 million), the Old RGC Notes ($10.4 million) and the Old F4L Notes ($14.7 million) and other indebtedness of RGC and Food 4 Less ($3.5 million) to be repaid in connection with the Merger.


(i) Reflects the elimination of Ralphs deferred tax asset associated with changes in the financial reporting basis of assets. The combined Company may be required to record a valuation allowance on all or some deferred tax assets in compliance with Financial Accounting Standard No. 109 "Accounting for Income Taxes." This determination may be based, in part, on historical or expected earnings. For purposes of these pro forma financial statements it has been assumed that all deferred net tax assets have been fully reserved.

(j) Represents a loan to a corporation owned by Yucaipa affiliates. The corporation will invest the loan proceeds in a partnership that will purchase New Discount Debentures. All proceeds received by the Company from the repayment of the loan will be paid to former holders of Ralphs EARs in satisfaction of the deferred EAR liability. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings."


(k) Reflects the repayment and cancellation of the current maturities of Ralphs 1992 Credit Agreement ($65.0 million), the F4L Credit Agreement ($19.8 million), certain other Ralphs debt ($2.1 million) and the recording of the current maturities of the New Credit Facility ($3.3 million).


(l) Reflects the repayment of Ralphs' old revolving credit facility.

(m) Reflects the payment of accrued interest on the Ralphs 1992 Credit Agreement ($1.5 million), the F4L Credit Agreement ($2.7 million), the Old RGC Notes ($5.5 million), the Old F4L Notes ($6.3 million) and other indebtedness of RGC and Food 4 Less ($1.6 million) to be repaid in connection with the Merger.

(n) Represents the liability to an executive under his employment contract due to a change of control provision.

(o) Reflects the repayment and cancellation of the Ralphs 1992 Credit Agreement and the F4L Credit Agreement and the repayment of certain other Ralphs debt, and records borrowings under the New Credit Facility and issuance of the New Discount Debentures and the Seller Debentures as set forth in the table below:


        New Term Loans............................................................................  $ 596.7
        New Revolving Facility....................................................................     35.5
        New F4L Senior Notes......................................................................    350.0
        New RGC Notes.............................................................................    100.0
        New Discount Debentures...................................................................    100.0
        Seller Debentures.........................................................................    131.5
        Purchase Discount Notes (book value)......................................................    (65.1)
        Repay Ralphs 1992 Credit Agreement........................................................   (180.0)
        Repay F4L Credit Agreement................................................................   (133.2)
        Purchase Old RGC Notes....................................................................    (27.0)
        Repay other Ralphs debt...................................................................   (174.5)
                                                                                                    -------
                Net pro forma adjustment..........................................................  $ 733.9
                                                                                                    =======


(p) Reflects payments with respect to a portion of the Ralphs EAR liability ($17.8 million) and the issuance of New Holdings stock options in consideration of the cancellation of the remaining Ralphs EAR liability ($10.0 million). See "Executive Compensation -- Equity Appreciation Rights Plan." No future compensation expense will be recorded as the cancellation of certain EAR liabilities ($10.0 million) in consideration for the issuance of New Holdings stock options is deemed to reflect fair value.

(q) Reflects a reserve for Ralphs unfunded defined benefit pension plan, determined as the difference between the projected benefit obligation of the plan as compared to the fair value of plan assets, less amounts previously accrued.

(r) Reflects the issuance of the Series A and Series B Preferred Stock for cash, net of (in the case of the Series A Preferred Stock) $5.0 million in related commitment fees. The proceeds will be used to acquire RSI stock, to repurchase Discount Notes and to repay indebtedness of the Company.

(s) Represents the cancellation of 5,783,244 shares of common stock (after giving effect to a 2.082-for-one stock split) in connection with the issuance of Preferred Stock in the New Equity Investment.

(t) Reflects the elimination of Ralphs historical equity.

(u) Represents the reclassification of treasury stock held by Holdings.

(v) Represents the write-off of the historical deferred debt issuance costs of Holdings related to its refinanced debt.

(w) Represents the premium over the book value of the Discount Notes as of January 29, 1995 and related fees.

(x) Represents the purchase of shares of New Holdings common stock from stockholders who have exercised statutory dissenters' rights in connection with the FFL Merger. There are no other shares subject to statutory dissenters' rights.

(y) The unaudited pro forma combined balance sheet as of January 29, 1995 does not include certain one-time non-recurring costs related to (i) severance payments under certain employment contracts with Food 4 Less management totaling $1.4 million that are subject to change of control provisions and the achievement of earnings and sales targets, (ii) costs related to the integration of the Company's operations which are estimated to be $50.0 million (includes an estimated $12.0 million related to termination and severance costs) over a three-year period, (iii) other costs related to warehouse closures, which costs are not presently determinable or (iv) any contingent liability to reimburse Yucaipa in the event it incurs a loss on the resale of $10 million of the Seller Debentures.

                  SELECTED HISTORICAL FINANCIAL DATA OF RALPHS

     The following table presents selected historical financial data of RGC (as the predecessor of RSI) as of and for the 53 weeks ended February 3, 1991, and the 52 weeks ended February 2, 1992, and summary historical financial data of RSI for the 52 weeks ended January 31, 1993, January 30, 1994 and January 29, 1995, which have been derived from the financial statements of RSI and RGC audited by KPMG Peat Marwick LLP, independent certified public accountants. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of RSI and RGC and related notes thereto included elsewhere in this Prospectus.

                                                        53 WEEKS        52 WEEKS       52 WEEKS       52 WEEKS        52 WEEKS
                                                          ENDED           ENDED          ENDED          ENDED           ENDED
                                                       FEBRUARY 3,     FEBRUARY 2,     JANUARY 31,    JANUARY 30,    JANUARY 29,
                                                           1991            1992           1993           1994            1995
                                                       -----------     -----------     -----------    -----------    -----------
                                                                                 (DOLLARS IN MILLIONS)
OPERATING DATA:
  Sales................................................   $2,799.1       $2,889.2        $2,843.8       $2,730.2       $2,724.6
  Cost of sales........................................    2,225.4        2,275.2         2,217.2        2,093.7        2,101.0
                                                          --------       --------        --------       --------       --------
  Gross profit.........................................      573.7          614.0           626.6          636.5          623.6
  Selling, general and administrative expenses(a)......      438.0          459.2           470.0          471.0          467.0
  Provision for equity appreciation rights.............       15.3           18.3              --             --             --
  Amortization of excess of cost over net assets
    acquired...........................................       11.0           11.0            11.0           11.0           11.0
  Provisions for restructuring and tax indemnification
    payments(b)........................................         --           10.0             7.1            2.4             --
                                                          --------       --------        --------       --------       --------
  Operating income.....................................      109.4          115.5           138.5          152.1          145.6
    Interest expense(c)................................      128.5          130.2           125.6          108.8          112.7
    Loss on disposal of assets and provisions for legal
      settlement and earthquake losses(d)..............        6.4           13.0            10.1           12.9            0.8
  Income tax expense (benefit).........................       12.8           13.5             8.3         (108.0)(e)         --
  Cumulative effect of change in accounting for
    postretirement benefits other than pensions........      (13.1)            --              --             --             --
  Extraordinary item-debt refinancing, net of tax
    benefits...........................................         --             --           (70.6)            --             --
                                                          --------       --------        --------       --------       --------
  Net earnings (loss)(f)...............................   $  (51.4)      $  (41.2)       $  (76.1)      $  138.4       $   32.1
                                                          ========       ========        ========       ========       ========
  Ratio of earnings to fixed charges(g)................         --(g)          --(g)         1.02x          1.24x          1.24x
BALANCE SHEET DATA (end of period):
  Working capital surplus (deficit)....................   $  (93.9)      $ (114.2)       $ (122.0)     $   (73.0)      $ (119.5)
  Total assets.........................................    1,406.4        1,357.6         1,388.5        1,483.7        1,509.9
  Total debt(h)........................................      986.1          941.9         1,029.8          998.9        1,018.5
  Redeemable stock.....................................        3.0            3.0              --             --             --
  Stockholders' equity (deficit).......................      (16.0)         (57.2)         (133.3)           5.1           27.2
OTHER DATA:
  Depreciation and amortization(i).....................   $   75.2       $   76.6        $   76.9      $    74.5       $   76.0
  Capital expenditures.................................       87.6           50.4           102.7           62.2           64.0
  Stores open at end of period.........................        150            158             159            165            173
  EBITDA (as defined)(j)...............................   $  207.0       $  225.8        $  227.3      $   230.2       $  230.2
  EBITDA margin(k).....................................        7.4%           7.8%            8.0%           8.4%           8.4%

- ---------------

(a) Includes provision for post retirement benefits other than pensions of $2.2 million, $2.6 million, $3.3 million, $3.4 million and $2.6 million for the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, January 31, 1993, January 30, 1994 and January 29, 1995, respectively.

(b) Provisions for restructuring are charges for expenses relating to closing of Ralphs central bakery operation. The charge reflected the complete write-down of the bakery building, machinery and equipment, leaseholds, related inventory and supplies, and providing severance pay to terminated employees. These charges were $7.1 million and $2.4 million for the 52 weeks ended January 31, 1993 and the 52 weeks ended January 30, 1994, respectively. Provision for tax indemnification payments to Federated were $10.0 million for the 52 weeks ended February 2, 1992.

(c) Interest expense includes non-cash charges related to the amortization of deferred debt issuance costs of $4.1 million for the 53 weeks ended February 3, 1991, $5.0 million for the 52 weeks ended February 2, 1992, $5.5 million for the 52 weeks ended January 31, 1993, $6.5 million for the 52 weeks ended January 30, 1994 and $6.1 million for the 52 weeks ended January 29, 1995, respectively.

(d) Loss on disposal of assets was $6.4 million, $13.0 million, $2.6 million, $1.9 million and $0.8 million for the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, January 31, 1993, January 30, 1994 and January 29, 1995, respectively. The 52 weeks ended February 2, 1992 includes approximately $12.2 million representing a reserve against losses related to the closing of three stores. Provision for legal settlement was $7.5 million for the 52 weeks ended January 31, 1993. Provision for earthquake losses was $11.0 million for the 52 weeks ended January 30, 1994. This represents reserve for losses, net of anticipated insurance recoveries, resulting from the January 17, 1994 Southern California earthquake.

(e) Includes recognition of $109.1 million of deferred income tax benefit and $1.1 million current income tax expense for Fiscal 1993 (see Note 11 of Notes to Consolidated Financial Statements of Ralphs Supermarkets, Inc.).

(f) Net earnings (loss) includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses and interest expense, of $29.2 million, $31.2 million, $36.9 million, $36.3 million, and $20.0 million, for the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, the 52 weeks ended January 31, 1993, the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended January 30, 1994 and the 52 weeks ended January 29, 1995 are reduced employer contributions of $11.8 million and $12.7 million, respectively, related to union health and welfare benefit plans.

(g) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, cumulative effect of change in accounting principles, extraordinary items and fixed charges before capitalized interest. "Fixed charges" consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 53 weeks ended February 3, 1991 and the 52 weeks ended February 2, 1992 by $25.5 million and $27.7 million, respectively.

(h) Total debt includes long-term debt, current maturities of long-term debt, short-term debt and capital lease obligations.

(i) For the 53 weeks ended February 3, 1991, the 52 weeks ended February 2, 1992, January 31, 1993, January 30, 1994 and January 29, 1995, depreciation and amortization includes amortization of the excess of cost over net assets acquired of $11.0 million, $11.0 million, $11.0 million, $11.0 million and $11.0 million, respectively.

(j) "EBITDA," as defined and presented historically by RGC, represents earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provisions for Equity Appreciation Rights, provision for tax indemnification payments to Federated, provision for postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses, a one-time charge for Teamsters Union sick pay benefits, transition expense and gains and losses on disposal of assets. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Ralphs' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(k) EBITDA margin represents EBITDA (as defined) as a percentage of sales.

                 SELECTED HISTORICAL FINANCIAL DATA OF HOLDINGS

     The following table presents selected historical financial data of Holdings and its predecessor, Food 4 Less. Because Holdings acquired the capital stock of Food 4 Less in a reorganization, which occurred December 31, 1992, the financial data presented below for periods ending prior to such date represent data of Food 4 Less. Operating data of Holdings for the 52 weeks ended June 26, 1993 reflects the operating results of Food 4 Less only until December 31, 1992 and reflects the consolidated operating results of Holdings for the remainder of the period. The historical financial data of Food 4 Less presented below as of and for the 52 weeks ended June 30, 1990, June 29, 1991 and June 27, 1992, and the historical financial data of Holdings presented below as of and for the 52 weeks ended June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995 have been derived from the financial statements of Holdings and Food 4 Less audited by Arthur Andersen LLP, independent public accountants. The summary historical financial data of Holdings presented below as of and for the 32 weeks ended February 5, 1994 have been derived from unaudited interim financial statements of Holdings which, in the opinion of management, reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. The following information should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Holdings and related notes thereto included elsewhere in this Prospectus. Because New Holdings did not exist prior to December 19, 1994, no historical financial data exists with respect thereto.


                                           FOOD 4 LESS                                        HOLDINGS
                                ----------------------------------      --------------------------------------------------------
                                53 WEEKS     52 WEEKS     52 WEEKS      52 WEEKS      52 WEEKS        32 WEEKS         31 WEEKS
                                 ENDED        ENDED        ENDED         ENDED         ENDED           ENDED            ENDED
                                JUNE 30,     JUNE 29,     JUNE 27,      JUNE 26,      JUNE 25,      FEBRUARY 5,      JANUARY 29,
                                  1990       1991(a)        1992          1993        1994(b)           1994             1995
                                --------     --------     --------      --------      --------      ------------     -----------
                                                                     (DOLLARS IN MILLIONS)          (UNAUDITED)
OPERATING DATA:
  Sales........................ $1,318.2     $1,606.6     $2,913.5      $2,742.0      $2,585.2         $1,616.7         $1,556.5
  Cost of sales................  1,113.4      1,340.9      2,392.7       2,257.8       2,115.9          1,317.2          1,294.1
                                --------     --------     --------      --------      --------         --------         --------
  Gross profit.................    204.8        265.7        520.8         484.2         469.3            299.5            262.4
  Selling, general,
    administrative and other
    expenses...................    157.8        213.1        469.7         434.9         388.8            252.3            222.4
  Amortization of excess cost
    over net assets acquired...      5.3          5.3          7.8           7.6           7.7              4.7              4.6
  Restructuring charge.........       --           --           --            --            --               --              5.1(d)
                                --------     --------     --------      --------      --------         --------         --------
  Operating income.............     41.7         47.3         43.3          41.7          72.8             42.5             30.3
  Interest expense(c)..........     50.8         50.1         70.2          73.6          77.0             47.6             48.4
  Loss (gain) on disposal of
    assets.....................       --          0.6         (1.3)         (2.1)           --              0.1             (0.5)
  Provision for earthquake
    losses.....................       --           --           --            --           4.5               --               --
  Provision for income taxes...      1.0          2.5          3.4           1.4           2.7              1.0               --
  Extraordinary charge.........       --          3.7 (f)      4.8 (g)        --            --               --               --
                                --------     --------     --------      --------      --------         --------         --------
  Net loss(e).................. $  (10.1)    $   (9.6)    $  (33.8)     $  (31.2)     $  (11.5)        $   (6.2)        $  (17.6)
                                ========     ========     ========      ========      ========         ========         ========
  Ratio of earnings to fixed
    charges(h).................       -- (h)       -- (h)       -- (h)        -- (h)        -- (h)           --(h)            --(h)

BALANCE SHEET DATA (end of
  period)(i):
  Working capital surplus
    (deficit).................. $  (40.5)    $   13.7     $  (66.3)     $  (19.2)     $  (54.9)        $  (13.8)        $  (74.8)
  Total assets.................    574.7        980.0        998.5         957.8         980.1            957.4          1,000.7
  Total debt(j)................    360.7        558.9        525.3         588.3         576.9            582.0            598.9
  Redeemable stock.............      5.1           --           --            --            --               --               --
  Stockholder's equity
    (deficit)..................     20.6         84.6         50.8          22.6          10.0             15.8             (7.3)

OTHER DATA:
  Depreciation and
    amortization(k)............ $   25.8     $   31.9     $   54.9      $   57.6      $   57.1         $   34.8         $   36.6
  Capital expenditures.........     36.4         34.7         60.3          53.5          57.5             29.1             49.0
  Stores open at end of
    period.....................      115          259          249           248           258              249              267
  EBITDA (as defined)(l)....... $   69.5     $   80.7     $  103.1      $  105.9      $  130.5         $   79.8         $   76.9
  EBITDA margin(m).............      5.3%         5.0%         3.5%          3.9%          5.0%             4.9%             4.9%

- ---------------

(a) Operating data for the 52 weeks ended June 29, 1991 include the results of Alpha Beta only from June 17, 1991, the date of its acquisition. Alpha Beta's sales for the two weeks ended June 29, 1991 were $59.2 million.

(b) Operating data for the 52 weeks ended June 25, 1994 include the results of the Food Barn stores, which were not material, from March 29, 1994, the date of the acquisition of the Food Barn stores.

(c) Interest expense includes non-cash charges related to the amortization of deferred financing costs of $4.1 million for the 53 weeks ended June 30, 1990, $5.2 million for the 52 weeks ended June 29, 1991, $6.3 million for the 52 weeks ended June 27, 1992, $4.9 million for the 52 weeks ended June 26, 1993,

    $5.5 million for the 52 weeks ended June 25, 1994, $3.4 million for the 32 weeks ended February 5, 1994 and $3.4 million for the 31 weeks ended January 29, 1995.

(d) Represents the recording of a restructuring charge for the write-off of property and equipment in connection with the conversion of 11 conventional format supermarkets to warehouse format stores.

(e) Net loss includes a pre-tax provision for self insurance, which is classified in cost of sales, selling, general and administrative expenses, and interest expense of $11.2 million, $15.1 million, $51.1 million, $43.9 million, $25.7 million, $24.8 million, and $9.8 million for the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, the 52 weeks ended June 27, 1992, the 52 weeks ended June 26, 1993, the 52 weeks ended June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively. Included in the 52 weeks ended June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995 are reduced employer contributions of $8.1 million, $3.7 million and $14.3 million, respectively, related to union health and welfare plans.

(f) Represents an extraordinary charge of $3.7 million (net of related income tax benefit of $2.5 million) relating to the refinancing of certain indebtedness in connection with the Alpha Beta acquisition and the write-off of related debt issuance costs.

(g) Represents an extraordinary net charge of $4.8 million reflecting the write-off of $6.7 million (net of related income tax benefit of $2.5 million) of deferred debt issuance costs as a result of the early redemption of a portion of Food 4 Less' term loan facility under the F4L Credit Agreement, partially offset by a $1.9 million extraordinary gain (net of a related income tax expense of $0.7 million) on the replacement of partially depreciated assets following the civil unrest in Los Angeles.

(h) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of loss before provision for income taxes and extraordinary charges, plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor). Earnings were insufficient to cover fixed charges for the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, June 27, 1992, June 26, 1993 and June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995 by approximately $9.1 million, $3.4 million, $25.6 million, $29.8 million, $8.8 million, $5.2 million and $17.6 million, respectively. However, such earnings included non-cash charges of $29.9 million for the 53 weeks ended June 30, 1990, $37.0 million for the 52 weeks ended June 29, 1991, $61.2 million for the 52 weeks ended June 27, 1992 and $66.4 million for the 52 weeks ended June 26, 1993, $71.3 million for the 52 weeks ended June 25, 1994, $43.5 million for the 32 weeks ended February 5, 1994 and $46.2 million for the 31 weeks ended January 29, 1995, primarily consisting of depreciation, amortization and accretion of interest.

(i) Balance sheet data as of June 30, 1990 include the effect of the BHC Acquisition, as well as the acquisitions of Bell Markets, Inc. and certain assets of ABC Market Corp. Balance sheet data as of June 29, 1991, June 27, 1992, June 26, 1993 and February 5, 1994 reflect the Alpha Beta acquisition and the financings and refinancings associated therewith. Balance sheet data as of June 25, 1994 and January 29, 1995 reflect the acquisition of the Food Barn stores.

(j) Total debt includes long-term debt, current maturities of long-term debt and capital lease obligations.

(k) For the 53 weeks ended June 30, 1990, the 52 weeks ended June 29, 1991, June 27, 1992, June 26, 1993 and June 25, 1994, and the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, depreciation and amortization includes amortization of excess of cost over net assets acquired of $5.3 million, $5.3 million, $7.8 million, $7.6 million, $7.7 million, $4.7 million and $4.6 million, respectively.

(l) "EBITDA," as defined and presented historically by Holdings, represents income before interest expense, depreciation and amortization expense, the LIFO provision, provision for incomes taxes, provision for earthquake losses, provision for restructuring and the one-time adjustment to the Teamsters Union sick pay accrual. EBITDA is a widely accepted financial indicator of a company's ability to service debt. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of Holdings' operating performance or as a measure of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(m) EBITDA margin represents EBITDA (as defined) as a percentage of sales.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     Prior to consummation of the Merger, FFL will merge with and into Holdings pursuant to the FFL Merger. FFL is a holding company and the assets of FFL consist solely of its investment in the capital stock of Holdings. FFL does not conduct any operations of its own. Holdings owns 100% of the stock of Food 4 Less and does not conduct any business operations of its own. Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into a newly-formed, wholly-owned subsidiary, New Holdings, incorporated in Delaware, pursuant to the Reincorporation Merger. The following discussion addresses an overview of the combination of Ralphs and Food 4 Less, the historical results of operations of Ralphs and Holdings and the liquidity and capital resources of Ralphs and Holdings on both a historical and a pro forma combined basis.

OVERVIEW

     The combination of Ralphs and Food 4 Less will create the largest supermarket operator in Southern California with an estimated 264 conventional format Ralphs stores and an estimated 68 price-impact Food 4 Less warehouse format stores. The Company will operate an additional 63 stores in Northern California and certain areas of the Midwest. Management believes that the Company's dual format strategy will appeal to a broad range of Southern California consumers and enable the Company to significantly enhance its overall competitive position. In addition, the Company expects to achieve cost savings and incremental profitability through the integration of advertising, administration, purchasing, distribution, manufacturing and other operations. Due to its increased size, dual format strategy and integration related costs, the Company believes that its future operating results may not be directly comparable to the historical operating results of either Ralphs or Holdings. Certain factors which are expected to affect the future operating results of the Company (or their comparability to prior periods) are discussed below.

     Regional Economic Conditions. In recent periods Ralphs and Food 4 Less have each been affected by the adverse economic conditions that have existed in Southern California since approximately 1991. These conditions were exacerbated by the substantial layoffs in the defense and aerospace industries and by the civil unrest in Los Angeles in April, 1992. In addition, management estimates that approximately eight million square feet of supermarket selling space has been added in Southern California over the past five years. As a result of these factors and general deflationary pressures in certain food product categories, Ralphs and Food 4 Less have each experienced declining comparable store sales in recent periods. Over the last three fiscal years, Food 4 Less' and Ralphs' total sales declined by 11.3% and 4.2%, respectively. However, both Food 4 Less' and Ralphs' comparable store sales declines have begun to moderate in recent months. Despite these sales trends, however, each company has improved its profitability over the same period as discussed in greater detail below. Although data indicate a mild recovery in the Southern California economy and management believes that overall sales trends in Southern California should improve along with the economy, there can be no assurance that such improvements will occur. Management believes that its dual format strategy and anticipated cost savings will leave it well positioned to take advantage of improvements in the regional economy and growing population and to compete effectively in the Southern California marketplace. See "Risk Factors -- Regional Economic Conditions."

     Integration Costs and Restructuring Charges. The two principal components of the Company's integration strategy will be (i) the conversion of up to 122 of Food 4 Less' conventional stores (primarily Alpha Beta stores) to the Ralphs name and format and the conversion of 16 other (Boys and Viva) Food 4 Less conventional stores (11 of which were recently completed) and 23 Ralphs stores to the Food 4 Less price impact warehouse format; and (ii) the achievement of substantial cost savings through the consolidation of warehousing, manufacturing and distribution operations and the elimination of certain other duplicative overhead costs. Management has estimated that approximately $90 million of net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) are achievable by the end of the fourth year of combined operations. Although a portion of the anticipated cost savings is premised upon the completion of certain capital expenditures, management believes that over 70% of the cost savings could be achieved without making any Merger-related capital expenditures. See "Business -- The Merger" and

"Risk Factors -- Ability to Achieve Anticipated Cost Savings." Management believes that approximately $117 million in Merger-related capital expenditures and $50 million of other non-recurring costs will be required to complete store conversions, integrate operations and expand warehouse facilities over this four-year period. Management expects that the non-recurring integration costs will effectively offset any cost savings in the first year following the Merger. See "-- Liquidity and Capital Resources." In addition, management anticipates that certain non-recurring costs associated with the integration of operations will be recorded as a restructuring charge. The charge will cover costs associated with the writedown of property and equipment and related reserves associated with the conversion of certain Food 4 Less conventional supermarkets to warehouse stores and the closure of certain Food 4 Less conventional stores as well as the write-off of the Alpha Beta trademark. This restructuring charge has been estimated, for purposes of the pro forma financial information included elsewhere herein, at approximately $45.5 million. On December 14, 1994, Food 4 Less and Ralphs entered into a Settlement Agreement (the "Settlement Agreement") with the State of California. See "Business -- California Settlement Agreement." Under the Settlement Agreement, the Company must divest a total of 27 stores (24 Food 4 Less conventional supermarkets or warehouse stores and 3 Ralphs stores). In addition, although not required pursuant to the Settlement Agreement, an additional 5 under-performing stores selected by the Company are scheduled to be closed following the Merger. It is anticipated that such closures and store conversions will be substantially completed by December 31, 1995. The estimated restructuring charge aggregating $45.5 million for the 24 Food 4 Less stores to be divested under the Settlement Agreement, the planned closures (5 Food 4 Less stores) and the conversion of 16 Food 4 Less conventional stores to warehouse format stores reflects (i) the writedown of property, plant and equipment ($27.9 million), (ii) the write-off of the Alpha Beta trademark ($8.6 million), (iii) the write-off of other assets ($4.3 million), (iv) lease termination expense ($3.1 million) and (v) miscellaneous expense accruals ($1.6 million). The expected cash payments to be made in connection with the restructuring charge will total $7.1 million. It is expected that such cash payments will be made by December 31, 1995. As a result of the completion of 11 of the 16 planned Food 4 Less conventional store conversions during the second quarter of the current fiscal year, Food 4 Less has recorded a restructuring charge of $5.1 million in its results of operations for the 31 weeks ended January 29, 1995. Food 4 Less has determined that there is no impairment of existing goodwill related to the store closures based on its projections of future undiscounted cash flows. The remaining estimated restructuring charge will be recorded as an expense once the Merger is completed. The divestiture of the 3 Ralphs stores pursuant to the Settlement Agreement will be reflected in the allocation of the purchase price and therefore will not give rise to any restructuring charge.

     Store Mix. Approximately 28% of the Company's total anticipated number of stores following the Merger are expected to be warehouse format stores. Because these stores offer prices that are generally 5-12% below those in Food 4 Less' conventional stores, they produce lower gross profit margins than an average conventional supermarket. As a result, the Holdings' consolidated gross margin following the Merger is expected to decline from the levels historically reported by Ralphs. In addition, if the percentage of warehouse stores in the overall store mix increases following the Merger, as expected, the Holdings' consolidated gross margins should also be expected to decline slightly over time. Because of the reduced SG&A (as defined) costs associated with the warehouse format stores, management believes that overall profitability of the warehouse stores is comparable to that of conventional stores.

     Purchase Accounting. The Merger will be accounted for as a purchase of Ralphs by Holdings. As a result, the assets and liabilities of Ralphs will be recorded at their estimated fair market values on the date the Merger is consummated. The purchase price in excess of the fair market value of Ralphs' assets will be recorded as goodwill and amortized over a forty-year period. The purchase price allocation reflected in the pro forma statements is based on management's preliminary estimates. The actual purchase accounting adjustments will be determined following the Merger and may vary from the amounts reflected in the Unaudited Pro Forma Financial Data included elsewhere herein.

     Fiscal Year and Restatement of Holdings Financial Statements. Food 4 Less and Holdings each have filed a Form 8-K with the Commission to announce that they will adopt Ralphs' fiscal year end for financial reporting purposes. Ralphs' fiscal year ends on the Sunday closest to January 31. In connection with the preparation of this Prospectus, Holdings elected to restate its historical financial statements to conform to Ralphs' classification of certain expenses. The changes primarily involved the reclassification of certain labor, occupancy and utility costs associated with product deliveries as cost of goods sold, which were previously classified as selling, general, administrative and other expense, net. In addition, depreciation expense, which had been reported separately by Holdings with the amortization of goodwill, was classified as cost of goods sold or selling, general, administrative and other expense, net, as appropriate. The amounts aggregated $236.2 million, $224.5 million, $219.5 million and $129.1 million (unaudited) for the fiscal years ended June 27, 1992, June 26, 1993, June 25, 1994 and the 32 weeks ended February 5, 1994. Holdings has also classified a portion of its self-insurance costs as interest expense that was previously recorded in selling, general, administrative and other expense, net. These self-insurance amounts were reclassified to more completely segregate the interest component of self-insurance costs arising from discounting long-term obligations. The amounts reclassified aggregated $5.0 million, $5.9 million, $5.8 million and $3.8 million (unaudited) for the fiscal years ended June 27, 1992, June 26, 1993, June 25, 1994 and the 32 weeks ended February 5, 1994. All historical financial information for Holdings and Food 4 Less included in this Prospectus reflects these reclassifications.

RESULTS OF OPERATIONS OF RALPHS

     The following table sets forth the historical operating results of Ralphs for the 52 weeks ended January 31, 1993 ("Fiscal 1992"), January 30, 1994 ("Fiscal 1993") and January 29, 1995 ("Fiscal 1994"):

                                                                            52 WEEKS ENDED
                                                       --------------------------------------------------------
                                                         JANUARY 31,         JANUARY 30,         JANUARY 29,
                                                             1993                1994                1995
                                                       ----------------    ----------------    ----------------
                                                                            (IN MILLIONS)
Sales...............................................   $2,843.8   100.0%   $2,730.2   100.0%   $2,724.6   100.0%
Cost of sales.......................................    2,217.2    78.0     2,093.7    76.7     2,101.0    77.1
Selling, general and administrative expenses........      470.0    16.5       471.0    17.2       467.0    17.2
Operating income(a).................................      138.5     4.9       152.1     5.6       145.6     5.3
Net interest expense................................      125.6     4.4       108.8     4.0       112.7     4.1
Provision for earthquake losses(b)..................         --      --        11.0     0.4          --      --
Income tax expense (benefit)........................        8.3     0.3      (108.0)   (4.0)         --      --
Extraordinary item..................................       70.6     2.5          --      --          --      --
Net earnings (loss).................................      (76.1)   (2.7)      138.4     5.1        32.1     1.2

- ---------------

(a) Operating income reflects charges of $7.1 million in Fiscal 1992 and $2.4 million in Fiscal 1993, for expenses relating to closing of central bakery operation. The charges reflected the complete write-down of the bakery building, machinery and equipment, leaseholds, related inventory and supplies, and providing severance pay to terminated employees.

(b) Represents reserve for losses, net of expected insurance recoveries, resulting from the January 17, 1994 Southern California earthquake.

COMPARISON OF RALPHS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 29, 1995 WITH RALPHS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 30, 1994.

  Sales

     For the fifty-two weeks ended January 29, 1995, sales were $2,724.6 million, a decrease of $5.6 million or 0.2% from the fifty-two weeks ended January 30, 1994. During Fiscal 1994, Ralphs opened ten new stores (four in Los Angeles County, three in Orange County, one in San Diego County and two in Riverside County), closed two stores (in conjunction with new stores opening in the same areas), and completed five store remodels. Comparable store sales decreased 3.7%, which included an increase of 0.3% for replacement store sales, from $2,707.9 million in Fiscal 1993 to $2,606.4 million in Fiscal 1994. Ralphs sales continued to be adversely affected by the continuing softness of the economy in Southern California, continuing competitive new store and remodeling activity and recent pricing and promotional changes by competitors. Ralphs continued to take steps to mitigate the impact of the weak retailing environment in its markets, which included continuing its own new store and remodeling program and initiating the Ralphs Savings Plan in February 1994, a new marketing campaign specifically designed to enhance customer value. See "Business -- Advertising and Promotion."

     On January 17, 1994, an earthquake in Southern California caused considerable damage in Los Angeles and surrounding areas. Several Ralphs supermarkets suffered earthquake damage, with 54 stores closed on the morning of January 17th. Thirty-four stores reopened within one day and an additional 17 stores reopened within three days. Three stores in the San Fernando Valley area of Los Angeles suffered major structural damage. All three stores have since reopened for business, with the last reopening on April 15, 1994. Management believes that there was some negative impact on sales resulting from the temporary disruption of business resulting from the earthquake. Ralphs is partially insured for earthquake losses. The pre-tax financial impact, net of expected insurance recoveries, is expected to be approximately $11.0 million and Ralphs reserved for this loss in Fiscal 1993. The gross earthquake loss is approximately $25.3 million and the expected insurance recovery is approximately $14.3 million.

  Cost of Sales

     Cost of sales increased $7.3 million or 0.3% from $2,093.7 million in Fiscal 1993 to $2,101.0 million in Fiscal 1994. As a percentage of sales, cost of sales increased to 77.1% in Fiscal 1994 from 76.7% in Fiscal 1993. The increase in cost of sales as a percentage of sales included a one-time charge for Teamsters Union sick pay benefits pursuant to a new contract ratified in August 1994 with the Teamsters. The total charge was $2.5 million, of which $2.1 million was included in cost of sales and $0.4 million in selling, general and administrative expense. Increases in cost of sales were partially offset by savings in warehousing and distribution costs, reductions in self-insurance costs, pass-throughs of increased operating costs and increases in relative margins where allowed by competitive conditions.

     Warehousing and distribution cost savings were primarily attributable to Ralphs' ASRS and PSC facilities along with the ongoing implementation of new computer control programs and labor standards that improved distribution productivity. The ASRS facility can hold substantially more inventory and requires fewer employees to operate than does a conventional warehouse of equal size. This facility has reduced Ralphs' warehousing costs of non-perishable items markedly, enabling it to take advantage of advance buying opportunities and minimize "out-of-stocks." Ralphs engages in forward-buy purchases to take advantage of special prices or to delay the impact of upcoming price increases by purchasing and warehousing larger quantities of merchandise than immediately required. The PSC facility has consolidated the operations of three existing facilities and holds more inventory than the facilities it replaced, thereby reducing Ralphs' warehouse distribution costs.

     Over the last several years, Ralphs has been implementing modifications in its workers compensation and general liability insurance programs. Ralphs believes that these modifications have resulted in a significant reduction in self-insurance costs for Fiscal 1994. Based on a review of the results of these modifications by Ralphs and its actuaries, adjustments to the accruals for self-insurance costs were made during Fiscal 1994 resulting in a reduction of approximately $18.9 million. Of the total $18.9 million reduction in self-insurance costs, $7.5 million is included in cost of sales and $11.4 million is included in selling, general and administrative expenses.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses ("SG&A") decreased $4.0 million or 0.8% from $471.0 million in Fiscal 1993 to $467.0 million in Fiscal 1994. As a percentage of sales, SG&A was 17.2% in Fiscal 1993 and 17.2% in Fiscal 1994. The decrease in SG&A was primarily due to a reduction in contributions to the United Food and Commercial Workers Union ("UFCW") health care benefit plans, due to an excess reserve in these plans, a reduction in self-insurance costs, as discussed above, and the results of cost savings programs instituted by Ralphs. Ralphs is continuing its expense reduction program. The decrease in SG&A was partially offset by several factors including increases in union wage rates, a one-time charge for Teamsters Union sick pay benefits, as discussed above, transition expense relating to the Merger ($1.4 million) and increased rent expense resulting from new stores, including fixture and equipment financing.

     Ralphs participates in multi-employer pension plans and health and welfare plans administered by various trustees for substantially all union employees. Contributions to these plans are based upon negotiated contractual rates. In both Fiscal 1992 and Fiscal 1993 the multi-employer pension plan was deemed to be overfunded based upon the collective bargaining agreement then currently in force. During Fiscal 1993 the agreement called for pension benefits which resulted in additional required expense. The UFCW health and welfare benefit plans were overfunded and those employers who contributed to these plans received a pro rata share of excess reserve in these health care benefit plans through a reduction in current maintenance payments. Ralphs' share of the excess reserve was approximately $24.5 million of which $11.8 million was recognized in Fiscal 1993 and the remainder, $12.7 million, was recognized in Fiscal 1994. Since employers are required to make contributions to the benefit funds at whatever level is necessary to maintain plan benefits, there can be no assurance that plan maintenance payments will remain at current levels.

  Operating Income

     Operating income in Fiscal 1994 decreased 4.3% to $145.6 million from $152.1 million in Fiscal 1993. Operating margin, defined as operating income as a percentage of sales, was 5.3% in Fiscal 1994 compared to 5.6% in Fiscal 1993. EBITDA, defined as net earnings before interest expense, income tax expense (benefit), depreciation and amortization expense, provision for postretirement benefits, provision for LIFO expense, gain or loss on disposal of assets, transition expense and a one-time charge for Teamsters Union sick pay benefits, was 8.4% of sales or $230.2 million in Fiscal 1994 and 8.4% of sales or $230.2 million in Fiscal 1993.

  Net Interest Expense

     Net interest expense for Fiscal 1994 was $112.7 million versus $108.8 million for Fiscal 1993. Net interest expense increased primarily as a result of increases in interest rates. Included as interest expense during Fiscal 1994 was $97.4 million, representing interest expense on existing debt obligations, capitalized leases and a swap agreement. Comparable interest expense for Fiscal 1993 was $92.8 million. Also included in net interest expense for Fiscal 1994 was $15.3 million representing certain other charges related to amortization of debt issuance costs, self-insurance discounts, lease valuation reserves and other miscellaneous charges (categorized by Ralphs as non-cash interest expense) as compared to $16.0 million for Fiscal 1993. Investment income, which is immaterial, has been offset against interest expense. The continuation of higher interest rates subsequent to the end of Fiscal 1994 has continued to increase interest expense and adversely affect Ralphs' net income.

  Net Earnings

     For Fiscal 1994, Ralphs reported net earnings of $32.1 million compared to net earnings of $138.4 million for Fiscal 1993. The decrease in net earnings is primarily the result of decreased operating income, higher interest expense due to increased interest rates, the recognition of $109.1 million of deferred income tax benefit in Fiscal 1993 partially offset by $11.0 million recorded for earthquake losses in Fiscal 1993.

  Other

     In February 1994, the Board of Directors of Ralphs authorized a dividend of $10.0 million to be paid to RSI, and the Board of Directors of RSI authorized distribution of this dividend to its shareholders subject to certain restrictive covenants in the instruments governing certain of Ralphs' indebtedness that impose limitations on the declaration or payment of dividends. Ralphs' credit agreement, entered into in 1992 (the "1992 Credit Agreement"), was amended to allow for the payment of the dividend to RSI for distribution to RSI's shareholders. The fee for the amendment was approximately $500,000, which was included in interest expense for the period. The dividend was distributed to the shareholders of RSI in the second quarter of Fiscal 1994.

COMPARISON OF RALPHS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 30, 1994 WITH RALPHS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JANUARY 31, 1993.

  Sales

     Sales in Fiscal 1993 were $2,730.2 million, a decrease of $113.6 million or 4.0% compared to Fiscal 1992. During Fiscal 1993, Ralphs opened eight new stores, four in Los Angeles County, two in Orange County and two in Riverside County, and remodeled six stores. Two of the eight new stores replaced the two stores closed during the fiscal year. Comparable store sales decreased 5.8%, which included an increase of 0.6% for the replacement stores, from $2,823.4 million to $2,659.3 million in Fiscal 1993. Ralphs' sales continued to be adversely affected by the significant recession in Southern California, continuing competitive new store and remodelling activity and pricing and promotional changes by competitors.

  Cost of Sales

     Cost of sales decreased $123.5 million or 5.6% from $2,217.2 million in Fiscal 1992 to $2,093.7 million in Fiscal 1993. As a percentage of sales, cost of sales declined to 76.7% in Fiscal 1993 from 78.0% in Fiscal 1992. The decrease in cost of sales as a percentage of sales was the result of savings in warehousing and distribution costs, the pass-through of increased operating costs and increases in relative margins where allowed by competitive conditions.

  Selling, General and Administrative Expenses

     SG&A increased $1.0 million or 0.2% from $470.0 million in Fiscal 1992 to $471.0 million in Fiscal 1993. As a percentage of sales, SG&A increased from 16.5% in Fiscal 1992 to 17.2% in Fiscal 1993. The increase in SG&A as a percentage of sales was the result of several factors including the soft sales environment. Increases in expense were partially offset by cost savings programs instituted by Ralphs.

     Ralphs participates in multi-employer pension plans and health and welfare plans administered by various trustees for substantially all union employees. Contributions to these plans are based upon negotiated contractual rates. In both Fiscal 1992 and Fiscal 1993 the UFCW multi-employer pension plan was deemed to be overfunded based upon the collective bargaining agreement then currently in force. During Fiscal 1993 the agreement called for pension benefits which resulted in additional required expense. The UFCW health and welfare benefit plans were overfunded and those employers who contributed to these plans are to receive a pro rata share of the excess reserve in these health care benefit plans through a reduction in current maintenance payments. Ralphs' share of the excess reserve was approximately $24.5 million of which $11.8 million was recognized in Fiscal 1993 and the remainder will be recognized in the fiscal year ending January 29, 1995. The change in health and welfare plan expenses resulted from the $11.8 million credit associated with the collective bargaining agreement as well as a reduction in the current year plan expense due to the overfunded status of the plan. Since employers are required to make contributions to the benefit funds at whatever level is necessary to maintain plan benefits, there can be no assurance that plan maintenance payments will remain at current levels. Partially offsetting the reductions of health and welfare maintenance payments was a $6.0 million contract ratification bonus paid by Ralphs at the conclusion of contract negotiations with the UFCW in Fiscal 1993. The $6.0 million contract ratification payment was an item separate from either of these plans.

  Operating Income

     Operating income in Fiscal 1993 increased to $152.1 million from $138.5 million in Fiscal 1992, a 9.8% increase. Operating margin increased in Fiscal 1993 to 5.6% from 4.9% in Fiscal 1992. This increase was primarily the result of the aforementioned improvements in Ralphs' cost of sales percentage. EBITDA, defined as net earnings before interest expense, income tax expense (benefit), depreciation and amortization expenses, postretirement benefits, the LIFO charge, extraordinary item relating to debt refinancing, provision for legal settlement, provision for restructuring, provision for earthquake losses and loss on disposal of assets, improved to $230.2 million or 8.4% of sales in Fiscal 1993 from $227.3 million or 8.0% of sales in Fiscal 1992.

  Net Interest Expense

     Net interest expense for Fiscal 1993 was $108.8 million, compared to $125.6 million for Fiscal 1992. The reduction in net interest expense was attributable to the refinancing and defeasance of Ralphs 14% Senior Subordinated Debentures due 2000 (the "14% Debentures") with the proceeds from the issuance of the Old RGC 9% Notes as the final step in a recapitalization plan initiated on July 30, 1992. Cash interest expense during Fiscal 1993 was $92.8 million compared to $105.5 million in Fiscal 1992. Also included in interest expense for Fiscal 1993 was $16.0 million representing certain other charges relating to amortization of debt issuance costs, self-insurance discount, lease valuation reserves and other miscellaneous charges (categorized by Ralphs as non-cash interest expense) as compared to $20.1 million for Fiscal 1992. Investment income, which is immaterial, has been offset against interest expense.

  Earthquake Losses

     Several Ralphs stores suffered earthquake damage from the January 17, 1994 earthquake in Southern California and 54 stores were completely shutdown on the morning of January 17th. Management believes that there was some negative impact on sales resulting from the temporary disruption of business resulting from the earthquake. Ralphs is partially insured for earthquake losses. The pre-tax financial impact, net of expected insurance recoveries, is expected to be approximately $11.0 million and Ralphs reserved for this loss in Fiscal 1993. The gross earthquake loss is approximately $25.3 million and the expected insurance recovery is approximately $14.3 million.

  Income Taxes

     In Fiscal 1993, Ralphs recorded the incremental impact of The Omnibus Budget Reconciliation Act of 1993 on net deductible temporary differences and Ralphs increased its deferred income tax assets by a net amount of $109.1 million. Income tax expense (benefit) for Fiscal 1993 includes recognition of $109.1 million of deferred income tax benefit and $1.1 million current income tax expense for Fiscal 1993. See Note 11 of Notes to Ralphs Consolidated Financial Statements.

  Net Earnings

     In Fiscal 1993, Ralphs reported net earnings of $138.4 million compared to a net loss of $76.1 million for Fiscal 1992. This increase in net earnings was primarily the result of Ralphs' recognition of $109.1 million of deferred income tax benefit for Fiscal 1993 and the following items recorded in Fiscal 1992: (1) an extraordinary charge, net of tax benefit, of $70.6 million relating to Ralphs' recapitalization plan, (2) a provision of $7.1 million made for expenses related to the closure of the central bakery operation (an additional charge of $2.4 million was recorded in Fiscal 1993) and (3) a provision of $7.5 million made for the maximum loss under a judgment rendered against Ralphs.

RESULTS OF OPERATIONS OF HOLDINGS

     The following table sets forth the historical operating results of Holdings for the 52 weeks ended June 27, 1992 ("Fiscal 1992"), June 26, 1993 ("Fiscal 1993") and June 25, 1994 ("Fiscal 1994"), for the 32 weeks ended February 5, 1994 and for the 31 weeks ended January 29, 1995:



                                               52 WEEKS ENDED
                         ----------------------------------------------------------       32 WEEKS ENDED         31 WEEKS ENDED
                             JUNE 27,             JUNE 26,             JUNE 25,            FEBRUARY 5,            JANUARY 29,
                               1992                 1993                 1994                  1994                   1995
                         ----------------     ----------------     ----------------     ------------------     ------------------
                                               (IN MILLIONS)                               (UNAUDITED)
Sales..................  $2,913.5   100.0%    $2,742.0   100.0%    $2,585.2   100.0%    $1,616.7     100.0%    $1,556.5     100.0%
Gross profit...........     520.8    17.9        484.2    17.7        469.3    18.1        299.5      18.5        262.4      16.9
Selling, general,
  administrative and
  other, net...........     469.7    16.1        434.9    15.9        388.8    15.0        252.3      15.6        222.4      14.3
Amortization of excess
  costs over net assets
  acquired.............       7.8     0.3          7.6     0.3          7.7     0.3          4.7       0.3          4.6       0.3
Restructuring charge...        --      --           --      --           --      --           --        --          5.1       0.3
Operating income.......      43.3     1.5         41.7     1.5         72.8     2.8         42.5       2.6         30.3       1.9
Interest expense.......      70.2     2.4         73.6     2.6         77.0     2.9         47.6       2.9         48.4       3.1
Loss (gain) on disposal
  of assets............      (1.3)     --         (2.1)   (0.1)          --      --          0.1        --         (0.5)       --
Provision for
  earthquake losses....        --      --           --      --          4.5     0.2           --        --           --        --
Provision for income
  taxes................       3.4     0.1          1.4     0.1          2.7     0.1          1.0       0.1          0.0       0.0
Loss before
  extraordinary
  charge...............     (29.0)   (1.0)       (31.2)   (1.1)       (11.5)   (0.4)        (6.2)     (0.4)       (17.6)     (1.1)
Extraordinary charge...       4.8     0.2           --      --           --      --           --        --           --        --
Net loss...............     (33.8)   (1.2)       (31.2)   (1.1)       (11.5)   (0.4)        (6.2)     (0.4)       (17.6)     (1.1)


COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 31 WEEKS ENDED JANUARY 29, 1995 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 32 WEEKS ENDED FEBRUARY 5, 1994

  Sales

     Sales per week decreased $0.3 million, or 0.6%, from $50.5 million per week in the 32 weeks ended February 5, 1994, to $50.2 million per week in the 31 weeks ended January 29, 1995, primarily as a result of a 4.6% decline in comparable store sales, partially offset by sales from new and acquired stores opened since February 5, 1994. Management believes that the decline in comparable store sales is attributable to the weak economy in Southern California and, to a lesser extent, in Food 4 Less' other operating areas, and competitive store openings and remodels in Southern California.

  Gross Profit

     Gross profit decreased as a percentage of sales from 18.5% in the 32 weeks ended February 5, 1994, to 16.9% in the 31 weeks ended January 29, 1995. The decrease in gross profit margin resulted primarily from pricing and promotional activities related to Food 4 Less' "Total Value Pricing" program and an increase in the number of warehouse format stores (which have lower gross margins resulting from prices that are generally 5-12% below the prices in Food 4 Less' conventional stores) from 48 at February 5, 1994, to 89 at January 29, 1995. The decrease in the gross profit margin was partially offset by improvements in product procurement.

  Selling, General, Administrative and Other, Net

     Selling, general, administrative and other expenses, net ("SG&A") were $252.3 million and $222.4 million for the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively. SG&A decreased as a percentage of sales from 15.6% to 14.3% for the same periods. Food 4 Less experienced a reduction of workers' compensation and general liability self-insurance costs of $14.8 million during the 31 weeks ended January 29, 1995 due to continued improvement in the cost and frequency of claims. The improved experience was due primarily to cost control programs implemented by Food 4 Less, including awards for stores with the best loss experience, specific achievable goals for each store, and increased monitoring of third-party administrators. In addition, Food 4 Less maintained tight control of administrative expenses and store level expenses, including payroll (due primarily to increased productivity), advertising and other controllable store expenses. Because Food 4 Less' warehouse stores have lower SG&A than conventional stores, the increase in the number of warehouse stores, from 48 at February 5, 1994, to 89 at January 29, 1995, also contributed to decreased SG&A.

     Food 4 Less participates in multi-employer health and welfare plans for its store employees who are members of the UFCW. As part of the renewal of the Southern California UFCW contract in October 1993, employers contributing to UFCW health and welfare plans are to receive a pro rata share of the excess reserves in the plans through a reduction of current employer contributions. Food 4 Less' share of the excess reserves was $24.2 million, of which Holdings recognized $3.7 million in the 32 weeks ended February 5, 1994 and $14.3 million in the 31 weeks ended January 29, 1995, respectively. An additional $4.4 million of credits was recognized during the period from February 6, 1994 through the end of Fiscal 1994. The remainder of the excess reserves will be recognized as the credits are taken during fiscal 1995.

     On August 28, 1994, the Teamsters and Food 4 Less ratified a new contract which, among other things, provided for the vesting of sick pay benefits resulting in a one-time charge of $2.1 million which was recorded in the 31 weeks ended January 29, 1995.

  Restructuring Charge

     Food 4 Less has converted 11 of its conventional format supermarkets to warehouse format stores. During the 31 weeks ended January 29, 1995, Food 4 Less recorded a non-cash restructuring charge for the write-off of property and equipment at the 11 stores of $5.1 million.

  Interest Expense


     Interest expense (including amortization of deferred financing costs) was $47.6 million and $48.4 million for the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively. The increase in interest expense was due primarily to higher interest rates on the term loan portion (the "Term Loan") of Food 4 Less' credit agreement dated as of June 17, 1991, as amended, (the "F4L Credit Agreement"), and on the revolving credit portion of the F4L Credit Agreement (the "Revolving Credit Facility"), combined with increased indebtedness under the Discount Notes and the Revolving Credit Facility. The increase was partially offset by the reduction of indebtedness under the Term Loan as a result of amortization payments. Food 4 Less increased its borrowing under the F4L Credit Agreement as a result of higher capital expenditures during the 31 weeks ended January 29, 1995. As a result of capital expenditures subsequent to January 29, 1995, Food 4 Less has increased its borrowing under the F4L Credit Agreement, which, coupled with increased rates, has increased its interest expense and net loss during such period.


  Net Loss

     Primarily as a result of the factors discussed above, Holdings' net loss increased from $6.2 million in the 32 weeks ended February 5, 1994 to $17.6 million in the 31 weeks ended January 29, 1995.

COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JUNE 25, 1994 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JUNE 26, 1993.

  Sales

     Sales decreased $156.8 million or 5.7% from $2,742.0 million in Fiscal 1993 to $2,585.2 million in Fiscal 1994. The decrease in sales resulted primarily from a 6.9% decline in comparable store sales. The decline in comparable store sales primarily reflects (i) the continuing softness of the economy in Southern California, (ii) lower levels of price inflation in certain key food product categories, and (iii) competitive factors, including new stores, remodeling and recent pricing and promotional activity. This decrease in sales was partially offset by sales from 13 stores opened or acquired during Fiscal 1994.

  Gross Profit

     Gross profit increased as a percent of sales from 17.7% in Fiscal 1993 to 18.1% in Fiscal 1994. The increase in gross profit margin was attributable to improvements in product procurement and an increase in vendors' participation in Food 4 Less' promotional costs. These improvements were partially offset by an increase in the number of warehouse format stores (which have lower gross margins resulting from prices that are generally 5-12% below the prices in Food 4 Less' conventional stores) from 45 at June 26, 1993 to 66 at June 25, 1994, and the effect of the fixed cost component of gross profit as compared to a lower sales base.

  Selling, General, Administrative and Other, Net

     SG&A was $434.9 million and $388.8 million in Fiscal 1993 and Fiscal 1994, respectively. SG&A decreased as a percent of sales from 15.9% to 15.0% for the same periods. Food 4 Less experienced a reduction of self-insurance costs of $18.2 million due to continued improvement in the cost and frequency of claims. The improved experience was due primarily to cost control programs implemented by Food 4 Less, including awards for stores with the best loss experience, specific achievable goals for each store, and increased monitoring of third-party administrators, and, to a lesser extent, a lower sales base which reduced Food 4 Less' exposure. In addition, Food 4 Less maintained tight control of administrative expenses and store level expenses, including payroll (due primarily to increased productivity), advertising, and other controllable store expenses. Because Food 4 Less' warehouse stores have lower SG&A than conventional stores, the increase in the number of warehouse stores, from 45 at June 26, 1993 to 66 at June 25, 1994, also contributed to decreased SG&A as a percentage of sales. The reduction in SG&A as a percentage of sales was partially offset by the effect of the fixed cost component of SG&A as compared to a lower sales base.

     Food 4 Less participates in multi-employer health and welfare plans for its store employees who are members of the UFCW. As part of the renewal of the Southern California UFCW contract in October 1993, employers contributing to UFCW health and welfare plans are to receive a pro rata share of the excess reserves in the plans through a reduction of current employer contributions. Food 4 Less' share of the excess reserves was $24.2 million, of which Holdings recognized $8.1 million in Fiscal 1994 and the remainder of which will be recognized as the credits are taken in the future. Offsetting the reduction in employer contributions was a $5.5 million contract ratification bonus and contractual wage increases.

  Interest Expense

     Interest expense (including amortization of deferred financing costs) increased $3.4 million from $73.6 million to $77.0 million for Fiscal 1993 and Fiscal 1994, respectively. The increase in interest expense is due to additional indebtedness related to the Discount Notes, partially offset by reduced borrowings under the F4L Credit Agreement.

  Provision for Earthquake Losses

     On January 17, 1994, Southern California was struck by a major earthquake which resulted in the temporary closing of 31 of Food 4 Less' stores. The closures were caused primarily by loss of electricity, water, inventory, or structural damage. All but one of the closed stores reopened within a week of the earthquake. The final closed store reopened on March 24, 1994. Food 4 Less is insured against earthquake losses (including business interruption), subject to certain deductibles. The pre-tax financial impact, net of expected insurance recovery, was approximately $4.5 million.

  Net Loss

     Primarily as a result of the factors discussed above, Holdings' net loss decreased from $31.2 million in Fiscal 1993 to $11.5 million in Fiscal 1994.

COMPARISON OF HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JUNE 26, 1993 WITH HOLDINGS' RESULTS OF OPERATIONS FOR THE 52 WEEKS ENDED JUNE 27, 1992.

  Sales

     Sales decreased $171.5 million or 5.9% from $2,913.5 million in Fiscal 1992 to $2,742.0 million in Fiscal 1993, primarily as a result of a 5.1% decline in comparable store sales and a net reduction in Food 4 Less' total store count of one store at June 26, 1993 compared to June 27, 1992. Management believes that the decline in comparable store sales was attributable to (i) the weak economy in Southern California, and, to a lesser extent, in Food 4 Less' other operating areas, (ii) lower levels of price inflation in certain key food categories, and
(iii) increased competitive store openings in Southern California.

  Gross Profit

     Gross profit decreased as a percent of sales from 17.9% in Fiscal 1992 to 17.7% in Fiscal 1993 primarily as a result of an increase in the number of Food 4 Less warehouse stores (which have lower gross margins resulting from prices that are generally 5-12% below the prices in Food 4 Less' conventional stores), from 34 stores in Fiscal 1992 to 45 stores in Fiscal 1993, and as a result of the fixed cost component of gross profit being compared to a lower sales base, partially offset by increases in relative margins allowed by competitive conditions, improvements in the procurement function, and cost savings and operating efficiencies associated with Food 4 Less' warehousing and manufacturing facilities.

  Selling, General, Administrative and Other, Net

     SG&A was $469.7 million and $434.9 million in Fiscal 1992 and Fiscal 1993, respectively. SG&A decreased as a percent of sales from 16.1% to 15.9% for the same periods as a result of tight control of direct store expenses, primarily payroll costs, the impact in Fiscal 1992 of the $12.8 million non-cash self-insurance reserve adjustment partially offset by market-wide contractual increases in union wages, current year increases in workers' compensation costs primarily associated with the new law which took effect in 1990, and the fixed cost component of SG&A being compared to a lower sales base.

  Interest Expense

     Interest expense (including amortization of deferred financing costs) increased $3.4 million from $70.2 million to $73.6 million for the 52 weeks ended June 27, 1992 and June 26, 1993, respectively. The increase to interest expense is due to additional indebtedness related to the Discount Notes, partially offset by lower interest expense due to the reduction of indebtedness as a result of amortization payments combined with decreasing interest rates on the Term Loan.

  Loss Before Extraordinary Charge

     Primarily as a result of the factors discussed above, Holdings' loss before extraordinary charge increased from $29.0 million in Fiscal 1992 to $31.2 million in Fiscal 1993. Holdings recorded a net extraordinary charge of $4.8 million in Fiscal 1992, reflecting the write-off of certain deferred financing costs which were partially offset by a gain on the replacement of partially depreciated assets following the civil unrest in Los Angeles.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to the consummation of the Reincorporation Merger, New Holdings will have neither any business operations nor any material assets of its own. In addition, Holdings does not conduct any business operations of its own and has no income or assets other than its investment in Food 4 Less' common and preferred stock. No cash interest is payable on any Discount Notes that remain outstanding following the Merger until June 15, 1998 and on the Seller Debentures and the New Discount Debentures until the fifth anniversary of their issue date. Holdings intends to service the cash interest payments on the Seller Debentures, on the New Discount Debentures and on any Discount Notes that remain outstanding following the consummation of the Merger through dividends it receives from the Company following the Merger. Such dividends and other payments will be restricted under the terms of the debt agreements of the Company. See "Risk Factors -- Holding Company Structure."


     In order to consummate the Merger, Holdings and Food 4 Less expect to utilize total new financing proceeds in the amount of approximately $1.3 billion. Pursuant to the New Equity Investment, New Holdings (as the successor to Holdings) will issue capital stock for total cash proceeds of approximately $140 million (excluding a $5 million commitment fee of which $2.5 million will be paid in cash and $2.5 million will be satisfied through the issuance of New Discount Debentures). In addition, Food 4 Less will enter into the New Credit Facility pursuant to which it will have available up to $600 million of New Term Loans, all of which is anticipated to be drawn at the Closing Date (assuming all Old RGC Notes are tendered into the RGC Offers), and will have available a $325 million New Revolving Facility, of which $6.5 million is anticipated to be drawn at the Closing Date. Food 4 Less will also issue up to $350 million principal amount of New F4L Senior Notes pursuant to the Senior Note Public Offering and will issue up to $100 million principal amount of New RGC Notes pursuant to the Subordinated Note Public Offering. The proceeds from the New Credit Facility and the Public Offerings, together with the $140 million cash proceeds of the New Equity Investment, $59 million cash proceeds of the New Discount Debenture Placement, $41 million in initial accreted value of additional New Discount Debentures issued other than for cash and $131.5 million principal amount of the Seller Debentures, will provide the sources of financing required to consummate the Merger and to repay existing bank debt of approximately $160.8 million at Food 4 Less and $238.2 million at Ralphs, to repay existing mortgage debt of $174.0 million (excluding prepayment fees) at Ralphs and to pay $84.4 million in consideration for the Discount Notes (excluding related fees). Proceeds from the New Credit Facility and the Public Offerings will also be used to pay the cash portions of the RGC Offers and the F4L Exchange Offers, as well as the Change of Control Offer, if any, and accrued interest on all exchanged debt securities in the amount of $34.4 million (as of June 15, 1995), to pay $17.8 million to the holders of Ralphs Equity Appreciation Rights and to loan $5 million to an affiliate for the benefit of such holders and to pay up to $113.6 million of fees and expenses of the Merger and the Financing and to pay $3.7 million to purchase shares of New Holdings Common Stock. The Company will also assume certain existing indebtedness of Food 4 Less and Ralphs. Pursuant to the RGC Offers, Food 4 Less will seek the exchange of at least a majority of the Old RGC Notes for New RGC Notes and pursuant to the F4L Exchange Offers, Food 4 Less will seek the exchange of at least 80% of the Old F4L Notes for New F4L Notes. The primary purpose of the F4L Exchange Offers and the RGC Offers is to refinance Food 4 Less' and RGC's existing public debt securities with longer term public debt securities, to obtain all necessary consents to consummate the Merger and to eliminate substantially all of the restrictive covenants contained in the Old F4L Indentures and the Old RGC Indentures.


     After the Merger the Company's principal sources of liquidity are expected to be cash flow from operations, amounts available under the New Revolving Facility and capital and operating leases. It is anticipated that the Company's principal uses of liquidity will be to provide working capital, finance capital expenditures, including the costs associated with the integration of Food 4 Less and Ralphs, and to meet debt service requirements.


     The New Revolving Facility will be a $325 million line of credit which will be available for working capital requirements and general corporate purposes. Up to $150 million of the New Revolving Facility may be used to support standby letters of credit. The letters of credit will be used to cover workers' compensation contingencies and for other purposes permitted under the New Credit Facility. The Company anticipates that letters of credit for approximately $92.6 million will be drawn under the New Revolving Facility at closing, in replacement of existing letters of credit, primarily to satisfy the State of California's requirements relating to workers compensation self-insurance. The New Revolving Facility will be non-amortizing and will have a six-year term. The Company will be required to reduce loans outstanding under the New Revolving Facility to $75 million for a period of not less than 30 consecutive days during each consecutive 12-month period. Assuming that the Merger closes on June 15, 1995, giving effect to currently anticipated borrowings and letter of credit issuances, the Company's remaining borrowing availability under the New Revolving Facility would have been approximately $225.9 million. Pursuant to the New Credit Facility, the New Term Loans will be issued in four tranches: (i) Tranche A, in the amount of $275 million, will have a six-year term;

(ii) Tranche B, in the amount of $108.3 million, will have a seven-year term;
(iii) Tranche C, in the amount of $108.3 million, will have an eight-year term; and, (iv) Tranche D, in the amount of $108.4 million, will have a nine-year term. The Tranche A Loan may not be fully funded at the Closing Date. The New Credit Facility will provide that the portion of the Tranche A Loan not funded at the Closing Date will be available for a period of 91 days following the Closing Date to fund the Change of Control Offer. The New Term Loans will require quarterly amortization payments aggregating $3.3 million in the first year, $36.3 million in the second year and increasing thereafter. The New Credit Facility will be guaranteed by New Holdings and each of the Company's subsidiaries and secured by liens on substantially all of the unencumbered assets of the Company and its subsidiaries and by a pledge of New Holdings' stock in the Company. The New Credit Facility will contain financial covenants which are expected to require, among other things, the maintenance of specified levels of cash flow and stockholder's equity. See "Description of the New Credit Facility."


     Standard & Poor's has publicly announced that, upon consummation of the Merger, it intends to assign a new rating to the Old RGC Notes. Such new rating assignment, if implemented, would constitute a Rating Decline under the Old RGC Indentures. The consummation of the Merger (which is conditioned on, among other things, successful consummation of the Other Debt Financing Transactions, the New Equity Investment and the Bank Financing) and the resulting change in composition of the Board of Directors of RGC, together with the anticipated Rating Decline, would constitute a Change of Control Triggering Event under the Old RGC Indentures. Although Food 4 Less does not anticipate that there will be a significant amount of Old RGC Notes outstanding following consummation of the RGC Offers, upon such a Change of Control Triggering Event the Company would be obligated to make the Change of Control Offer following the consummation of the Merger for all outstanding Old RGC Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The portion of the Tranche A Loan not fully funded at the Closing Date will be available to fund the purchase of Old RGC Notes tendered pursuant to the Change of Control Offer.

     Management anticipates that significant capital expenditures will be required following the Merger in connection with the integration of Ralphs and Food 4 Less. In order to implement the Company's store format strategy, up to 122 conventional stores currently operated by Food 4 Less will be converted to the Ralphs format and 16 conventional stores (primarily Boys and Viva) have been or will be converted and 23 Ralphs stores will be converted to the Food 4 Less warehouse format. An additional 18 Ralphs and Food 4 Less warehouse stores are scheduled to be opened during calendar 1995. It is estimated that the gross capital expenditures to be made by the Company in the first fiscal year following the closing will be approximately $153 million (or $106 million net of expected capital leases), of which approximately $98 million relate to ongoing expenditures for new stores, equipment and maintenance and approximately $55 million relate to store conversions and other Merger-related and non-recurring items. An additional $33 million of Merger-related and non-recurring capital expenditure items (or $22 million net of expected capital leases) are anticipated to be incurred in the second year following the consummation of the Merger. Management expects that these expenditures will be financed primarily through cash flow from operations and capital leases.


     Ralphs cash flow from operating activities was $55.4 million for the 52 weeks ended January 29, 1995 and $104.0 million for Fiscal 1993. Holdings generated approximately $87.8 million and approximately $17.6 million of cash from operating activities during the 52-week period ended June 25, 1994 and the 31 weeks ended January 29, 1995, respectively (as compared to generating approximately $30.2 million of cash from operating activities during the 32 weeks ended February 5, 1994). The decrease in cash from operating activities is due primarily to changes in operating assets and liabilities and a decrease in operating income. Holdings anticipates that one of the principal uses of cash in its operating activities will be inventory purchases. However, supermarket operators typically require small amounts of working capital since inventory is generally sold prior to the time that payments to suppliers are due. This reduces the need for short-term borrowings and allows cash from operations to be used for non-current purposes such as financing capital expenditures and other investing activities. Consistent with this pattern, Ralphs and Holdings had working capital deficits of $119.5 million and $74.8 million at January 29, 1995. Subsequent to January 29, 1995, Holdings continued its practice of using cash from operations for non-current purposes which increased the working capital deficit.

     Ralphs cash used in investing activities was $45.5 million during Fiscal 1993 and $50.8 million during the 52 weeks ended January 29, 1995. These amounts reflected increased capital expenditures related to store remodels and new store openings (including store acquisitions) and, to a lesser extent, expansion of other warehousing, distribution and manufacturing facilities and equipment, including data processing and computer systems. For the 52 weeks ended June 25, 1994, Holdings' cash used in investing activities was $55.8 million. Investing activities consisted primarily of capital expenditures by Food 4 Less of $57.5 million, partially offset by $9.3 million of sale/leaseback transactions, and $11.1 million of costs in connection with the acquisition of ten former "Food Barn" stores. For the 31 weeks ended January 29, 1995, Holdings' cash used in investing activities was $42.6 million. Investing activities consisted primarily of capital expenditures of $49.0 million, partially offset by $6.5 million of sale/leaseback transactions. The capital expenditures, net of the proceeds from sale/leaseback transactions, were financed with cash provided by a combination of financing and operating activities. The capital expenditures included the costs associated with the conversion of 11 conventional format stores to the Food 4 Less warehouse format. See "Business -- The Merger -- Two Leading Complementary Formats." In January 1995, Food 4 Less entered into an amendment to the F4L Credit Agreement to, among other things, allow for the accelerating of the capital expenditures and other costs associated with the conversion of stores to the warehouse format. In May 1995, the F4L Credit Agreement was further amended in order to accommodate Food 4 Less' new fiscal year end and to make adjustments to Food 4 Less' financial covenants.

     Ralphs cash used in financing activities was approximately $24.6 million for the 52 weeks ended January 29, 1995. Reduction of capital lease obligations of $12.2 million and the payment of a $10.0 million dividend reduced cash flow. Food 4 Less' cash provided by financing activities was $11.6 million for the 31 weeks ended January 29, 1995, which consisted primarily of $27.3 million of borrowings outstanding on the Revolving Credit Facility at January 29, 1995 partially offset by a $11.3 million repayment of the Term Loan. At January 29, 1995, $48.6 million of standby letters of credit had been issued under Food 4 Less' existing letter of credit facility.

     Ralphs and FFL have significant net operating loss carryforwards for regular federal income tax purposes. As a result of the Merger and the New Equity Investment, New Holdings' ability to utilize such loss carryforwards in future periods will be limited to approximately $15.6 million per year with respect to FFL net operating loss carryforwards and approximately $15.0 million per year with respect to Ralphs' net operating loss carryforwards. Holdings does not expect the Merger to materially adversely affect any other tax assets of the Company or New Holdings. New Holdings will be a party to a tax sharing agreement with the Company and its subsidiaries. Pursuant to the tax sharing agreement, the Company will make payments to New Holdings in the amount it would be required to pay if its consolidated liability was calculated on a separate company basis. Conversely, if the Company generates losses or credits which reduce the consolidated tax liability of New Holdings, New Holdings will credit to the Company the amount of such reduction in the consolidated tax liability. See "Certain Relationships and Related Transactions." The Company will continue to be a party to an indemnification agreement with Federated and certain other parties. See Note 1 of Notes to Consolidated Financial Statements of Ralphs Supermarkets, Inc. Pursuant to the terms of such agreement, Ralphs will make annual tax payments of $1.0 million in 1995 and 1996 and a final tax payment of $5.0 million in 1997.


     Following the Merger, the Company will be a wholly-owned subsidiary of New Holdings. In addition, following the Merger, New Holdings will have $100 million initial accreted value of the New Discount Debentures and $131.5 million principal amount of the Seller Debentures outstanding. New Holdings is a holding company which will have no assets other than the capital stock of the Company. New Holdings will be required to commence semi-annual cash payments of interest on (i) the New Discount Debentures and the Seller Debentures commencing five years from their date of issuance in the amount of approximately $61 million per annum and (ii) any Discount Notes that remain outstanding following the Merger commencing June 15, 1998. Subject to the limitations contained in its debt instruments, the Company intends to make dividend payments to New Holdings in amounts which are sufficient to permit New Holdings to service its cash interest requirements. The Company may pay other dividends to New Holdings in connection with certain employee stock repurchases and for routine administrative expenses. See "Risk Factors -- Holding Company Structure."


     Following the consummation of the Merger and the Financing, New Holdings will be highly leveraged. Based upon current levels of operations and anticipated cost savings and future growth, Holdings believes that its cash flow from operations, together with available borrowings under the New Revolving Facility and its other sources of liquidity (including leases), will be adequate to meet its anticipated requirements for working capital, capital expenditures, integration costs and interest payments. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that future cost savings and growth can be achieved. See "Risk Factors -- Leverage and Debt Service."


  Interest Rate Protection Agreements

     Ralphs and Food 4 Less currently are parties to certain interest rate protection agreements required under the terms of their existing bank indebtedness. In connection with the New Credit Facility, these interest rate protection agreements will be replaced by a new agreement which will be finalized prior to the closing of the Merger. The Company will be exposed to credit loss in the event of nonperformance by the counterparty to the interest rate protection agreement. However, the Company does not anticipate nonperformance by such counterparty.

     The following details the impact of Ralphs' hedging activity on its weighted average interest rate for each of the last three fiscal years of
Ralphs:

                                                                WITH        WITHOUT
                                                               HEDGE         HEDGE
                                                              --------      --------
            1992............................................   10.52%        10.22%
            1993............................................    8.96%         8.96%
            1994............................................    9.37%         9.18%

     Due to increasing interest rates under its existing credit facility, Ralphs' interest expense has increased during recent periods and may continue to increase, reducing Ralphs' net income during such periods.

     The following details the impact of Food 4 Less' hedging activity on its weighted average interest rate for each of the last three fiscal years of Food 4
Less:

                                                                WITH        WITHOUT
                                                               HEDGE         HEDGE
                                                              --------      --------
            1992............................................   10.28%        10.25%
            1993............................................   10.07%        10.03%
            1994............................................   10.10%        10.09%

  Effects of Inflation

     The Company's primary costs, inventory and labor, are affected by a number of factors that are beyond its control, including inflation, availability and price of merchandise, the competitive climate and general and regional economic conditions. As is typical of the supermarket industry, Ralphs and Food 4 Less have generally been able to maintain margins by adjusting their retail prices, but competitive conditions may from time to time render the Company unable to do so while maintaining its market share.


RECENT RESULTS



     Ralphs. Ralphs sales for the 12 weeks ended April 23, 1995 (the "first quarter") increased $21.5 million, or 3.5%, to $637.5 million from $616.0 million in the 12 weeks ended April 24, 1994. Comparable store sales in the first quarter decreased 2.2% from the corresponding period in the prior year. Operating income for the 12 weeks ended April 23, 1995 decreased $2.8 million to $31.3 million from $34.1 million in the 12 weeks ended April 24, 1994. EBITDA (as defined) in the first quarter of the current fiscal year decreased to $52.3 million from $52.7 million in the comparable period of the prior year. Ralphs net earnings in the first quarter of the current fiscal year declined $3.5 million from $8.4 million in the first quarter of Fiscal 1994 to

$4.9 million in the first quarter of the current fiscal year. The decline in net earnings was largely attributable to an increased level of union health and welfare benefit credits in the prior fiscal year. Such conditions continue to cause similar decreases in operating income and net income through the period ended May 26, 1995 as compared to the same period in the preceding year.



     Holdings. Holdings' sales for the 12 weeks ended April 23, 1995 increased $35.7 million, or 6.1%, to $623.6 million from $587.9 million in the 12 week period ended April 2, 1994. Comparable store sales decreased approximately 2.2% from the 12 week period in the prior year. EBITDA (as defined) in the first quarter of the current fiscal year decreased slightly to $30.1 million from $30.2 million in the prior year's period. Food 4 Less' net loss decreased from $6.3 million for the 12 weeks ended April 2, 1994 to $5.2 million for the 12 weeks ended April 23, 1995; however, Holdings' net loss for the 1994 period reflected a charge of $4.5 million related to earthquake damage. Holdings' increased borrowings for capital expenditures in the current fiscal year and the resulting increased interest expense contributed to the net loss in the first quarter of the current year.

                                    BUSINESS
THE MERGER

     The combination of Ralphs Grocery Company and Food 4 Less Supermarkets, Inc. will create the largest food retailer in Southern California. Pro forma for the Merger, the Company will operate approximately 332 Southern California stores with an estimated 26% market share among the area's supermarkets. The Company will operate the second largest conventional supermarket chain in the region under the "Ralphs" name and the largest warehouse supermarket chain in the region under the "Food 4 Less" name. In addition, the Company will operate approximately 24 conventional format stores and 39 warehouse format stores in Northern California and the Midwest. On a pro forma basis giving effect to the Merger, New Holdings would have had sales of approximately $5.1 billion and $3.1 billion, operating income of approximately $183 million and $99 million and EBITDA (as defined) of approximately $343 million and $211 million for the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, respectively.

  TWO LEADING COMPLEMENTARY FORMATS

     In Southern California the Company plans to convert up to 122 conventional stores currently operated by Food 4 Less to the "Ralphs" name and format and 39 Ralphs and Food 4 Less conventional stores to the "Food 4 Less" name and warehouse format. As a result, and pro forma for the Merger, Ralphs will be the region's second largest conventional format supermarket chain, with 264 stores and Food 4 Less will be the region's largest warehouse format supermarket chain with 68 stores. The Ralphs stores will continue to emphasize a broad selection of merchandise, high quality fresh produce, meat and seafood and service departments, including bakery and delicatessen departments in most stores. The Company's conventional stores will also benefit from Ralphs' strong private label program and its strengths in merchandising, store operations and systems. Passing on format-related efficiencies, the Company's price impact warehouse format stores will continue to offer consumers the lowest overall prices while still providing product selections comparable to conventional supermarkets. Management believes the Food 4 Less warehouse format has demonstrated its appeal to a wide range of demographic groups in Southern California and offers a significant opportunity for future growth. The Company plans to open nine new Food 4 Less warehouse stores and 21 new Ralphs stores over the next two years.

     Management believes the consolidation of its formats will improve the Company's ability to adapt its stores' merchandising strategy to the local markets in which they operate while achieving cost savings and other efficiencies. These conversions will be effected in three phases which the Company believes will be completed within the first 18 months of combined operation.

     Phase 1. Food 4 Less has converted 11 of its conventional format stores operated under the names "Viva" and "Boys" into Food 4 Less warehouse format supermarkets. Such conversions took up to eight weeks to complete and generally required the store to be closed for up to two weeks. These Phase 1 conversions, which were planned independently, were completed prior to the end of Food 4 Less' second quarter at a cost of approximately $1 million per store.

     Phase 2. Following the Merger, the Company plans to begin converting up to 122 conventional format stores currently operated by Food 4 Less under the names "Viva," "Alpha Beta" and "Boys" into Ralphs conventional format stores. It is anticipated that these conversions will be completed at the rate of approximately 10 stores per week. Management expects that the Company will be able to substantially complete each conversion without closing the store. Management believes that these Phase 2 conversions will be completed within the first 12-16 weeks of the Company's combined operation at a cost of approximately $75,000 per store.

     Phase 3. Following the Merger, the Company also plans to convert 23 conventional Ralphs format stores and five Food 4 Less conventional format stores into Food 4 Less warehouse format stores. Management expects that each such conversion will take up to eight weeks and may require the store to be closed for up to two to eight weeks during such period. Management believes that these Phase 3 conversions will be completed within the first 18 months of the Company's combined operation at a cost of approximately $1 million per store.

     The following table summarizes the store formats to be operated by the Company in Southern California both before and after giving effect to the conversion program:

                                                                            PRO FORMA NUMBER OF
                                                            ACTUAL               STORES(1)
                                                          ----------     -------------------------
                                                          OCTOBER 1,      PRIOR TO      FOLLOWING
                      STORE FORMATS                          1994        CONVERSION     CONVERSION
                      -------------                       ----------     ----------     ----------
    Ralphs Conventional...............................        168            165            264
    Food 4 Less Warehouse.............................         30             29             68
    Alpha Beta Conventional...........................        129            105              0
    Viva Conventional.................................         15             13              0
    Boys Conventional.................................         24             20              0
                                                              ---            ---            ---
      Total...........................................        366            332            332

- ---------------

(1) Pro forma store numbers give effect to the anticipated Merger-related divestiture or closing of 32 stores open at October 1, 1994 and the closure of two additional Food 4 Less conventional stores.

     Ralphs Conventional Format. Following completion of the store conversions described above, and pro forma for the Merger, the Company will operate 264 Ralphs stores in Southern California. Management believes these conversions will enhance Ralphs' market position and competitive advantages. Converted stores will benefit from Ralphs strengths in merchandising, store operations, systems and technology. Although all Ralphs stores use the Ralphs name and are operated under a single format, each store is merchandised to appeal to the local community it serves. Ralphs' substantial supermarket product selection is a significant aspect of its marketing efforts: Ralphs stocks between 20,000 and 30,000 merchandise items in its stores, including approximately 2,800 private label products, representing 18.5% of sales (excluding meat, service delicatessen and produce items) during Fiscal 1994. Ralphs stores offer name-brand grocery products; quality and freshness in its produce, meat, seafood, delicatessen and bakery products; and broad selection in all departments. Most existing Ralphs stores offer service delicatessen departments, on-premises bakery facilities and seafood departments. Ralphs emphasizes store ambiance and cleanliness, fast and friendly service, the convenience of debit and credit card payment (including in-store branch banks) and 24-hour operations in most stores.

     Food 4 Less' 168 conventional supermarkets, currently operated under the names "Alpha Beta," "Boys" and "Viva," are located throughout densely populated areas of Los Angeles and surrounding counties, including both suburban and urban neighborhoods. Food 4 Less' merchandising strategy for conventional stores has been tailored to the community each store services, but has emphasized customer service, quality of merchandise, and a large variety of product offerings in modern store environments. Of Food 4 Less' 168 conventional supermarkets, up to 122 are intended to be converted to the "Ralphs" name and format, 16 will be converted to the "Food 4 Less" warehouse format and the remainder are expected to be closed or sold.

     Food 4 Less Warehouse Format. Following completion of the store conversions described above, and pro forma for the Merger, the Company will operate 68 Food 4 Less warehouse stores in Southern California. The conversions will substantially accelerate the growth of the Food 4 Less format and will enhance the Company's position as the largest operator of warehouse supermarkets in Southern California. In addition to the conversions, the Company plans to continue its rapid growth of the Food 4 Less format by opening nine new warehouse format stores over the next two years, including five stores in San Diego, a new market for Food 4 Less. Management believes the expansion of warehouse format stores will create efficiencies in warehousing, distribution, and administrative functions.

     Food 4 Less' warehouse format stores target the price-conscious segment of the market, encompassing a wide range of demographic groups in both urban and suburban areas. Food 4 Less attempts to offer the lowest overall prices in its marketing areas by passing savings on to the consumer while providing the product selection associated with a conventional format. Savings are achieved through labor efficiencies and lower overhead and advertising costs associated with the warehouse format. In-store operations are designed to allow customers to perform certain labor-intensive services usually offered in conventional supermarkets. For example, merchandise is presented on warehouse style racks in full cartons, reducing labor intensive unpacking, and customers bag their own groceries. Labor costs are also reduced since the stores generally do not have service departments such as delicatessens, bakeries and fresh seafood departments, although they do offer a complete line of fresh meat, fish, produce and baked goods. Additionally, labor rates are generally lower than in conventional supermarkets.

     The Food 4 Less format generally consists of large facilities constructed with high ceilings to accommodate warehouse racking with overhead pallet storage. Wide aisles accommodate forklifts and, compared to conventional supermarkets, a higher percentage of total store space is devoted to retail selling because the top of the warehouse-style grocery racks on sales floors are used to store inventory. This reduces the need for large backroom storage. The Food 4 Less warehouse format supermarkets have brightly painted walls and inexpensive signage in lieu of more expensive graphics. In addition, a "Wall of Values" located at the entrance of each store presents the customer with a selection of specially priced merchandise.

  SUBSTANTIAL COST SAVINGS OPPORTUNITIES

     Management believes that approximately $90 million of net annual cost savings (as compared to such costs for the pro forma combined fiscal year ended June 25, 1994) will be achieved by the end of the fourth full year of combined operations. It is also anticipated that approximately $117 million in Merger-related capital expenditures and $50 million of other non-recurring costs will be required to complete store conversions, integrate operations and expand warehouse facilities over the same period. Although a portion of the anticipated cost savings is premised upon the completion of such capital expenditures, management believes that over 70% of the cost savings could be achieved without making any Merger-related capital expenditures. The following anticipated savings are based on estimates and assumptions made by the Company that are inherently uncertain, though considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings will be achieved. The sum of the components of the estimated cost savings exceeds $90 million; however, management's estimate of $90 million in net annual cost savings gives effect to an offsetting adjustment to reflect its expectation that a portion of the savings will be reinvested in the Company's operations. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings."

     Reduced Advertising Expenses. As a result of the consolidation of conventional format stores in Southern California under the "Ralphs" name, the Company will eliminate most of the separate advertising associated with Food 4 Less' existing Alpha Beta, Boys and Viva formats. Because Ralphs' current advertising program now covers the Southern California region, the Company will be able to expand the number of Ralphs stores without significantly increasing advertising costs. Management estimates that there will be annual advertising cost savings of approximately $28 million as compared to such costs for the pro forma combined fiscal year ended June 25, 1994. Because of reductions in certain advertising and promotional expenses on its conventional format stores that Food 4 Less has already begun to implement and certain refinements in the post-Merger advertising plan, actual cost savings related to advertising expenses are presently expected to be $19 million in the first full year of combined operations following the Merger as compared to the current annualized costs.

     Reduced Store Operations Expense. Management expects to reduce store operations costs as a result of both reduced labor and benefit costs and reduced non-labor expenses. Projected labor and benefit cost savings are based primarily on Ralphs' labor scheduling system, which has reduced Ralphs' labor costs relative to those of Food 4 Less. Other labor savings will result from the reduction of certain high-cost labor as a result of changed manufacturing, warehouse and distribution practices, and productivity enhancements resulting from the installation of Ralphs store level systems.

     Non-labor expense reductions are based primarily on the installation of Ralphs' computerized energy management equipment in Food 4 Less stores which will require significant capital expenditures. The expense savings associated with the use of this equipment is based on Ralphs' historical experience. Other significant non-labor expense reductions are projected to come from improved safety programs, increased cardboard baling revenues, changes to guard and shoplift agent programs and a reduction in supply and packaging costs.

Total labor and non-labor operational savings estimated at approximately $21 million annually are anticipated to be achieved by the fourth full year of combined operation.

     Increased Volume Purchasing Efficiencies. Management has identified approximately $19 million of cost savings it believes can be achieved as a result of purchasing efficiencies. These efficiencies consist primarily of (i) savings from increased discounts and allowances as a result of the combined volume of the two companies; (ii) an improvement in the terms of vendor contracts for products carried in the Company's stores on an exclusive or promoted basis; and (iii) savings from the conversion of some less-than-truckload shipping quantities to full truckload quantities. These savings are anticipated to be achieved by the second full year of combined operation.

     Warehousing and Distribution Efficiencies. The consolidation of the Company's warehousing and distribution facilities into Ralphs' two primary facilities located in Compton, California and in the Atwater district of Los Angeles and Food 4 Less' primary facility located in La Habra, California will result in lower outside storage, transportation and labor costs. The Company plans facility additions at one Ralphs facility to accommodate the additional volume as a result of such consolidation. Management anticipates improvements in the areas of automation, inventory management and handling, delivering, scheduling and route optimization and worker safety. In addition, the Company plans to close three existing facilities, which will result in lower occupancy expenses. Management believes that annual savings of approximately $16 million associated with warehousing and distribution will be achieved, before giving effect to capital expenditures in connection with facilities expansions and facility closing costs. Such savings are expected to be achieved by the third full year of combined operations.

     Consolidated Manufacturing. Ralphs and Food 4 Less operate manufacturing facilities that produce similar products or have excess capacity. Through the consolidation of meat, bakery, dairy and other manufacturing and processing operations, and the discontinuance of external purchases of certain goods that can be manufactured internally, management believes that annual cost savings of approximately $10 million can be achieved. In each instance, management has identified the facilities best suited to the needs of the combined company and has estimated the expense savings associated with each consolidation. The combined company will utilize a 316,000 square foot bakery and a 25,722 square foot milk processing plant, located at Food 4 Less' La Habra facility, and a 28,000 square foot milk processing plant, a 9,000 square foot ice cream processing plant, and a 23,000 square foot delicatessen kitchen located at Ralphs' Compton facility. Previously, Ralphs purchased bakery products externally and Food 4 Less purchased ice cream and delicatessen items externally. Management also plans to utilize Ralphs' third party meat processors, which have historically provided Ralphs with a full line of prefabricated and retail cuts of beef, to produce meat for Food 4 Less stores. Management anticipates that manufacturing expense savings will be achieved by the second full year of combined operation.

     Consolidated Administrative Functions. The Company expects to achieve savings from the elimination of redundant administrative staff, the consolidation of management information systems and a decreased reliance on certain outside services and consultants. To reduce headcount, the Company plans to target several functions for consolidation, including accounting, marketing, management information systems, administration and human resources. The Company plans to eliminate a data processing center, which is anticipated to result in savings in the areas of equipment, software, headcount and outside programmer fees. The Company also plans to eliminate the use of third party administrators to handle workers compensation and general liability claims. Management estimates that annual savings of approximately $15 million associated with consolidating administrative functions will be achieved by the second full year of combined operation.

  EXPERIENCED MANAGEMENT TEAM

     The executive officers of the Company have extensive experience in the supermarket industry. The strength of Ralphs management expertise is evidenced by Ralphs' reputation for quality and service, its technologically advanced systems, strong store operations and high historical EBITDA margins. The Food 4 Less management team will provide valuable experience in operating warehouse supermarkets and in effectively integrating companies into a combined operation. Following the acquisition of Alpha Beta in 1991,

Food 4 Less management successfully integrated Alpha Beta with its existing Southern California operations and (within three years) achieved annual cost savings in excess of $40 million (compared to a pre-acquisition estimate of approximately $33 million). See "Management."

WAREHOUSING AND DISTRIBUTION

     The combined Company will utilize Ralphs' technologically advanced warehousing and distribution systems, which include a 17 million cubic foot high-rise automated storage and retrieval system warehouse (the "ASRS") for non-perishable items and a 5.4 million cubic foot perishable service center (the "PSC") designed for processing, storing and distributing all perishable items. These facilities and the Food 4 Less La Habra warehouse will provide the Company with substantial operating benefits, including: (i) enhanced turnover to further improve the freshness and quality of in-store products, (ii) additional opportunities in forward buying programs and (iii) an increase in the percentage of inventory supplied by the Company's own warehousing and distribution system. Management believes the consolidation of these operations will enable the Company to meet the combined inventory requirements of all stores with fewer employees and lower operating and occupancy-related expenses.

     In November 1987, Ralphs opened the 17 million cubic foot highrise ASRS warehouse for non-perishable items in the Atwater district of Los Angeles, at a cost of approximately $50 million. This facility significantly increased capacity and improved the efficiency of Ralphs' warehouse operations. The automated warehouse has a ground floor area of 170,000 square feet and capacity of approximately 50,000 pallets. Guided by computer software, ten-story high cranes move pallets from the receiving dock to programmed locations in the ASRS warehouse while recording the location and time of storage. Goods are retrieved and delivered by the cranes to conveyors leading to an adjacent "picking" warehouse where individual store orders are filled and shipped. The Company plans to utilize existing unused capacity to accommodate additional volume resulting from the consolidation. The ASRS facility can hold substantially more inventory and requires fewer employees to operate than a conventional warehouse of equal size. This facility has reduced Ralphs' warehousing costs of non-perishable items markedly, enabling it to take advantage of advance buying opportunities and minimize "out-of-stocks." The Company plans to close two existing Ralphs warehouse facilities in Los Angeles and Carson, California and one Food 4 Less facility in Los Angeles, California.

     In mid-1992, Ralphs opened the 5.4 million cubic foot PSC facility in Compton, California, designed to process and store all perishable products. This facility cost approximately $35 million and has provided Ralphs with the ability to deliver perishable products to its stores on a daily basis, thereby improving the freshness and quality of these products. The facility contains an energy efficient refrigeration system and a computer system designed to document the location and anticipated delivery time of all inventory. The PSC has consolidated the operations of three existing facilities and holds more inventory than the facilities it replaced, thereby reducing Ralphs' warehouse distribution costs. The Company also plans to expand the PSC facility to accommodate additional volume resulting from the consolidation.

     Most Ralphs stores and Food 4 Less Southern California stores are located within approximately a one-hour drive from Ralphs' distribution and warehousing facilities. This geographical concentration, combined with Ralphs' efficient order system, shortens the lead time between the placement of a merchandise order and its receipt.

     Food 4 Less currently operates a centralized manufacturing, warehouse and office facility in La Habra, California which it leases from Alpha Beta's former parent corporation. The La Habra facility measures 1,378,083 total square feet over 75 acres and, in addition to serving warehousing, distribution and office functions, houses manufacturing operations which include a bakery and a creamery. The La Habra facility is operated pursuant to a long-term lease which expires in 2001. The La Habra facility is expected to be used as an additional distribution and warehouse facility.

     Food 4 Less is party to a joint venture with a subsidiary of Certified Grocers of California, Ltd. which operates a general merchandise warehouse in Fresno, California. Management is evaluating the role of such warehouse in the operation of the combined Company.

MANUFACTURING

     Ralphs' manufacturing operations produce a variety of dairy and other products, including fluid milk, ice cream, yogurt and bottled waters and juices as well as packaged ice, cheese and salad preparations. Ralphs contracts with meat processors to provide a full line of prefabricated and retail cuts of beef. Ralphs ceased its bakery operations during the second quarter of Fiscal 1993 at its 102,000 square foot facility in Los Angeles. Food 4 Less' La Habra facility includes a full-line bakery as well as a creamery and certain other manufacturing operations.

     The following table sets forth information concerning the principal manufacturing and processing facilities expected to be owned and operated by the
Company:

                               FACILITY                      SQUARE FEET    LOCATION
                               --------                      -----------    --------
            Milk processing................................     28,000      Compton
            Ice cream processing...........................      9,000      Compton
            Delicatessen kitchen...........................     23,000      Compton
            Bakery.........................................    316,000      La Habra
            Milk processing................................     25,722      La Habra

Management believes that Ralphs' manufacturing facilities and the La Habra bakery can accommodate the volume requirements of the Company, after planned expenditures of approximately $3.0 million over the next year.

PRIVATE LABEL PROGRAM

     Through its private label program, Ralphs offers approximately 2,800 items under the "Ralphs," "Private Selection," "Perfect Choice" and "Plain Wrap" brand names. These products provide quality comparable to that of national brands at prices 20-30% lower. Gross margins on private label goods are generally higher than on national brands. Management believes its private label program is one of the most successful programs in the supermarket industry, representing 17.3% of sales (excluding meats, service delicatessen and produce items) during the twelve months ended July 17, 1994. This figure has grown in the past few years, and management intends to continue the growth of its private label program in the future.

     Food 4 Less has entered into several private label licensing arrangements which allow it to exclusively utilize recognized brand names in connection with certain goods it manufactures or purchases from others, including "Carnation" and "Sunnyside Farms" (dairy products) and "Van de Kamps" (baked goods). In addition, Food 4 Less has entered into an agreement to distribute private label dry grocery and frozen products under the "Sunny Select" and "Grocers Pride" labels and has established its own private label, "Equality," for health and beauty aid products. Food 4 Less actively promoted its private label products during fiscal 1994, and management believes that the additional variety, superior quality and promotional program resulted in an overall increase in private label sales and corresponding gross margins. It is expected that the Company will continue the Carnation, Van de Kamps and certain of its other licensing agreements following the Merger.

EXPANSION AND DEVELOPMENT

     As a result of Ralphs' 122-year history and Alpha Beta's 91-year history in Southern California, the Company will have valuable and well established store locations, many of which are in densely populated metropolitan areas. Additionally, the Company will have a technologically advanced store base. During the five years ended June 25, 1994, on a combined basis, Ralphs and Food 4 Less opened 74 new stores and remodeled 211 stores. Approximately 84% of the Company's stores have been opened or remodeled in the last five years.

     The Company plans to expand the Southern California Division by acquiring existing stores and constructing new ones. The Company intends to continue to focus its new store construction and store conversion efforts during calendar 1995 and future years primarily within existing marketing areas. Such efforts will encompass both of the Company's store formats, namely Food 4 Less and Ralphs. To this end, the

Company plans to continue its store expansion program in Southern California by opening 17 new stores during calendar 1995 (including three Food 4 Less stores which will be located in San Diego, a new market for Food 4 Less), and additional stores in subsequent years. During the second quarter of its current fiscal year, Food 4 Less converted 11 of its conventional format stores to warehouse format stores and, following the Merger, the Company plans to convert approximately five additional conventional stores currently managed by Food 4 Less and approximately 23 stores currently managed by RGC to the "Food 4 Less" name and warehouse format, as Food 4 Less stores have proven to have a strong appeal to value-conscious consumers across a wide range of demographic groups. See "-- The Merger -- Two Leading Complementary Formats." Remodeling activity in Southern California will be focused on the conventional format stores, including 13 planned major remodels of such stores during calendar 1995. The Company's expansion, remodel and conversion efforts have required, and will continue to require, the funding of significant capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

     During the last five fiscal years, Ralphs has opened 46 new stores and remodeled 54 stores at a cost of approximately $277.2 million. A majority of these new and remodeled stores offer expanded produce and European-style seafood departments, service delicatessens, fresh bakeries and a broad selection of general merchandise. With enhanced decor reflecting contemporary interior design, these stores are designed to provide a quality shopping experience. At the end of Fiscal 1994, 100 of Ralphs' 173 total stores were newly built or remodeled within the past five fiscal years. While Ralphs has sold or closed 15 stores during the last five fiscal years, the number of Ralphs' stores has increased from 142 stores at January 28, 1990 to 173 stores at January 29, 1995.

     During the last five fiscal years, in Southern California Food 4 Less has acquired or opened 172 stores (which includes 142 stores acquired in connection with the acquisition of Alpha Beta) and remodeled 113 stores. Since its acquisition of Alpha Beta in 1991, Food 4 Less has undertaken an extensive program of store remodels, conversions and additions, which have resulted in a substantially improved store base. During Fiscal 1994, Food 4 Less spent approximately $50.7 million on capital improvements in Southern California. Additionally, since the Alpha Beta acquisition, Food 4 Less has converted 22 Southern California stores from conventional formats to the warehouse format. As Food 4 Less has remodeled existing stores, opened new larger stores and closed smaller, marginally performing stores, there has been a net reduction in store count, from 209 stores to 196 stores from the year ended June 29, 1991 ("Fiscal 1991") to the end of Fiscal 1994, but an increase in average store size. The average square feet per store has increased from 28,700 at the end of Fiscal 1991 to 30,500 at the end of Fiscal 1994. During the last five fiscal years, 29 stores have been closed or sold (including five stores which closed as a result of the April 1992 civil unrest in Los Angeles).

     The Company will select most new store sites from developers' proposals after such proposals have been researched and analyzed by the Company's personnel. Each site will be monitored for population shifts, zoning changes, traffic patterns, and nearby new construction and competitors' stores in an effort to determine sales potential. The Company will actively participate with developers in order to attain the Company's objectives for the site, including adequate parking and complementary co-tenant mix. Remodeling involves enhancing a store's decor through fixture replacement, upgrading of service departments and improvements to lighting systems. In order to minimize the disruptive effect on sales, most stores will be kept open during the remodeling period. The primary objectives of remodeling will be to improve the attractiveness of stores, increase sales of higher margin product categories and to increase selling area where feasible.

     Remodelings and openings, among other things, are subject to the availability of developers' financing, agreements with developers and landlords, local zoning regulations, construction schedules and other factors, including costs, often beyond the Company's control. Accordingly, there can be no assurance that the schedule will be met. Further, the Company expects increasing competition for new store sites, and it is possible that this competition might adversely affect the timing of its new store opening program.

ADVERTISING AND PROMOTION

     Ralphs' marketing strategy is to provide a combination of wide product selection, quality and freshness of perishable products, competitive prices and double coupons supporting Ralphs' advertising theme "Everything You Need. Every Time You Shop." In February 1994, Ralphs launched the Ralphs Savings Plan, a new marketing campaign designed to enhance customer value. The Ralphs Savings Plan is comprised of six major components: Guaranteed Low Prices ("GLPs"), Price Breakers, Big Buys, Multi-Buys, Ralphs Brand Products and Double Coupons. GLPs guarantee low prices on certain high volume items that are surveyed and updated every four weeks. Price Breakers are weekly advertised items that offer significant savings. Big Buys are club size items at prices competitive to club store prices and Multi-Buys offer Ralphs shoppers the opportunity to purchase club store quantities of regular sized items at prices competitive to club store prices. In conjunction with this new campaign Ralphs' private label offering of approximately 2,800 products provides value to the customer. In the second quarter of 1994, Ralphs began more aggressively promoting perishables through weekly ad features and lower prices. In addition, Ralphs increased the number of storewide GLPs. Further, a mailer program was intensified to highlight the perishable pricing and increased GLPs.

     Ralphs stores promote sales through the use of product coupons, consisting of manufacturers' coupons and Ralphs' own promotional coupons. Ralphs offers a double coupon program in all stores with Ralphs matching the price reduction offered by the manufacturer. Ralphs also generates store traffic through weekly advertised specials, special sales promotions such as discounts on recreational activities, seasonal and holiday promotions, increased private label selection, club pack items and exclusive product offerings. Current advertising by Ralphs has substantially the same market coverage as Food 4 Less and it is expected that following the Merger duplicative advertising can be eliminated.

     The Food 4 Less warehouse stores utilize print and radio advertising which emphasizes Food 4 Less' low-price leadership, rather than promoting special prices on individual items. The Food 4 Less warehouse stores also utilize weekly advertising circulars, customized to local communities, which highlight the merchandise offered in each store.

INFORMATION SYSTEMS AND TECHNOLOGY

     Ralphs' management utilizes technology and industrial engineering methods to enhance operating efficiency. Every checkout lane in every Ralphs store has a point of sale terminal. Information from these terminals is utilized to allocate shelf space, select merchandise based on the buying patterns of each store, reduce out-of-stocks and increase efficiency at the checkstand and in the warehouses. Industrial engineering methods are used to schedule labor thereby improving productivity at the store level and in warehousing and distribution operations.

     Ralphs was the first supermarket chain in the western United States to adopt scanning in all of its stores and has upgraded this equipment through the purchase of IBM 4680 point-of-sale computers. All Ralphs stores use laser scanning equipment, operating through an integrated computer system, to scan the Universal Product Code, which provides prices and descriptions for most products.

     Ralphs has a Uniform Communications Standard purchase order system that electronically links Ralphs to major suppliers via computer. This system has enabled the automated processing of purchase orders which management believes reduces the lead time required for product purchases. In Fiscal 1993, Ralphs completed installation of an industry standard, direct store delivery receiving system for goods delivered directly by vendors. This system allows the receipt of each order to be recorded electronically, thereby confirming product retail price and purchase authorization. This system has reduced the incidence of billing errors and unauthorized deliveries.

     Industrial engineering standards have been established for all major work functions in Ralphs stores, ranging from stocking to checkout. Performance of each major department in each store is measured weekly against these standards. Similar measurements are made in Ralphs' distribution, warehouse and manufacturing operations. Ralphs believes that its application of qualitative methods to the operation of the business has given it a competitive advantage and has better enabled management to run its business efficiently and to control costs.

     The Company plans to convert the Food 4 Less management information systems to the Ralphs management information systems. Ralphs stores that will be converted to the Food 4 Less format will continue to use the Ralphs programs.

NORTHERN CALIFORNIA AND MIDWESTERN DIVISIONS

     The Northern California Division of Food 4 Less operates 19 conventional supermarkets in the greater San Francisco Bay Area under the names "Cala" and "Bell," and six warehouse format stores under the "Foods Co." name. Management believes that the Northern California Division has excellent store locations in the city of San Francisco that are very difficult to replicate. The Midwestern Division of Food 4 Less operates 38 stores, of which 33, including ten former "Food Barn" stores which Food 4 Less acquired in March 1994, are warehouse format stores operated under the "Food 4 Less" name, and five of which are conventional supermarkets operated under the "Falley's" name. Of these 38 stores, 34 are located in Kansas and four are located in Missouri. Management believes the Food 4 Less warehouse format stores are the low-price leaders in each of the markets in which they compete. The Northern California Division's conventional store strategy is to attract customers through its convenient locations, broad product line and emphasis on quality and service and its advertising and promotion strategy highlights the reduced price specials offered in its stores. In contrast, the Company's warehouse format stores, operated under the Food 4 Less name in the Midwestern Division and the Foods Co. name in the Northern California Division, emphasize lowest overall prices rather than promoting special prices on individual items. The Northern California Division's conventional stores range in size from approximately 8,900 square feet to 32,800 square feet, and average approximately 19,400 square feet. The Northern California Division's warehouse stores range in size from approximately 30,000 square feet to 59,600 square feet, and average approximately 37,900 square feet. The Midwestern Division's warehouse format stores range in size from approximately 8,800 square feet to 60,200 square feet and average approximately 37,300 square feet.

     The Northern California Division purchases merchandise from a number of suppliers; however, approximately 40% of its purchases are made through Certified Grocers of California, Ltd. ("Certified"), a food distribution cooperative, pursuant to supply contracts. The Northern California Division does not operate its own warehouse facilities, relying instead on direct delivery to its stores by Certified and other vendors. Food 4 Less' Southern California warehouse facilities supply a portion of the merchandise sold in the Northern California Division stores, and it is expected that, following completion of the Merger, the Company's Southern California warehouses will continue to do so.

     The Midwestern Division's primary supplier is Associated Wholesale Grocers ("AWG"), a member-owned wholesale grocery cooperative based in Kansas City. The Midwestern Division does not operate a central warehouse, but purchases approximately 73% of the merchandise sold in its stores from AWG. Management believes that, as AWG's largest single customer, the Midwestern Division has significant buying power, allowing it to provide a broader product line more economically than it could if it maintained its own full-line warehouse. The Midwestern Division produces approximately 50% of all case-ready fresh meat items sold in its stores at its central meat plant located in Topeka, Kansas.

     In fiscal 1990, the Northern California Division initiated a remodeling program to upgrade its stores and to increase profitability. Food 4 Less remodeled 15 stores during the past five fiscal years, and opened five new stores during the past four fiscal years. During fiscal 1994, Food 4 Less opened one new warehouse store, converted three existing stores to the warehouse format and remodeled one conventional format store. The Company has closed 4 stores during the past five fiscal years and increased its number of stores from 22 at the end of the fiscal year ended June 30, 1990 to 24 at the end of the fiscal year ended June 25, 1994. The average square feet per store has increased from 20,000 at the end of fiscal 1990 to 23,300 at the end of fiscal 1994. The Company plans to open one additional warehouse format store and remodel two conventional format stores during fiscal 1995. Management plans to further expand the Northern California Division in the future by acquiring existing stores and constructing new stores, including warehouse stores. The Northern California

Division Food 4 Less warehouse stores were renamed "Foods Co." in fiscal 1994 following the sale by Food 4 Less of exclusive rights to use the "Food 4 Less" name in Northern California to Fleming Companies, Inc. See "-- Licensing Operations."

     The Company intends to focus its Midwestern Division expansion primarily on its Food 4 Less operations. While Food 4 Less expects to construct new stores, it may also expand operations by purchasing existing Food 4 Less stores from unaffiliated licensees, or by acquiring existing supermarkets and converting them to the Food 4 Less warehouse format. The acquisition in March 1994 of ten warehouse stores formerly operated as "Food Barn" stores increased the Midwestern Division's Food 4 Less warehouse store count from 23 at June 26, 1993 to 33 at June 25, 1994. During the last five fiscal years, the Midwestern Division has opened 3 new stores, acquired 13 stores, closed one store and remodeled 10 stores.

COMPETITION

     The supermarket industry is highly competitive and characterized by narrow profit margins. The Company's competitors in each of its operating divisions include national and regional supermarket chains, independent and specialty grocers, drug and convenience stores, and the newer "alternative format" food stores, including warehouse club stores, deep discount drug stores and "super centers." Supermarket chains generally compete on the basis of location, quality of products, service, price, product variety and store condition. The Company regularly monitors its competitors' prices and adjusts its prices and marketing strategy as management deems appropriate in light of existing conditions. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position.

     The Southern California stores compete with several large national and regional chains, principally Albertsons, Hughes, Lucky, Smith's, Stater Bros., and Vons, and with smaller independent supermarkets and grocery stores as well as warehouse clubs and other "alternative format" food stores. The Northern California Division competes with large national and regional chains, principally Lucky and Safeway, and with independent supermarket and grocery store operators and other retailers, including "alternative format" stores. The Midwestern Division's supermarkets compete with several national and regional supermarket chains, principally Albertsons and Dillons, as well as independent and "alternative format" stores such as Hypermarket USA. Food 4 Less positions its Food 4 Less warehouse format supermarkets as the overall low-price leader in each marketing area in which they operate. In addition, management believes that Ralphs is a leading competitor in many of its marketing areas, based on its strong customer franchise, desirable store locations, technology and efficient distribution systems.

EMPLOYEES

  RALPHS

     At January 29, 1995, Ralphs had 6,213 full-time and 8,940 part-time employees as follows:

                        EMPLOYEE TYPE                    UNION      NON-UNION     TOTAL
        ---------------------------------------------    ------     ---------     ------
        Hourly.......................................    13,854         245       14,099
        Salaried.....................................        --       1,054        1,054
                                                         ------     ---------     ------
                  Total employees....................    13,854       1,299       15,153

     Of Ralphs' 15,153 total employees at January 29, 1995, 13,854 were covered by union contracts principally with the UFCW. The table below sets forth information regarding Ralphs' union contracts which cover more than 100 employees.

              UNION                     NUMBER OF EMPLOYEES COVERED           DATE OF EXPIRATION
- ----------------------------------    --------------------------------        -------------------
UFCW                                  10,723 clerks and meatcutters           October 6, 1996
International Brotherhood of          1,675 drivers and warehousemen          September 13, 1998
  Teamsters
Hotel Employees and Restaurant
  Employees                           977                                     September 10, 1995
Hospital and Service Employees        328 Los Angeles                         January 19, 1997
                                      67 San Diego                            April 20, 1997

  FOOD 4 LESS

     At January 29, 1995, Food 4 Less had a total of 6,157 full-time and 8,860 part-time employees as follows:

                        EMPLOYEE TYPE                   UNION      NON-UNION      TOTAL
        ----------------------------------------------  ------     ---------     -------
        Hourly........................................  12,348          573       12,921
        Salaried......................................      --        2,096        2,096
                                                        ------     ---------     -------
                  Total employees.....................  12,348        2,669       15,017

     Of Food 4 Less' 15,017 total employees at January 29, 1995, 12,348 were covered by union contracts, principally with UFCW. The table below sets forth information regarding Food 4 Less' union contracts which cover more than 100 employees.

                                                        NUMBER OF                  DATE OF
                    UNION                           EMPLOYEES COVERED            EXPIRATION
- ----------------------------------------------  --------------------------  ---------------------
UFCW..........................................  6,869 Southern California   October 6, 1996
                                                  clerks and meatcutters
Hospital and Service Employees................  272 Southern California     January 19, 1997
                                                  store porters
International Brotherhood of Teamsters........  874 Southern California     September 13, 1998
                                                  produce drivers
                                                  and warehousemen
UFCW..........................................  927 Northern California     March 7, 1998
                                                  clerks and meatcutters
UFCW..........................................  3,115 Southern California   February 25, 1996
                                                  clerks and meatcutters
Bakery and Confectionery Workers..............  195 Southern California     July 7, 1997
                                                  bakers

     Pursuant to their collective bargaining agreements, both Ralphs and Food 4 Less contribute to various union-sponsored, multi-employer pension plans.

     The terms of most collective bargaining agreements that cover employees of conventional stores operated by Food 4 Less are substantially identical to the terms of the corresponding collective bargaining agreements of Ralphs. The terms of each company's collective bargaining agreements generally will remain in effect following the Merger, although it is expected that, as a result of current negotiations, Ralphs' collective bargaining agreements will apply to all Company stores converted to the Ralphs name and format, and the collective bargaining agreements that cover employees of Food 4 Less warehouse format stores will apply to all Company stores converted to the Food 4 Less name and warehouse format.

     Management believes that both Ralphs and Food 4 Less have good relations with their employees.

LICENSING OPERATIONS

     Food 4 Less owns the "Food 4 Less" trademark and service mark and licenses the "Food 4 Less" name for use by others. In the 31 weeks ended January 29, 1995, earnings from licensing operations were approximately $77,000. An exclusive license with the right to sublicense the "Food 4 Less" name in all areas of the United States except Arkansas, Iowa, Illinois, Minnesota, Nebraska, North Dakota, South Dakota, Wisconsin, the upper peninsula of Michigan, certain portions of Kansas, Missouri, and Tennessee has been granted to Fleming Companies, Inc. ("Fleming"), a major food wholesaler and retailer. In August of 1993, Food 4 Less amended (the "Amendment") its licensing agreement with Fleming to give Fleming exclusive use of the Food 4 Less name in Northern California and Food 4 Less exclusive use in Southern California. Fleming paid Food 4 Less a fee of $1.9 million for the Amendment. With the exception of Northern California, and subject to the Amendment and certain proximity restrictions, Food 4 Less retains the right to open and operate its own "Food 4 Less" warehouse supermarkets throughout the United States. As of June 25, 1994, there were 158 Food 4 Less warehouse supermarkets in 20 states, including the 61 stores owned or leased and operated by Food 4 Less. Of the remaining 97 stores, Fleming operates three under license, 67 are operated under sublicenses from Fleming and 27 are operated by other licensees.

PROPERTIES

     At October 1, 1994, Ralphs and Food 4 Less operated a total of 429 stores, as set forth in the table below:




                                                    NUMBER OF
                                                   SUPERMARKETS
                                                  --------------        TOTAL        SELLING
                                                  OWNED   LEASED     SQUARE FEET   SQUARE FEET
                                                  -----   ------     -----------   -----------
                                                                          (IN THOUSANDS)
        Southern California.....................   49       317(a)      12,929         9,174
        Northern California.....................   --        25            610           424
        Midwestern..............................    2(b)     36          1,357         1,025
                                                  ---       ---         ------        ------
                  Total.........................   51       378(c)      14,896        10,623
                                                  ===       ===         ======        ======

- ---------------

(a) Includes 17 stores located on real property subject to a ground lease.

(b) Includes one store that is partially owned and partially leased.

(c) The average remaining term (including renewal options) of Ralphs' and Food 4 Less' supermarket leases is 27 years.

The number of Ralphs and Food 4 Less stores by size classification as of October 1, 1994 is as follows:

                     AVERAGE GROSS SQUARE FEET      AVERAGE SELLING SQUARE FEET              NUMBER OF STORES
  TOTAL SQUARE      ---------------------------     ---------------------------     -----------------------------------
      FEET            RALPHS        FOOD 4 LESS       RALPHS        FOOD 4 LESS      RALPHS       FOOD 4 LESS     TOTAL
- ----------------    -----------     -----------     -----------     -----------     ---------     -----------     -----
 8,800 - 15,599        --              13,175          --               9,478           --                8          8
15,600 - 25,000        21,867          21,740          16,709          14,880            3               92         95
25,001 - 30,000        27,926          26,966          19,725          18,633           15               37         52
30,001 - 35,000        32,993          32,574          24,204          23,247           31               51         82
35,001 - 40,000        37,254          36,804          27,053          26,272           32               27         59
40,001 - 45,000        43,264          42,329          31,422          30,038           59               12         71
45,001 - 50,000        46,356          48,037          33,185          34,572           15               11         26
50,001 - 84,280        68,400          55,056          48,466          37,814           13               23         36

     At October 1, 1994, the Company also operated 20 distribution, warehouse and administrative facilities and five manufacturing and processing facilities, 14 of which are owned and 11 of which are leased. Certain of the facilities are expected to be sold, closed or subleased following completion of the Merger. See "-- Warehousing and Distribution."

     Ralphs' distribution and warehouse facilities include the 17 million cubic foot ASRS warehouse for nonperishable items that Ralphs opened in November 1987 and the 5.4 million cubic foot PSC facility for the processing and storage of perishable products opened in mid-1992. Food 4 Less operates two warehouse facilities: The largest of such facilities is Food 4 Less' central office, manufacturing and warehouse complex in La Habra, California, which occupies approximately 1.4 million total square feet over 75 acres. Food 4 Less has entered into a lease of the La Habra property which expires in 2001 (and which may be extended for up to 15 years at the election of Food 4 Less), with American Food and Drug, Inc. ("AFDI"), a subsidiary of American Stores Company, and has an option to purchase such property. Rent on the La Habra property was $6.3 million in Fiscal 1994. Four of Food 4 Less' supermarkets are also leased from AFDI. In addition to the La Habra facility, Food 4 Less leases a 321,000 square foot warehouse in Los Angeles. This warehouse, which was formerly owned by Food 4 Less, was the subject of a sale leaseback arrangement entered into by Food 4 Less in August 1990. For information regarding the Company's plan to consolidate its warehouse facilities following completion of the Merger, see "-- The Merger -- Substantial Cost Savings Opportunities -- Warehousing and Distribution Efficiencies."

LEGAL PROCEEDINGS

     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against RGC and Food 4 Less and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in the retail market for fluid milk and to fix the retail price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14, and December 23, 1992, respectively. The Court has yet to certify any of these classes. A demurrer to the complaints was denied. Notwithstanding that it believes there is no merit to these cases, RGC had reached an agreement in principle to settle them. However, no settlement agreement has been signed. Food 4 Less is continuing to actively defend these suits and Ralphs has elected to defer any further settlement discussions until after the consummation of the Merger. The Company does not believe that the resolution of these cases will have a material adverse effect on its future financial condition. Any settlement would be subject to court approval.

     On March 25, 1991, George A. Koteen Associates, Inc. ("Koteen Associates") commenced an action in San Diego Superior Court alleging that RGC breached an alleged utility rate consulting agreement. In December 1992, a jury returned a verdict of approximately $4.9 million in favor of Koteen Associates and in March 1993, attorney's fees and certain other costs were awarded to the plaintiff. RGC has appealed the judgment and fully reserved in Fiscal 1992 against an adverse ruling by the appellate courts.

     In April 1994, RGC was served with a complaint filed by over 240 former employees at Ralphs' bakery in the Atwater district of Los Angeles (the "Bakery Plaintiffs"). The action was commenced in the United States District Court for the Central District of California, and, among other claims, the Bakery Plaintiffs alleged that RGC breached its collective bargaining agreement and violated the Workers Adjustment Retraining Notification Act (the "WARN Act") when it downsized and subsequently closed the bakery. In their complaint, the Bakery Plaintiffs are seeking damages for lost wages and benefits as well as punitive damages. The Bakery Plaintiffs also named RGC and two of its management employees in fraud, conspiracy and emotional distress causes of action. In addition, the Bakery Plaintiffs sued their union local for breach of its duty of fair representation and other alleged misconduct, including fraud and conspiracy. The defendants have answered the complaint and discovery is ongoing. Trial is set for February, 1996, and RGC is vigorously defending this suit. Management believes, based on its assessment of the facts, that the resolution of this case will not have a material effect on the Company's financial position or results of operations.

     In addition, Food 4 Less and Ralphs are defendants in a number of other cases currently in litigation or potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on Food 4 Less' or Ralphs' financial position or results of operations.

CALIFORNIA SETTLEMENT AGREEMENT

     On December 14, 1994, Food 4 Less and Ralphs entered into a Settlement Agreement (the "Settlement Agreement") with the State of California to settle potential antitrust and unfair competition claims the State of California asserted against Ralphs and Food 4 Less relating to the effects of the Merger on supermarket competition in Southern California (the "State Claims"). Without admitting any liability in connection with the State Claims, Food 4 Less and Ralphs agreed in the Settlement Agreement to divest 27 specific stores in Southern California. Under the Settlement Agreement, the Company must divest 14 stores by June 30, 1995, and the balance of 13 stores by December 31, 1995. The Company also agreed not to acquire new stores from third parties in the six Southern California areas specified in the Settlement Agreement for five years following the date of the Settlement Agreement. If the Company fails to divest the required stores by the two dates set forth in the Settlement Agreement, the Company has agreed not to object to the appointment of a trustee to effect the required sales. The Settlement Agreement also requires the Company to pay the reasonable fees and costs of the attorneys and experts of the State of California associated with its review.

GOVERNMENT REGULATION

     Ralphs and Food 4 Less are subject to regulation by a variety of governmental agencies, including, but not limited to, the California Department of Alcoholic Beverage Control, the California Department of Agriculture, the U.S. Food and Drug Administration, the U.S. Department of Agriculture and state and local health departments. In addition, the Merger is subject to the review of the Federal Trade Commission and the requirements and waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The waiting period under the HSR Act has expired and on February 2, 1995, the Federal Trade Commission advised Food 4 Less and Ralphs that it had closed its investigation of the Merger.

ENVIRONMENTAL MATTERS

     In January 1991, the California Regional Water Quality Control Board for the Los Angeles Region (the "Regional Board") requested that Ralphs conduct a subsurface characterization of Ralphs' Atwater property. This request was part of an ongoing effort by the Regional Board, in connection with the U.S. Environmental Protection Agency (the "EPA"), to identify contributors to groundwater contamination in the San Fernando Valley. Significant parts of the San Fernando Valley, including the area where Ralphs' Atwater property is located, have been designated federal Superfund sites requiring response actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, because of regional groundwater contamination. On June 18, 1991, the EPA made its own request for information concerning the Atwater property. Since that time, the Regional Board has requested further investigations by Ralphs. Ralphs has conducted the requested investigations and has reported the results to the Regional Board. Approximately 25 companies have entered into a Consent Order (EPA Docket No. 94-11) with the EPA to investigate and design a remediation system for contaminated groundwater beneath an area which includes the Atwater property. Ralphs is not a party to that Consent Order, but is cooperating with requests of the subject companies to allow installation of monitoring or recovery wells on Ralphs' property. On or about May 2, 1995 the EPA mailed a General Notice Letter to 14 parties, including Ralphs as owner and operator of the Atwater property, naming them as additional potentially responsible parties ("PRPs"). As such, Ralphs and the other PRPs may be requested to perform or pay for remediation or oversight costs in connection with the Superfund site. Ralphs is evaluating the implications of this letter to determine an appropriate response. Based upon available information, management does not believe this matter will have a material adverse effect on the Company's financial condition or results of operations.

     Ralphs has removed underground storage tanks and remediated soil contamination at the Atwater property. In some instances the removals and the contamination were associated with grocery business operations; in others they were associated with prior property users. Although the possibility of other contamination from prior operations or adjacent properties exists at the Atwater property, management does not believe that the costs of remediating such contamination will be material to the Company.

     Apart from the Atwater property, Ralphs and Food 4 Less have recently had environmental assessments performed on a significant portion of Ralphs' facilities and Food 4 Less' facilities, including warehouse and distribution facilities. Management believes that any responsive actions required at the examined properties as a result of such assessments will not have a material adverse effect on its financial condition or results of operations.

     Ralphs has incurred approximately $4.5 million in non-recurring capital expenditures for conversion of refrigerants during 1994. Food 4 Less may incur some additional capital expenditures for such conversion. Other than these expenditures, neither Ralphs nor Food 4 Less has incurred material capital expenditures for environmental controls during the previous three years, nor does management anticipate incurring such expenditures during the current fiscal year or the succeeding fiscal year.

     At the time that Food 4 Less acquired Alpha Beta in 1991, it learned that certain underground storage tanks located on the site of the La Habra facility may have released hydrocarbons. In connection with the acquisition of Alpha Beta the seller (who is also the lessor of the La Habra facility) agreed to retain responsibility, subject to certain limitations, for remediation of the release.

     Ralphs and Food 4 Less are subject to a variety of environmental laws, rules, regulations and investigative or enforcement activities, as are other companies in the same or similar business. The Company believes it is in substantial compliance with such laws, rules and regulations. These laws, rules, regulations and agency activities change from time to time, and such changes may affect the ongoing business and operations of the Company.

                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the persons who are expected to serve as the executive officers and directors of the Company and New Holdings, as successor to Holdings, following the consummation of the Merger, the FFL Merger and the Reincorporation Merger.

                                                                              YEARS OF SUPERMARKET
                                                                                INDUSTRY SERVICE
                                                                          ----------------------------
          NAME             AGE                  POSITION                  MANAGERIAL POSITIONS   TOTAL
- -------------------------  ---     -----------------------------------    --------------------   -----
Ronald W. Burkle           42      Director and Chairman of the Board              19              24
                                     of New Holdings and the Company
Byron E. Allumbaugh        63      Director and Chief Executive                    36              36
                                     Officer of New Holdings and the
                                     Company
George G. Golleher         47      Director and Vice Chairman of New               21              21
                                     Holdings and the Company
Alfred A. Marasca          53      Director of the Company and                     30              38
                                     President and Chief Operating
                                     Officer of New Holdings and the
                                     Company
Joe S. Burkle              71      Director and Executive Vice                     44              48
                                     President of New Holdings and the
                                     Company
Greg Mays                  48      Executive Vice President of New                 21              21
                                     Holdings and the Company
Terry Peets                50      Executive Vice President of New                 18              18
                                     Holdings and the Company
Jan Charles Gray           47      Senior Vice President, General                  20              31
                                     Counsel and Secretary of New
                                     Holdings and the Company
Alan J. Reed               48      Senior Vice President and Chief                 22              22
                                     Financial Officer of New Holdings
                                     and the Company
Patrick L. Graham          45      Director of New Holdings and the                --              --
                                     Company
Mark A. Resnik             47      Director of New Holdings and the                --              --
                                     Company

     Ronald W. Burkle has been a Director and the Chairman of the Board and Chief Executive Officer of Food 4 Less since its inception in 1989. Mr. Burkle co-founded Yucaipa in 1986 and has served as Director, Chairman of the Board, President and Chief Executive Officer of FFL since 1987 and of Holdings since 1992. From 1986 to 1988, Mr. Burkle was Chairman and Chief Executive Officer of Jurgensen's, a Southern California gourmet food retailer. Before joining Jurgensen's, Mr. Burkle was a private investor in Southern California. Mr. Burkle is the son of Joe S. Burkle.

     Byron E. Allumbaugh has been Chairman of the Board and Chief Executive Officer of Ralphs since 1976 and a Director since 1988. He also is a Director of the H.F. Ahmanson Company, El Paso Natural Gas Company and Ultramar, Inc.

     George G. Golleher has been a Director of Food 4 Less since its inception in 1989 and has been the President and Chief Operating Officer of Food 4 Less since January 1990. From 1986 through 1989 Mr. Golleher served as Senior Vice President, Finance and Administration, of The Boys Markets, Inc. Prior to joining The Boys Markets, Inc. in 1984, Mr. Golleher served as Vice President and Chief Financial Officer of Mayfair Markets, Inc. from 1983 to 1984.

     Alfred A. Marasca has been President, Chief Operating Officer and a Director of Ralphs since February 1994 and he was President from February 1993 to February 1994, Executive Vice President, Retail from 1991 until 1993 and Executive Vice President, Marketing from 1985 to 1991.

     Joe S. Burkle has been a Director and Executive Vice President of Food 4 Less since its inception in 1989 and has been Chief Executive Officer of Falley's, Inc. since 1987. Mr. Burkle began his career in the supermarket industry in 1946, and served as President and Chief Executive Officer of Stater Bros. Markets, a Southern California supermarket chain. Prior to 1987, Mr. Burkle was a private investor in Southern California. Mr. Burkle is the father of Ronald W. Burkle.

     Greg Mays has been Executive Vice President -- Finance and Administration, and Chief Financial Officer of Food 4 Less and of Holdings since December 1992. From 1989 until 1991, Mr. Mays was Chief Financial Officer of Almac's, Inc. and, from 1991 to December 1992, President and Chief Financial Officer of Almac's. From April 1988 to June 1989, Mr. Mays was Chief Financial Officer of Food 4 Less of Modesto, Inc. and Cala Foods, Inc.

     Terry Peets has been Executive Vice President of Ralphs since February 1994. He was Senior Vice President, Marketing from 1991 to February 1994, Senior Vice President, Merchandising from 1990 to 1991, Group Vice President, Merchandising from 1988 to 1990 and Group Vice President, Store Operations from 1987 to 1988.

     Jan Charles Gray has been Senior Vice President, General Counsel and Secretary of Ralphs since 1988. He was Senior Vice President and General Counsel from 1985 to 1988 and Vice President and General Counsel from 1978 to 1985.

     Alan J. Reed has been Senior Vice President and Chief Financial Officer of Ralphs since 1988. He was Senior Vice President, Finance from 1985 to 1988 and Vice President, Finance from 1983 to 1985.

     Patrick L. Graham joined Yucaipa as a general partner in January 1993. Prior to that time he was a Managing Director in the corporate finance department of Libra Investments, Inc. from 1992 to 1993 and PaineWebber Inc. from 1990 to 1992. From 1982 to 1990, he was a Managing Director of the corporate finance department of Drexel Burnham Lambert Incorporated and an Associate Director in the corporate finance department of Bear Stearns & Co., Inc.

     Mark A. Resnik has been a Director and the Vice President and Secretary of Food 4 Less since its inception in 1989, co-founded Yucaipa in 1986 and has been a Director, Vice President and Secretary of FFL since 1987. From 1986 until 1988, Mr. Resnik served as a Director, Vice President and Secretary for Jurgensen's. From 1983 through 1986, Mr. Resnik served as a Director, Vice President and General Counsel of Stater Bros. Markets.

     In addition to the directors named above, two members will be nominated to the Board of Directors of each of the Company and New Holdings by Apollo, and one member will be nominated to the Board of Directors of each of the Company and New Holdings by the other New Equity Investors, pursuant to the terms of the 1995 Stockholders Agreement. See "Description of Capital Stock -- 1995 Stockholders Agreement."

     All directors of the Company and New Holdings will hold office until the election and qualification of their successors. Executive officers of each of the Company and New Holdings will be chosen by its Board of Directors and will serve at its discretion. It is anticipated that neither the Company nor New Holdings will pay any fees or remuneration to its directors for service on the board or any board committee, but that the Company and New Holdings will reimburse directors for their ordinary out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

     Concurrently with the consummation of the Merger, the Company will enter into employment agreements with certain of the current executive officers of Ralphs and Food 4 Less. It is expected that Byron E. Allumbaugh, George G. Golleher, Alfred A. Marasca, as well as other executive officers of the Company, including Messrs. Mays, Peets, Gray and Reed, will enter into three-year employment contracts with the Company and that the existing employment contracts, if any, of such officers will be cancelled.

     New Allumbaugh Agreement. The employment agreement between the Company and Byron Allumbaugh, 63, is expected to provide for a salary of $1 million for the first year and $1.25 million for the second year. If Mr. Allumbaugh continues as the Chief Executive Officer during the third year following the Merger, he would be entitled to a salary of $2 million and if he is employed in another capacity then he would be entitled to a salary of $1.25 million for the third year. Mr. Allumbaugh will be entitled to a bonus equal to his salary in each year if certain prescribed earnings targets (the "Earnings Targets") for the year are reached. If the Company completes an initial public offering of capital stock during the first two years of Mr. Allumbaugh's employment, Mr. Allumbaugh will remain Chief Executive Officer for one year after the public offering. If the public offering is anticipated to occur during the third year of Mr. Allumbaugh's employment agreement, Mr. Allumbaugh will resign as Chief Executive Officer six months prior to the intended date of the public offering but will continue to be employed at the lesser compensation level provided in his employment agreement until its termination.

     New Golleher Agreement. Food 4 Less is currently a party to a five-year employment agreement with George G. Golleher providing for annual base compensation of $350,000, plus employee benefits and an incentive bonus calculated in accordance with a formula based on Food 4 Less' earnings. Under the employment agreement, Mr. Golleher may terminate his employment agreement in the event of a change of control of Food 4 Less, in which case he is entitled to receive all of the salary and benefits provided under the agreement for the remaining term thereof, notwithstanding the termination of his employment. In connection with the consummation of the Merger, the Food 4 Less board of directors has authorized the payment of a special bonus to George Golleher in a lump sum amount equal to the base salary due him under the remaining term of his employment agreement. As a condition of the payment of such bonus, Mr. Golleher's existing employment agreement will be cancelled, and he will enter into a new agreement containing terms to be mutually agreed upon between Food 4 Less and Mr. Golleher. The new employment agreement is expected to provide for an annual salary of $500,000 plus a bonus equal to his salary in each year if the Earnings Targets are reached. Certain existing contractual rights of Mr. Golleher, including the right to be elected to the Company's board of directors and the right to require the Company to repurchase certain of his shares of New Holdings stock upon his death, disability or termination without cause, will continue in effect pursuant to the new employment agreement.

     New Marasca Agreement. The employment agreement between the Company and Alfred Marasca is expected to provide for a salary of $500,000 per annum and an annual bonus equal to his salary if the Earnings Targets for the year are reached.

     General Provisions of the New Employment Agreements. The new employment agreements are expected to provide generally that the Company may terminate the agreement for cause or upon the failure of the employee to render services to the Company for a continuous period to be agreed upon by the Company and the employee because of the employee's disability. In addition, the employee's services may be suspended upon notice by the Company and in such event the employee will continue to be compensated by the Company during the remainder of the term of the agreement subject to certain offsets if the employee becomes engaged in another business.

     Existing Food 4 Less Employment Agreements. Food 4 Less entered into employment agreements with 24 officers providing for their employment for a one-year term commencing on the date of a change of control of Food 4 Less. These agreements provide for the payment of an incentive bonus calculated in accordance with Food 4 Less policies, and certain of the agreements provide for the payment of a special bonus payable upon a change of control (provided certain financial performance targets have been met). These agreements will become effective upon the consummation of the Merger. Greg Mays, who will be an Executive Vice President of the Company, will be entitled to receive a base salary of not less than $250,000 and a special bonus of $150,000 (provided certain financial performance targets have been met). It is anticipated that some, but not all, of these employment agreements will be replaced by new employment agreements with the Company.

     Joe Burkle Consulting Agreement. Food 4 Less has a consulting agreement with Joe S. Burkle providing for compensation of $3,000 per week, pursuant to which Mr. Burkle provides the management and consulting services of an executive vice president. The agreement has a five-year term, which is automatically renewed on January 1 of each year for a five-year term unless sixty days' notice is given by either party; provided that if Food 4 Less terminates Mr. Burkle's services for reasons other than for good cause, the payments due under the agreement continue for the balance of the term. It is expected that the Company will assume Mr. Burkle's consulting agreement upon the consummation of the Merger.

EQUITY APPRECIATION RIGHTS PLAN

     RGC has 1,500,000 EARs outstanding that were granted under the RGC 1988 Equity Appreciation Rights Plan, as amended (the "EAR Plan"). The outstanding EARs are held by 36 officers and former officers of Ralphs, including Byron Allumbaugh, Alfred Marasca, Alan Reed, Terry Peets and Jan Charles Gray. All outstanding EARs are vested in full and not subject to forfeiture by the holders, except in the event a holder's employment is terminated for cause within the meaning of the EAR Plan. The outstanding EARs represent the right to receive, in the aggregate, 15% of the increase of the appraised value of RGC's equity at the time of exercise over a base value of $120 million. Concurrently with the consummation of the Merger, the outstanding EARs will be redeemed for $17.8 million in cash and a deferred payment of up to $5.0 million. An additional $10 million of EAR payments that would otherwise be payable upon consummation of the Merger will be cancelled in exchange for the issuance of the Reinvestment Options (as defined). No future compensation expense will be recorded as the cancellation of certain EAR liabilities ($10.0 million) in consideration for the Reinvestment Options is deemed by management to reflect fair and equal value. See "-- New Management Stock Option Plan and Management Investment," "Description of Capital Stock -- New Equity Investment" and "Certain Relationships and Related Transactions -- Food 4 Less and Holdings." The price to redeem the EARs is based on a $517 million valuation (the maximum valuation possible under the EAR Plan) of RGC's equity.

NEW MANAGEMENT STOCK OPTION PLAN AND MANAGEMENT INVESTMENT

     Upon the consummation of the Merger, certain members of Ralphs' management and Food 4 Less' management will be entitled to receive options to purchase common stock of New Holdings (the "New Options"). The New Options will have a term of ten years and the exercise price with respect to each New Option will be $10 per share, which is equal to the price paid by the New Equity Investors for the New Equity Investment. The New Options will represent 7.5% of the total equity of New Holdings, and will be allocated as follows: New Options representing 1.5%, 0.5% and 0.5% of the total equity of New Holdings will be granted to Byron Allumbaugh, George Golleher and Alfred Marasca, respectively (the "Tier One Options"). The Tier One Options will be fully vested upon issuance and will be immediately exercisable. New Options for an additional 2.5% of the total equity of New Holdings will be granted to certain other management employees of the Company (the "Tier Two Options"). Fifty percent (50%) of the Tier Two Options granted to each holder will vest immediately upon issuance and 10% will vest each year thereafter. In addition, New Options representing an aggregate of 2.5% of the total equity of New Holdings will be issued to holders of EARs in exchange for the cancellation of $10 million of the EAR payments which would otherwise be payable upon consummation of the Merger (the "Reinvestment Options"). The value of the EAR payments cancelled will be credited against the exercise price for each Reinvestment Option. The Reinvestment Options will be fully vested upon issuance and will be immediately exercisable.


     Certain of Ralphs' officers, including Messrs. Allumbaugh, Marasca, Reed, Peets and Gray, currently hold options to purchase common stock of RSI. These options will be cancelled for payments aggregating $880,000 in connection with the Merger.

     Each holder of New Options (collectively, the "Management Shareholders") will also execute a management shareholder agreement with New Holdings (collectively, the "Management Shareholder Agreements"). The Management Shareholder Agreements generally will provide New Holdings with a right of first refusal in the event of proposed sales of New Holdings stock acquired by the Management Shareholders upon the exercise of New Options and an option, exercisable following any termination for cause of a Management Shareholder's employment, or if the Management Shareholder commences employment with a competitor, to repurchase at Fair Market Value (as defined in the Management Shareholder Agreements) any New Holdings stock acquired by such Management Shareholder upon the exercise of New Options. Each Management Shareholder Agreement will contain certain rights of the Management Shareholders to participate in sales by Yucaipa of New Holdings stock and certain obligations of the Management Shareholders to sell their New Holdings stock in the case of a sale for cash of all of the outstanding New Holdings stock. Finally, the Management Shareholders will be required to vote their New Holdings stock to elect to the New Holdings Board of Directors the directors nominated by Yucaipa, Apollo and the other New Equity Investors under New Holdings' 1995 Stockholders Agreement. See "Description of Capital Stock -- 1995 Stockholders Agreement." The Management Shareholders Agreements, and all rights and obligations of the Management Shareholders thereunder described above, will terminate upon an initial public offering of New Holdings common stock meeting certain criteria.

SUMMARY COMPENSATION TABLE -- RALPHS

     The following Summary Compensation Table sets forth information concerning the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of Ralphs who are expected to serve as executive officers of the Company, whose total annual salary and bonus exceeded $100,000 for the year ended January 29, 1995.

                                                                    LONG TERM
                                                               COMPENSATION AWARDS
                                                               -------------------
                                     ANNUAL COMPENSATION           SECURITIES
   NAME AND PRINCIPAL              -----------------------         UNDERLYING              ALL OTHER
        POSITION          YEAR     SALARY($)   BONUS($)(1)       OPTIONS/SARS(#)       COMPENSATION($)(2)
- ------------------------  -----    --------    -----------     -------------------     ------------------
Byron E. Allumbaugh,       1994     650,000            0                 N/A                 25,580
  Chairman and             1993     645,000      387,000                 N/A                 20,075
  Chief Executive
     Officer               1992     620,000      372,000             587,753                 21,897

Alfred A. Marasca,         1994     400,000            0                 N/A                 10,580
  President and            1993     340,000      204,000                 N/A                  7,187
  Chief Operating
     Officer               1992     296,260      148,125             308,812                  8,206

Alan J. Reed,              1994     225,000            0                 N/A                  6,248
  Senior Vice President,   1993     222,500      111,250                 N/A                  8,879
  Finance and              1992     211,250      105,625             154,406                  6,125
  Chief Financial
     Officer

Terry Peets,               1994     215,000            0                 N/A                  7,562
  Executive Vice
     President             1993     192,500       96,250                 N/A                  6,127
                           1992     182,500       91,250             154,406                  6,027

Jan Charles Gray,          1994     213,750            0                 N/A                  9,047
  Senior Vice President,   1993     207,500      103,750                 N/A                  9,084
  General Counsel and      1992     196,250       98,125             154,406                  6,605
  Secretary

- ---------------

(1) Bonuses for services performed in Fiscal Year 1994 were paid in Fiscal Year 1995. Bonus amounts for Messrs. Allumbaugh, Marasca, Reed, Peets and Gray were $390,000, $240,000, $112,500, $107,500 and $106,875 respectively.

(2) Represents (i) insurance premiums and the dollar value of the remainder of premiums paid under the Senior Executive Supplemental Benefit Plan, and (ii) Ralphs' contributions under the Ralphs Thrift Incentive Plan. The respective amount paid for Messrs. Allumbaugh, Marasca, Reed, Peets and Gray are as follows: (A) Insurance premiums: $18,500, $6,600, $4,025, $5,460 and $4,500;
    (B) dollar value of the remainder of premiums: $5,232, $2,701, $0, $0 and $2,699; (C) incentive plan contributions: $1,848, $1,278, $2,223, $2,102 and
    $1,848.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994 AND FISCAL YEAR-END OPTION/SAR VALUES -- RALPHS

                                                                       NUMBER OF                 VALUE OF
                                                                 SECURITIES UNDERLYING         UNEXERCISED
                                                                      UNEXERCISED              IN-THE-MONEY
                                                                    OPTIONS/SARS AT          OPTIONS/SARS AT
                                   SHARES                         FISCAL YEAR-END(#)        FISCAL YEAR-END($)
                                  ACQUIRED                       ---------------------     --------------------
                                 ON EXERCISE        VALUE            EXERCISABLE/              EXERCISABLE/
      NAME                         (#)(1)        REALIZED($)       UNEXERCISABLE(2)        UNEXERCISABLE(3)(4)
      ----                       -----------     -----------     ---------------------     --------------------
Byron E. Allumbaugh............     70,000         1,961,646            352,652/                         0/
                                                                        375,101                  3,923,290
Alfred A. Marasca..............     13,500           378,317            108,084/                         0/
                                                                        259,228                  1,639,375
Alan J. Reed...................     10,500           294,247             54,042/                         0/
                                                                        145,864                  1,275,069
Terry Peets....................      7,500           210,176             54,042/                         0/
                                                                        132,864                    910,764
Jan Charles Gray...............          0                 0             54,042/                         0/
                                                                        132,864                  1,120,940

- ---------------

(1) Represents EARs exercised under the EAR Plan.

(2) Each number represents the aggregate number of options and EARs outstanding, as currently exercisable/unexercisable. Options and EARs were granted under different plans, not in tandem. All EARs are free standing.

(3) Represents value of EARs, based on a value of $28.0235 per EAR at the time of exercise. Outstanding options are not currently in-the-money, based on current estimates of the fair market value of the Common Stock.

(4) A portion of the EARs will be redeemed in connection with the Merger and the remaining EARs will be cancelled in exchange for the issuance of the Reinvestment Options by New Holdings, based upon their maximum possible valuation of $39.70 per EAR (or $517 for the total equity of RGC). For purposes of such redemptions and cancellations, the value of outstanding EARs held by Messrs. Allumbaugh, Marasca, Reed, Peets and Gray is expected to equal approximately $8.0 million, $2.7 million, $2.1 million, $1.5 million and $1.7 million, respectively.

    RALPHS' RETIREMENT PLANS

     Retirement Plan. The Ralphs Grocery Company Retirement Plan (the "Retirement Plan") is a defined benefit pension plan for salaried and hourly nonunion employees with at least one year of credited service (1,000 hours). Ralphs makes annual contributions to the Retirement Plan in such amounts as are actuarially required to fund the benefits payable to participants in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Supplemental Executive Retirement Plan. To allow Ralphs' retirement program to provide benefits based upon a participant's total compensation and without regard to other ERISA or tax code pension plan limitations, eligible executive employees of Ralphs participate in the Ralphs Grocery Company Supplemental Executive Retirement Plan and, after December 31, 1993, the Ralphs Grocery Company Retirement Supplement Plan (collectively, the "Supplemental Plan"). The Supplemental Plan also modifies the benefit formula under the Retirement Plan in other respects. Benefits provided under the Supplemental Plan were improved effective April 9, 1994.

     The following table sets forth the combined estimated annual benefits payable in the form of a (single) life annuity under both the Retirement Plan and the Supplemental Plan (unreduced by the cash surrender value of any life insurance policies) to a participant in both plans who is retiring at a normal retirement date of January 1, 1995 for the specified final average salaries and years of credited service.

                                          YEARS OF CREDITED SERVICE
                         ------------------------------------------------------------
FINAL AVERAGE SALARY        15           20           25           30           35
- --------------------     --------     --------     --------     --------     --------
     $  100,000          $ 19,484     $ 25,978     $ 32,473     $ 38,967     $ 45,462
        200,000            41,984       55,978       69,973       83,967       97,962
        300,000            90,000      120,000      150,000      180,000      180,000
        400,000           120,000      160,000      200,000      240,000      240,000
        600,000           180,000      240,000      300,000      360,000      360,000
        800,000           240,000      320,000      400,000      480,000      480,000
      1,000,000           300,000      400,000      500,000      600,000      600,000
      1,200,000           360,000      480,000      600,000      720,000      720,000

     Messrs. Allumbaugh, Marasca, Reed, Peets and Gray have completed 36, 38, 22, 18 and 31 years of credited service, respectively. Compensation covered by the Supplemental Plan includes both salary and bonus. The calculation of retirement benefits generally is based on average compensation for the highest three years of the ten years preceding retirement. The benefits earned by a participant under the Supplemental Plan are reduced by any benefits which the participant has earned under the Retirement Plan and may be offset under certain circumstances by the cash surrender value of life insurance policies maintained by Ralphs pursuant to the split dollar life insurance agreements entered into by Ralphs and the executive. Benefits are not subject to any deduction for social security offset.

     It is currently anticipated, although there can be no assurance, that Ralphs and Food 4 Less salaried employees will participate in the Retirement Plan and other existing Ralphs benefit plans following the Merger. These plans are currently being evaluated to determine the feasibility of such participation.

SUMMARY COMPENSATION TABLE -- FOOD 4 LESS

     Neither New Holdings nor Holdings has operations of its own and neither New Holdings' nor Holdings' executive officers receive any additional remuneration for serving as executive officers of such companies. The following Summary Compensation Table sets forth information concerning the compensation of the Chief Executive Officer and the other three most highly compensated executive officers of Food 4 Less who are expected to serve as executive officers of the Company, whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to Food 4 Less and its subsidiaries for the 31 weeks ended January 29, 1995.

                                                           ANNUAL COMPENSATION
                                                          ----------------------         ALL OTHER
 NAME AND PRINCIPAL POSITION     FISCAL YEAR ENDED        SALARY($)     BONUS($)     COMPENSATION(4)($)
- ------------------------------  --------------------      ---------     --------     ------------------
Ronald W. Burkle,.............  January 29, 1995(5)             --           --                --
  Chairman and                  June 25, 1994                   --           --                --
  Chief Executive Officer(1)    June 26, 1993                   --           --                --
                                June 27, 1992                   --           --                --
George G. Golleher,...........  January 29, 1995(5)        298,100      250,000             3,329
  President                     June 25, 1994              500,000      500,000             3,937
                                June 26, 1993              500,000      500,000                --
                                June 27, 1992              500,000      235,000             5,300
Greg Mays,....................  January 29, 1995(5)        154,300       85,000             2,687
  Executive Vice-President      June 25, 1994              250,000      150,000                --
  Finance/Administration and    June 26, 1993              108,000       75,000                --
  Chief Financial Officer(2)    June 27, 1992                   --           --                --
Joe Burkle,...................  January 29, 1995(5)        124,000           --                --
  Executive Vice President(3)   June 25, 1994              196,000       50,000                --
                                June 26, 1993              156,000           --                --
                                June 27, 1992              156,000           --                --

- ---------------

(1) Ronald W. Burkle and Mark A. Resnik, Vice President and Secretary of Food 4 Less, provide services to Food 4 Less pursuant to a management agreement between Yucaipa and Food 4 Less. See "Certain Relationships and Related Transactions." Pursuant to this management agreement, Food 4 Less paid Yucaipa and an affiliate of Yucaipa $1.2 million in the 31 weeks ended January 29, 1995 for the services of Messrs. Ronald Burkle and Resnik and other Yucaipa personnel. Such payments to Yucaipa and its affiliate are not reflected in the table set forth above.

(2) During Fiscal 1993, Greg Mays became Executive Vice
    President-Finance/Administration and Chief Financial Officer.

(3) Mr. Joe Burkle provides services to Food 4 Less pursuant to a consulting agreement. See " -- Employment Agreements."

(4) The amounts shown in this column represent annual payments by Food 4 Less to the Employee Profit Sharing and Retirement Program of Food 4 Less for the benefit of Mr. Golleher and Mr. Mays.

(5) Food 4 Less changed its fiscal year end from the 52 or 53-week period which ends on the last Saturday in June to the 52 or 53-week period which ends on the Sunday closest to January 31, resulting in a 31-week transition period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- FOOD 4 LESS

     Food 4 Less does not have a board committee performing the functions of a compensation committee. Ronald W. Burkle, Chief Executive Officer of Food 4 Less, and George G. Golleher, President of Food 4 Less, made decisions with regard to Food 4 Less' executive officer compensation for Fiscal 1994.

FOOD 4 LESS STOCK PLAN

     As of June 25, 1994, certain employees of Food 4 Less (the "Management Stockholders") collectively owned approximately 4.5% of Holdings' outstanding common stock which they acquired under the management stock plan of Food 4 Less. Pursuant to this plan, the Board of Directors of Holdings from time to time has offered common stock of Holdings for sale to selected employees at a price and for consideration (which may include a promissory note) determined at the discretion of the Board. Management Stockholders who have purchased shares are party to a Management Stockholders Agreement (the "Stockholders Agreement") with Holdings, a Stockholder Voting Agreement and Proxy (the "Voting Agreement"), and such other documents as Holdings may require. The Stockholders Agreement prohibits the transfer of any of the Management Stockholder's common stock for a period of four years from the date of its original issuance (although such date may, in the case of certain Management Stockholders who were shareholders of BHC, relate back to the date that shares were issued to them by BHC) other than transfers to certain family members and heirs or pursuant to a registration statement. The Management Stockholder's shares may be purchased by Holdings if,
(a) prior to the fourth anniversary of their issuance, the Management Stockholder's employment terminates for any reason, or (b) after such fourth anniversary, the Management Stockholder wishes to sell his/her common stock to a third party. In the event of the death or permanent disability of the Management Stockholder, each Management Stockholder has an irrevocable option for one year to require Holdings to purchase all (or a portion) of his common stock in the manner and on the terms set forth in the Stockholders Agreement; provided, however, that the Management Stockholder may exercise such option in the event of death or disability only to the extent that Holdings or Food 4 Less has insurance, under which Holdings or Food 4 Less is the named beneficiary, with respect to such event. Additionally, if shareholders holding at least fifty percent (50%) of the issued and outstanding common stock of Holdings agree to sell to a third party more than eighty percent (80%) of the shares of common stock then held by them, then upon the demand of such selling stockholders, each Management Stockholder must sell to such third party the same percentage of his common stock as is proposed to be sold by the selling stockholders. The Stockholders Agreement terminates on the tenth anniversary of the Merger.

     Under the Voting Agreement, Ronald W. Burkle, George G. Golleher and Yucaipa Capital Advisors, Inc. have sole voting control over the shares of common stock owned by the other Management Stockholders until the tenth anniversary of the Merger (unless extended by such Management Stockholders).

     As of January 29, 1995, there was outstanding $0.7 million principal amount of notes receivable from certain Management Stockholders, representing loans for the purchase of Holdings' common stock. The notes are due over various periods, bear interest at the bank "prime" lending rate, and are secured by such common stock.

     Pursuant to the Reincorporation Merger, New Holdings will succeed to the rights and obligations of Holdings under the Food 4 Less stock plan. It is expected that following the Merger, equity issuances to management will cease to be made under the Food 4 Less stock plan and instead will be made under the New Holdings option plan. See "-- New Management Stock Option Plan and Management Investment."

                             PRINCIPAL STOCKHOLDERS

     The information in the following table gives effect to (i) the Merger and the Financing and (ii) the FFL Merger and the Reincorporation Merger. The information in the following table assumes that the outstanding stock options of RSI have been cancelled, that certain new stock options of New Holdings have been granted to management and that certain warrants to purchase New Holdings Common Stock have been issued to institutional investors who currently hold warrants to purchase Common Stock of Holdings. Based on such assumption and giving effect to the foregoing events, the following table sets forth the ownership of common stock and Series A Preferred Stock and Series B Preferred Stock of New Holdings by each person who to the knowledge of Food 4 Less will own 5% or more of New Holdings' outstanding voting stock, by each person who will be a director or named executive officer of the Company, and by all executive officers and directors of the Company as a group. Share amounts and percentage ownership information set forth for the Series A Preferred Stock and Series B Preferred Stock are subject to change pending finalization of the Financing.


                                                       SERIES A            SERIES B
                                   COMMON              PREFERRED           PREFERRED
                                STOCK(1)(2)            STOCK(1)            STOCK(1)
                             ------------------   -----------------   -----------------   PERCENTAGE   PERCENTAGE
                               NUMBER               NUMBER             NUMBER              OF TOTAL      OF ALL
                                 OF                   OF                 OF                 VOTING     OUTSTANDING
    BENEFICIAL OWNER(3)        SHARES       %       SHARES      %      SHARES       %       POWER         STOCK
- ---------------------------  ----------   -----   ----------   ----   ---------    ----   ----------   -----------
Yucaipa and affiliates:
  The Yucaipa
    Companies(4)(5)........  17,567,622   62.3%       --        --       --         --       39.1%         36.6%
  Ronald W. Burkle(4)(6)...   2,046,392   10.1%       --        --       --         --        5.5%          5.1%
  George G.
    Golleher(2)(6).........     462,525    2.3%       --        --       --         --        1.3%          1.2%
    10000 Santa Monica
    Boulevard, Los Angeles,
    California 90067
                             ----------   -----                                              ----          ----
      Total................  20,076,539   71.2%       --        --       --         --       44.7%         41.8%
Byron E.
  Allumbaugh(2)(7).........     600,000    3.0%       --        --       --         --        1.6%          1.5%
Alfred A. Marasca(2)(7)....     200,000    1.0%       --        --       --         --        0.5%          0.5%
Greg Mays(8)...............      --        --         --        --       --         --         --            --
Alan J. Reed(7)............      --        --         --        --       --         --         --            --
Terry Peets(7).............      --        --         --        --       --         --         --            --
Jan Charles Gray(7)........      --        --         --        --       --         --         --            --
Apollo Advisors, L.P.
Apollo Advisors II, L.P.(9)
  2 Manhattanville Road
  Purchase, NY 10577.......   1,285,165    6.4%   10,783,244   64.6%     --         --       32.7%         30.2%
BT Investment Partners,
  Inc.(10)
  130 Liberty Street
  New York, NY 10006.......     509,812    2.5%      900,000    5.4%  3,100,000    100%       3.8%         11.3%
Other New Equity Investors
  as a group(11)...........      40,172    0.2%    5,000,000   30.0%     --         --       13.7%         12.6%
All directors and executive
  officers as a group
(15 persons)(2)(4)(5)(6)...  20,876,539   74.0%       --        --       --         --       46.5%         43.5%


- ---------------

 (1) Gives effect to (i) a stock split to be effected with respect to the outstanding common stock of Holdings prior to the Merger, (ii) the conversion (in connection with the FFL Merger) of the outstanding common stock of FFL into newly-issued common stock of Holdings in an amount which will preserve the proportionate ownership interests of FFL's stockholders, and of the equity holders of Holdings, in the combined Company, (iii) the conversion (in connection with the Reincorporation Merger) of the outstanding common stock, and warrants to acquire common stock, of Holdings into New Holdings common stock and warrants, (iv) the issuance by New Holdings of 16,683,244 shares of Series A Preferred Stock and 3,100,000 shares of Series B Preferred Stock in connection with the New Equity Investment and the concurrent exchange of outstanding shares of common stock acquired by the New Equity Investors from an existing stockholder, and (v) the assumed exercise of the outstanding warrants to acquire New Holdings common stock issued to the former Holdings warrantholders in connection with the Reincorporation Merger.

 (2) Gives effect to the exercise of Tier One Options to be issued to Byron E. Allumbaugh, George G. Golleher and Alfred A. Marasca under a new management stock option plan to be adopted prior to completion of the Merger, covering 600,000, 200,000 and 200,000 shares, respectively. Does not give effect to the exercise of (a) Tier Two Options to purchase up to 1,000,000 shares of New Holdings common stock to be issued at the discretion of the Board of Directors to certain management employees of the Company, under such stock option plan, concurrently with or following completion of the Merger or (b) Reinvestment Options to purchase up to 1,000,000 shares of New Holdings common stock to be issued to holders of EARs in exchange for the cancellation of $10 million of the EAR payments which would otherwise be payable upon consummation of the Merger. See "Executive Compensation -- New Management Stock Option Plan and Management Investment."

 (3) Except as otherwise indicated, each beneficial owner has the sole power to vote, as applicable, and to dispose of all shares of Common Stock or Series A Preferred Stock or Series B Preferred Stock owned by such beneficial owner.

 (4) Represents shares owned by The Yucaipa Companies, F4L Equity Partners, L.P., FFL Partners, Yucaipa Capital Fund and Yucaipa/F4L Partners. These entities are affiliated partnerships which are controlled, directly or indirectly, by Ronald W. Burkle. Following completion of the Merger, the foregoing entities will be parties to a stockholders agreement with other New Holdings investors which will give to Yucaipa the right to elect a majority of the directors of New Holdings. See "Description of Capital Stock -- 1995 Stockholders Agreement."

 (5) Share amount and percentages shown for Yucaipa include a warrant to purchase 8,000,000 shares of New Holdings Common Stock to be issued to Yucaipa concurrently with the completion of the Merger and the Financing. Such warrant will become exercisable only upon the occurrence of an initial public offering or certain sale transactions involving New Holdings. See "Description of Capital Stock -- Yucaipa Warrant."

 (6) Certain management stockholders who own in the aggregate 852,326 shares of Common Stock (pro forma for the events and assumptions described above) have entered into a Stockholder Voting Agreement and Proxy pursuant to which Ronald W. Burkle, George G. Golleher and Yucaipa Capital Advisors, Inc. have sole voting control over the shares currently owned by such management stockholders until December 31, 2002 (unless extended by such stockholders). See "Executive Compensation -- Food 4 Less Stock Plan." The 852,326 shares have been included, solely for purposes of the above table, in the share amounts shown for Mr. Burkle but not for Mr. Golleher. Neither Messrs. Burkle and Golleher nor Yucaipa Capital Advisors, Inc. have the power to dispose of, or any other form of investment power with respect to, such shares. Messrs. Burkle and Golleher have sole voting and investment power with respect to 1,194,066 and 462,525 shares of Common Stock they respectively own (including, in the case of Mr. Golleher, 200,000 shares issuable upon the exercise of Tier One Options).

 (7) Does not include Reinvestment Options to purchase 228,428 shares, 100,000 shares, 60,000 shares, 60,000 shares and 174,940 shares of New Holdings Common Stock to be issued to Messrs. Allumbaugh, Marasca, Reed, Peets and Gray, respectively, in exchange for the cancellation of the EAR payments which would otherwise be payable upon consummation of the Merger.

 (8) Mr. Mays owns 8,890 of the 852,326 shares of Common Stock which are subject to the Stockholder Voting Agreement and Proxy described in note (6) above.

 (9) Represents shares owned by one or more entities managed by or affiliated with Apollo Advisors, L.P. or Apollo Advisors II, L.P., together with certain affiliates or designees of Apollo.

(10) Represents shares owned by BT Investment Partners, Inc. ("BTIP"), Bankers Trust New York Corporation and BT Securities Corporation. Bankers Trust New York Corporation and BT Securities Corporation are affiliated with BTIP. BTIP expressly disclaims beneficial ownership of all shares owned by Bankers Trust New York Corporation and BT Securities Corporation.

(11) Includes certain institutional investors, other than Apollo and BTIP, which will purchase Series A Preferred Stock of New Holdings in connection with the Financing. Pursuant to the 1995 Stockholders Agreement, certain corporate actions by New Holdings and its subsidiaries will require the consent of the directors whom the New Equity Investors, including Apollo and BTIP, are entitled to elect to the New Holdings Board of Directors. See "Description of Capital Stock -- 1995 Stockholders Agreement." Such investors do not affirm the existence of a "group" within the meaning of Rule 13d-5 under the Exchange Act, and expressly disclaim beneficial ownership of all New Holdings shares except for those shares held of record by each such investor or its nominees.

                          DESCRIPTION OF CAPITAL STOCK

     Following is a description of the capital stock of the Company and New Holdings to be authorized and outstanding upon completion of the Merger, the FFL Merger and the Reincorporation Merger, including the terms of the New Equity Investment to be made in New Holdings in connection with the closing of the Merger.

THE COMPANY

     Upon completion of the Merger, the authorized capital stock of the Company will consist of 1,600,000 shares of Common Stock, $.01 par value per share, of which 1,513,938 shares will be outstanding. All of such outstanding shares will be owned by New Holdings. There will be no public trading market for the Common Stock of the Company. The indentures that will govern outstanding debt securities of the Company will contain certain restrictions on the payment of cash dividends with respect to the Company's Common Stock. In addition, it is expected that the New Credit Facility will also restrict such payments. Subject to the limitations contained in the New Credit Facility and such indentures, holders of Common Stock of the Company will be entitled to dividends when and as declared by the Board of Directors from funds legally available therefor, and upon liquidation, will be entitled to share ratably in any distribution to holders of Common Stock. All holders of Common Stock will be entitled to one vote per share on any matter coming before the stockholders for a vote.

NEW HOLDINGS

     Following completion of the Merger, the FFL Merger, the Reincorporation Merger and the New Equity Investment, (i) the authorized capital stock of New Holdings will consist of 60,000,000 shares of Common Stock, $.01 par value, 25,000,000 shares of Non-Voting Common Stock, $.01 par value, 25,000,000 shares of Series A Preferred Stock, $.01 par value, and 25,000,000 shares of Series B Preferred Stock, $.01 par value, (ii) 17,207,882 shares of Common Stock, 16,683,244 shares of Series A Preferred Stock and 3,100,000 shares of Series B Preferred Stock will be outstanding and held by approximately 100 holders of record, (iii) 2,008,874 shares of Common Stock will be reserved for issuance upon the exercise of outstanding warrants held by institutional investors, and
(iv) 3,000,000 shares of Common Stock will be reserved for issuance upon the exercise of the New Options. See "Executive Compensation -- New Management Stock Option Plan and Management Investment." An additional 8,000,000 shares of Common Stock will be reserved for issuance upon the exercise of a warrant to be issued to Yucaipa upon closing of the Merger. See "-- Yucaipa Warrant" below.

     There is no public trading market for the capital stock of New Holdings, nor will any such market exist following completion of the Merger. New Holdings does not expect in the foreseeable future to pay any dividends on its capital stock. Holders of Common Stock of New Holdings are entitled to dividends when and as declared by the Board of Directors of New Holdings from funds legally available therefor, and upon liquidation, are entitled to share ratably in any distribution to holders of Common Stock. All holders of New Holdings Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote.

     The Series A Preferred Stock initially will have an aggregate liquidation preference of $166,832,440, or $10 per share, which will accrete as described below. The holders of the Series A Preferred Stock will vote (on an as-converted basis) together with the Common Stock as a single class on all matters submitted for stockholder vote. Each share of Series A Preferred Stock initially will be convertible at the option of the holder thereof into a number of shares of New Holdings Common Stock equal to the liquidation preference of such share of Series A Preferred Stock divided by $10. Upon consummation of an initial public offering of New Holdings equity securities which meets certain criteria, the shares of Series A Preferred Stock will automatically convert into shares of Common Stock of New Holdings at the same rate as applicable to an optional conversion.

     The Series B Preferred Stock initially will have an aggregate liquidation preference of $31,000,000, or $10 per share, which will accrete as described below. The holders of Series B Preferred Stock generally will not be entitled to vote on any matters, except as required by the Delaware General Corporation Law. Upon the occurrence of a change of control, each share of Series B Preferred Stock initially will be convertible at the option of the holder thereof into a number of shares of New Holdings Common Stock or Non-Voting Common Stock equal to the liquidation preference of such share of Series B Preferred Stock divided by $10. Upon consummation of an initial public offering of New Holdings equity securities which meets certain criteria, shares of Series B Preferred Stock will automatically convert into shares of Non-Voting Common Stock of New Holdings at the same rate as applicable to an optional conversion.

     The liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock initially will accrete daily at the rate of 7% per annum, compounded quarterly, until the later of the fifth anniversary of the date of issuance or the date the Company first reports EBITDA (as defined) of at least $500 million for any twelve-month period. Thereafter, the liquidation preference will remain constant. The accretion rate of the liquidation preference will increase (a) by 2% per annum if the Company fails to report EBITDA of at least $400 million for the four fiscal quarters ending closest to the third anniversary of the date of issuance (or for the rolling four-quarter period ending on any of the three subsequent quarter-ends), (b) by 2% per annum if the Company fails to report EBITDA of at least $425 million for the four fiscal quarters ending closest to the fourth anniversary of the date of issuance (or for the rolling four-quarter period ending on any of the three subsequent quarter-ends) or (c) by 2% per annum if the Company fails to report EBITDA of at least $450 million for the four fiscal quarters ending closest to the fifth anniversary of the date of issuance, in each case, such increase to take effect on the first day after the last day of the fiscal quarter with respect to which such failure occurred; provided that the accretion rate of the liquidation preference will not at any time exceed 13% per annum. The accretion of the liquidation preference will result in a proportional increase in the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock. In addition, the initial aggregate liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock may increase from the amounts set forth above depending on whether New Holdings determines to increase the number of shares it may sell pursuant to the New Equity Investment, and depending on whether certain existing equity holders of FFL and Holdings exercise preemptive rights to participate in the New Equity Investment.

     Shares of Series A Preferred Stock or Series B Preferred Stock may be converted (subject to certain conditions) at the option of the holder into shares of the other series. The holders of Series A Preferred Stock and Series B Preferred Stock have no rights to any fixed dividends in respect thereof. Subject to certain exceptions, New Holdings will be prohibited from declaring dividends with respect to, or redeem, purchase or otherwise acquire all of its capital stock without the consent of holders of a majority of the Series A Preferred Stock. If dividends are declared on the Series A Preferred Stock or the Series B Preferred Stock which are payable in voting securities of New Holdings, New Holdings will make available to each holder of Series A Preferred Stock and Series B Preferred Stock, at such holder's request, dividends consisting of non-voting securities of New Holdings which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities upon a change of control.

NEW EQUITY INVESTMENT

     Concurrently with the closing of the Merger, certain existing stockholders of New Holdings, including affiliates of George Soros, will sell 5,783,244 outstanding shares of common stock of New Holdings to CLH, which in turn will sell such shares to the New Equity Investors for an aggregate purchase price of $57.8 million. New Holdings will then issue 16,683,244 shares of Series A Preferred Stock and 3,100,000 shares of Series B Preferred Stock in a private placement to the New Equity Investors, led by Apollo and including affiliates of BT Securities, CS First Boston and DLJ for an aggregate consideration of $140 million plus the contribution to New Holdings of the shares of common stock purchased from CLH in the secondary sale transaction. The shares of Series A Preferred Stock and Series B Preferred Stock acquired by the New Equity Investors will represent approximately 41% in the aggregate of the fully diluted common equity of New Holdings (assuming exercise of the Yucaipa warrant). See "Principal Stockholders."

     The $140 million cash proceeds from the issuance of Series A Preferred Stock and Series B Preferred Stock will be applied by New Holdings as set forth under "The Merger and the Financing."

     Food 4 Less has accepted a commitment letter (the "Equity Commitment") from Apollo pursuant to which Apollo has agreed (subject to certain conditions) to purchase up to $140 million of the Series A Preferred Stock to be offered by New Holdings as part of the New Equity Investment. In consideration of its equity commitment, upon the closing of the Merger Apollo will receive from New Holdings a fee of $5 million, of which $2.5 million will be satisfied through the issuance to Apollo of New Discount Debentures and $2.5 million will be paid to Apollo in cash. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings." The Company anticipates that the remainder of the Series A Preferred Stock and Series B Preferred Stock so offered will be purchased by affiliates of lenders and other financial institutions which have provided financing to the Company, including BTIP, which is an affiliate of Bankers Trust, by affiliates of CS First Boston and DLJ and by certain other investors. The amounts of New Holdings stock expected to be held by Apollo, affiliates of Bankers Trust and all other holders of 5% or more of New Holdings' outstanding stock following completion of the Merger and the Financing are set forth above under "Principal Stockholders."

1995 STOCKHOLDERS AGREEMENT

     Under the terms of the 1995 Stockholders Agreement (which is expected to be entered into by New Holdings, Yucaipa and its affiliates, the New Equity Investors and other stockholders), the New Equity Investors holding Series A Preferred Stock will be entitled to nominate three directors to the Board of Directors of each of New Holdings and the Company (the "Series A Directors"), of which two directors will be nominees of Apollo and one director will be a nominee of the other New Equity Investors holding Series A Preferred Stock. The 1995 Stockholders Agreement will give to Yucaipa the right to nominate six directors of New Holdings and seven directors of the Company, and the boards of New Holdings and the Company will consist of a total of nine and ten directors, respectively. The numbers of directors which may be nominated by the foregoing stockholders will be reduced if such stockholders cease to own certain specified percentages of their initial holdings. Unless and until New Holdings has effected an initial public offering of its equity securities meeting certain criteria, New Holdings and its subsidiaries may not take certain actions without the approval of the Series A Directors, including but not limited to certain mergers, sale transactions, transactions with affiliates, issuances of capital stock and payments of dividends on or repurchases of capital stock. In addition, under the 1995 Registration Rights Agreement the New Equity Investors will have certain "demand" and "piggyback" registration rights with respect to their Series A Preferred Stock and Series B Preferred Stock, as well as the right under the 1995 Stockholders Agreement to participate, on a pro rata basis, in sales by Yucaipa of the New Holdings stock it holds. In certain circumstances, Yucaipa will have the right to compel the participation of the New Equity Investors and other stockholders in sales of all the outstanding shares of New Holdings stock.

     The Company will seek the agreement of the current stockholders of FFL and warrantholders of Holdings to become party to the 1995 Stockholders Agreement, which would grant to such holders certain rights in replacement of two existing stockholders agreements among FFL and its stockholders entered into in 1987 and 1991, respectively, and an agreement among Holdings and its warrantholders executed in 1992.

YUCAIPA WARRANT

     Upon closing of the Merger, New Holdings has agreed to issue to Yucaipa a warrant to purchase up to 8,000,000 shares of New Holdings Common Stock. The initial exercise price of such warrant will be set such that the warrant will have no value unless and until the value of the shares representing New Holdings' equity on the Closing Date appreciates to $1.220 billion. Such warrant will be exercisable on a cashless basis at the election of Yucaipa in the event New Holdings completes an initial public offering of equity securities meeting certain criteria, or in connection with certain sale transactions involving New Holdings, in either case effected on or prior to the fifth anniversary of the Closing Date. The expiration date of such warrant, and the deadline for such triggering transactions, may be extended from the fifth to the seventh anniversary of the Closing Date if New Holdings meets certain financial performance goals prior to such fifth anniversary. The cashless exercise provisions of such warrant allow the holder to exercise it without the payment of cash consideration, provided that New Holdings will withhold from the shares otherwise issuable upon such exercise a number of shares having a fair market value as of the exercise date equal to the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RALPHS

     In connection with the acquisition of a majority of RSI's common stock in February 1992, EJDC agreed to guarantee RGC's obligations as a self-insurer of worker's compensation liabilities in the State of California (the "EJDC Guaranty"). In consideration of the EJDC Guaranty, RGC unconditionally agreed to reimburse EJDC for any payments made under the EJDC Guaranty and for the cost of insurance up to $200,000 to cover liabilities incurred pursuant to the EJDC Guaranty. Further, RGC agreed to pay EJDC a guarantee fee of $33,500 for each month the EJDC Guaranty was in effect ($402,000 was paid in Fiscal 1994). Concurrently with the completion of the Merger, the EJDC Guaranty will be terminated, and RGC will cease to pay any guarantee fee to EJDC or to reimburse it for the cost of insurance. However, RGC will continue to be obligated to reimburse EJDC for any payments which EJDC could in the future be required to make under the EJDC Guaranty in respect of prior claims. Moreover, FFL has undertaken for the benefit of EJDC to maintain, until the fifth anniversary of the closing of the Merger, bank letters of credit, insurance or other security for the workers' compensation claims for which EJDC could have liability under the EJDC Guaranty.

     In connection with the bankruptcy reorganization of Federated and its affiliates, Federated agreed to pay certain potential tax liabilities relating to RGC as a member of the affiliated group of companies comprising

Federated and its subsidiaries. In consideration thereof, RSI and RGC agreed to pay Federated a total of $10 million, payable $1 million on each of February 3, 1992, 1993, 1994, 1995 and 1996 and $5 million on February 3, 1997. The five $1 million installments are to be paid by RGC and the $5 million payment is the joint obligation of RSI and RGC. In the event Federated is required to pay certain tax liabilities, RSI and RGC have agreed to reimburse Federated up to an additional $10 million, subject to certain adjustments. This additional obligation, if any, is the joint and several obligation of RSI and RGC. Pursuant to the terms of the Merger Agreement, the $5 million payment and the potential $10 million payment will be paid in cash. See Note 1 of Notes to Ralphs Consolidated Financial Statements.

     In addition, EJDC and the other current holders of Common Stock of RSI are parties to an agreement providing for various aspects of corporate governance (the "Ralphs Registration Rights and Governance Agreement") relating to Ralphs. Pursuant to the Ralphs Registration Rights and Governance Agreement, RGC is obligated to provide RSI, by dividend, pursuant to a services agreement or otherwise, with funds sufficient to enable RSI to perform its duties as the holding company of RGC's stock and to perform its obligations set forth in the Ralphs Registration Rights and Governance Agreement. The Ralphs Registration Rights and Governance Agreement will be cancelled concurrently with the closing of the Merger.

FOOD 4 LESS AND HOLDINGS

     Yucaipa provides certain management and financial services to Food 4 Less and its subsidiaries pursuant to a consulting agreement. The services of Ronald Burkle, Mark Resnik and Patrick Graham, acting in their capacities as directors and officers, and the services of other Yucaipa personnel are provided to Food 4 Less pursuant to this agreement. All of such individuals are partners of Yucaipa. Yucaipa's consulting agreement provides for annual management fees currently equal to $2 million plus an additional amount based on Food 4 Less' performance. Upon completion of the Merger, the consulting agreement will be amended to provide for an annual management fee payable by the Company to Yucaipa in the amount of $4 million, with no additional amounts payable based on performance. In addition, the Company may retain Yucaipa in an advisory capacity in connection with certain acquisitions or sale transactions, in which case the Company will pay Yucaipa an advisory fee. The agreement has a five-year term, which will be automatically renewed on each anniversary of the Merger for a five-year term unless ninety days' notice is given by either party. The agreement may be terminated at any time by the Company, provided that Yucaipa will be entitled to full monthly payments under the agreement for the remaining term thereof, unless the Company terminates for cause pursuant to the terms of the agreement. Yucaipa may terminate the agreement if the Company fails to make a payment due thereunder, or if there occurs a change of control (as defined in the agreement) of the Company, and upon any such termination Yucaipa will be entitled to full payments for the remainder of the five-year period commencing on the closing of the Merger. Pursuant to the agreement, Food 4 Less paid Yucaipa a total of $2.4 million, $3.8 million and $2 million in management and advisory fees for the fiscal years ended June 25, 1994, June 26, 1993 and June 27, 1992 respectively.


     The Yucaipa consulting agreement also provides that upon closing of the Merger, Yucaipa will be entitled to receive an advisory fee from the Company in the amount of $21.5 million, plus reimbursement of expenses in connection with the Merger and the related transactions. New Holdings will issue $17.5 million initial accreted value of New Discount Debentures to Yucaipa in satisfaction of a portion of such fee and the Company will pay the remaining $4 million of such fee in cash. Upon closing of the Merger, Yucaipa anticipates that it in turn will pay a cash fee of approximately $3.5 million to Soros Fund Management in consideration for advisory services which Soros Fund Management has rendered since 1991. The Company has no responsibility for such payment by Yucaipa. Additionally, upon closing of the Merger, Yucaipa will receive a warrant to purchase 8,000,000 shares of New Holdings common stock exercisable upon the conditions described under "Description of Capital Stock -- The Yucaipa Warrant." In consideration for its commitment to purchase Series A Preferred Stock of New Holdings, Apollo will receive a fee of $5 million from New Holdings upon the closing of the Merger. New Holdings will issue $2.5 million initial accreted value of New Discount Debentures to Apollo in satisfaction of a portion of such fee, and New Holdings will pay the remaining $2.5 million of such fee in cash. See "Description of Capital Stock -- New Equity Investment."

     In connection with the execution of the Merger Agreement, Yucaipa entered into the Put Agreement with EJDC, pursuant to which EJDC will be entitled to put up to $10 million aggregate principal amount of Seller Debentures to Yucaipa or its designee on the Closing Date. The Yucaipa consulting agreement will provide that the Company will reimburse Yucaipa for any loss and expenses incurred by Yucaipa upon the resale of such Seller Debentures to any unaffiliated third party. Yucaipa has advised the Company that it intends to designate a purchaser for, or resell, the Seller Debentures on the Closing Date or as soon thereafter as practicable. The agreement will also require Yucaipa to contribute any profit realized upon the resale of such Seller Debentures within such period to the capital of the Company.



     Pursuant to the New Discount Debenture Placement, New Holdings has committed to issue $100 million initial accreted value of New Discount Debentures, which will be acquired by a partnership comprised of FFL Investors L.L.C. (an entity certain of whose members are associated with George Soros), Yucaipa RGC L.L.C. (an affiliate of Yucaipa whose members include Ronald Burkle, Mark Resnik and Patrick Graham) ("Yucaipa LLC"), RGC Investment Co. (a corporation controlled by certain Yucaipa partners) ("RGCIC"), affiliates of BT Securities, an affiliate of CS First Boston, an affiliate of DLJ, Apollo, EJDC and the other selling stockholders of RSI. New Discount Debentures having an initial accreted value of $59 million will be issued directly to the partnership by New Holdings for cash consideration contributed to the partnership by (i) FFL Investors L.L.C., which will invest $40 million in cash proceeds received from its members as a result of the secondary sale of New Holdings common stock, (ii) BTIP, which will invest $5 million in cash, (iii) an affiliate of CS First Boston, which will invest $2.5 million in cash, (iv) an affiliate of DLJ, which will invest $2.5 million in cash, (v) EJDC, which will invest $4 million of its consulting fee payable by the Company upon closing of the Merger and (vi) RGCIC, which will invest $5 million in cash borrowed from the Company. New Holdings will issue additional New Discount Debentures having an initial accreted value of (a) $17.5 million to Yucaipa LLC in satisfaction of advisory fees otherwise payable to Yucaipa by the Company in connection with the Merger and the Financing, (b) $2.5 million to BT Securities in satisfaction of other fees payable to BT Securities by the Company in connection with the Financing, (c) $2.5 million to Apollo in satisfaction of a portion of the commitment fees otherwise payable to Apollo by New Holdings in connection with the New Equity Investment and (d) $18.5 million to RSI stockholders as Merger consideration, all of which New Discount Debentures shall be contributed to the partnership, whereupon the partnership will hold all $100 million initial accreted value of New Discount Debentures issued by New Holdings.



     New Holdings will grant to the partnership certain registration rights with respect to the New Discount Debentures. Pursuant to such registration rights agreement, New Holdings has filed with the Commission a shelf registration statement which will permit resales of the New Discount Debentures by the partnership commencing 60 days following closing of the Merger, provided that such 60-day holdback period may be shortened or waived by New Holdings with the consent of the Underwriters for the Public Offerings. New Holdings will be obligated to use its best efforts to cause such shelf registration statement to remain effective for up to three years. If New Holdings fails to comply with its obligations to keep such shelf registration statement effective, New Holdings will be obligated to pay certain liquidated damages. New Holdings and its subsidiaries will agree not to effect any public distribution of securities similar to the New Discount Debentures until the New Discount Debentures are resold by the partnership (or until the third anniversary of the Closing Date, if later). New Holdings believes that the partnership actively would seek to dispose of its entire interest in the New Discount Debentures promptly upon expiration of the 60 day holdback period following closing of the Merger (or at such earlier time as New Holdings and the Underwriters for the Public Offerings may agree). New Holdings will agree to use its best efforts to assist the partnership in such disposition, and to pay all expenses, including underwriting discounts and brokers' or dealers' commissions and mark-ups (subject to certain limitations), incident thereto.


     The $5 million cash investment to be made in the partnership by RGCIC, as described above, will be borrowed from the Company by RGCIC, and such borrowings will bear interest at the applicable Federal rate (as defined under the Internal Revenue Code). RGCIC will be obligated to repay such borrowings with any distributions received from the partnership in connection with resales of the New Discount Debentures. Such repayments will be applied first to the principal balance of the borrowings and then to accrued interest. To the extent that such distributions are not sufficient to repay such borrowings, any remaining indebtedness of RGCIC (including all accrued interest) will be forgiven by the Company and the Company's obligation to pay the Ralphs deferred EAR liability will be correspondingly forgiven. Upon receipt of any principal amounts repaid under such borrowings, the Company will be obligated to pay such amounts over to former holders of RGC's EARs redeemed upon closing of the Merger. The aggregate consideration payable to redeem the EARs includes, in addition to the foregoing deferred cash payment of up to $5 million, $17.8 million in cash payable at closing and $10 million in Reinvestment Options. See "Executive Compensation -- Equity Appreciation Rights Plan."


     FFL files a consolidated federal income tax return, under which the federal income tax liability of FFL and its subsidiaries (which since December 31, 1992 includes Holdings) is determined on a consolidated basis. FFL has entered into a federal income tax sharing agreement with Food 4 Less and certain of its subsidiaries (the "Tax Sharing Agreement"). The Tax Sharing Agreement provides that in any year in which Food 4 Less is included in any consolidated tax liability of FFL and has taxable income, Food 4 Less will pay to FFL the amount of the tax liability that Food 4 Less would have had on such due date if it had been filing a separate return. Conversely, if Food 4 Less generates losses or credits which actually reduce the consolidated tax liability of FFL and its other subsidiaries, FFL will credit to Food 4 Less the amount of such reduction in the consolidated tax liability. In the event any state and local income taxes are determinable on a combined or consolidated basis, the Tax Sharing Agreement provides for a similar allocation between FFL and Food 4 Less of such state and local taxes. In connection with the FFL Merger and the Reincorporation Merger, New Holdings will become a party to a revised tax sharing agreement, which is substantially similar to the Tax Sharing Agreement.


     Management believes that the terms of the transactions described above are or were fair to Food 4 Less and are or were on terms at least as favorable to Food 4 Less as those which could be obtained from unaffiliated parties (assuming that such transactions could be effected with such parties).

                      DESCRIPTION OF THE SELLER DEBENTURES

GENERAL


     The 13 5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 (the "Seller Debentures") will be issued under an indenture (the "Seller Debenture Indenture"), to be dated as of June 1, 1995, between New Holdings and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). The Seller Debentures will be issued to the stockholders of RSI upon the Closing Date of the Merger as part of the consideration for the merger of Food 4 Less with and into RSI.


     The following summary of certain provisions of the Seller Debentures and the Seller Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Seller Debentures and the Seller Debenture Indenture, including the definitions of certain terms therein and those terms made a part of the Seller Debenture Indenture by reference to the TIA. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." A copy of the form of the Seller Debenture Indenture may be obtained from New Holdings.

PRINCIPAL, MATURITY AND INTEREST


     The Seller Debentures are limited in aggregate principal amount to $131.5 million (excluding Secondary Securities (as defined below)) and will mature on June 15, 2007. The Seller Debentures will bear interest at the rate of 13 5/8% per annum and interest will accrue on the Seller Debentures beginning from the date of issuance, or from the most recent date to which interest has been paid, and will be payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1995, to the Holders of record on the immediately preceding June 1 and December 1. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and actual number of days elapsed. New Holdings may, on each interest payment date prior to and including the interest payment date that is five years following the date of issuance of the Seller Debentures, at its option and in its sole discretion, pay interest in additional Seller Debentures ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Seller Debentures as provided in the Seller Debenture Indenture.


     The Seller Debentures will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof; provided, however, that Secondary Securities issued in lieu of cash interest payments pursuant to the Seller Debenture Indenture or Seller Debentures issued upon registration of transfer of such Secondary Securities may be in denominations of greater or less than $1,000. Initially, the Trustee will act as Paying Agent and Registrar for the Seller Debentures. The Seller Debentures may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. New Holdings may change any Paying Agent and Registrar without notice to holders of the Seller Debentures (the "Holders"). New Holdings will pay principal, premium, if any, and interest on the Seller Debentures at the Trustee's corporate office located in the Borough of Manhattan, The City of New York. At New Holdings' option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered holders of the Seller Debentures at their respective addresses set forth in the register of Holders of Seller Debentures. Until otherwise designated by New Holdings, New Holdings' office or agency in New York is the office of the Trustee maintained for such purpose.

OPTIONAL REDEMPTION


     On or after June 15, 2000, the Seller Debentures may be redeemed, at the option of New Holdings, in whole at any time or in part from time to time, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the redemption date, if redeemed during the twelve-month period commencing on June 15 in the years set forth below:


                                                                           REDEMPTION
        YEAR                                                                 PRICE
        -----                                                              ----------
        2000.............................................................   106.8125%
        2001.............................................................   105.1094%
        2002.............................................................   103.4063%
        2003.............................................................   101.7031%
        2004 and thereafter..............................................   100.0000%


     Notwithstanding the foregoing, prior to June 15, 1998, New Holdings may use the net proceeds of a Public Equity Offering of New Holdings or the Company to redeem up to 35% of the Seller Debentures at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.


NOTICES AND SELECTION


     In the event of a redemption of less than all of the Seller Debentures at the option of New Holdings, such Seller Debentures will be selected for redemption by the Trustee pro rata, by lot or by any other method that the Trustee considers fair and appropriate and in such manner as complies with applicable legal and stock exchange requirements, if any; provided, however, that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis unless such method is otherwise legally prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Seller Debentures are to be redeemed at such Holder's registered address. Seller Debentures in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest will cease to accrue on the Seller Debentures or portions thereof called for redemption (unless New Holdings shall default in the payment of the redemption price or accrued interest). Seller Debentures that are redeemed by New Holdings or that are purchased by New Holdings pursuant to a Net Proceeds Offer as described under "-- Certain Covenants -- Limitation on Asset Sales" below or pursuant to a Change of Control Offer as described under "-- Change of Control" below or that are otherwise acquired by New Holdings will be surrendered to the Trustee for cancellation.


RANKING


     The Seller Debentures will be senior subordinated unsecured obligations of New Holdings and will be subordinate in right of payment to all Senior Indebtedness of New Holdings including indebtedness under the New Discount Debentures. As of January 29, 1995, on a pro forma basis after giving effect to the Merger, the FFL Merger and the Reincorporation Merger (and certain related assumptions), the aggregate outstanding amount of Senior Indebtedness of New Holdings (excluding guarantees by New Holdings of certain Senior Indebtedness of the Company) would have been approximately $100 million. In addition, the Seller Debentures will effectively be subordinated to all liabilities (including trade payables) of the Company which on the same pro forma basis would have been approximately $2,833.1 million (excluding letters of credit) at such date.



SUBORDINATION OF THE SELLER DEBENTURES



     The payment of the Obligations with respect to the Seller Debentures will be subordinated in right of payment, as set forth in the Seller Debenture Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred including, with respect to Designated Senior Indebtedness, any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against New Holdings in a bankruptcy case under Title 11 of the United States Code.



     Upon any payment of distribution of assets or securities of New Holdings of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, total or partial liquidation or reorganization of New Holdings (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of New Holdings' assets and liabilities and whether voluntary or involuntary), the holders of Senior Indebtedness shall first be entitled to receive payment in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness before the Holders of Seller Debentures will be entitled to receive any payment with respect to the Seller Debentures (excluding Permitted Subordinated Reorganization Securities) and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Seller Debentures would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of Senior Indebtedness.



     No direct or indirect payment (other than payments previously made pursuant to the provisions described under "-- Defeasance of Indenture" below or payments in Secondary Securities) by or on behalf of New Holdings of Obligations on the Seller Debentures whether pursuant to the terms of the Seller Debentures or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on any Designated Senior Indebtedness or any other Senior Indebtedness which, at the time of determination, is equal to or greater than $50 million in aggregate principal amount ("Significant Senior Indebtedness") (and the Trustee has received written notice thereof), and such default shall not have been cured or waived by or on behalf of the holders of such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, or shall have ceased to exist, until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, shall have been discharged or paid in full in cash or Cash Equivalents, after which New Holdings shall resume making any and all required payments in respect of the Seller Debentures, including any missed payments.



     In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the earliest to occur of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their representative, or (b) if such event of default results from the acceleration of the Seller Debentures, the date of such acceleration, no such payment (other than payments previously made pursuant to the provisions described under "-- Defeasance of Indenture" below or payments in Secondary Securities) may be made by New Holdings upon or in respect of the Seller Debentures for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless
(x) such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their representative who delivered such notice or (y) such default is cured or waived, or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents), after which New Holdings shall resume making any and all required payments in respect of the Seller Debentures, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Seller Debentures during any period of 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Designated Senior Indebtedness or their representative whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.



     If New Holdings fails to make any payment on the Seller Debentures when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an Event of Default under the Seller Debenture Indenture and would enable the Holders of Seller Debentures to accelerate the maturity thereof. See "--Events of Default."



     By reason of such subordination, in the event of the insolvency of New Holdings, Holders of the Seller Debentures may recover less, ratably, than holders of Senior Indebtedness.

     As of January 29, 1995, on a pro forma basis after giving effect to the Merger, the FFL Merger and the Reincorporation Merger (and certain related assumptions), the aggregate amount of Senior Indebtedness outstanding would have been approximately $100.0 million of initial accreted value that will accrete to approximately $193.4 million after five years.


CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined below), each Holder will have the right to require the repurchase of such Holder's Seller Debentures pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the Change of Control Payment Date (as defined below).

     Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), New Holdings must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Seller Debenture purchased pursuant to a Change of Control Offer will be required to surrender the Seller Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Seller Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date.

     The Seller Debenture Indenture will further provide that, notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, within 30 days following any Change of Control, New Holdings will cause the Company to either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer) or
(b) obtain the requisite consents under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Seller Debentures as provided above. New Holdings shall first comply with the covenant in the immediately preceding sentence before New Holdings shall be required to repurchase Seller Debentures pursuant to the provisions described above. New Holdings' failure to comply with the covenants described in this paragraph shall constitute an Event of Default under the Seller Debenture Indenture.

     New Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable provisions of the federal securities laws in connection with a Change of Control Offer.

CERTAIN COVENANTS

     The Seller Debenture Indenture will contain, among other things, the following covenants:

     Limitation on Restricted Payments. The Seller Debenture Indenture will provide that New Holdings shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) New Holdings or such Subsidiary could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" below, or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of New Holdings, which determination shall be evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of New Holdings earned subsequent to the Issue Date and on or prior to the date the proposed Restricted Payment occurs (the "Reference Date") plus (ii) 100% of the aggregate Net Proceeds received by New Holdings from any person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of New Holdings) subsequent to the Issue Date and on or prior to the

Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and
(B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from New Holdings or any Subsidiary, until and to the extent such borrowing is repaid), plus (iii) 100% of the aggregate net cash proceeds received by New Holdings as capital contributions to New Holdings after the Issue Date, plus (iv) $25 million.


     Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of New Holdings or the repurchase, redemption, or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of New Holdings, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of New Holdings with an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid, (4) any payments by New Holdings or any Subsidiary required to be made due to the exercise of statutory dissenters', appraisal or similar rights by holders of common stock of FFL in connection with the FFL Merger and (5) Permitted Payments; provided, however, that (x) the declaration of each dividend paid in accordance with clause (1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause (2) above, and each payment described in clause (iii) of the definition of "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and (y) no amounts paid pursuant to clause (3) or (4) above or pursuant to clause (i), (ii), (iv) or (v) of the definition of "Permitted Payments" shall be so counted.



     Limitation on Incurrences of Additional Indebtedness. The Seller Debenture Indenture will provide that New Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Seller Debentures or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, (i) New Holdings may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of New Holdings would be greater than
2.0 to 1.0 and (ii) the Company or any subsidiary of the Company may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Operating Coverage Ratio of the Company would be greater than 2.0 to 1.0.



     Limitation on Senior Subordinated Indebtedness. The Seller Debenture Indenture will provide that New Holdings shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Seller Debentures.


     Limitation on Liens. The Seller Debenture Indenture will provide that New Holdings shall not create, incur, assume or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness, any Subordinated Indebtedness or any Affiliate Obligation upon any property or assets of New Holdings owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, unless the Securities are secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) to the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by New Holdings; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by New Holdings.

     Limitation on Asset Sales. The Seller Debenture Indenture will provide that neither New Holdings nor any of its Subsidiaries shall consummate an Asset Sale unless (a) New Holdings or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold;

and (b) upon consummation of an Asset Sale, New Holdings or the applicable Subsidiary will, within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Business Investment (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, or (3) an investment in properties and assets that will be used in the business of New Holdings and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale; (iii) apply or cause to be applied such Net Cash Proceeds to the repayment of Senior Indebtedness or Pari Passu Indebtedness of New Holdings or any Indebtedness of any Subsidiary; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent the related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds equals or exceeds $20 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Seller Debentures tendered to New Holdings for purchase at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase pursuant to an offer to purchase made by New Holdings as set forth below (a "Net Proceeds Offer"). A Net Proceeds Offer as a result of an Asset Sale made by New Holdings or one of its Subsidiaries shall not be required to be in excess of the Net Cash Proceeds of such Asset Sale less the Net Cash Proceeds actually applied in accordance with clauses (b)(i), (ii), (iii) or (iv) above; provided, however, that New Holdings shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of one or more supermarkets and/or related assets or equipment which are acquired or constructed by New Holdings or a Subsidiary subsequent to the date that is six months prior to the Issue Date, provided that any such sale and substantially concurrent lease-back occurs within 270 days following such acquisition or the completion of such construction, as the case may be.



     Each Net Proceeds Offer will be mailed to record Holders of Seller Debentures as shown on the register of Holders not less than 325 nor more than 365 days after the relevant Asset Sale, with a copy to the Trustee, shall specify the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed) and shall otherwise comply with the procedures set forth in the Seller Debenture Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender the Seller Debentures in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Seller Debentures in an amount exceeding the Net Proceeds Offer, Seller Debentures of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).


     New Holdings will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Seller Debentures pursuant to a Net Proceeds Offer.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Seller Debenture Indenture will provide that New Holdings shall not, and shall not permit any Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Agreement as in effect on the Issue Date, as any such Payment Restriction may apply to any present or future Subsidiary, (ii) the New Discount Debenture Indenture, the Seller Debenture Indenture, the Holdings Discount Note Indenture, the indentures with respect to Existing Indebtedness and any other agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebtedness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets of any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to the provisions of the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" above), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenants described under "-- Limitation on Incurrences of Additional Indebtedness" and "-- Limitation on Liens" above that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agreements and other similar agreements;
(f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restrictive taken as a whole than those provided for in such Indebtedness being refinanced, refunded, extended or renewed and (g) Payment Restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitation on Incurrences of Additional Indebtedness" above; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.


     Limitation on Transactions with Affiliates. The Seller Debenture Indenture will provide that neither New Holdings nor any of its Subsidiaries shall (i) sell, lease, transfer or otherwise dispose of any of its properties or assets or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities (other than equity securities which do not constitute Disqualified Capital Stock) from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of New Holdings or any Subsidiary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the following paragraph and (y) Affiliate Transactions in the ordinary course of business that are fair to New Holdings or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided, that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, New Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business), (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 million and less than $15 million, New Holdings or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (y) above (other than the requirement set forth in such clause (y) that such Affiliate Transaction be in the ordinary course of business) and that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of New Holdings or the Subsidiary, as the case may be, or, in the absence of any such approval by the disinterested members of the Board of Directors of New Holdings or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affiliate Transaction are fair to New Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $15 million, New Holdings or such Subsidiary, as the case may be, shall have delivered to the Trustee, a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to New Holdings or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favorable as those that might reasonably have been obtained at the time from an unaffiliated party.

     The provisions of the foregoing paragraph shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of the covenant described under "-- Limitation on Restricted Payments" above, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of New Holdings or any Subsidiary, as determined by the Board of Directors of New Holdings or any Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among New Holdings and any of its wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transactions are not otherwise prohibited by the Seller Debenture Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Holders in any material respect, (vi) the existence of, or the performance by New Holdings or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by New Holdings or any of its Subsidiaries of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect, (vii) transactions permitted by, and complying with, the provisions of the covenant described under "-- Limitation on Mergers and Certain Other Transactions" below, and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Seller Debenture Indenture which are fair to New Holdings or any Subsidiary, in the reasonable determination of the Board of Directors or senior management of New Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.



     Limitations on Preferred Stock of Subsidiaries. The Seller Debenture Indenture will provide that New Holdings shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to New Holdings or a wholly-owned Subsidiary), or permit any person (other than New Holdings or a wholly-owned Subsidiary) to own or hold an interest in any Preferred Stock of any such Subsidiary, unless such Subsidiary would be entitled to incur Indebtedness in accordance with the provisions described above under "-- Limitation on Incurrence of Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock.


     Limitations on Mergers and Certain Other Transactions. The Seller Debenture Indenture will provide that New Holdings, in a single transaction or through a series of related transactions, shall not (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or
(ii) adopt a Plan of Liquidation, unless, in either case, (1) either New Holdings shall be the continuing person, or the person (if other than New Holdings) formed by such consolidation or into which New Holdings is merged or to which all or substantially all of the properties and assets of New Holdings as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (New Holdings or such other person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of New Holdings under the Seller Debentures and the Seller Debenture Indenture; (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of New Holdings immediately preceding the transaction, and (B) the Surviving Person could incur at least $1 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the provisions of the covenant described under the heading "-- Limitation on Incurrences of Additional Indebtedness" above; and (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

     The Seller Debenture Indenture will provide that upon any consolidation or merger or any transfer of all or substantially all of the assets of New Holdings or any adoption of a Plan of Liquidation by New Holdings in accordance with the foregoing, the surviving person formed by such consolidation or into which New Holdings is merged or to which such transfer is made (or, in the case of a Plan of Liquidation, to which assets are transferred) shall succeed to, and be substituted for, and may exercise every right and power of, New Holdings under the Seller Debenture Indenture with the same effect as if such surviving person had been named as New Holdings therein; provided, however, that solely for purposes of computing amounts described in subclause (c) of the first paragraph of the covenant described under " -- Limitation on Restricted Payments" above, any such surviving person shall only be deemed to have succeeded to and be substituted for New Holdings with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets. When a successor corporation assumes all of the obligations of New Holdings under the Seller Debenture Indenture and under the Seller Debentures and agrees to be bound thereby, the predecessor shall be released from such obligations.


     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of New Holdings shall be deemed to be the transfer of all or substantially all of the properties and assets of New Holdings.


EVENTS OF DEFAULT


     The following events constitute "Events of Default" under the Seller Debenture Indenture : (i) failure to make any payment of interest on the Seller Debentures when due and the continuance of such default for a period of 30 days;
(ii) failure to pay principal of the Seller Debentures when due, whether at maturity, upon acceleration, redemption or otherwise (including the failure to repurchase Seller Debentures tendered pursuant to the requirements set forth in the covenants described under the headings "-- Certain Covenants -- Change of Control" and "-- Certain Covenants -- Limitation on Asset Sales"), whether or not such payment shall be prohibited by the provisions set forth under the heading "-- Subordination"; (iii) failure to comply with any other agreement or covenant contained in, or provisions of, the Seller Debentures or the Seller Debenture Indenture, if such failure continues unremedied for 30 days after notice given by the Trustee or the holders of at least 25% in principal amount of the Seller Debentures then outstanding (except in the case of a default with respect to the covenants described under the headings "-- Certain
Covenants -- Limitation on Restricted Payments," "-- Change of Control,"
"-- Certain Covenants -- Limitation on Asset Sales" and "-- Certain
Covenants -- Limitations on Mergers and Certain Other Transactions," which shall constitute Events of Default with notice but without passage of time); (iv) a default under any bond, debenture, or other evidence of Indebtedness of New Holdings or of any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (1) results from the failure to pay such Indebtedness at its stated final maturity or (2) relates to an obligation (other than the obligation to pay any principal of such Indebtedness at its stated final maturity) and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding; (v) New Holdings or any Significant Subsidiary (a) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (c) consents to the appointment of a Custodian of it or for substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; (vi) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of New Holdings or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of New Holdings or any Significant Subsidiary, (b) appoint a Custodian of New Holdings or any Significant Subsidiary or for all or any substantial part of their respective properties or (c) order the winding-up or liquidation of New Holdings' or any Significant Subsidiary's affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(vii) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of New Holdings and its Subsidiaries; or (viii) any final judgment or order for payment of money in excess of $25 million shall be entered against New Holdings or any Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period of 60 days after such judgment becomes final and nonappealable.

     If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency, receivership or reorganization of New Holdings or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Seller Debentures then outstanding may declare the aggregate principal amount of the Seller Debentures outstanding due and payable by notice in writing to New Holdings, the administrative agent under the Credit Agreement and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five business days after receipt by New Holdings and the administrative agent under the Credit Agreement of such Acceleration Notice. If an Event of Default resulting from certain events of bankruptcy, insolvency, receivership or reorganization shall occur with respect to New Holdings, all unpaid principal and accrued interest on the Seller Debentures then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders of the Seller Debentures. Subject to certain conditions, the Holders of a majority in principal amount of the Seller Debentures then outstanding, by notice to the Trustee, may rescind an acceleration if all existing Events of Default are remedied. In certain cases the Holders of a majority in principal amount of outstanding Seller Debentures may waive any past default and its consequences, except a default in the payment of principal of or interest on any of the Seller Debentures.



     In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon if such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.


     The Seller Debenture Indenture provides that if a Default or an Event of Default occurs and is continuing thereunder, and if it is known to the Trustee, the Trustee shall mail to each Holder of the Seller Debentures notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs; provided, however, that, except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Seller Debenture, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

     The Seller Debenture Indenture provides that no holder may pursue any remedy thereunder unless the Trustee (i) shall have failed to act for a period of 60 days after receiving notice of a continuing Event of Default by such Holder and a written request to act by Holders of at least 25% in principal amount of the Seller Debentures and (ii) has received indemnification satisfactory to it; provided, however, that such provision does not affect the right of any Holder to sue for enforcement of any overdue payment on the Seller Debentures.

     Under the Seller Debenture Indenture, two officers of New Holdings are required to certify to the Trustee within 120 days after the end of each fiscal year of New Holdings whether or not they know of any Default or Event of Default that occurred during such fiscal year and, if applicable, describe such Default and the status thereof.

DEFEASANCE OF INDENTURE

     New Holdings may, at its option and at any time, elect to have New Holdings' obligations discharged with respect to the outstanding Seller Debentures. Such Legal Defeasance means that New Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Seller Debentures

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

except for (i) the rights of Holders of outstanding Seller Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Seller Debentures when such payments are due solely from the funds held by the Trustee in the trust referred to below; (ii) New Holdings' obligations to issue temporary Seller Debentures, register the transfer or exchange of Seller Debentures, replace mutilated, destroyed, lost or stolen Seller Debentures and maintain an office or agency for payments in respect of the Seller Debentures and money for security payments held in trust in respect of the Seller Debentures; (iii) the rights, powers, trusts, duties and immunities of the Trustee and New Holdings' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Seller Debenture Indenture. In addition, New Holdings may, at its option and at any time elect to have the obligations of New Holdings released with respect to certain covenants described above under "-- Certain Covenants" ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Seller Debentures.

     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Seller Debentures, (i) New Holdings must have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Seller Debentures, cash in U.S. dollars, U.S. Government Obligations (as defined in the Seller Debenture Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Seller Debentures to redemption or maturity provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Seller Debentures on the Maturity Date or such redemption date, as the case may be; (ii) in the case of Legal Defeasance, New Holdings shall have delivered to the Trustee an opinion of counsel stating that (A) New Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of outstanding Seller Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, New Holdings shall have delivered to the Trustee an opinion of counsel stating that the Holders of outstanding Seller Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (v) and (vi) under the first paragraph under "-- Events of Default" above are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Seller Debenture Indenture or any other material agreement or instrument to which New Holdings is a party or by which it is bound (and in that connection, the Trustee shall have received a certificate from the Agent under the Credit Agreement to that effect with respect to such Credit Agreement if then in effect); (vi) New Holdings shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) New Holdings shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by New Holdings with the intent of preferring the Holders of the Seller Debentures over other creditors of New Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of Holdings, or others; and (viii) New Holdings shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or Covenant Defeasance, have been complied with.

SATISFACTION AND DISCHARGE

     The Seller Debenture Indenture will be discharged and will cease to be of further effect as to all outstanding Seller Debentures when either (a) all Seller Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Seller Debentures which have been replaced or paid and Seller Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to New Holdings) have been delivered to the Trustee for cancellation; or
(b)(i) all Seller Debentures not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise and New Holdings has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Seller Debentures not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) New Holdings has paid all sums payable by it under the Seller Debenture Indenture; and (iii) New Holdings has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be. In addition, New Holdings must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.


MODIFICATION OF THE SELLER DEBENTURE INDENTURE


     The Seller Debenture Indenture and the Seller Debentures may be amended or supplemented (and compliance with any provision thereof may be waived) by New Holdings, the Trustee and the Holders of at least fifty-four percent (54%) in aggregate principal amount of the Seller Debentures then outstanding (or at least a majority in aggregate principal amount of the outstanding Seller Debentures in the event that The Edward J. DeBartolo Corporation, an Ohio corporation, shall cease to beneficially own at least a majority in aggregate principal amount of the outstanding Seller Debentures), except that (A) without the consent of each Holder of Seller Debentures affected, no such amendment, supplement or waiver may (1) change the principal amount of Seller Debentures whose Holders must consent to an amendment, supplement or waiver of any provision of the Seller Debenture Indenture or the Seller Debentures; (2) reduce the rate or extend the time for payment of interest on any Seller Debenture; (3) reduce the principal amount of any Seller Debenture; (4) change the Maturity Date of any Seller Debenture, or alter the redemption provisions in a manner adverse to any Holder; (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Seller Debenture, or (6) make the principal of, or the interest on, any Seller Debenture payable with anything or in any manner other than as provided for in the Seller Debenture Indenture and the Seller Debentures as in effect on the date of the Seller Debenture Indenture.



     Without the consent of the Holders of at least 75% in aggregate principal amount of the Seller Debentures then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of the Seller Debentures pursuant to the requirements set forth in the covenant described under the heading "-- Change of Control" in a manner adverse to any Holder or waive a Default or Event of Default resulting from a failure to comply with the requirements set forth in the covenant described under the heading "-- Change of Control".


     Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Seller Debentures then outstanding, no change may be made to the subordination provisions of the Seller Debenture Indenture that adversely affects the rights of any Holder under such subordination provisions.

     No amendment, supplement or waiver may make any change that adversely affects the rights under the subordination provisions of the Seller Debenture Indenture of any holders of Senior Indebtedness unless the holders of such Senior Indebtedness consent to the change.


     In addition, New Holdings and the Trustee may amend the Seller Debenture Indenture and the Seller Debentures (a) to cure any ambiguity, defect or inconsistency therein; provided, that such amendment or supplement does not adversely affect the rights of any Holder or (b) to make any other change that does not adversely affect the rights of any Holder in any material respect.


THE TRUSTEE

     The Holders of a majority in principal amount of the outstanding Seller Debentures may remove the Trustee and appoint a successor trustee with New Holdings' consent, by so notifying the Trustee to be so removed and New Holdings. In addition, the Holders of a majority in principal amount of the outstanding Seller Debentures have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

     The Seller Debenture Indenture provides that, in case a Default or an Event of Default has occurred and is continuing, the Trustee thereunder shall exercise such of the rights and powers vested in it by the Seller Debenture Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to the latter provision, the Trustee is under no obligation to exercise any of its rights or powers under the Seller Debenture Indenture at the request, order or direction of any of the Holders, unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby. If New Holdings fails to pay such amounts of principal of, or interest on, the Seller Debentures as shall have become due and payable upon demand as specified in the Seller Debenture Indenture, the Trustee thereunder, at the request of the Holders of a majority in aggregate principal amount of the Seller Debentures at the time outstanding, and upon being offered such reasonable indemnity as it may be required against the costs, expenses and liabilities incurred by it, except as a result of its negligence or bad faith, shall institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and collect in the manner provided by law the monies adjudged or decreed to be payable.

     The Seller Debenture Indenture contains limitations on the rights of the Trustee, should it become a creditor of New Holdings, to obtain payment of claims in certain cases or to be realized on certain property received by it in respect of any such claims, securities or otherwise. The Trustee is permitted to engage in other transactions; however, if the Trustee acquires any "conflicting interest," it must eliminate such conflict or resign.


     The Trustee is also the trustee for the 10.45% Senior Notes due 2004 of the Company and the 10.45% Senior Notes due 2000 of the Company.


REPORTS


     The Seller Debenture Indenture will provide that to the extent permitted by applicable law or regulation, whether or not New Holdings is subject to the requirements of Section 13 or 15(d) of the Exchange Act, New Holdings shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. New Holdings shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to the Seller Debenture Indenture. New Holdings shall also comply with the other provisions of TIA sec. 314(a). If New Holdings is not permitted by applicable law or regulations to file the aforementioned reports, New Holdings (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Seller Debentures maintained by the Registrar at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that New Holdings would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if New Holdings was subject to the requirements of such
Section 13 or 15(d) of the Exchange Act.

CERTAIN DEFINITIONS


     "Acquired Indebtedness" means Indebtedness of a person or any of its subsidiaries existing at the time such person becomes a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred by such person in connection with, or in anticipation or contemplation of, such person becoming a Subsidiary or such acquisition.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Seller Debenture Indenture, neither BT Securities Corporation nor any of its Affiliates shall be deemed to be an Affiliate of New Holdings or any of its Subsidiaries.

     "Affiliate Obligation" means any contractual obligation (not constituting Indebtedness) between New Holdings and any Affiliate, other than obligations relating to the purchase or sale of goods in the ordinary course of business made in compliance with the covenant entitled "Limitation on Transactions with Affiliates."


     "Asset Sale" means, with respect to any person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such person or any of its subsidiaries to any person other than such person or one of its wholly-owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than New Holdings or a directly or indirectly wholly-owned Subsidiary) of any assets of such person or any of its subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsidiary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) involving only Excluded Assets, (ii) resulting in Net Proceeds to New Holdings and the Subsidiaries of $500,000 or less, (iii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of New Holdings or any Subsidiary with a Lien on such assets, which Lien is permitted under the Seller Debenture Indenture, provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law,
(iv) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of New Holdings or its Subsidiaries, (v) involving only the lease or sub-lease of any real or personal property in the ordinary course of business, or (vi) the proceeds of such Asset Sale which are not applied as contemplated in "-- Certain Covenants -- Limitation on Asset Sales" and which, together with all other such Asset Sale proceeds, do not exceed $20 million.



     "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principle payments of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.


     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

     "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

     "Business Day" means a day that is not a Legal Holiday.

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

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person, including Preferred Stock.

     "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.


     "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof,
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.


     "Change of Control" means (I) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of New Holdings such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of New Holdings (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of New Holdings' Board of Directors or
(II) New Holdings ceasing to own 100% of the outstanding voting securities entitled to vote on a regular basis to elect a majority of the Board of Directors of the Company (other than in connection with a merger of New Holdings and the Company).

     "Company" means Food 4 Less Supermarkets, Inc., a Delaware corporation, and its successors, including, without limitation, Ralphs Supermarkets, Inc. (to be renamed Ralphs Grocery Company) following the Merger.

     "Consolidated Net Income" means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which interest does not cause the net income of such other person to be consolidated with the net income of such person and its subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person in such period; (b) the net income of any subsidiary of such person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually prevented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction; provided, however, that with respect to the net income of New Holdings, the net income of the Company and its wholly-owned subsidiaries shall not be so

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

excluded, notwithstanding the existence of any such Payment Restriction, so long as the terms of any such consensual Payment Restriction limiting the payment of dividends are not materially more restrictive at the time of determination of Consolidated Net Income than the most restrictive Payment Restriction limiting the payment of dividends in effect on the Issue Date and so long as the Company continues to be a wholly-owned subsidiary of New Holdings; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries, (iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, (vii) (A) all non-cash charges, (B) up to $10 million of severance costs and (C) any other restructuring reserves or charges (provided, however, that any cash payments actually made with respect to the liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by New Holdings or any of its Subsidiaries in connection with the Merger, including, without limitation, the divestiture of the Excluded Assets,
(viii) losses incurred by New Holdings and its Subsidiaries resulting from earthquakes and (ix) with respect to New Holdings and its Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

     "Consolidated Net Worth" means, with respect to any person, the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consulting Agreement" means that certain Consulting Agreement, dated as of the Issue Date, between New Holdings, the Company and The Yucaipa Companies, as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consulting Agreement as in effect on the Issue Date.

     "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, by and among the Company as borrower, New Holdings as guarantor, certain of the Company's subsidiaries, the Lenders referred to therein and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Credit Agreement" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents. New Holdings shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.


     "Designated Senior Indebtedness" means (i) in the event any Indebtedness is outstanding under the Credit Agreement, all Senior Indebtedness under the Credit Agreement and (ii) if no Indebtedness is outstanding under the Credit Agreement, any other issue of Senior Indebtedness which (a) at the time of the determination is equal to or greater than $50 million in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by New Holdings. For purposes of this definition, the term "Credit Agreement" shall not include any agreement governing Indebtedness incurred to refund, replace or refinance borrowings or commitments under the Credit

Agreement other than any such agreements incurred to refund, replace or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding thereunder.



     "Disqualified Capital Stock" means, (i) with respect to any person, any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Maturity Date or any other Capital Stock of such person or its subsidiaries designated as Disqualified Capital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (a) redeemable or repurchasable solely at the option of such person or (b) issued to employees of New Holdings or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated; and (ii) with respect to any Subsidiary of New Holdings, any Preferred Stock issued by a Subsidiary of New Holdings other than Preferred Stock issued to New Holdings.



     "EBDIT" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such person and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credit) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Merger, and (vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period), less, without duplication, (i) non-cash items increasing Consolidated Net Income of such person for such period (excluding any such items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP and (ii) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).


     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Excluded Assets" means assets of New Holdings or any Subsidiary required to be disposed of by applicable regulatory authorities in connection with the Merger.


     "Existing Indebtedness" means the following indebtedness of the Company to the extent outstanding on the Issue Date after giving effect to the Merger: (a) the 10.45% Senior Notes due 2004 issued pursuant to an indenture dated as of the Issue Date; (b) the 10.45% Senior Notes due 2000 issued pursuant to an indenture dated as of April 15, 1992; (c) the 11% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the Issue Date; (d) the 9% Senior Subordinated Notes due 2003 issued pursuant to an indenture dated as of March 30, 1993; (e) the 10 1/4% Senior Subordinated Notes due 2002 issued pursuant to an indenture dated as of July 29, 1992; (f) the 13.75% Senior Subordinated Notes due 2005 issued pursuant to an indenture dated as of the Issue Date; and (g) the 13.75% Senior Subordinated Notes due 2001 issued pursuant to an indenture dated as of June 15, 1991.



     "FFL" means Food 4 Less, Inc., a Delaware corporation and its successors, including, without limitation, Holdings following the FFL Merger and New Holdings following the Reincorporation Merger.


     "FFL Merger" means the merger, prior to the Merger and the Reincorporation Merger, of FFL and Holdings.

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


     "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness (including (without duplication), in the case of New Holdings, any original issue discount on the New Discount Debentures, the Holdings Discount Notes and the Seller Debentures but excluding amortization of debt issuance costs and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period, but excluding the amortization of debt issuance costs) and (ii) dividend requirements on Preferred Stock of such person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock)) declared or paid or required to be declared or paid, during such period (except to the extent accrued in a prior period), and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as New Holdings may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is the amount of such dividend requirements and the denominator of which is one (1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Fixed Charges.


     "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

     "Holdings" means Food 4 Less Holdings, Inc., a California corporation, and its successors, including, without limitation, New Holdings, following the Reincorporation Merger.

     "Holdings Discount Notes" means the 15.25% Senior Discount Notes due 2004 of Holdings issued pursuant to the Holdings Discount Note Indenture, as such Holdings Discount Notes may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.

     "Holdings Discount Note Indenture" means the indenture between Holdings and United States Trust Company of New York, as trustee, dated as of December 15, 1992, pursuant to which the Holdings Discount Notes were issued, as amended or supplemented from time to time in accordance with the terms thereof.

     "Indebtedness" means with respect to any person, without duplication, (i) all liabilities, contingent or otherwise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according

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

to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obligations of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability, and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Seller Debenture Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes of the Seller Debenture Indenture, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of New Holdings, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.


     "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board of Directors of New Holdings, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to New Holdings and its Affiliates.



     "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.



     "Investment" by any person in any other person means any investment by such person in such other person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of New Holdings or any of its Subsidiaries and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.



     "Issue Date" means the date of first issuance of the Seller Debentures pursuant to the Seller Debenture Indenture.


     "Letter of Credit Obligations" means Indebtedness of the Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for purposes of the provisions of the Seller Debenture Indenture summarized under the heading "Limitations on Incurrences of Additional Indebtedness," the aggregate

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

principal amount of Indebtedness outstanding at any time with respect thereto, shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien hereunder.

     "Loan Documents" means the Credit Agreement and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements or refinancings thereof, or other modifications (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) thereof from time to time.


     "Maturity Date" means June 15, 2007.


     "Merger" means (i) the merger of Food 4 Less Supermarkets, Inc. into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. surviving such merger) pursuant to the Merger Agreement and (ii) immediately following the merger described in clause (i) of this definition, the merger of Ralphs Grocery Company into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. surviving such merger and changing its name to "Ralphs Grocery Company" in connection with such merger).


     "Merger Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Holdings, FFL, Food 4 Less Supermarkets, Inc., RSI and the stockholders of RSI, as such agreement is in effect on the Issue Date.



     "Net Cash Proceeds" means Net Proceeds of any Asset Sale received in the form of cash or Cash Equivalents.



     "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capital Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of New Holdings, the sum of (i) the fair market value of the proceeds received by New Holdings in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to New Holdings upon such conversion or exchange.


     "New Discount Debentures" means the 13 5/8% Senior Discount Debentures due 2006 of New Holdings issued pursuant to the New Discount Debenture Indenture, as such New Discount Debentures may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.

     "New Discount Debenture Indenture" means the indenture between New Holdings and United States Trust Company of New York, as trustee, dated as of the Issue Date, pursuant to which the New Discount Debentures will be issued, as amended or supplemented from time to time in accordance with the terms thereof.

     "New Discount Debenture Registration Rights Agreement" means that certain Registration Rights Agreement by and among New Holdings, the Company and RGC Partners, L.P. as such Registration Rights Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Registration Rights Agreement as in effect on the Issue Date.


     "New Holdings" means Food 4 Less Holdings, Inc., a Delaware corporation, and its successors.


     "Obligations" means all obligations of every nature whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) under the documentation governing any Indebtedness.


     "Operating Coverage Ratio" means, with respect to any person, the ratio of
(1) EBDIT of such person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Merger, EBDIT for the Pro Forma Period shall be calculated, in the case of New Holdings, after giving effect on a pro forma basis to the Merger as if it had occurred on the first day of the Pro Forma Period. In addition to, but without duplication of, the foregoing, for purposes of this definition, EBDIT shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Investment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by the Indenture, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, Fixed Charges shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Operating Coverage Ratio shall give effect to the incurrence of such Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

     "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

     "Pari Passu Indebtedness" means, with respect to New Holdings, Indebtedness that ranks pari passu in right of payment to the Seller Debentures (whether or not secured by any Lien).


     "Payment Restriction" means, with respect to a subsidiary of any person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or (c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.


     "Permitted Holder" means (i) Food 4 Less Equity Partners, L.P., The Yucaipa Companies or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P., or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of New Holdings or any

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Subsidiary, or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of New Holdings or any Subsidiary or (v) any Permitted Transferee of any of the foregoing persons.


     "Permitted Indebtedness" means (a) Indebtedness of the Company and its subsidiaries (and the Company and each subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $600 million less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the covenant described under "-- Certain
Covenants -- Limitation on Asset Sales" above subsequent to the Issue Date, (ii) the revolving credit facility under the Credit Agreement (including the Letter of Credit Obligations) in an aggregate principal amount at any time outstanding not to exceed $325 million, less all permanent reductions thereunder pursuant to and in accordance with the covenant described under "-- Certain
Covenants -- Limitation on Asset Sales" above and (iii) any Indebtedness incurred under the Credit Agreement pursuant to and in compliance with (A) clause (o) of this definition and (B) the covenant described above under the caption "-- Limitation on Incurrence of Additional Indebtedness" (other than Permitted Indebtedness that is not incurred pursuant to clause (o) or this clause (a) of this definition); (b) any guarantee by New Holdings of the Indebtedness referred to in the foregoing clause (a); (c) Indebtedness of New Holdings or a Subsidiary owed to and held by New Holdings or a Subsidiary; (d) Indebtedness incurred by New Holdings or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (d) does not exceed, in the aggregate, 3% of net sales of New Holdings and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the first anniversary of the Merger) and
(ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (d) does not exceed, in the aggregate, 3% of the aggregate net sales of New Holdings and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the third anniversary of the Merger); (e) Indebtedness incurred by New Holdings or any Subsidiary in connection with capital expenditures in an aggregate principal amount not exceeding $150 million, provided that such capital expenditures relate solely to the integration of the operations of RSI, Food 4 Less Supermarkets, Inc. and their respective subsidiaries as described in this Prospectus; (f) Indebtedness of New Holdings or any Subsidiary incurred under Foreign Exchange Agreements and Interest Swap Obligations; (g) guarantees incurred in the ordinary course of business, by New Holdings or a Subsidiary, of Indebtedness of any other person in the aggregate not to exceed $25 million at any time outstanding; (h) guarantees by New Holdings or a Subsidiary of Indebtedness incurred by a wholly-owned Subsidiary so long as the incurrence of such Indebtedness incurred by such wholly-owned Subsidiary is permitted under the terms of the Seller Debenture Indenture; (i) Refinancing Indebtedness; (j) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; (k) Existing Indebtedness and other Indebtedness outstanding on the Issue Date (after giving effect to the Merger); (l) Indebtedness arising from guarantees of Indebtedness of New Holdings or any Subsidiary or other agreements of New Holdings or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by New Holdings and its Subsidiaries in connection with such disposition; (m) obligations in respect of performance bonds and completion guarantees provided by New Holdings or any Subsidiary in the ordinary course of business; (n) Indebtedness of New Holdings with respect to the Holdings Discount Notes, if any, the New Discount Debentures (including the accretion of the Holdings Discount Notes and the New Discount Debentures up to their respective stated principal amount at maturity) and the Seller Debentures (including the issuance of additional Secondary Securities in lieu of cash interest payments pursuant to the terms of the Seller Debenture Indenture); and (o) additional Indebtedness of New Holdings or any Subsidiary in an amount not to exceed $175 million at any time outstanding.



     "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents,
(iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with the provisions of the Seller Debenture Indenture summarized under "Limitation on Transactions with Affiliates," (vi) Investments in any Subsidiary or by any Subsidiary in New Holdings or by any Subsidiary in other Subsidiaries, and (vii) additional Investments in an aggregate amount not exceeding $15 million.



     "Permitted Payments" means (i) any payment by New Holdings or any Subsidiary to The Yucaipa Companies or the principals or any Affiliate thereof for consulting, management, investment banking or similar services, or for reimbursement of losses, costs and expenses pursuant to the Consulting Agreement, (ii) any payment by New Holdings or any Subsidiary to Apollo Advisors, L.P. or the principals or any Affiliates thereof in an aggregate amount not to exceed $5 million as a commitment fee in connection with the purchase of equity securities of New Holdings on the Issue Date, (iii) any payment by New Holdings or any Subsidiary (a) in connection with repurchases of outstanding shares of New Holdings common stock following the death, disability or termination of employment of management stockholders, and (b) of amounts required to be paid by New Holdings or any Subsidiaries to participants or former participants in employee benefit plans upon any termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any Yearly Period), (iv) the loan by New Holdings or any Subsidiary on the Issue Date to RGC Investment Co. of not more than $5 million and (v) for so long as the sole business activity of such partnership is to acquire, hold, sell, exchange, transfer or otherwise dispose of all or any portion of the New Discount Debentures and to manage its investment in the New Discount Debentures, any payment by New Holdings or any Subsidiary to fund ongoing costs and expenses of RGC Partners, L.P. pursuant to the Subscription Agreement and the New Discount Debenture Registration Rights Agreement.



     "Permitted Subordinated Reorganization Securities" means securities of New Holdings issued in a plan of reorganization in a case under the Bankruptcy Law relating to New Holdings which constitutes either (y) Capital Stock (other than Disqualified Capital Stock with the reference to "Maturity Date" in the definition of such term modified to relate to the final stated maturity of any debt securities issued in such plan of reorganization to the holders of Designated Senior Indebtedness ("Senior Reorganization Securities")) and (z) debt securities of New Holdings which are (i) unsecured, (ii) have no scheduled mandatory amortization thereon prior to the final stated maturity of the Senior Reorganization Securities and (iii) are subordinated in right of payment to the Senior Reorganization Securities to at least the same extent as the Seller Debentures are subordinated to Designated Senior Indebtedness.


     "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of New Holdings, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such person and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

     "Plan of Liquidation" means, with respect to any person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.


     "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.


     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of the Seller Debenture Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by New Holdings' chief financial officer or Board of Directors in consultation with its independent certified public accountants.


     "Public Equity Offering" means an underwritten public offering of common stock of New Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act which public equity offering results in gross proceeds to New Holdings or the Company of not less than $20 million.


     "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (b), (d), (e), (i), (k) and (n) of the definition thereof) incurred in accordance with the Seller Debenture Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

     "Reincorporation Merger" means the merger, prior to the Merger, of Holdings with and into New Holdings.


     "Related Business Investment" means (i) any Investment by a person in any other person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by New Holdings or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of New Holdings and any of its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of New Holdings and any of its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.



     "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to in-substance or legal defeasance) or other acquisition or retirement for value directly or indirectly by New

Holdings or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or any sinking fund payment, as the case may be, in respect of any Subordinated Indebtedness.


     "Restricted Payment" means any (i) Stock Payment or (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.


     "Seller Debentures" means the 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 of New Holdings, including any Secondary Securities issued as interest thereon, in each case issued pursuant to the Seller Debenture Indenture, as the same may be modified or amended from time to time and refinancings thereof, to the extent such refinancing indebtedness is permitted to be incurred under the New Discount Debenture Indenture.



     "Seller Debenture Indenture" means the indenture between New Holdings and Norwest Bank Minnesota, N.A., as trustee, dated as of the Issue Date, pursuant to which the Seller Debentures will be issued, as amended or supplemented from time to time and refinancings thereof.



     "Senior Indebtedness" means the principal of, premium, if any, and interest on (such Senior Indebtedness being deemed to include for all purposes of the Article of the Seller Debenture Indenture entitled "Subordination" the amount required to fully secure in cash undrawn Letter of Credit Obligations under the Credit Agreement and such interest on Senior Indebtedness being deemed to include for all purposes of such Article interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law in accordance with and at the rate (including any rate applicable upon any default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law), and all other obligations with respect to, any Indebtedness of New Holdings (and, in the case of the Credit Agreement, all obligations of New Holdings for fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed or in effect guaranteed by New Holdings (including, without limitation, Indebtedness under the Credit Agreement), unless, in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of New Holdings from time to time owed or guaranteed by New Holdings with respect to the Credit Agreement, the New Discount Debentures and the Holdings Discount Notes, if any. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Pari Passu Indebtedness or any Subordinated Indebtedness, (ii) any Indebtedness constituting Disqualified Capital Stock, (iii) Indebtedness of New Holdings to any Subsidiary, (iv) that portion of any Indebtedness which is incurred in violation of the covenant of the Seller Debenture Indenture entitled "Limitation on Additional Indebtedness", (v) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of New Holdings or of any Subsidiary (including, without limitation, amounts owed for compensation), (vi) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, and (vii) any liability for federal, state, local or other taxes owed or owing by New Holdings.


     "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of directors of such person.


     "Significant Subsidiary" means each subsidiary of New Holdings that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date) or (b) material to the financial condition or results of operations of New Holdings and its Subsidiaries taken as a whole.


     "Stock Payment" means, with respect to any person, (a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of New Holdings, dividends payable solely in Qualified Capital Stock of New Holdings), or the making by such person or any of its subsidiaries of any other distribution in respect of, such person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of New Holdings) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of New Holdings, through the issuance in exchange therefor solely of Qualified Capital Stock of New Holdings; provided however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by New Holdings or a wholly owned Subsidiary.


     "Subordinated Indebtedness" means Indebtedness of New Holdings that is subordinated in right of payment to the Seller Debentures.


     "Subscription Agreement" means that certain Subscription Agreement between RGC Partners, L.P., New Holdings, the Company and the partnership investors listed on Exhibit A thereto, as such Subscription Agreement may be amended or replaced, so long as any amounts paid by New Holdings and the Company under any amended or replacement agreement do not exceed the amounts payable by New Holdings and the Company under such Subscription Agreement as in effect on the Issue Date.


     "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "Subsidiary" means any subsidiary of New Holdings.

     "Term Loans" means the term loan facility under the Credit Agreement and any agreement governing Indebtedness incurred to refund, replace or refinance any borrowings outstanding under such facility or under any prior refunding, replacement or refinancing thereof (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions).

     "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership, or any successor thereto which is an Affiliate of Ronald W. Burkle or his Permitted Transferees and which has been established for the sole purpose of changing the form of The Yucaipa Companies from that of a partnership to that of a limited liability company or any other form of entity which is not materially adverse to the rights of the Holders under the Seller Debenture Indenture.

     "wholly-owned Subsidiary" means any Subsidiary all of the shares of Capital Stock of which (other than directors' qualifying shares) are at the time directly or indirectly owned by New Holdings.

     "Yearly Period" means each fiscal year of New Holdings; provided that the first Yearly Period shall begin on the Issue Date and shall end on January 28, 1996.

                  THE EXCHANGE OFFERS AND THE PUBLIC OFFERINGS

THE RGC OFFERS

     In addition to the issuance of the Seller Debentures by New Holdings as part of the Financing of the Merger, Food 4 Less is offering to holders of the Old RGC Notes (i) to exchange such Old RGC Notes for New RGC Notes and $20.00 in cash for each $1,000 principal amount tendered for exchange or (ii) to tender for purchase Old RGC Notes for $1,010.00 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, in each case plus accrued and unpaid interest to the date of exchange or purchase. The consummation of the RGC Offers will occur simultaneously with the consummation of the Public Offerings, the F4L Exchange Offers and the Holdings Offer to Purchase.

     The obligation of Food 4 Less to accept for exchange or purchase any validly tendered Old RGC Note is conditioned upon, among other things, the satisfaction or waiver of certain conditions, including (i) satisfaction of a minimum tender amount (i.e., at least a majority of the aggregate principal amount of the outstanding Old RGC Notes being validly tendered for exchange for New RGC Notes and not withdrawn pursuant to the RGC Offers prior to the date of expiration); (ii) the receipt of the requisite consents to certain amendments to the indentures under which the Old RGC Notes were issued (i.e., consents from Old RGC Noteholders representing at least a majority in aggregate principal amount of each issue of Old RGC Notes held by persons other than RGC and its affiliates) on or prior to the date of expiration; (iii) the satisfaction or waiver, in Food 4 Less' sole discretion, of all conditions precedent to the Merger; (iv) the prior or contemporaneous consummation of the Holdings Offer to Purchase, the F4L Exchange Offers, the Public Offerings and the New Discount Debenture Placement; and (v) the prior or contemporaneous consummation of the Bank Financing and the New Equity Investment.

     The terms of the Old RGC Indentures are substantially identical. Noteholders participating in the RGC Offers will be required to consent to certain proposed amendments to the Old RGC Indentures. Such proposed amendments will modify certain terms of such indentures to permit the Merger and will eliminate substantially all the restrictive covenants in the Old RGC Indentures.

     The Old RGC Notes. The Old RGC 10 1/4% Notes were originally issued in July 1992, are currently outstanding in an aggregate principal amount of $300 million and will mature on July 15, 2002. The Old RGC 9% Notes were originally issued in March 1993, are currently outstanding in an aggregate principal amount of $150 million and will mature on April 1, 2003. Interest on the Old RGC
10 1/4% Notes accrues at a rate of 10 1/4% per annum and is payable semi-annually on each January 15 and July 15. Interest on the Old RGC 9% Notes accrues at a rate of 9% per annum and is payable semi-annually on each April 1 and October 1.

     The Old RGC 10 1/4% Notes are subject to redemption at any time on or after July 15, 1997, at the option of RGC, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated below:

                                                                        REDEMPTION
            YEAR                                                          PRICE
            ----                                                        ----------
            1997......................................................     105.0%
            1998......................................................     102.5%
            1999 and thereafter.......................................     100.0%

in each case plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

     The Old RGC 9% Notes are subject to redemption at any time on or after April 1, 2000, at the option of RGC, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at 100% of the principal amount thereof plus accrued interest to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date.)

     Standard & Poor's has publicly announced that, upon consummation of the Merger, it intends to assign a new rating to the Old RGC Notes. Such new rating assignment, if implemented, would constitute a Rating Decline under the Old RGC Indentures. The consummation of the Merger (which is conditioned upon, among other things, successful consummation of the Other Debt Financing Transactions, the New Equity Investment and the Bank Financing) and the resulting change in composition of the Board of Directors of RGC, together with the anticipated Rating Decline would constitute a Change of Control Triggering Event under the Old RGC Indentures. Although Food 4 Less does not anticipate that there will be a significant amount of Old RGC Notes outstanding following consummation of the RGC Offers, upon such a Change of Control Triggering Event the Company would be obligated to make the Change of Control Offer following the Merger for all outstanding Old RGC Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     The Old RGC Indentures contain certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on incurrence of additional indebtedness; (ii) limitation on dividends and other restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on liens securing subordinated indebtedness; (v) limitation on other senior subordinated indebtedness; (vi) limitation on preferred stock of subsidiaries; (vii) limitation on dividend and other payment restrictions affecting subsidiaries; and (viii) limitation on mergers and sales of assets.

     Under the Old RGC Indentures, certain events constitute an event of default including: (i) the failure to make any principal and interest payment on the Old RGC Notes when due; (ii) the failure to comply with any other agreement contained in the Old RGC Indentures or the Old RGC Notes; (iii) a default under certain indebtedness; (iv) certain final judgments or orders for payments of money; and (v) certain events occurring under bankruptcy laws.

     Upon the consummation of the RGC Offers, supplemental indentures to each of the Old RGC Indentures will become effective, reflecting the proposed amendments to the Old RGC Indentures. Such supplemental indentures will eliminate substantially all of the restrictive covenants in the Old RGC Indentures, including covenants with respect to limitation on indebtedness, limitation on restricted payments, limitation on transactions with affiliates, limitation on liens securing subordinated indebtedness, restrictions on preferred stock of subsidiaries and limitation on dividends and other payment restrictions affecting subsidiaries. In addition, such supplemental indentures will modify the covenants which limit the ability of RGC to consolidate or merge with, or sell all or substantially all of its assets, to any other person or entity unless certain conditions are satisfied, by eliminating the subsections thereof which require that immediately after giving effect to such transaction on a pro forma basis RGC or the surviving entity, as the case may be, has a Consolidated Interest Coverage Ratio (as defined in the Old RGC Indentures) for its four most recently completed fiscal quarters of at least 1.8 to 1.0.

     The New RGC Notes. The New RGC Notes will be issued upon consummation of the RGC Offers to tendering holders of Old RGC Notes who tender Old RGC Notes in exchange for New RGC Notes and will be part of the same issue as the New RGC Notes offered pursuant to the Subordinated Note Public Offering.


     The New RGC Notes will bear interest at a fixed rate per annum equal to 11%. Interest will be payable on the New RGC Notes on each June 15 and December 15, beginning December 15, 1995. The New RGC Notes will mature on June 15, 2005. On or after June 15, 2000, the New RGC Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 months commencing on June 15 of the years set forth below:



                                                                     REDEMPTION
            YEAR                                                        PRICE
            ----                                                     ----------
            2000...................................................   105.500%
            2001...................................................   103.667%
            2002...................................................   101.833%
            2003 and thereafter....................................   100.000%

     In addition, on or prior to June 15, 1998 the Company may, at its option, use the net cash proceeds from one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the New RGC Notes originally issued, at a redemption price equal to 111.000% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1995, 109.429% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1996 and 107.857% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1997, in each case plus accrued and unpaid interest, if any, to the redemption date.


     The New RGC Note Indenture (as defined) provides that if a Change of Control (as defined therein) occurs, each holder will have the right to require the Company to repurchase such holder's New RGC Notes pursuant to a Change of Control Offer (as defined therein) at 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase.

     The indenture governing the New RGC Notes (the "New RGC Note Indenture") contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on dividends and other restricted payments; (ii) limitation on incurrences of additional indebtedness;
(iii) limitation on liens; (iv) limitation on asset sales; (v) limitation on dividend and other payment restrictions affecting subsidiaries; (vi) limitation on transactions with affiliates; (vii) limitation on preferred stock of subsidiaries; (viii) limitation on mergers and certain other transactions; (ix) limitation on other senior subordinated indebtedness; and (x) limitation on guarantees of certain indebtedness.


     The aggregate principal amount of Old RGC Notes and New RGC Notes, whether issued in the RGC Offers or pursuant to the Subordinated Note Public Offering, will be limited to $550 million at any one time outstanding.


THE F4L EXCHANGE OFFERS

     In addition to the issuance of the Seller Debentures by New Holdings as part of the Financing of the Merger, Food 4 Less is offering to holders of its Old F4L Senior Subordinated Notes and its Old F4L Senior Notes the opportunity to (i) exchange such Old F4L Senior Subordinated Notes for New F4L Senior Subordinated Notes, plus $20.00 in cash for each $1,000 principal amount exchanged and (ii) exchange such Old F4L Senior Notes for New F4L Senior Notes, plus $5.00 in cash for each $1,000 principal amount exchanged, in each case plus accrued and unpaid interest to the date of exchange. The consummation of the F4L Exchange Offers will occur simultaneously with the consummation of the Public Offerings, the RGC Offers and the Holdings Offer to Purchase.

     The obligation of Food 4 Less to accept for exchange any validly tendered Old F4L Note is conditioned upon, among other things, the satisfaction or waiver of certain conditions, including (i) satisfaction of a minimum tender amount (i.e., at least 80% of the aggregate principal amount of the outstanding Old F4L Notes being validly tendered and not withdrawn pursuant to the F4L Exchange Offers prior to the date of expiration); (ii) the receipt of the requisite consents to certain amendments to the indentures governing the Old F4L Notes (i.e., consents from Old F4L Noteholders representing at least a majority in aggregate principal amount of each issue of Old F4L Notes held by persons other than Food 4 Less and its affiliates) on or prior to the date of expiration;
(iii) the satisfaction or waiver, in Food 4 Less' sole discretion, of all conditions precedent to the Merger; (iv) the prior or contemporaneous consummation of the Other Debt Financing Transactions; and (v) the prior or contemporaneous consummation of the Bank Financing and the New Equity Investment.

     Noteholders participating in the F4L Exchange Offers will be required to consent to certain amendments to the indentures governing the Old F4L Notes. Such proposed amendments will modify certain terms of such indentures to permit the Merger and will eliminate substantially all of the restrictive covenants in the Old F4L Indentures.

     The Old F4L Senior Subordinated Notes. The Old F4L Senior Subordinated Notes were issued in June 1991, are limited in aggregate principal amount to $145 million and will mature on June 15, 2001. The Old F4L Senior Subordinated Notes are unsecured general obligations of Food 4 Less, are subordinated to the prior payment when due of all Senior Indebtedness (as defined in the indenture (the "Old F4L Senior

Subordinated Note Indenture") governing the Old F4L Senior Subordinated Notes) and are guaranteed on a senior subordinated basis by Food 4 Less' wholly-owned subsidiaries.

     The Old F4L Senior Subordinated Notes bear interest at a rate equal to 13.75% per annum and interest is payable semi-annually on June 15 and December 15 of each year. On or after June 15, 1996, the Old F4L Senior Subordinated Notes may be redeemed in whole or from time to time in part, at the option of Food 4 Less, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the redemption date, if redeemed during the 12 months commencing on June 15 in the years set forth below:

                                                                REDEMPTION
                    YEAR                                          PRICE
                    ----                                        ----------
                    1996......................................    106.111%
                    1997......................................    104.583%
                    1998......................................    103.056%
                    1999......................................    101.528%

and thereafter at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

     In the event of a Change of Control (as defined in the Old F4L Senior Subordinated Note Indenture), the Old F4L Senior Subordinated Notes may be redeemed on or after June 15, 1994 and prior to June 15, 1996, at the option of Food 4 Less, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 months commencing on June 15 in the years set forth below:

                                                                REDEMPTION
                    YEAR                                          PRICE
                    ----                                        ----------
                    1994......................................    109.167%
                    1995......................................    107.639%

     Food 4 Less is required to make a mandatory sinking fund payment on June 15, 2000, sufficient to retire 50% of the Old F4L Senior Subordinated Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. Food 4 Less may, at its option, receive credit against such sinking fund payment for 100% of the principal amount of any Old F4L Senior Subordinated Notes previously acquired by Food 4 Less in the open market and surrendered to the trustee under the Old F4L Senior Subordinated Note Indenture for cancellation or redeemed at the option of Food 4 Less and which were not previously used as a credit against any other required payment pursuant to the Old F4L Senior Subordinated Note Indenture. Food 4 Less intends to credit exchanges of Old F4L Senior Subordinated Notes accepted pursuant to the F4L Exchange Offers against its sinking fund obligations.

     The Old F4L Senior Subordinated Notes are subject to certain covenants as provided in the Old F4L Senior Subordinated Note Indenture. These covenants impose certain limitations on the ability of Food 4 Less to, among other things, incur indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, merge or consolidate with any other person, or sell, lease, transfer or otherwise dispose of substantially all of the properties or assets of Food 4 Less. In addition, upon the occurrence of a Change of Control, each holder has the right to require the repurchase of such holder's Old F4L Senior Subordinated Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Old F4L Senior Subordinated Note Indenture also requires Food 4 Less to offer to repurchase a specified portion of the Old F4L Senior Subordinated Notes if its net worth does not equal or exceed a specified minimum net worth at the end of any two consecutive fiscal quarters.

     Under the Old F4L Senior Subordinated Note Indenture, certain events constitute an event of default, including (i) the failure to make any principal and interest payment on the Old F4L Senior Subordinated Notes when due; (ii) the failure to comply with any other agreement contained in the Old F4L Senior Subordinated Note Indenture or the Old F4L Senior Subordinated Notes; (iii) a default under certain indebtedness; (iv) certain final judgments or orders for payments of money; and
(v) certain events occurring under bankruptcy laws.

     Upon the consummation of the F4L Exchange Offers, a supplemental indenture to the Old F4L Senior Subordinated Note Indenture will become effective, reflecting the proposed amendments to the Old F4L Senior Subordinated Note Indenture. Such supplemental indenture will eliminate substantially all of the restrictive covenants in the Old F4L Senior Subordinated Note Indenture, including covenants with respect to maintenance of net worth, the limitation on restricted payments, limitation on incurrences of additional indebtedness, limitation on liens, limitation on disposition of assets, limitation on payment restrictions affecting subsidiaries, limitation on transactions with affiliates, limitation on change of control and the covenant requiring additional subsidiary guarantees under certain circumstances. In addition, such supplemental indenture will modify the covenant which limits the ability of Food 4 Less to consolidate or merge with, or sell all or substantially all of its assets to, any other person or entity unless certain conditions are satisfied by eliminating the subsections thereof which require that immediately after giving effect to such transaction and the incurrence of any indebtedness in connection therewith, Food 4 Less or the surviving entity, as the case may be, has a Net Worth (as defined) or Operating Coverage Ratio (as defined) that meets the standards set forth therein.

     The New F4L Senior Subordinated Notes. The New F4L Senior Subordinated Notes will be issued upon consummation of the F4L Exchange Offers to tendering holders of Old F4L Senior Subordinated Notes.


     The New F4L Senior Subordinated Notes will bear interest at a rate of 13.75% per annum and interest will be payable on each June 15 and December 15, beginning December 15, 1995. The New F4L Senior Subordinated Notes will mature on June 15, 2005. On or after June 15, 1996, the New F4L Senior Subordinated Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 months commencing on June 15 of the years set forth below:


                                                                REDEMPTION
                    YEAR                                          PRICE
                    ----                                        ----------
                    1996......................................    106.111%
                    1997......................................    104.583%
                    1998......................................    103.056%
                    1999......................................    101.528%

and thereafter at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

     Upon a Change of Control (as defined), each holder of the New F4L Senior Subordinated Notes has the right to require the Company to repurchase such holder's New F4L Senior Subordinated Notes at a price equal to 101% of their principal amount, plus accrued interest, if any, to the date of repurchase.

     The aggregate principal amount of Old F4L Senior Subordinated Notes and New F4L Senior Subordinated Notes will be limited to $145 million at any one time outstanding.

     The Old F4L Senior Notes. The Old F4L Senior Notes were issued in April 1992, are limited in aggregate principal amount to $175 million and will mature on April 15, 2000. The Old F4L Senior Notes are unsecured general obligations of Food 4 Less and are guaranteed on a senior basis by Food 4 Less' wholly-owned subsidiaries.

     The Old F4L Senior Notes bear interest at a rate equal to 10.45% per annum and interest is payable semi-annually on April 15 and October 15 of each year. The Old F4L Senior Notes are redeemable, at the option of Food 4 Less, in whole at any time or in part from time to time, on and after April 15, 1996 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                                                                REDEMPTION
                    YEAR                                           PRICE
                    ----                                        ----------
                    1996......................................    104.48%
                    1997......................................    102.99%
                    1998......................................    101.49%
                    1999 and thereafter.......................    100.00%

     In the event of a Change of Control (as defined in the indenture (the "Old F4L Senior Note Indenture") governing the Old F4L Senior Notes), each holder has the right to require the repurchase of such holder's Old F4L Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

     Food 4 Less is required to make a mandatory sinking fund payment of $87.5 million on April 15, 1999, sufficient to retire 50% of the Old F4L Senior Notes originally issued, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date of redemption. Food 4 Less may, at its option, receive credit against such sinking fund payment for 100% of the principal amount of any Old F4L Senior Note previously acquired by Food 4 Less and surrendered to the trustee under the Old F4L Senior Note Indenture for cancellation or redeemed at the option of Food 4 Less and which, in each case, were not previously used for or as a credit against any other required payment pursuant to the Old F4L Senior Note Indenture. Food 4 Less intends to credit exchanges of Old F4L Senior Notes accepted pursuant to the F4L Exchange Offers against its sinking fund obligations.

     The Old F4L Senior Notes are subject to certain covenants as provided in the Old F4L Senior Note Indenture. These covenants impose certain limitations on the ability of Food 4 Less to, among other things, incur indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, incur liens, guarantee indebtedness or merge or consolidate with any other person, or sell, lease, transfer or otherwise dispose of substantially all of the properties or assets of Food 4 Less. The Old F4L Senior Note Indenture also requires Food 4 Less to offer to repurchase a specified portion of the Old F4L Senior Notes if its net worth does not equal or exceed a specified minimum net worth at the end of any two consecutive fiscal quarters.

     Under the Old F4L Senior Note Indenture, certain events constitute an event of default. These events are as follows: (i) the failure to make any principal and interest payment on the Old F4L Senior Notes when due; (ii) the failure to comply with any other agreement contained in the Old F4L Senior Note Indenture or the Old F4L Senior Notes; (iii) a default under certain indebtedness; (iv) certain final judgments or orders for payments of money; and (v) certain events occurring under bankruptcy laws.

     Upon consummation of the F4L Exchange Offers, a supplemental indenture to the Old F4L Senior Note Indenture will become effective, reflecting the proposed amendments to the Old F4L Senior Note Indenture. Such supplemental indenture will eliminate substantially all of the restrictive covenants in the Old F4L Senior Note Indenture, including covenants with respect to the maintenance of net worth, the limitation on change of control, the limitation on restricted payments, the limitation on incurrences of additional indebtedness, the limitation on liens, the limitation on disposition of assets, the limitation on payment restrictions affecting subsidiaries and the limitation on transactions with affiliates and the covenant requiring additional subsidiary guarantees under certain circumstances. In addition, the supplemental indenture will modify the covenant which limits the ability of Food 4 Less to consolidate or merge with, or sell all or substantially all of its assets to, any other person or entity unless certain conditions are satisfied, to eliminate the subsections thereof which require that immediately after giving effect to such transaction and the incurrence of any indebtedness in connection therewith, Food 4 Less or the surviving entity, as the case may be, has a Net Worth (as defined) or Operating Coverage Ratio (as defined) that meets the standards set forth therein.

     The New F4L Senior Notes. The New F4L Senior Notes that will be issued upon consummation of the F4L Exchange Offers to tendering holders of Old F4L Senior Notes will be part of the same issue as the New F4L Senior Notes issued pursuant to the Senior Note Public Offering.

     The New F4L Senior Notes will bear interest at a fixed rate per annum equal to 10.45%. Interest will be payable on the New F4L Senior Notes on each June 15 and December 15, beginning December 15, 1995. The New F4L Senior Notes will mature on June 15, 2004. On or after June 15, 2000, the New F4L Senior Notes may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12 months commencing on June 15 of the years set forth below:



                                                               REDEMPTION
                    YEAR                                         PRICE
                    ----                                       ----------
                    2000.....................................  105.225%
                    2001.....................................  103.483%
                    2002.....................................  101.742%
                    2003 and thereafter......................  100.000%



     In addition, on or prior to June 15, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the New F4L Senior Notes originally issued, at a redemption price equal to 110.450% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1995, 108.957% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1996 and 107.464% of the principal amount thereof if redeemed during the 12 months commencing on June 15, 1997, in each case plus accrued and unpaid interest, if any, to the redemption date. In order to effect the foregoing redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.


     Upon a Change of Control (as defined), each holder of the New F4L Senior Notes has the right to require the Company to repurchase such holder's New F4L Senior Notes at a price equal to 101% of their principal amount, plus accrued interest, if any, to the date of repurchase.


     The aggregate principal amount of Old F4L Senior Notes and New F4L Senior Notes, whether issued in the F4L Exchange Offers or pursuant to the Senior Note Public Offering, will be limited to $525 million at any one time outstanding.


THE PUBLIC OFFERINGS


     Concurrently with the Holdings Offer to Purchase, the F4L Exchange Offers and the RGC Offers, Food 4 Less is (i) offering up to $350 million principal amount of New F4L Senior Notes pursuant to the Senior Note Public Offering and
(ii) offering up to $100 million principal amount of New RGC Notes pursuant to the Subordinated Note Public Offering. The New F4L Senior Notes offered for exchange pursuant to the Senior Note Public Offering will be part of the same issue as the New F4L Senior Notes issued pursuant to the F4L Exchange Offers and the New RGC Notes offered pursuant to the Subordinated Note Public Offering will be part of the same issue as the New RGC Notes offered for exchange pursuant to the RGC Offers. Food 4 Less does not expect to commence the Public Offerings until such time as the RGC Minimum Exchange has been satisfied and the Requisite Consents have been received. The consummation of the Public Offerings, the Holdings Offer to Purchase, the F4L Exchange Offers and the RGC Offers will occur simultaneously. It is a condition to the consummation of the Public Offerings that the Holdings Offer to Purchase, the F4L Exchange Offers and the RGC Offers be successfully consummated. See "The Merger and the Financing -- Sources and Uses."


                     DESCRIPTION OF THE NEW CREDIT FACILITY


     In connection with the Merger, Food 4 Less will enter into the New Credit Facility with a syndicate of financial institutions for whom Bankers Trust will act as agent. All of Food 4 Less' obligations under the New Credit Facility will be assumed by the Company immediately following the Merger. Food 4 Less has accepted a commitment letter (the "Commitment Letter") from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Company $925 million of financing under the New Credit Facility. The following is a summary of the anticipated material terms and conditions of the New Credit Facility. This summary does not purport to be a complete description of the New Credit Facility and is subject to the detailed provisions of the loan agreement (the "Loan Agreement") and various related documents to be entered into in connection with the New Credit Facility. A draft copy of the Loan Agreement will be available upon request from Food 4 Less.

GENERAL


     The New Credit Facility will provide for (i) term loans in the aggregate amount of $600 million, comprised of the $275 million Tranche A Loan, the $108.3 million Tranche B Loan, the $108.3 million Tranche C Loan, and the $108.4 million Tranche D Loan; and (ii) the $325 million New Revolving Facility under which working capital loans may be made and commercial or standby letters of credit in the maximum aggregate amount of up to $150 million may be issued, under which approximately $92.6 million of letters of credit are expected to be issued upon the closing of the Merger. The Tranche A Loan may not be fully funded at the Closing Date. The New Credit Facility will provide that the portion of the Tranche A Loan not funded at the Closing Date in an amount not to exceed $10 million will be available for a period of 91 days following the Closing Date to finance the Change of Control Offer.


     Proceeds of the New Term Loans and loans under the Revolving Credit Facility on the Closing Date, together with proceeds from the New Discount Debenture Placement, the New Equity Investment and the Public Offerings, will be used to fund the cash requirements for the acquisition of RSI, refinance existing bank indebtedness of Ralphs and Food 4 Less, purchase the Discount Notes, Old RGC 9% Notes and Old RGC 10 1/4% Notes, repay a portion of other indebtedness, pay holders of the Ralphs EARs and pay various fees, expenses and other costs associated with the Merger and the Financing. The New Revolving Facility will be available to provide for the working capital requirements and general corporate purposes of the Company and to issue commercial and standby letters of credit to support workers' compensation contingencies and for other corporate purposes.

INTEREST RATE; FEES

     Borrowings under (i) the New Revolving Facility and the Tranche A Loan will bear interest at a rate equal to the Base Rate (as defined in the Loan Agreement) plus 1.50% per annum or the reserve adjusted Euro-Dollar Rate (as defined in the Loan Agreement) plus 2.75% per annum; (ii) the Tranche B Loan will bear interest at the Base Rate plus 2.00% per annum or the reserve adjusted Euro-Dollar Rate plus 3.25% per annum; (iii) the Tranche C Loan will bear interest at the Base Rate plus 2.50% per annum or the reserve adjusted Euro-Dollar Rate plus 3.75% per annum; and (iv) the Tranche D Loan will bear interest at the Base Rate plus 2.75% per annum or the reserve adjusted Euro-Dollar Rate plus 4.00% per annum, in each case as selected by the Company. Applicable interest rates on Tranche A Loan and the New Revolving Facility and the fees payable under the New Revolving Facility on letters of credit, will be reduced by up to 0.50% per annum after the New Term Loans have been reduced by amounts to be agreed upon by the Company and Bankers Trust and if the Company meets certain financial tests. Up to $30 million of the New Revolving Facility will be available as a swingline facility and loans outstanding under the swingline facility shall bear interest at the Base Rate plus 1.00% per annum (subject to adjustment as described in the preceding sentence). After the occurrence of a default under the New Credit Facility, interest will accrue at the rate equal to the rate on loans bearing interest at the rate determined by reference to the Base Rate plus an additional 2.00% per annum. The Company will pay the issuing bank a fee of 0.25% on each standby letter of credit and each commercial letter of credit and will pay the lenders under the New Credit Facility a fee equal to the margin on Eurodollar Rate loans under the Revolving Credit Facility (the "Eurodollar Margin") for standby letters of credit and a fee equal to the Eurodollar Margin minus 1% for commercial letters of credit. Each of these fees will be calculated based on the amount available to be drawn under a letter of credit. In addition, the Company will pay a commitment fee of 0.50% per annum on the undrawn amount of the Tranche A Loans from the closing of the Merger until the drawing or termination thereof and on the unused portions of the New Revolving Facility and for purposes of calculating this fee, loans under the swingline facility shall not be deemed to be outstanding. The New Credit Facility will require the Company to enter into hedging agreements to limit its exposure to increases in interest rates for a period of not less than two years. The New Credit Facility may be prepaid in whole or in part without premium or penalty.

AMORTIZATION; PREPAYMENTS


     The Tranche A Loan will mature six years after the closing of the Merger and will be subject to amortization, commencing in the fifteenth month after the closing of the Merger on a quarterly basis in aggregate annual amounts of $33 million in the second year, $55 million in the third year, $59 million in the fourth year, $62 million in the fifth year, and $66 million in the sixth year. The Tranche B Loan will mature seven years after the closing of the Merger and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.083 million for the first six years and $101.80 million in the seventh year. The Tranche C Loan will mature eight years after the closing of the Merger and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.083 million for the first seven years and $100.72 million in the eighth year. The Tranche D Loan will mature nine years after the closing of the Merger and will be subject to amortization on a quarterly basis in aggregate annual amounts of $1.083 million for the first eight years and $99.74 million in the ninth year. The New Revolving Facility will mature on the same date as the Tranche A Loan. The Company will be required to reduce loans outstanding under the New Revolving Facility to $75 million for a period of not less than 30 consecutive days during each consecutive 12-month period. The Company will be required to make certain prepayments, subject to certain exceptions, on the New Credit Facility with 75% of Consolidated Excess Cash Flow (as defined in the Loan Agreement) and with the proceeds from certain asset sales, issuances of debt and equity securities and any pension plan reversion. Such prepayments will be allocated pro rata between the Tranche A Loans, Tranche B Loans, Tranche C Loans and the Tranche D Loans and to scheduled amortization payments of the Tranche A Loans, the Tranche B Loans, Tranche C Loans, and the Tranche D Loans pro rata. Mandatory prepayments on the Tranche B Loans, the Tranche C Loans and the Tranche D Loans will be used to make an offer to repay such loans and to the extent not accepted 50% of such amount will be applied to reduce Tranche A Loans on a pro rata basis and the remaining 50% may be retained by the Company.


GUARANTEES AND COLLATERAL

     New Holdings and all active subsidiaries of the Company (including the Subsidiary Guarantors) will guarantee the Company's obligations under the New Credit Facility. The Company's obligations and the guarantees of its subsidiaries will be secured by substantially all personal property of the Company and its subsidiaries, including a pledge of the stock of all subsidiaries of the Company (with the exception of the stock of Bell Markets, Inc., which has been pledged to secure notes payable to the former owners thereof, so long and only so long as such stock is subject to the liens of such former owners). New Holdings' guarantee will be secured by a pledge of the stock of the Company. The Company's obligations will also be secured by first priority liens on certain unencumbered real property fee interests of the Company and its subsidiaries and the Company and its subsidiaries will use their reasonable economic efforts to provide the lenders with a first priority lien on certain unencumbered leasehold interests of the Company and its subsidiaries.

COVENANTS

     The obligation of the lenders under the New Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company will be subject to certain customary affirmative and negative covenants contained in the New Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) the incurrence of additional indebtedness and other obligations, (ii) a merger or acquisition, (iii) asset sales, (iv) the granting of liens, (v) prepayment or repurchase of other indebtedness, (vi) engaging in transactions with affiliates, or (vii) cash capital expenditures. In addition, the New Credit Facility will require that the Company maintain certain specified financial covenants, including a minimum fixed charge coverage, a minimum EBITDA, a maximum ratio of total debt to EBITDA and a minimum net worth.

EVENTS OF DEFAULT

     The New Credit Facility also provides for customary events of default. The occurrence of any of such events of default could result in acceleration of the Company's obligations under the New Credit Facility and foreclosure on the collateral securing such obligations, which could have material adverse results to holders of the Seller Debentures.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE NEW DISCOUNT DEBENTURES


     The New Discount Debentures will be issued in the New Discount Debenture Placement upon consummation of the Merger. The New Discount Debentures will be issued in an aggregate principal amount of $193,363,570 at maturity and will mature on July 15, 2005. The New Discount Debentures will be senior unsecured obligations of New Holdings and will be senior in right of payment to all subordinated indebtedness of New Holdings, including the Seller Debentures. Until June 15, 2000, no interest will accrue on the New Discount Debentures, but the Accreted Value (as defined in the indenture governing the New Discount Debentures (the "New Debenture Indenture")) will accrete at a rate of 13 5/8% (representing the amortization of the original issue discount) from the date of original issuance until June 15, 2000, on a semi-annual bond equivalent basis using a 360 day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount of the New Discount Debentures on June 15, 2000. The initial Accreted Value per $1,000 principal amount of New Discount Debentures will be $517.16 (representing the original purchase price). Beginning on June 15, 2000, cash interest on the New Discount Debentures will accrue at a rate of 13 5/8% per annum and will be payable semi-annually in arrears on each June 15 and December 15 of each year, commencing December 15, 2000, to the holders of record on the immediately preceding June 1 and December 1.



     On or after June 15, 2000, the New Discount Debentures may be redeemed, at the option of New Holdings, in whole at any time or in part from time to time, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, plus accrued and unpaid interest, to the redemption date, if redeemed during the twelve-month period commencing on June 15 in the years set forth below:


                YEAR                                        REDEMPTION PRICE
                ----                                        ----------------
                2000......................................      106.8125%
                2001......................................      105.1094%
                2002......................................      103.4063%
                2003......................................      101.7031%
                2004 and thereafter.......................      100.0000%


     Notwithstanding the foregoing, prior to June 15, 1998, New Holdings may use the net proceeds of a Public Equity Offering (as defined in the New Debenture Indenture) of New Holdings or the Company (or of FFL under certain circumstances) to redeem up to 35% of the New Discount Debentures at a redemption price equal to 110% of the Accreted Value thereof on the date of redemption.



     In the event of a Change of Control (as defined in the New Debenture Indenture), each holder has the right to require the repurchase of such holder's New Discount Debentures at a purchase price equal to 101% of the Accreted Value thereof on the Change of Control Payment Date (as defined in the New Debenture Indenture) (if such date is prior to June 15, 2000) or 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date (if such date is on or after June 15, 2000).



     The New Debenture Indenture will contain covenants that, among other things, limit the ability of New Holdings to enter into certain mergers or consolidations or incur certain liens or of New Holdings or its subsidiaries to incur additional indebtedness, pay dividends or make certain other Restricted Payments (as defined in the New Debenture Indenture), or engage in certain transactions with affiliates. Under certain circumstances, New Holdings will be required to make an offer to purchase New Discount Debentures at a price equal to 100% of the Accreted Value thereof on the date of purchase, if such date is prior to June 15, 2000, or 100% of the principal amount thereof, plus accrued interest to the date of purchase, if such date is on or after June 15, 2000, with the proceeds of certain Asset Sales (as defined in the New Debenture Indenture). The New Debenture Indenture will contain certain customary events of defaults, which will include the failure to pay interest and principal, the failure to comply with certain covenants in the New Discount Debentures or the New Debenture Indenture, a default under certain indebtedness, the imposition of certain final judgments or warrants of attachment and certain events occurring under bankruptcy laws.


     Pursuant to the terms of a registration rights agreement to be entered into by New Holdings, New Holdings is obligated to file a shelf registration statement with the Commission with respect to the New Discount Debentures, to have such shelf registration statement declared effective prior to or at the closing of the Merger, to use its best efforts to cause such shelf registration statement to remain effective for up to three years, and to pay the expenses related thereto, including underwriting discounts and brokers' or dealers' commissions and mark-ups (subject to certain limitations). If New Holdings fails to comply with its obligations to keep such shelf registration statement effective, New Holdings will be obligated to pay certain liquidated damages. Under the registration rights agreement, the holder of the New Discount Debentures will be entitled to commence resales of the New Discount Debentures 60 days following closing of the Merger, provided that such 60-day holdback period may be shortened or waived by New Holdings with the consent of the Underwriters for the Public Offerings. New Holdings and its subsidiaries will agree not to effect any public distribution of securities similar to the New Discount Debentures until the New Discount Debentures are resold by the partnership (or until the third anniversary of the Closing Date, if later). New Holdings believes that the holder of the New Discount Debentures actively would seek to dispose of its entire interest in the New Discount Debentures promptly upon expiration of the 60 day holdback period following closing of the Merger.


THE DISCOUNT NOTES


     Concurrently with the RGC Offers and the F4L Exchange Offers, Holdings is
(A) offering to holders of the Discount Notes to purchase such Discount Notes for $785.00 in cash, plus accrued cash interest thereon at a rate of 15.25% per annum from and after March 15, 1995 until the Closing Date for every $1,000 principal amount (at maturity) of Discount Notes (which, as of June 1, 1995 had an accreted value of $688.43 per $1,000) accepted for purchase and (B) soliciting consents from holders of the Discount Notes to certain amendments to the Discount Note Indenture.


     The obligation of Holdings to accept for exchange any validly tendered Discount Note is conditioned upon, among other things, the satisfaction or waiver of certain conditions, including (i) the receipt of the requisite consents to certain amendments to the Discount Note Indenture (i.e., consents from Discount Noteholders representing at least a majority in aggregate principal amount of Discount Notes held by persons other than Holdings and its affiliates) on or prior to the date of expiration, (ii) the satisfaction or waiver, in Holdings' sole discretion, of all conditions precedent to the RSI Merger, (iii) the prior or contemporaneous successful completion of this Offering, the F4L Exchange Offers, the RGC Offers and the New Discount Debenture Placement, and (iv) the prior or contemporaneous consummation of the Bank Financing and the New Equity Investment.

     The Discount Notes were issued in December 1992, are limited in aggregate principal amount (at maturity) to $103.6 million and will mature on December 15, 2004. The Discount Notes are unsecured general obligations of Holdings (and will become obligations of New Holdings by operation of the Reincorporation Merger). Cash interest does not accrue on the Discount Notes prior to December 15, 1997. Thereafter, cash interest on the Discount Notes will accrue at the rate of 15.25% per annum, and will be payable in cash semiannually in arrears on each June 15 and December 15, commencing on June 15, 1998.

     The Discount Notes were issued at a substantial discount from their principal amount and the purchase discount accretes at a rate of 15.25% per annum compounded semi-annually on each June 15 and December 15 through (but excluding) December 15, 1997.

     The Discount Notes are redeemable, at the option of Holdings, in whole at any time or in part from time to time, on or after December 15, 1997 at the following redemption prices (expressed as percentages of the accreted value) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                    YEAR                                   REDEMPTION PRICE
                    ----                                   ----------------
                    1997.................................       107.630%
                    1998.................................       106.100%
                    1999.................................       104.575%
                    2000.................................       103.050%
                    2001.................................       101.525%
                    2002 and thereafter..................       100.000%

     Notwithstanding the foregoing, prior to December 15, 1997, Holdings may use the net proceeds of an Initial Public Offering (as defined in the Discount Note Indenture) of Holdings or Food 4 Less to redeem up to 25% of the Discount Notes at redemption prices equal to the sum of (i) the applicable percentage of the accreted value plus (ii) the Proportionate Share (as defined in the Discount
Note Indenture) of the Discount Notes, if any to the date of redemption if redeemed during the twelve-month period beginning December 15 of the year set forth below:

                    YEAR                                   REDEMPTION PRICE
                    ----                                   ----------------
                    1992.................................       120.000%
                    1993.................................       117.525%
                    1994.................................       115.050%
                    1995.................................       112.575%
                    1996.................................       110.100%

     In the event of a Change of Control (as defined in the Discount Note Indenture), each holder has the right to require the repurchase of such holder's Discount Notes at a purchase price equal to 101% of the accreted value, plus either, (i) if the date of the purchase is prior to December 15, 1997, the Proportionate Share, if any, with respect to the Discount Notes to the date of purchase and (ii) if the date of the purchase is on or after December 15, 1997, the aggregate principal amount thereof plus accrued interest, if any, to the date of purchase.

     Holdings will make a mandatory sinking fund payment on December 15, 2003, sufficient to retire 50% of the Discount Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. Holdings may, at its option, receive credit against such sinking fund payment for 100% of the principal amount of any Discount Notes previously acquired or redeemed by Holdings and surrendered to the trustee under the Discount Note Indenture for cancellation and which were not previously used as a credit against any other required payment pursuant to the Discount Note Indenture. New Holdings intends to credit Discount Notes purchased pursuant to the Holdings Offer to Purchase against its sinking fund obligations.

     The Discount Note Indenture contains certain covenants that, among other things, limit the ability of Holdings to enter into certain mergers or consolidations or incur certain liens or of Holdings or its subsidiaries to incur additional indebtedness, pay dividends or make certain other Restricted Payments (as defined in the Debenture Indenture), or engage in certain transactions with affiliates. Under certain circumstances, Holdings will be required to make an offer to purchase Discount Notes at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date, with the proceeds of certain Asset Sales (as defined in the Debenture Indenture). The Discount Note Indenture contains certain customary events of default, including the failure to pay interest and principal, the failure to comply with certain covenants in the Discount Notes or the Discount Note Indenture, a default under certain indebtedness, the imposition of certain final judgments or warrants of attachment and certain events occurring under bankruptcy laws. In connection with the Holdings Offer to Purchase, Holdings is soliciting consents to delete all of the restrictive covenants from the Discount Note Indenture.

     Following the Reincorporation Merger, New Holdings and the trustee under the Discount Note Indenture will execute a supplemental indenture assuming the obligations of Holdings thereunder. New Holdings and the trustee under the Discount Note Indenture will then execute a second supplemental indenture implementing such proposed amendments to the Discount Note Indenture after certification to such trustee that Holdings has received consents from at least a majority in aggregate principal amount of such notes.

                            SELLING DEBENTUREHOLDERS


     This Prospectus relates to the sale by the Selling Debentureholders from time to time of up to $131.5 million aggregate principal amount of the Seller Debentures. The Seller Debentures will be issued to the Selling Debentureholders (other than Yucaipa) as part of the consideration to be received by the stockholders of RSI upon consummation of the Merger. On the Closing Date of the Merger, The Edward J. DeBartolo Corporation ("EJDC") (as one of the Selling Debentureholders) and Yucaipa will enter into the Put Agreement pursuant to which EJDC will have the right to put to Yucaipa (or Yucaipa's designee) up to $10 million aggregate principal amount of Seller Debentures acquired by EJDC in connection with the Merger. The purchase price for the Seller Debentures sold to Yucaipa under the Put Agreement will be a cash amount equal to their principal amount, plus accrued interest, if any, thereon. Pursuant to the Put Agreement, Yucaipa has the right to designate another person or entity to purchase such Seller Debentures from EJDC in place of Yucaipa. In addition, pursuant to a consulting agreement dated as of the Closing Date by and among Yucaipa, New Holdings and the Company, the Company will reimburse Yucaipa (or Yucaipa's designee) for any losses incurred by it upon such resale. See "Certain Relationships and Related Transactions -- Food 4 Less and Holdings." Pursuant to the Merger Agreement, the Selling Debentureholders were granted the right to have the offer and sale of the Seller Debentures registered under the Securities Act. However, pursuant to the Registration Rights Agreement to be executed by and among New Holdings, the Company and the Selling Debentureholders on the Closing Date, the Selling Debentureholders have agreed not to make public resales of the Seller Debentures for a period of 90 days following the Closing Date. See "Plan of Distribution."


     The following table provides certain information with respect to the Selling Debentureholders and the amount of Seller Debentures owned, offered and to be owned after the Offering by each Selling Debentureholder:


                                                            PRINCIPAL         MAXIMUM AMOUNT         PRINCIPAL
                                                            AMOUNT OF           OF SELLER            AMOUNT OF
                                                        SELLER DEBENTURES    DEBENTURES TO BE    SELLER DEBENTURES
                                                          OWNED BEFORE         SOLD IN THE          TO BE OWNED
SELLING DEBENTUREHOLDERS                                    OFFERING             OFFERING        AFTER OFFERING(1)
- ------------------------                                -----------------     --------------     -----------------
The Edward J. DeBartolo Corporation(2)                     $69,354,990(3)       $69,354,990(3)           $0
  7620 Market Street
  Youngstown, Ohio 44513
Camdev Properties, Inc.                                     16,839,890           16,839,890               0
  c/o Camdev Corporation
  40 King Street West
  Suite 2700
  Toronto, Ontario M5H 3Y2
Bank of Montreal                                            13,319,635           13,319,635               0
  700 Louisiana, Suite 440
  Houston, TX 77002
Banque Paribas                                              13,319,635           13,319,635               0
  The Equitable Tower
  787 Seventh Avenue, 32nd Floor
  New York, NY 10019
Federated Department Stores, Inc.(4)                         8,665,850            8,665,850               0
  c/o Federated Realty Associates, Ltd.
  7 West Seventh Street
  Cincinnati, OH 45202
The Yucaipa Companies(5)                                    10,000,000(5)        10,000,000(5)            0
  10000 Santa Monica Boulevard
  5th Floor
  Los Angeles, CA 90067

- ---------------

(1) There is no assurance that the Selling Debentureholders will sell any or all of the Seller Debentures offered by them.

(2) For information regarding the relationship between EJDC and New Holdings and affiliates or predecessors of New Holdings, see "Certain Relationships and Related Transactions."

(3) Assumes the exercise by EJDC of its right under the Put Agreement to put to Yucaipa (or its designee) $10 million principal amount of Seller Debentures on the Closing Date.

(4) For information regarding the relationship between Federated Department Stores, Inc. and New Holdings and affiliates or predecessors of New Holdings, see "Certain Relationships and Related Transactions."

(5) Assumes the purchase by Yucaipa (or its designee) of $10 million principal amount of Seller Debentures on the Closing Date from EJDC pursuant to the Put Agreement. Yucaipa has the right under the Put Agreement to designate another person or entity to purchase such Seller Debentures from EJDC. Following the Merger, the FFL Merger and the Reincorporation Merger, and the Financing of such transactions, Yucaipa and its affiliates will hold 41.8% of all outstanding capital stock of New Holdings and will hold 44.7% of the total voting power of New Holdings. See "Principal Stockholders." For additional information regarding the relationship between Yucaipa and New Holdings and affiliates or predecessors of New Holdings, see "Certain Relationships and Related Transactions," "Management" and "Description of Capital Stock."

     New Holdings will pay all costs and expenses incurred in connection with the registration under the Securities Act of the Seller Debentures offered by the Selling Debentureholders including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Selling Debentureholders in connection with blue sky qualifications of the Seller Debentures), printing and duplicating expenses, messengers and delivery expenses, fees and disbursements of counsel for New Holdings and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters in connection with the registration), securities acts liability insurance (if the registrant elects to obtain such insurance), the reasonable fees and expenses of any special experts retained in connection with the registration and fees and expenses of other persons retained by the registrant. New Holdings will not receive any of the proceeds from the sale of the Seller Debentures by the Selling Debentureholders.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Latham & Watkins, counsel to New Holdings, has advised New Holdings that the following discussion expresses their opinion as to the material federal income tax consequences expected to result to holders from the purchase, ownership and disposition of the Seller Debentures. Such opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

     The tax treatment of a holder of the Seller Debentures may vary depending upon such holder's particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE SELLER DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

STATED INTEREST

     Holders of Seller Debentures will be required to include stated interest in gross income in accordance with their method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

  General Original Issue Discount Rules

     The amount of original issue discount, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "issue price" of a debt instrument issued in exchange for stock, such as a Seller Debenture, depends on whether the debt instrument or the stock is treated as "traded on an established securities market." If the debt instrument is "traded on an established securities market," its issue price will be its trading price immediately following issuance. If the stock is so traded (but the debt instrument received in exchange therefor is not), the issue price of the debt instrument received will generally be equal to the fair market value of the stock exchanged therefor.

     If neither the debt instrument nor the stock is traded on an established securities market, the issue price of the debt instrument will be equal to its stated principal amount, assuming the debt instrument provides for "adequate stated interest" (i.e., interest at least equal to the applicable federal rate), and will be equal to its "imputed principal amount" (the sum of the present values of all payments due under the debt instrument, using a discount rate equal to the applicable federal rate) if either the debt instrument does not provide for

"adequate stated interest" or in the case of any "potentially abusive situation" (including certain recent sales transactions).

     The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).

     In general, the amount of original issue discount that a holder of a debt instrument with original issue discount must include in gross income for federal income tax purposes will be the sum of the daily portions of original issue discount with respect to such debt instrument for each day during the taxable year or portion of a taxable year on which such holder holds the debt instrument. The daily portion is determined by allocating to each day of an accrual period (generally, a six month period or a shorter or longer period from the date of original issuance) a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued original issue discount for all prior accrual periods (and decreased by the amount of cash payments made in all prior accrual periods, other than qualified stated interest payments). The tax basis of the debt instrument in the hands of the holder will be increased by the amount of original issue discount, if any, on the debt instrument that is included in the holder's gross income and will be decreased by the amount of any cash payments (other than qualified stated interest payments) received with respect to the debt instrument, whether such payments are denominated as principal or interest.

     Notwithstanding the original issue discount rules described in the preceding paragraphs, a holder of a debt instrument would not be required to include original issue discount in income if such holder's tax basis in the debt instrument were to exceed the debt instrument's stated principal amount. In addition, a holder would be permitted to offset any original issue discount income by an amount equal to the excess of such holder's tax basis (if less than or equal to the stated principal amount) over the issue price of the debt instrument.

  Seller Debentures

     Because interest on the Seller Debentures can, at the option of New Holdings, be paid in cash or in Secondary Securities, no payments made on the Seller Debentures will be treated as qualified stated interest. In addition, assuming that the issue price of the Seller Debentures is at least equal to their stated principal amount (i.e., the Seller Debentures are not issued at a discount), it will be presumed for purposes of computing original issue discount on the Seller Debentures that New Holdings will not exercise its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures. As a result, the Seller Debentures will initially be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price. If, in fact, New Holdings exercises its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures, the Secondary Securities will not be treated as payments of interest on the Seller Debentures. In this event, the Seller Debentures and the Secondary Securities will be treated as a single original issue discount obligation which will be deemed to be reissued for an issue price equal to the original issue price of the Seller Debentures plus the principal amount of the Secondary Securities issued with respect thereto, and will have original issue discount equal to the excess of the stated redemption price at maturity of such obligation (which will be equal to the sum of the principal amounts of the Seller Debentures and the Secondary Securities plus all payments of stated interest on such debt instruments) over the newly determined issue price. The Seller Debentures will similarly be deemed to be reissued with a new issue price each time New Holdings exercises its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures.

     If the issue price of the Seller Debentures is less than their stated principal amount (i.e., if the Seller Debentures are issued at a discount), then it will be presumed for purposes of computing original issue discount on the Seller Debentures that New Holdings will exercise its option to issue Secondary Securities in lieu of paying cash interest on the Seller Debentures. In this case, the Seller Debentures will be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amounts of the Seller Debentures and the Secondary Securities plus all payments of stated interest) over their issue price. If, in fact, New Holdings pays cash interest on the Seller Debentures instead of issuing Secondary Securities, such cash payments will be treated as retiring a pro rata portion of the Seller Debentures (including any Secondary Securities), and will result in taxable gain or loss to holders equal to the difference between the amount of such cash payments and the holders' allocable adjusted tax basis in the portion of the Seller Debentures (including any Secondary Securities) so retired.

     Because of the complexity of the application of the original issue discount rules to the Seller Debentures, holders of Seller Debentures are strongly urged to consult their tax advisors regarding the treatment of the Seller Debentures under these rules.

APPLICABLE HIGH YIELD DISCOUNT OBLIGATION RULES

     Generally, under Section 163(e)(5) of the Code, original issue discount is not deductible until paid with respect to any debt instrument issued by a corporation which (i) has a maturity date which is more than five years from the date of issue, (ii) has a yield to maturity which equals or exceeds five percentage points over the applicable federal rate for the calendar month in which the obligation is issued and (iii) has "significant original issue discount." A debt instrument is treated as having "significant original issue discount" if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close any accrual period ending after the date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Moreover, if the debt instrument's yield to maturity excess the applicable federal rate plus six percentage points, a ratable portion of the issuing corporation's deduction for original issue discount (the "Disqualified OID") will be denied. For purposes of the dividends-received deduction under Section 243 of the Code, the Disqualified OID will be treated as a dividend to the extent it would have been so treated if it had been distributed by the issuing corporation with respect to its stock.

     Due to their maturity date, yield to maturity and amount of original issue discount, the Seller Debentures may be subject to the high yield discount obligation rules described above, depending on the applicable federal rate in effect on the date the Seller Debentures are issued. If such rules were applicable to the Seller Debentures, New Holdings would not be permitted to deduct any original issue discount on such Seller Debentures until such original issue discount were paid. In addition, the Disqualified OID would be treated as a dividend for purposes of the dividends-received deduction under Section 243 of the Code to the extent of New Holdings' current and accumulated earnings and profits and would not be deductible by New Holdings.

MARKET DISCOUNT

     The Code generally requires holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition (or gift) of such bonds to the extent of the market discount accrued during the holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount, subject to a statutory de minimis exception. For this purpose, a purchase at a market discount includes a purchase at or after the original issue at a price below the stated redemption price at maturity, or, in the case of a debt instrument issued with original issue discount, at a price below (a) its "issue price," plus (b) the amount of original issue discount includible in income by all prior holders of the debt instrument, minus (c) all cash payments (other than payments constituting qualified stated interest) received by such previous holders. The accrued market discount generally equals a ratable portion of the bond's market discount, based on the number of days the taxpayer has held the bond at the time of such disposition, as a percentage of the number of days from the date the taxpayer acquired the bond to its date of maturity.

AMORTIZABLE BOND PREMIUM

     Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct over the period from his acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for federal income tax purposes, subject to the promulgation of Treasury Regulations altering such treatment.

DISPOSITION

     In general, a holder of Seller Debentures will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of such Seller Debentures measured by the difference between (i) the amount of cash and the fair market value of property received (except to the extent attributable to accrued interest on the Seller Debentures) and (ii) the holder's tax basis in the Seller Debentures (as increased by any original issue discount and market discount previously included in income by the holder and decreased by any amortizable bond premium, if any, deducted over the term of the Seller Debentures). Subject to the market discount rules discussed above, any such gain or loss will generally be long-term capital gain or loss, provided the Seller Debentures have been held for more than one year.

ELECTION

     A holder of Seller Debentures, subject to certain limitations, may elect to include all interest and discount on the Seller Debentures in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount, original issue discount, de minimis market discount and market discount, as adjusted by any acquisition premium. Such election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds acquired by such holder on or after the first day of the first taxable year to which the election applies. See "-- Market Discount."

BACKUP WITHHOLDING

     A holder of Seller Debentures may be subject to backup withholding at the rate of 31% with respect to interest paid on, original issue discount accrued on and gross proceeds from the sale of, the Seller Debentures unless (i) such holder is a corporation or comes within certain other exempt categories and, when required, demostrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Seller Debentures who does not provide New Holdings with his or her correct taxpayer identification number may be subject to penalties imposed by the Service.

     New Holdings will report to holders of the Seller Debentures and the Service the amount of any "reportable payments" (including any interest paid and any original issue discount accrued on the Seller Debentures) and any amount withheld with respect to the Seller Debentures during the calendar year.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF SELLER DEBENTURES IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF SELLER DEBENTURES SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF SELLER DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION


     The Seller Debentures may be sold from time to time to purchasers directly by any of the Selling Debentureholders. Alternatively, the Selling Debentureholders may from time to time offer the Seller Debentures through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Debentureholders and/or the purchasers of Seller Debentures for whom they may act as agents. The Selling Debentureholders and any underwriters, dealers or agents that participate in the distribution of Seller Debentures may be deemed to be underwriters, and any profit on the sale of Seller Debentures by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Seller Debentures is made, to the extent required, a prospectus supplement will be distributed which will set forth the aggregate amount of Seller Debentures being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Debentureholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Pursuant to the Put Agreement, $10 million aggregate principal amount of Seller Debentures will be sold directly to Yucaipa (or its designee) on the Closing Date for a price equal to 100% of the principal amount thereof.



     The distribution of the Seller Debentures may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. However, pursuant to the Registration Rights Agreement to be executed by and among New Holdings, the Company and the Selling Debentureholders on the Closing Date, the Selling Debentureholders have agreed not to make public resales of the Seller Debentures for a period of 90 days following the Closing Date; provided that such 90-day holdback period may be shortened or waived by New Holdings with the consent of the Underwriters for the Public Offerings and, until all such New Discount Debentures have been publicly resold, the partnership which will acquire the New Discount Debentures on the Closing Date. Such 90-day holdback period will not be applicable to the put of $10 million aggregate principal amount of Seller Debentures to Yucaipa (or its designee) pursuant to the Put Agreement.


     If underwriters are used in an offering of Seller Debentures, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement relating to such offering and the Seller Debentures will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Seller Debentures will (1) entitle the underwriters to indemnification by New Holdings against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Seller Debentures offered in a particular offering if any such Seller Debentures are purchased.

     Under applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Seller Debentures may not simultaneously engage in certain market making activities with respect to such Seller Debentures for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Debentureholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Seller Debentures by Selling Debentureholders.

                                 LEGAL MATTERS

     The validity of the Seller Debentures to be offered hereby will be passed upon for New Holdings by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

     The consolidated balance sheets of Ralphs Supermarkets, Inc. as of January 30, 1994 and January 29, 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for the year ended January 31, 1993, the year ended January 30, 1994 and the year ended January 29, 1995, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated balance sheets of Food 4 Less Holdings, Inc., a California corporation, and subsidiaries as of June 26, 1993, June 25, 1994 and January 29, 1995 and the related consolidated statements of operations, cash flows and shareholders' equity for the 52 weeks ended June 27, 1992, the 52 weeks ended June 26, 1993, the 52 weeks ended June 25, 1994 and the 31 weeks ended January 29, 1995, and the related financial statement schedules and the balance sheet of Food 4 Less Holdings, Inc., a Delaware corporation, as of January 4, 1995 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        -----
RALPHS SUPERMARKETS, INC. (AS SUCCESSOR TO RALPHS GROCERY COMPANY):
Independent Auditors' Report (KPMG Peat Marwick LLP)..................................    F-2
Consolidated balance sheets at January 30, 1994 and January 29, 1995..................    F-3
Consolidated statements of operations for the years ended January 31, 1993, January
  30, 1994 and January 29, 1995.......................................................    F-4
Consolidated statements of cash flows for the years ended January 31, 1993, January
  30, 1994 and January 29, 1995.......................................................    F-5
Consolidated statements of stockholders' equity for the years ended January 31, 1993,
  January 30, 1994 and January 29, 1995...............................................    F-6
Notes to consolidated financial statements............................................    F-7

FOOD 4 LESS HOLDINGS, INC. (A CALIFORNIA CORPORATION):
Report of Independent Public Accountants (Arthur Andersen LLP)........................   F-28
Consolidated balance sheets as of June 26, 1993, June 25, 1994 and January 29, 1995...   F-29
Consolidated statements of operations for the 52 weeks ended June 27, 1992, June 26,
  1993 and June 25, 1994, the 32 weeks ended February 5, 1994 (unaudited) and the 31
  weeks ended January 29, 1995........................................................   F-31
Consolidated statements of cash flows for the 52 weeks ended June 27, 1992, June 26,
  1993 and June 25, 1994, the 32 weeks ended February 5, 1994 (unaudited) and the 31
  weeks ended January 29, 1995........................................................   F-32
Consolidated statements of shareholders' equity (deficit) for the 52 weeks ended June
  27, 1992, June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995...   F-34
Notes to consolidated financial statements............................................   F-35

FOOD 4 LESS HOLDINGS, INC. (A DELAWARE CORPORATION):
Report of Independent Public Accountants (Arthur Andersen LLP)........................   F-52
Balance sheet as of January 4, 1995...................................................   F-53
Notes to the balance sheet............................................................   F-54

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Ralphs Supermarkets, Inc.:

     We have audited the consolidated balance sheets of Ralphs Supermarkets, Inc. and subsidiary as of January 30, 1994 and January 29, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended January 31, 1993, the year ended January 30, 1994 and the year ended January 29, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ralphs Supermarkets, Inc. and subsidiary as of January 30, 1994 and January 29, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended January 29, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
March 9, 1995

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)
                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS


                                                                      JANUARY 30,     JANUARY 29,
                                                                         1994            1995
                                                                      -----------     -----------
Current Assets:
  Cash and cash equivalents.........................................  $   55,080     $   35,125
  Accounts receivable...............................................      30,420         43,597
  Inventories.......................................................     202,354        221,388
  Prepaid expenses and other current assets.........................      18,111         19,793
                                                                      ----------     ----------
          Total current assets......................................     305,965        319,903
  Property, plant and equipment, net................................     601,897        624,724
  Excess of cost over net assets acquired, net......................     376,414        365,418
  Beneficial lease rights, net......................................      55,553         49,164
  Deferred debt issuance costs, net.................................      26,583         23,011
  Deferred income taxes.............................................     109,125        112,491
  Other assets......................................................       8,113         15,203
                                                                      ----------     ----------
          Total assets..............................................  $1,483,650     $1,509,914
                                                                      ==========     ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt..............................  $   70,975     $   83,989
  Short-term debt...................................................          --         51,500
  Bank overdrafts...................................................      37,716         45,669
  Accounts payable..................................................     138,554        130,889
  Accrued expenses..................................................     101,543         99,804
  Current portion of self-insurance reserves........................      30,138         27,552
                                                                      ----------     ----------
          Total current liabilities.................................     378,926        439,403
  Long-term debt....................................................     927,909        883,020
  Self-insurance reserves...........................................      49,872         44,954
  Lease valuation reserve...........................................      32,575         28,957
  Other non-current liabilities.....................................      89,299         86,393
                                                                      ----------     ----------
          Total liabilities.........................................   1,478,581      1,482,727
                                                                      ----------     ----------
Stockholders' equity:
  Common stock, $.01 par value per share Authorized 50,000,000 shares; issued and outstanding, 25,587,280 shares at January
     30, 1994 and January 29, 1995..................................         256            256
  Additional paid-in capital........................................     175,292        175,292
  Accumulated deficit...............................................    (170,479)      (148,361)
                                                                      ----------     ----------
          Total stockholders' equity................................       5,069         27,187
                                                                      ----------     ----------
Commitments and contingencies (See Notes 2 and 8)
          Total liabilities and stockholders' equity................  $1,483,650     $1,509,914
                                                                      ==========     ==========


          See accompanying notes to consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                         YEAR ENDED             YEAR ENDED             YEAR ENDED
                                      JANUARY 31, 1993       JANUARY 30, 1994       JANUARY 29, 1995
                                     ------------------     ------------------     ------------------
Sales............................    $2,843,816   100.0%    $2,730,157   100.0%    $2,724,604   100.0%
Cost of sales....................     2,217,197    78.0      2,093,727    76.7      2,101,033    77.1
                                     ----------   -----     ----------   -----     ----------   -----
  Gross profit...................       626,619    22.0        636,430    23.3        623,571    22.9
  Selling, general and
     administrative expenses.....       470,012    16.5        471,000    17.2        467,022    17.2
  Amortization of excess cost
     over net assets acquired....        10,997     0.4         10,996     0.4         10,996     0.4
  Provision for restructuring....         7,100     0.2          2,374     0.1             --      --
                                     ----------   -----     ----------   -----     ----------   -----
  Operating income...............       138,510     4.9        152,060     5.6        145,553     5.3
Other expenses:
  Interest expense, net..........       125,611     4.4        108,755     4.0        112,651     4.1
  Loss on disposal of assets.....         2,607     0.1          1,940     0.1            784     0.0
  Provision for legal
     settlement..................         7,500     0.3             --      --             --      --
  Provision for earthquake
     losses......................            --      --         11,048     0.4             --      --
                                     ----------   -----     ----------   -----     ----------   -----
Earnings before income taxes and
  extraordinary item.............         2,792     0.1         30,317     1.1         32,118     1.2
Income tax expense (benefit).....         8,346     0.3       (108,049)   (4.0)            --      --
                                     ----------   -----     ----------   -----     ----------   -----
Earnings (loss) before
  extraordinary item.............        (5,554)   (0.2)       138,366     5.1         32,118     1.2
Extraordinary item-debt
  refinancing, net of tax benefit
  $4,173.........................       (70,538)   (2.5)            --      --             --      --
                                     ----------   -----     ----------   -----     ----------   -----
Net earnings (loss)..............    $  (76,092)   (2.7)%   $  138,366     5.1%    $   32,118     1.2%
                                     ==========   =====     ==========   =====     ==========   =====

         See accompanying notes to consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                          YEAR ENDED      YEAR ENDED       YEAR ENDED
                                                          JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                             1993            1994            1995
                                                          -----------     -----------     -----------
Cash flows from operating activities:
  Net earnings (loss).................................      $ (76,092)      $ 138,366       $ 32,118
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation and amortization....................         76,873          74,452         76,043
     Amortization of discounts and deferred debt
       issuance costs.................................         20,978           9,768          9,032
     LIFO charge (credit).............................          1,115          (2,054)         2,085
     Loss on sale of assets...........................          6,841           4,314            784
     Provision for post-retirement benefits...........          3,275           3,370          2,555
     Provision for legal settlement...................          7,500              --             --
Other changes in assets and liabilities:
  Accounts receivable.................................          6,376             326        (13,177)
  Inventories at replacement cost.....................        (13,682)          6,724        (21,120)
  Prepaid expenses and other current assets...........          3,703          (1,658)        (1,682)
  Other assets........................................           (616)          4,449         (7,287)
  Interest payable....................................        (13,393)         (4,822)        (2,419)
  Accounts payable and accrued liabilities............         23,054          (1,622)        (1,047)
  Income taxes payable................................           (527)         (1,480)        (2,906)
  Deferred tax asset..................................             --        (109,125)        (3,366)
  Business interruption credit........................             --            (581)            --
  Earthquake losses...................................             --         (11,048)            --
  Self insurance reserves.............................          8,456           7,031         (7,503)
  Other liabilities...................................           (170)        (12,407)        (6,692)
                                                            ---------       ---------       --------
  Cash provided by operating activities...............         53,691         104,003         55,418
                                                            ---------       ---------       --------
Cash flows from investing activities:
  Capital expenditures................................       (102,697)        (62,181)       (64,018)
  Proceeds from sale of property, plant and
     equipment........................................            219          16,700         13,257
                                                            ---------       ---------       --------
  Cash used in investing activities...................       (102,478)        (45,481)       (50,761)
                                                            ---------       ---------       --------
Cash flows from financing activities:
  Net borrowings under lines of credit................          2,100         (31,100)        51,500
  Redemption of preferred stock.......................         (3,000)             --             --
  Capitalized financing and acquisition costs.........        (22,426)         (5,108)        (2,496)
  Increase (decrease) in bank overdrafts..............         (8,865)            655          7,952
  Proceeds from issuance of long-term debt............        668,269         150,000             --
  Dividends paid......................................             --              --        (10,000)
  Principal payments on long-term debt................       (577,902)       (164,081)       (71,568)
                                                            ---------       ---------       --------
  Cash provided by (used in) financing activities.....         58,176         (49,634)       (24,612)
                                                            ---------       ---------       --------
Net increase (decrease) in cash and cash
  equivalents.........................................          9,389           8,888        (19,955)
Cash and cash equivalents at beginning of period......         36,803          46,192         55,080
                                                            ---------       ---------       --------
Cash and cash equivalents at end of period............      $  46,192       $  55,080       $ 35,125
                                                            =========       =========       ========

          See accompanying notes to consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                     RALPHS                 RALPHS
                               SUPERMARKETS, INC.      GROCERY COMPANY
                              --------------------   --------------------   ADDITIONAL
                              OUTSTANDING   COMMON   OUTSTANDING   COMMON    PAID-IN-    ACCUMULATED
                                SHARES      STOCK      SHARES      STOCK     CAPITAL       DEFICIT       TOTAL
                              -----------   ------   -----------   ------   ----------   -----------   ---------
BALANCES AT FEBRUARY 2,
  1992......................           --    $ --         100       $ --      $175,548    $(232,753)   $ (57,205)
  Capitalization of Ralphs
     Supermarkets, Inc. ....   25,587,280     256        (100)        --          (256)          --           --
  Net Loss..................           --      --          --         --            --      (76,092)     (76,092)
                               ----------    ----        ----       ----      --------    ---------    ---------
BALANCES AT JANUARY 31,
  1993......................   25,587,280     256          --         --       175,292     (308,845)    (133,297)
  Net earnings..............           --      --          --         --            --      138,366      138,366
                               ----------    ----        ----       ----      --------    ---------    ---------
BALANCES AT JANUARY 30,
  1994......................   25,587,280     256          --         --       175,292     (170,479)       5,069
  Net Earnings..............           --      --          --         --            --       32,118       32,118
  Dividends Paid............           --      --          --         --            --      (10,000)     (10,000)
                               ----------    ----        ----       ----      --------    ---------    ---------
BALANCES AT JANUARY 29,
  1995......................   25,587,280    $256          --       $ --      $175,292    $(148,361)   $  27,187
                               ==========    ====        ====       ====      ========    =========    =========

         See accompanying notes to consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION

     At February 2, 1992, Ralphs Grocery Company was an indirect wholly owned subsidiary of Federated Stores, Inc. ("Federated"). Two wholly owned subsidiaries of Federated, Federated Holdings III, Inc. ("Holdings III") and Allied Stores Corporation ("Allied") directly owned the common stock of Ralphs Grocery Company approximately 84% and 16% respectively. In January 1990 Holdings III and Allied, and certain other subsidiaries of Federated, each filed petitions for relief under Chapter 11, Title 11 of the United States Code ("Chapter 11"). In March 1990, Federated filed a petition for relief under Chapter 11. Pursuant to the plans of reorganization for Federated and certain of its subsidiaries, Ralphs Supermarkets, Inc. was formed to hold the outstanding shares of common stock of Ralphs Grocery Company. On February 3, 1992, Holdings III and Allied contributed their shares of Ralphs Grocery Company to Ralphs Supermarkets, Inc. in exchange for the issuance by Ralphs Supermarkets, Inc. of Ralphs Supermarkets, Inc. shares in the same proportion in Ralphs Grocery Company shares were owned ("Internal Reorganization"). For financial reporting purposes, this transaction was recorded at predecessor cost. For Federal tax purposes, a new basis was established at Ralphs Supermarket, Inc. as more fully described in Note 11.

     Under the plans of reorganization for Federated, Holdings III and certain other subsidiaries of Federated (the "FSI Plan"), all Ralphs Supermarkets, Inc. shares of common stock held by Holdings III were to be distributed to certain creditors of Federated and Holdings III, including The Edward J. DeBartolo Corporation ("EJDC"), Bank of Montreal ("BMO"), Banque Paribas ("BP") and Camdev Properties Inc. ("Camdev"), and Federated. The FSI Plan was confirmed by the Bankruptcy Court in January 1992 and was consummated on February 3, 1992. Under the plan of reorganization of Allied and certain affiliates including Federated Department Stores, Inc. (the "Allied-Federated Plan"), a portion of Allied's Holding Company shares were to be distributed to BMO and BP. The Allied-Federated Plan was confirmed by the Bankruptcy Court in January 1992 and was consummated shortly after the FSI Plan.

     Thus, following consummation of both the FSI Plan and the Allied-Federated Plan and the transfer on July 19, 1993 of the shares of common stock in Ralphs Supermarkets, Inc. held by Federated Stores, Inc. to Camdev, the approximate ownership of Ralphs Supermarkets, Inc. is as follows:

                                                        APPROXIMATE PERCENT
                                                        OWNERSHIP OF RALPHS
                                                         SUPERMARKETS, INC.
                                                            COMMON STOCK
                                                        AS OF JULY 19, 1993
                                                        -------------------
   EJDC................................................         60.4%
   BMO.................................................         10.1%
   BP..................................................         10.1%
   Camdev..............................................         12.8%
   Federated Department Stores, Inc. (as successor by
     merger to Allied).................................          6.6%

     Pursuant to certain agreements entered into contemporaneously with the effectiveness of the FSI Plan and the Allied-Federated Plan, certain income tax liabilities of Ralphs Grocery Company, Federated, Allied, Federated Department Stores, Inc. and other affiliates have been settled with the Internal Revenue Service. In addition, Ralphs Grocery Company and certain affiliates including Federated Department Stores, Inc., Allied and Federated (the "Affiliated Group") entered into an agreement (the "Tax Indemnity Agreement") pursuant to which Federated Department Stores, Inc. agreed to pay certain tax liabilities, if any, relating to Ralphs Grocery Company being a member of the Affiliated Group. The Tax Indemnity Agreement provides a formula to determine the amount of additional tax liabilities through February 3, 1992 that Ralphs Grocery

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company would be obligated to pay the Affiliated Group. However, such additional liability, if any, is limited to $10 million subject to certain adjustments.

     Under the Tax Indemnity agreement, both Ralphs Supermarkets, Inc. and Ralphs Grocery Company have agreed to pay Federated Department Stores, Inc. $1 million annually for each of five years starting on February 3, 1992, and an additional $5 million on February 3, 1997. These total payments of $10 million have been recorded in the consolidated financial statements at February 2, 1992. The five $1 million installments are to be paid by Ralphs Grocery Company and the $5 million is the joint obligation of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company. Also, in the event Federated Department Stores, Inc. is required to pay certain tax liabilities on behalf of Ralphs Grocery Company, both Ralphs Supermarkets, Inc. and Ralphs Grocery Company have agreed to reimburse Federated Department Stores, Inc. up to an additional $10 million, subject to certain adjustments. This additional obligation is the joint and several obligation of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company. The $5 million payment and the potential $10 million payment may be paid, at the option of both Ralphs Supermarkets, Inc. and Ralphs Grocery Company, in cash or newly issued Ralphs Supermarkets, Inc. Common Stock.

     In connection with the consummation of the FSI Plan and the Allied-Federated Plan, Ralphs Grocery Company and certain parties entered into an agreement (the "Comprehensive Settlement Agreement") pursuant to which the parties thereto, among other things, agreed to deliver releases to the various parties to the Comprehensive Settlement Agreement as well as certain additional parties. Under the Comprehensive Settlement Agreement, Ralphs Grocery Company received general releases from Allied, Federated, Federated Department Stores, Inc. and certain other affiliates which released it from any and all claims which could have been asserted by the parties thereto prior to the effective dates of FSI Plan and the Allied-Federated Plan other than for claims arising under the Comprehensive Settlement Agreement, the FSI Plan, the Allied-Federated Plan and the Tax Indemnity Agreement.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation

     These consolidated financial statements present the statements of financial position of Ralphs Supermarkets, Inc. and subsidiary as of January 31, 1993, January 30, 1994 and January 29, 1995 and the results of their operations and their cash flows for the three years then ended. Ralphs Grocery Company is deemed to be the predecessor entity of Ralphs Supermarkets, Inc. For purposes of these consolidated financial statements Ralphs Supermarkets, Inc. and Ralphs Grocery Company will be collectively referred to as "Ralphs".

  (b) Reporting Period

     Ralphs' fiscal year ends on the Sunday closest to January 31. Fiscal year-ends are as follows:

        January 31, 1993 (Fiscal 1992)
        January 30, 1994 (Fiscal 1993)
        January 29, 1995 (Fiscal 1994)

  (c) Cash and Cash Equivalents

     For purposes of the statements of cash flows, Ralphs considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Inventories

     Inventories are stated at the lower cost or market. Cost is determined primarily using the last-in, first-out (LIFO) method. The replacement cost of inventories exceeded the LIFO inventory cost by $15.5 million and $17.6 million at January 30, 1994 and January 29, 1995, respectively.

  (e) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Property and equipment held under capital leases are stated at the present value of the minimum lease payments at the inception of the lease.

     Depreciation of plant and equipment is calculated using the straight-line method over the estimated useful lives of assets. Plant and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Useful lives range from 10 to 40 years for buildings and improvements and 3 to 20 years for fixtures and equipment.

     Interest is capitalized in connection with the construction of major facilities. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Interest cost capitalized during fiscal 1992, 1993 and 1994 was $1.074 million, $.740 million and $.324 million, respectively.

  (f) Deferred Debt Issuance Costs

     Direct costs incurred as a result of financing transactions are capitalized and amortized over the terms of the applicable debt agreements using the effective interest method.

  (g) Pre-opening Costs

     Pre-opening costs of new stores are deferred and expensed at the time the store opens. If a new store is ultimately not opened, the costs are expensed directly to selling, general and administrative expense at the time it is determined that the store will not be opened.

  (h) Self Insurance Reserves

     Ralphs is self-insured for a portion of workers' compensation, general liability and automobile accident claims. Ralphs establishes reserve provisions based on an independent actuary's review of claims filed and an estimate of claims incurred but not yet filed.

  (i) Excess of Cost Over Net Assets Acquired

     The excess of cost over net assets acquired, resulting from the May 3, 1988 acquisition of Ralphs is being amortized using the straight-line method over 40 years. Ralphs assesses the recoverability of this intangible asset by determining whether the amortization of the asset balance over its remaining life can be recovered through projected undiscounted operating income (including interest, depreciation and all amortization expense except amortization of excess of cost over net assets acquired) over the remaining amortization period of the excess of cost over net assets acquired. The amount of excess of cost over net assets acquired impairment, if any, is measured based on projected discounted future results using a discount rate reflecting Ralphs' average cost of funds. Accumulated amortization aggregated $63.4 million and $74.4 million at January 30, 1994 and January 29, 1995, respectively.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (j) Acquired Leases

     Beneficial lease rights and lease valuation reserves are recorded as the net present value of the differences between contractual rents under existing lease agreements and fair value of entering such lease agreements as of the May 3, 1988 acquisition of Ralphs. All beneficial lease rights and lease valuation reserves arose solely as a result of the May 3, 1988 acquisition. Adjustments to the carrying value of these assets would typically occur only through additional business combinations or in the event of early lease termination. Beneficial lease rights are amortized using the straight-line method over the terms of the leases. Lease valuation reserves are amortized using the interest method over the terms of the leases.

  (k) Discounts and Promotional Allowances

     Promotional allowances and vendor discounts are recorded as a reduction of cost of sales in the accompanying statements of operations. Allowance proceeds received in advance are deferred and recognized over the period earned.

  (l) Income Taxes

     Through February 2, 1992, Ralphs operated under a tax-sharing agreement with Federated and was included in the consolidated Federal tax returns of Federated. Through January 28, 1990, Ralphs was included in the combined state tax returns of Federated; however, Ralphs filed separate state tax returns subsequent to January 28, 1990. Under the tax-sharing agreement, tax-sharing payments were made to Federated based on the amount that Ralphs would be liable for had Ralphs filed separate tax returns, taking into account applicable carryback and carryforward provision of the tax laws.

     Subsequent to February 2, 1992, Ralphs is responsible for filing tax returns with the Internal Revenue Service and state taxing authorities. Prior to February 3, 1992 Ralphs paid alternative minimum tax to Federated under its tax sharing agreement. As a result of the Internal Reorganization, Ralphs will not be entitled to offset its future Federal regular tax liability with the payments made to Federated.

     Effective for the fiscal year ended February 2, 1992, Ralphs adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." At the date of adoption such change had no impact on the consolidated financial results.

  (m) Reclassification

     Certain amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

  (n) Consolidation Policy

     The consolidated financial statements include the accounts of Ralphs Supermarkets, Inc., and its wholly owned subsidiary, Ralphs Grocery Company, and its wholly owned subsidiary, collectively referred to as the Company. All material intercompany balances and transactions are eliminated in consolidation.

  (o) Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     (i)  Cash and short-term investments
        The carrying amount approximates fair value because of the short maturity of those instruments.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (ii)  Long-term debt
        The fair value of Ralphs' long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to Ralphs for debt of the same remaining maturities.

     (iii) Interest Rate Swap Agreements
        The fair value of interest rate swap agreements is the estimated amount that Ralphs would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current credit-worthiness of the swap counterparties.

  (p) Advertising

     The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was $17.5 million, $16.4 million and $18.2 million in fiscal 1992, 1993 and 1994, respectively.

  (q) Transaction Costs

     In connection with the proposed merger, Ralphs has capitalized in other assets approximately $2.3 million of transaction costs, principally attorney and accounting fees. Upon completion of the merger these amounts will be reclassified to excess of cost of net assets acquired and amortized accordingly.

(3) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is summarized as follows:

                                                               JANUARY 30,     JANUARY 29,
                                                                  1994            1995
                                                               -----------     -----------
                                                                 (DOLLARS IN THOUSANDS)
        Land.................................................   $  159,904      $  161,725
        Buildings and improvements...........................      191,179         199,133
        Leasehold improvements...............................      161,341         170,430
        Fixtures and equipment...............................      354,626         372,077
        Capital leases.......................................       86,964         124,861
                                                                ----------      ----------
                                                                   954,014       1,028,226
        Less: Accumulated depreciation.......................     (312,746)       (354,539)
        Less: Accumulated capital lease amortization.........      (39,371)        (48,963)
                                                                ----------      ----------
        Property, plant and equipment, net...................   $  601,897      $  624,724
                                                                ==========      ==========

(4) ACCRUED EXPENSES

     Accrued expenses are summarized as follows:

                                                               JANUARY 30,     JANUARY 29,
                                                                  1994            1995
                                                               -----------     -----------
                                                                 (DOLLARS IN THOUSANDS)
        Accrued wages, vacation and sick leave...............   $  34,763       $  43,766
        Taxes other than income tax..........................      11,084          10,055
        Interest.............................................      11,090           8,670
        Other................................................      44,606          37,313
                                                                ---------       ---------
                                                                $ 101,543       $  99,804
                                                                =========       =========

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                               JANUARY 30,     JANUARY 29,
                                                                  1994            1995
                                                               -----------     -----------
                                                                 (DOLLARS IN THOUSANDS)
        First mortgage notes payable in monthly
          installments, commencing June 1, 1994 of $1.6
          million including interest at an effective rate
          of 9.651%; interest only payable monthly prior to
          June 1, 1994. Final payment due June 1, 1999.
          Secured by land and buildings with a net book
          value of $188.8 million..........................     $ 178,013       $ 176,634
        Notes payable in varying monthly installments
          including interest ranging from 11.5% to 18.96%.
          Final payment due through November 30, 1996.
          Secured by equipment with a net book value of
          $28.5 million....................................         9,721           6,291
        Capitalized lease obligations at interest rates
          ranging from 7.25% to 14% maturing at various
          dates through 2019 (note 6)......................        61,150          89,084
        Note payable to bank...............................       300,000         245,000
        Initial Notes and Exchange Notes, 9% due 2003......       150,000         150,000
        Senior Subordinated Debentures, 10 1/4%, due
          2002.............................................       300,000         300,000
                                                                ---------       ---------
        Total long-term debt...............................       998,884         967,009
        Less current maturities............................       (70,975)        (83,989)
                                                                ---------       ---------
        Long-term debt.....................................     $ 927,909       $ 883,020
                                                                =========       =========

     During the third quarter of 1992, the Company implemented a recapitalization plan (the "Recapitalization Plan") which was completed during the first quarter of 1993 by the Company's offering of $150.0 million aggregate principal amount of its 9% Senior Subordinated notes due 2003 (the "Initial Notes") in private placement under the Securities Act of 1933, as amended (the "Securities Act"). The proceeds of the Initial Notes were used to (i) purchase for cancellation of $60.0 million aggregate principal amount of the Company's 14% Senior Subordinated Debentures due 2000 (the "14% Subordinated Debentures") from a noteholder who had made an unsolicited offer to sell such 14% Subordinated Debentures, (ii) defease the remaining $38.1 million aggregate principal amount of the 14% Subordinated Debentures, (iii) prepay $36.1 million of borrowings under the Company's $350.0 million 1992 term loan facility entered into as part of the Recapitalization Plan and (iv) pay fees and expenses associated with such transactions and for other purposes. As part of a registration rights agreement entered into with the initial purchasers of the Initial Notes, the Company agreed to offer to exchange up to $150.0 million aggregate principal amount of the Exchange Notes for all of the outstanding Initial Notes (the "Exchange Offer"). The terms of the Exchange Notes are substantially identical (including principal amount, interest rate and maturity) in all respects to the terms of the Initial Notes except that the Exchange Notes are freely transferable by the holders thereof (with certain exceptions) and are not subject to any covenant upon the Company regarding registration under the Securities Act. On June 24, 1993, the Company completed the Exchange Offer exchanging $149.7 million aggregate principal amount of Exchange Notes for Initial Notes ($.3 million of Initial Notes remain outstanding).

     The note payable to bank and working capital line, under the 1992 Credit Agreement, are secured by first priority liens on Ralphs' inventory and receivables, servicemarks and registered trademarks, equipment (other than equipment located at facilities subject to existing liens in favor of equipment financiers) and after-acquired real property interests and all existing real property interests (other than those that are subject to prior encumbrances) and bears interest at the rates, as selected by Ralphs as follows: (i) 1 3/4% over the prime

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rate, or (ii) 2 3/4% over the Eurodollar Rate. Interest calculated pursuant to
(i) above is payable quarterly, otherwise interest is payable quarterly or at the selected borrowings option maturity. During the 52 weeks ended January 29, 1995, interest rates under these borrowings ranged from 5.9375% to 10.25%. Ralphs is required to pay an annual administrative fee of $300,000 pursuant to the 1992 Credit Agreement as well as a commitment fee of 0.5% on the average daily amounts available for borrowing under the $120.0 million working capital credit line.

     The 1992 Credit Agreement, which includes a $350.0 million term loan and $120.0 million working capital credit line, also supports up to $60.0 million of letters of credit which reduce the available borrowings on the credit line. The 1992 Credit Agreement is subject to quarterly principal payment requirements, which commenced on March 31, 1993, with payment in full on June 30, 1998. As of January 29, 1995, $52.4 million of letters of credit and $51.5 million in borrowings were outstanding, with $16.1 million available under the working capital credit line.

     In the fourth quarter of Fiscal 1992, Ralphs entered into an interest rate cap agreement with an effective date of November 6, 1992 and a three-year maturity. The interest rate cap agreement hedges the interest rate in excess of 6.5% LIBOR on $105.0 million principal amount against increases in short-term rates. This agreement satisfies interest rate protection requirements under the 1992 Credit Agreement. In addition to the interest rate cap agreement, Ralphs entered into an interest rate swap agreement on $150.0 million notional principal amount. Under the interest rate swap agreement, Ralphs is required to pay interest based on LIBOR at the end of each six month calculation period and Ralphs will receive interest payments based on LIBOR at the beginning of each six month calculation period. This interest rate swap agreement has a three-year term expiring November 6, 1995. Ralphs is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, Ralphs does not anticipate nonperformance by the counterpart.

     The following details the impact of the hedging activity on the weighted average interest rate for each of the last three fiscal years.

                                                          WITH HEDGE     WITHOUT HEDGE
                                                          ----------     -------------
            1992........................................    10.52%           10.22%
            1993........................................     8.96%            8.96%
            1994........................................     9.37%            9.18%

     The Initial Notes and Exchange Notes are unsecured obligations of Ralphs subordinated in right of payment to amounts due on the aforementioned senior debt. Interest at 9% is payable each April 1 and October 1 through April 1, 2003, when the notes mature.

     The 10 1/4% Senior Subordinated Debentures are unsecured obligations of Ralphs subordinated in right of payment to amounts due on the senior debt. Interest at 10 1/4% is payable each January 15 and July 15 through July 15, 2002, when the debentures mature.

     The aforementioned debt agreements contain various restrictive covenants pertaining to net worth levels, limitations on additional indebtedness and capital expenditures, financial ratios and dividends. The 1992 Credit Agreement requires Ralphs to reduce its working capital credit line to zero for 30 consecutive days annually. The current annual period extends from July 1 to June
30. The Company has not yet complied with this annual covenant. The Company intends to either satisfy this covenant by June 30, 1995 or seek to obtain the necessary waiver from its lenders, if such event of non-compliance ultimately occurs but there is no assurance that such waiver will be granted, or, if granted, will be on terms acceptable to the Company. At January 29, 1995, Ralphs is in compliance with all its 1992 Credit Agreement restrictive covenants. The Company currently anticipates that it may be out of compliance with certain other maintenance covenants at the end of the second quarter of 1995. The Company intends to seek the necessary waivers from its lenders should these events of non-compliance ultimately occur, but there is no assurance that such waivers will be granted, or, if granted, will be on terms acceptable to the Company.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities on long-term debt for each of the five years subsequent to fiscal 1994 are as follows:

                                                                        (DOLLARS IN
                                                                         THOUSANDS)
                                                                        ------------
            1995......................................................    $ 83,989
            1996......................................................      86,792
            1997......................................................      84,771
            1998......................................................      53,605
            1999......................................................     175,400
            2000 and thereafter.......................................     482,452
                                                                          --------
                                                                          $967,009
                                                                          ========

     The estimated fair value of each class of financial instruments (where practical), all held for non-trading purposes, is as follows in (000s):

            Long-term debt............................................  $953,883
            Interest rate swap agreement..............................  $  1,252
            Interest rate cap agreement...............................  $   (366)

(6) LEASES

     Ralphs has leases for retail store facilities, warehouses and manufacturing plants for periods up to 30 years. Generally, the lease agreements include renewal options for five years each. Under most leases, Ralphs is responsible for property taxes, insurance, maintenance and expense related to the lease property. Certain store leases require excess rentals based on a percentage of sales at that location. Certain equipment is leased by Ralphs under agreements ranging from 3 to 15 years. The agreements usually do not include renewal option provisions.

     Minimum rental payments due under capital leases and operating leases subsequent to fiscal 1994 are as follows:

                                                         CAPITAL      OPERATING
                                                          LEASES       LEASES       TOTAL
                                                         --------     --------     --------
                                                               (DOLLARS IN THOUSANDS)
    1995...............................................  $ 21,640     $ 61,324     $ 82,964
    1996...............................................    19,093       60,847       79,940
    1997...............................................    18,288       58,182       76,470
    1998...............................................    15,901       53,321       69,222
    1999...............................................    11,784       52,839       64,623
    2000 and thereafter................................    53,959      373,021      426,980
                                                         --------     --------     --------
    Total minimum lease payments.......................  $140,665     $659,534     $800,199
                                                                      ========     ========
    Less amounts representing interest.................   (51,581)
                                                         --------
    Present value of net minimum lease payments........    89,084
    Less current portion of lease obligations..........   (13,151)
                                                         --------
    Long-term capital lease obligations................  $ 75,933
                                                         ========

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense is summarized as follows:

                                                         52 WEEKS        52 WEEKS        52 WEEKS
                                                           ENDED           ENDED           ENDED
                                                        JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                           1993            1994            1995
                                                        -----------     -----------     -----------
                                                                  (DOLLARS IN THOUSANDS)
    Capital Leases
      Contingent rental.............................      $ 2,443         $ 2,241         $ 2,256
      Rentals from subleases........................       (2,144)         (2,048)         (1,734)
    Operating Leases
      Minimum rentals...............................       49,001          54,965          55,906
      Contingent rentals............................        5,058           3,645           3,763
      Rentals from subleases........................       (1,123)         (1,150)         (1,791)
                                                          -------         -------         -------
                                                          $53,235         $57,653         $58,400
                                                          =======         =======         =======

(7) SELF-INSURANCE

     Ralphs is a qualified self-insurer in the State of California for worker's compensation and for automobile liability. For fiscal 1992, 1993 and 1994 self insurance loss provisions amounted to (in thousands) $25,950, $30,323 and $14,003, respectively. Ralphs discounts self-insurance liabilities using an 8% discount rate for all years presented. Management believes that this rate approximates the time value of money over the anticipated payout period (approximately 8 years) for essentially risk free investments.

     Based on a review of modifications in its workers compensation and general liability insurance programs, Ralphs adjusted its self-insurance costs during Fiscal 1994, resulting in a reduction in the loss provision in Fiscal 1994 of approximately $18.9 million.

     Ralphs' historical self-insurance liability for the previous two fiscal years is as follows:

                                                                     52 WEEKS     52 WEEKS
                                                                      ENDED        ENDED
                                                                    JANUARY 30,  JANUARY 29,
                                                                       1994         1995
                                                                    -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
    Self-insurance liability.....................................    $ 97,864     $ 87,830
    Less: Discount...............................................     (17,854)     (15,324)
                                                                     --------     --------
    Net self-insurance liability.................................    $ 80,010     $ 72,506
                                                                     ========     ========

     The Company expects that cash payments for claims over the next five years will aggregate approximately $28 million in fiscal year 1995, $19 million in fiscal year 1996, $13 million in fiscal year 1997, $8 million in fiscal year 1998 and $7 million in fiscal year 1999.

(8) COMMITMENTS AND CONTINGENCIES

     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against Ralphs and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in the retail market for fluid milk and to fix the retail price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14, and December 23, 1992, respectively. The Court has yet to certify any of these classes. A demurrer to the complaints was denied. Notwithstanding that it believes there is no merit to these cases, Ralphs had reached an agreement in principle to settle them. However, no settlement agreement has been signed. The Company does not believe that the resolution of

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

these cases will have a material adverse effect on its future financial condition. Any settlement would be subject to court approval.

     On March 25, 1991, George A. Koteen Associates, In. ("Koteen Associates") commenced an action in San Diego Superior Court alleging that Ralphs breached an alleged utility rate consulting agreement. In December 1992, a jury returned a verdict of approximately $4.9 million in favor of Koteen Associates and in March 1993, attorney's fees and certain other costs were awarded to the plaintiff. Ralphs has appealed the judgment and fully reserved in Fiscal 1992 against an adverse ruling by the appellate courts.

     In April 1994, Ralphs was served with a complaint filed by over 240 former employees at Ralphs' bakery in the Atwater district of Los Angeles (the "Bakery Plaintiffs"). The action was commenced in the United States District Court for the Central District of California, and, among other claims, the Bakery Plaintiffs alleged that Ralphs breached its collective bargaining agreement and violated the Workers Adjustment Retraining Notification Act (the "WARN Act") when it downsized and subsequently closed the bakery. In their complaint, the Bakery Plaintiffs are seeking damages for lost wages and benefits as well as punitive damages. The Bakery Plaintiffs also named Ralphs and two of its management employees in fraud, conspiracy and emotional distress causes of action. In addition, the Bakery Plaintiffs sued their union local for breach of its duty of fair representation and other alleged misconduct, including fraud and conspiracy. The defendants have answered the complaint and discovery is ongoing. Trial is set for February, 1996, and Ralphs is vigorously defending this suit. Management believes, based on its assessment of the facts, that the resolution of this case will not have a material effect on the Company's financial position or results of operations.

     In addition, Ralphs is a defendant in a number of other cases currently in litigation or potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on Ralphs' financial position or results of operations.

  Environmental Matters

     In January 1991, the California Regional Water Quality Control Board for the Los Angeles Region (the "Regional Board") requested that Ralphs conduct a subsurface characterization of Ralphs' Atwater property. This request was part of an ongoing effort by the Regional Board, in connection with the U.S. Environmental Protection Agency (the "EPA"), to identify contributors to groundwater contamination in the San Fernando Valley. Significant parts of the San Fernando Valley, including the area where Ralphs' Atwater property is located, have been designated federal Superfund sites requiring response actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, because of regional groundwater contamination. On June 18, 1991, the EPA made its own request for information concerning the Atwater property. Since that time, the Regional Board has requested further investigation by Ralphs. Ralphs has conducted the requested investigations and has reported the results to the Regional Board. Approximately 25 companies have entered into a Consent Order (EPA Docket No. 94-11) with the EPA to investigate and design a remediation system for contaminated groundwater beneath an area which includes the Atwater property. Ralphs is not a party to the Consent Order, but is cooperating with requests of the subject companies to allow installation of monitoring or recovery wells on Ralphs' property. Based upon available information, management does not believe this matter will have a material adverse effect on the Company's financial condition or results of operations.

     Ralphs has removed underground storage tanks and remediated soil contamination at the Atwater property. In some instances the removals and the contamination were associated with grocery business operations, in others they were associated with prior property users. Although the possibility of other

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

contamination from prior operations or adjacent properties exists at the Atwater property, management does not believe that the costs of remediating such contamination will be material to the Company.

     Apart from the Atwater property, the Company has recently had environmental assessments performed on a significant portion of its facilities, including warehouse and distribution facilities. The Company believes that any responsive actions required at the examined properties as a result of such assessments will not have a material adverse effect on its financial condition or results of operations.

     Ralphs has incurred approximately $4.5 million in non-recurring capital expenditures for conversion of refrigerants during 1994. Other than these expenditures, Ralphs has not incurred material capital expenditures for environmental controls during the previous three years, nor does management anticipate incurring such expenditures during the current fiscal year or the succeeding fiscal year.

     Ralphs is subject to a variety of environmental laws, rules, regulations and investigative or enforcement activities, as are other companies in the same or similar business. The Company believes it is in substantial compliance with such laws, rules and regulations. These laws, rules, regulations and agency activities change from time to time, and such changes may affect the ongoing business and operations of the Company.

(9) REDEEMABLE PREFERRED STOCK

     Ralphs' non-voting preferred stock consisted of 10,000,000 shares of authorized $.01 par value preferred stock. At February 3, 1991 and February 2, 1992, 170,000 shares of Class A Preferred Stock and 130,000 shares of Class B Preferred Stock were issued and outstanding. All of the outstanding shares of preferred stock were redeemed by Ralphs during February 1992 at their initial issuance price of $3.0 million.

(10) EQUITY APPRECIATION RIGHTS PLANS

     Effective August 26, 1988, Ralphs adopted an Equity Appreciation Plan ("1988 Plan"), whereby certain officers received equity rights representing, in aggregate, the right to receive 15% of the increase in the appraised value (as defined in the 1988 Plan) of the Ralphs' equity over an initial value of $120.0 million. The 1988 Plan was amended in January 1992 by agreement among Ralphs and the Equity Rights holders ("Amended Plan"). Ralphs accrued for the increase in equity appreciation rights over the contractually defined vesting period (fully accrued in fiscal 1991), based upon the maximum allowable contractual amount which approximated ending appraised value.

     Under the Amended Plan, all outstanding Equity Rights vested in full are no longer subject to forfeiture by the holders, except in the event a holder's employment is terminated for cause within the meaning of the Amended Plan. The appraised value of Ralphs' equity is to be determined as of May 1 each year by an investment banking company engaged for this purpose utilizing the methodology specified in the Amended Plan (which is unchanged from that specified in the 1988 Plan); however, under the Amended Plan the appraised value of Ralphs' equity for purposes of the plan may not be less than $400.0 million nor exceed $517.0 million. The amount of equity rights redeemable at any given time is defined in each holders' separate agreement. On exercise of an equity right, the holder will be entitled to receive a pro rata percentage of any such increase in appraised value. In addition, the Amended Plan provides for the possible additional further payment to the holder of each exercised Equity Right of an amount equal to the "Deferred Value" of such Equity Right as defined in the Amended Plan. Ralphs did not incur any expense under the Equity Appreciation Rights Plan in fiscal 1992, fiscal 1993 and fiscal 1994.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The amount of Equity Rights redeemable for each of the four years subsequent to fiscal 1994 are as follows:

                                                                        (DOLLARS IN
                                                                        THOUSANDS)
            1995......................................................    $ 6,669
            1996......................................................     12,389
            1997......................................................      3,636
            1998......................................................     10,150
                                                                          -------
                                                                          $32,844
                                                                          =======

(11) INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                        52 WEEKS        52 WEEKS        52 WEEKS
                                                          ENDED           ENDED           ENDED
                                                       JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                          1993            1994            1995
                                                       -----------     -----------     -----------
                                                                 (DOLLARS IN THOUSANDS)
    Current
      Federal......................................      $ 4,173        $   (2,424)      $   713
      State........................................           --             3,500         2,653
                                                         -------        ----------       -------
                                                         $ 4,173        $    1,076       $ 3,366
                                                         -------        ----------       -------
    Deferred
      Federal......................................      $    --        $ (109,125)      $(3,366)
      State........................................           --                --            --
                                                         -------        ----------       -------
                                                         $    --        $ (109,125)      $(3,366)
                                                         -------        ----------       -------
      Total income tax expense (benefit)...........      $ 4,173        $ (108,049)      $    --
                                                         =======        ==========       =======

     Income tax expense (benefit) has been classified in the accompanying statements of operations as follows:

                                                         1992         1993          1994
                                                        -------     ---------     ---------
    Earnings before extraordinary items.............    $ 8,346     $(108,049)    $      --
    Extraordinary item..............................     (4,173)           --            --
                                                        -------     ---------     ---------
    Net tax expense (benefit).......................    $ 4,173     $(108,049)    $      --
                                                        =======     =========     =========

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences between income tax expense and income taxes computed using the top marginal U.S. Federal income tax rate of 34% for Fiscal 1992 and of 35% for fiscal 1993 and fiscal 1994 applied to earnings (loss) before income taxes (including, in Fiscal 1992, the extraordinary loss of $74.8 million) were as follows:

                                                       52 WEEKS        52 WEEKS        52 WEEKS
                                                         ENDED           ENDED           ENDED
                                                      JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
                                                                (DOLLARS IN THOUSANDS)
    Amount of expected expense (benefit) computed
      using the statutory Federal rate..............   $ (24,450)      $   10,611      $  11,241
      Utilization of financial operating loss.......          --          (10,611)       (11,241)
      Amortization of excess cost over net assets
         acquired...................................       3,356               --             --
      State income taxes, net of Federal income tax
         benefit....................................          --            3,500          2,653
      Accounting limitation (recognition) of
         deferred tax benefit.......................      20,041         (109,125)        (3,366)
      Alternative minimum tax.......................       4,173              625             --
      Other, net....................................       1,053           (3,049)           713
                                                       ---------       ----------      ---------
              Total income tax expense (benefit)....   $   4,173       $ (108,049)     $      --
                                                       =========       ==========      =========

     Ralphs' deferred tax assets, recorded under SFAS 109, were comprised of the following:

                                                                    52 WEEKS        52 WEEKS
                                                                      ENDED           ENDED
                                                                   JANUARY 30,     JANUARY 29,
                                                                      1994            1995
                                                                   -----------     -----------
                                                                     (DOLLARS IN THOUSANDS)
    Deductible intangible assets...............................     $  56,000       $  43,000
    Net operating loss carryforward and tax credit.............        40,125          55,000
    Self insurance accrual.....................................        43,000          25,000
    Software basis difference and amortization.................            --              --
    Fees collected in advance..................................            --           2,600
    Property, plant and equipment basis difference and
      depreciation.............................................        21,000          16,000
    Equity appreciation rights.................................        16,000          11,000
    Favorable lease basis differences..........................        16,000          16,000
    State deferred taxes.......................................        17,000          19,000
    Other......................................................        40,000          51,103
                                                                    ---------       ---------
                                                                      249,125         238,703
      Less valuation allowance.................................      (140,000)       (126,212)
                                                                    ---------       ---------
              Total............................................     $ 109,125       $ 112,491
                                                                    =========       =========

     On October 15, 1992, Ralphs filed an election with the Internal Revenue Service under Section 338(h)(10). Under this Section, Ralphs is required to restate, for Federal tax purposes, its assets and liabilities to fair market value as of February 3, 1992. The effect of this transaction is to record a new Federal tax basis to reflect a change of control for Federal tax purposes resulting from the Internal Reorganization. No change of control for financial reporting purposes was affected.

     In August, 1993, The Omnibus Budget Reconciliation Act of 1993 (the "Act") was enacted. The Act increased the Federal income tax rate from 34 to 35 percent for filers whose taxable income exceeded $10.0 million. In the current year, the effect of the Federal income tax rate change was to increase the net

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

deferred tax assets. In addition, the Act also provided for the deductibility of certain intangibles, including costs in excess gross assets acquired.

     The Act has significantly impacted the aggregate deferred tax asset position of Ralphs at January 29, 1995. Ralphs elected to retroactively apply certain provisions of the Act related to the February 3, 1992 change of control for Federal tax purposes. As such, approximately $610.7 million in excess of cost over net assets acquired became fully deductible for Federal tax purposes. This amount is deductible over 15 years. This excess in the tax basis over the financial statement basis of excess of cost over net assets acquired aggregated $123.0 million at January 29, 1995.

     During the year ended January 30, 1994, Ralphs recorded the incremental impact of the Act on deductible temporary differences and increased its deferred income tax assets by a net amount of $109.1 million. The decision to reduce the valuation allowance was based upon several factors. Specific among them, was the Company's completion of its restructuring plan which effectively reduced estimated interest expense by approximately $9.0 as compared to the year ended January 31, 1993. In addition, the January 31, 1993 operating results were negatively effected by several charges including provisions for restructuring, legal settlements and a loss on retirement of debt all aggregating approximately $90 million on a pre-tax basis.

     Although there can be no assurance as to future taxable income, the Company believes that, based upon the above mentioned events, as well as the Company's expectation of future taxable income, it is more likely than not that the recorded deferred tax asset will be realized. In order to realize the net deferred tax asset currently recorded, Ralphs will need to generate sufficient future taxable income, assuming current tax rates, of approximately $320.0 million.

     At January 29, 1995, the Company has Federal net operating loss (NOL) carryforwards of approximately $162.0 million and Federal and state Alternative Minimum Tax Credit carryforwards of approximately $2.1 million which can be used to offset Federal taxable income and regular taxes payable, respectively. The NOL carryforwards begin expiring in 2008.

     During the past three fiscal years, the Company has generated Federal taxable losses of approximately $162.0 million versus financial pre-tax earnings of approximately $65.2 million for the same periods. These differences result principally from excess tax versus financial amortization on certain intangible assets (excess of cost over net assets acquired), as well as several other originating temporary differences.

(12) EMPLOYEE BENEFIT PLANS

     Ralphs has a defined benefit pension plan covering substantially all employees not already covered by collective bargaining agreements with at least one year of credit service (defined at 1,000 hours). Ralphs' policy is to fund pension costs at or above the minimum annual requirement.

     On February 23, 1990, the Company adopted a Supplemental Executive Retirement Plan covering certain key officers of Ralphs. The Company has purchased split dollar life insurance policies for participants under this plan. Under certain circumstances, the cash surrender value of certain split dollar life insurance policies will offset Ralphs obligations under the Supplemental Executive Retirement Plan.

     During the second quarter of 1994, the Company approved and adopted a new non-qualified retirement plan, the Ralphs Grocery Company Retirement Supplemental Plan ("Retirement Supplement Plan") effective January 1, 1994 and amended the existing Supplemental Executive Retirement Plan effective April 9, 1994. These changes to the retirement plans were made pursuant to the enactment of the 1993 Omnibus Budget Reconciliation Act.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At January 29, 1995, the Company recorded a $4.0 million additional minimum liability in offsetting intangible asset to reflect the changes in the new and amended plans.

     Under the provisions of the Retirement Supplement Plan, participants are entitled to receive benefits based on earnings over the indexed amount of $150,000.

     The following actuarially determined components were included in the net pension expense:

                                                         52 WEEKS        52 WEEKS        52 WEEKS
                                                           ENDED           ENDED           ENDED
                                                        JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                           1993            1994            1995
                                                        -----------     -----------     -----------
                                                                  (DOLLARS IN THOUSANDS)
    Service cost......................................    $ 2,076         $ 2,228         $ 2,901
    Interest cost on projected benefit obligation.....      2,471           2,838           3,821
    Actual return on assets...........................     (2,794)         (2,695)         (1,447)
    Net amortization and deferral.....................        237             (46)         (1,100)
                                                          -------         -------         -------
      Net pension expense.............................    $ 1,990         $ 2,325         $ 4,175
                                                          =======         =======         =======

     The funded status of Ralphs' pension plan, (based on December 31, 1993 and 1994 asset values), is as follows:

                                                                    JANUARY 30,     JANUARY 29,
                                                                       1994            1995
                                                                    -----------     -----------
                                                                      (DOLLARS IN THOUSANDS)
    Assets Exceed Accumulated Benefits:
    Actuarial present value of benefit obligations:
      Vested benefit obligation...................................    $29,659         $31,621
      Accumulated benefit obligation..............................     29,950          31,856
      Projected benefit obligation................................     42,690          45,246
      Plan assets at fair value...................................     32,968          38,179
                                                                      -------         -------
    Projected benefit obligation in excess of Plan Assets.........     (9,722)         (7,067)
    Unrecognized net gain.........................................      4,567           3,611
    Unrecognized prior service cost...............................     (1,778)         (1,659)
    Unrecognized net asset........................................         --              --
                                                                      -------         -------
      Accrued pension cost........................................    $(6,933)        $(5,115)
                                                                      =======         =======
    Accumulated Benefits Exceed Assets:
    Actuarial present value of benefit obligations:
      Vested benefit obligation...................................                      2,982
      Accumulated benefit obligation..............................                      2,982
      Projected benefit obligation................................                      7,102
      Plan assets at fair value...................................                         --
                                                                                      -------
    Projected benefit obligation in excess of plan assets.........                     (7,102)
    Unrecognized net gain.........................................                       (229)
    Unrecognized prior service cost...............................                      8,354
    Adjustment required to recognized minimum liability...........                     (4,005)
                                                                                      -------
      Accrued pension cost........................................                    $(2,982)
                                                                                      =======

     The accrued pension cost for accumulated benefits that exceeded assets at January 30, 1994 was immaterial to the consolidated financial statements.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Service costs for fiscal 1992 and 1993 were calculated using a discount rate of 8.5% and a rate of increase in future compensation levels of 6%. The 1994 discount rate and the rate of increase in future compensation levels were reduced to 7.75% and 5.0%, respectively, to reflect the decline in interest rates in 1994. The discount rate will be increased to 8.25% in 1995 in order to reflect the increase in the current long-term interest rate. A long-term rate of return on assets of 9% was used for fiscal 1992, 1993 and 1994.

     The pension plan assets consist primarily of common stocks, bonds, debt securities, and a money market fund. Plan benefits are based primarily on years of service and on average compensation during the last years of employment.

     Ralphs participates in multi-employer pension plans and health and welfare plans administered by various trustees for substantially all union employees. Contributions to these plans are based upon negotiated contractual rates. In both Fiscal 1992 and Fiscal 1993 the multi-employer pension plan was deemed to be overfunded based upon the collective bargaining agreement then currently in force. During Fiscal 1993 the agreement called for pension benefits which resulted in additional required expense. The UFCW health and welfare benefit plans were overfunded and those employers who contributed to these plans received a prorata share of excess reserve in these health care benefit plans through a reduction in current maintenance payments. Ralphs' share of the excess reserve was approximately $24.5 million of which $11.8 million was recognized in Fiscal 1993 and the remainder, $12.7 million, was recognized in Fiscal 1994. Since employers are required to make contributions to the benefit funds at whatever level is necessary to maintain plan benefits, there can be no assurance that plan maintenance payments will remain at current levels.

     The expense related to these plans is summarized as follows:

                                                     52 WEEKS        52 WEEKS        52 WEEKS
                                                       ENDED           ENDED           ENDED
                                                    JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                       1993            1994            1995
                                                    -----------     -----------     -----------
                                                              (DOLLARS IN THOUSANDS)
        Multi-employer pension plans..............    $ 7,973         $17,687         $ 8,897
                                                      =======         =======         =======
        Multi-employer health and welfare.........    $71,183         $45,235         $66,351
                                                      =======         =======         =======

     Ralphs maintains the Ralphs Grocery Company Savings Plan Plus--Prime and the Ralphs Grocery Savings Plan Plus -- Basic (collectively referred to as the "401(k) Plan") covering substantially all employees who are not covered by collective bargaining agreements and who have at least one year of credited service (defined at 1,000 hours). The 401(k) Plan provided for both pre-tax and after-tax contributions by participating employees. With certain limitations, participants may elect to contribute from 1% to 12% of their annual compensation on a pre-tax basis to the Plan. Ralphs has committed to match a minimum of 20% of an employee's contribution to the 401(k) Plan that do not exceed 5% of the employee's compensation. Expenses under the 401(k) Plan for fiscal 1992, 1993 and 1994 were $407,961, $431,774 and $446,826, respectively.

     Ralphs has an executive incentive compensation plan which covers approximately 39 key employees. Benefits to participants are earned based on a percentage of base compensation upon attainment of a targeted formula of earnings. Expense under this plan for fiscal 1992, 1993 and 1994 was $2.5 million, $2.6 million and $2.4 million, respectively. Ralphs has also adopted an incentive plan for certain members of management. Benefits to participants are earned based on a percentage of base compensation upon attainment of a targeted formula of earnings. Expense under this plan for fiscal 1992, 1993 and 1994 was $2.8 million, $3.0 million and $3.1 million, respectively.

     The aforementioned incentive plans may be cancelled by the Board of Directors at any time.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Ralphs sponsors a postretirement medical benefit plan (Postretirement Medical Plan) covering substantially all employees who are not members of a collective bargaining agreement and who retire under certain age and service requirements.

     The Postretirement Medical Plan is a traditional type medical plan providing outpatient, inpatient and various other covered services. Such benefits are funded from Ralphs' general assets. The calendar year deductible is $1,270 per individual, indexed to the Medical Consumer Price Index.

     The net periodic cost of the Postretirement Medical Plan includes the following components:

                                                     52 WEEKS        52 WEEKS        52 WEEKS
                                                       ENDED           ENDED           ENDED
                                                    JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                       1993            1994            1995
                                                    -----------     -----------     -----------
                                                              (DOLLARS IN THOUSANDS)
        Service cost..............................    $ 1,908         $ 1,767         $ 1,396
        Interest cost.............................      1,367           1,603           1,387
        Return on plan assets.....................         --              --              --
        Net amortization and deferral.............         --              --            (228)
                                                      -------         -------         -------
          Net postretirement benefit cost.........    $ 3,275         $ 3,370         $ 2,555

     The funded status of the postretirement benefit plan is as follows:

                                                                 52 WEEKS        52 WEEKS
                                                                   ENDED           ENDED
                                                                JANUARY 30,     JANUARY 29,
                                                                   1994            1995
                                                                -----------     -----------
                                                                   (DOLLARS IN THOUSANDS)
        Accumulated postretirement benefit obligation:
        Retirees..............................................   $   1,237       $   1,303
        Fully eligible plan participants......................         357           1,499
        Other active plan participants........................      16,062          10,289
        Plan assets at fair value.............................          --              --
                                                                 ---------       ---------
        Funded status.........................................     (17,656)        (13,091)
        Plan assets in excess of projected obligations........          --              --
        Unrecognized gain (loss)..............................       6,302          13,676
        Unrecognized prior service cost.......................          --            (358)
                                                                 ---------       ---------
        Accrued postretirement benefit obligation.............   $ (23,958)      $ (26,409)
                                                                 =========       =========

     Service cost was calculated using a medical cost trend of 10.5% for fiscal 1992. Service cost was calculated using a medical cost trend of 10.5% and a decreasing medical cost trend rate of 14%-8% for 1993 and 1994 respectively. The discount rate for 1993 was 8.5% and was reduced to 7.75% in 1994 to reflect the decline in interest rates in 1994. In 1995, the discount rate will increase to 8.25% in order to reflect the increase in the current long-term interest rate. The long-term rate of return of plan assets is not applicable as the plan is not funded.

     The effect of a one-percent increase in the medical cost trend would increase the fiscal 1994 service and interest cost to 18%. The accumulated postretirement benefit obligation at January 29, 1995 would also increase by 27%.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(13) QUARTERLY RESULTS (UNAUDITED)

     Quarterly results for fiscal 1993 and 1994 are as follows:

                                                               GROSS    OPERATING   INCOME      NET
                                                      SALES    PROFIT    INCOME      TAXES    EARNINGS
                                                     -------   ------   ---------   -------   --------
                                                                   (DOLLARS IN MILLIONS)
FY 1993 Quarters
  12 weeks ended 04/25/93.........................  $  632.4   $142.4    $  31.4    $   1.0    $  3.9
  12 weeks ended 07/18/93.........................     629.0    145.2       36.8       (1.0)     12.9
  12 weeks ended 10/10/93.........................     612.8    141.5       31.7         --       7.0
  16 weeks ended 01/30/94.........................     856.0    207.4       52.2     (108.0)    114.6
                                                    --------   ------    -------    -------    ------
          Total...................................  $2,730.2   $636.5    $ 152.1    $(108.0)   $138.4
                                                    ========   ======    =======    =======    ======
FY 1994 Quarters
  12 weeks ended 04/24/94.........................  $  616.0   $141.7    $  34.1    $    --    $  8.4
  12 weeks ended 07/17/94.........................     625.0    142.9       32.9         --       7.2
  12 weeks ended 10/09/94.........................     615.4    138.8       30.8         --       4.3
  16 weeks ended 01/29/95.........................     868.2    200.2       47.8         --      12.2
                                                    --------   ------    -------    -------    ------
          Total...................................  $2,724.6   $623.6    $ 145.6    $    --    $ 32.1
                                                    ========   ======    =======    =======    ======

(14) SUPPLEMENTAL CASH FLOW INFORMATION

                                                                 52 WEEKS      52 WEEKS      52 WEEKS
                                                                   ENDED         ENDED         ENDED
                                                                JANUARY 31,   JANUARY 30,   JANUARY 29,
                                                                   1993          1994          1995
                                                                -----------   -----------   -----------
                                                                         (DOLLARS IN THOUSANDS)
Supplemental cash flow disclosures:
  Interest paid, net of amounts capitalized...................   $118,391      $93,738       $99,067
  Income taxes paid...........................................   $  7,169      $ 2,423       $ 6,270
  Capital lease assets and obligations assumed................   $     --      $15,395       $41,131

(15) STOCK OPTION PLAN

     On February 3, 1992, 3,162,235 options for Common Stock of the Company were granted under the Ralphs Non-qualified Stock Option Plan. All options were vested, but not exercisable, on the date of the grant. Options granted to certain officers become exercisable at the rate of 20% on each September 30 of calendar years 1992 through 1996. Options granted to other officers become exercisable as to 10% of the grant on each of September 30, 1992 and 1993, 15% on each of September 30, 1994 through September 30, 1997, and 20% on September 20, 1998.

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the Ralphs Non-qualified Stock Option Plan.

                                                                       NUMBER OF     PRICE
                                                                        OPTIONS      RANGE
                                                                       ---------     ------
    Options Outstanding at January 30, 1994:
      Beginning of year.............................................   3,162,235     $20.21
      Granted.......................................................          --         --
      Exercised.....................................................          --         --
      Cancelled.....................................................          --         --
      Expired.......................................................          --         --
         End of year................................................   3,162,235     $20.21
                                                                       ---------     ------

    Exercisable at end of year......................................     811,760         --
                                                                       ---------     ------

    Available for grant at end of year..............................          --         --
                                                                       ---------     ------
    Options Outstanding at January 29, 1995:
      Beginning of year.............................................   3,162,235     $20.21
      Granted.......................................................          --         --
      Exercised.....................................................          --         --
      Cancelled.....................................................          --         --
      Expired.......................................................          --         --
         End of year................................................   3,162,235     $20.21
                                                                       ---------     ------

    Exercisable at end of year......................................   1,330,924         --
                                                                       ---------     ------

    Available for grant at end of year..............................          --         --
                                                                       ---------     ------

     The option price for outstanding options at January 29, 1995 assumes a grant date fair market value of Common Stock of the Company equal to $20.21 per share, which represents the high end of a range of estimated values of the Common Stock of the Company on February 3, 1992, the date of the grant.

(16) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value is discussed in Note 2.

     The estimated fair value of each class of financial instruments (where practical), all held for non-trading purposes, is as follows in (000s):

                                                   JANUARY 30, 1994            JANUARY 29, 1995
                                                -----------------------     -----------------------
                                                CARRYING                    CARRYING
                                                 AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                --------     ----------     --------     ----------
Long term debt................................  $998,884     $1,014,634     $967,009      $ 953,883
Interest rate swap agreements.................       n/a          1,153          n/a          1,252
Interest rate cap agreements..................       n/a            (19)         n/a           (366)

     In the fourth quarter of Fiscal 1992, Ralphs entered into an interest rate cap agreement with an effective date of November 6, 1992 and a three year maturity. The interest rate cap agreement hedges the interest rate in excess of 6.5% LIBOR on $105.0 million principal amount against increases in short-term rates. This

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

agreement satisfies interest rate protection requirements under the 1992 Credit Agreement. In addition to the interest rate cap agreement, Ralphs entered into an interest rate swap agreement on $150.0 million notional principal amount. Under the interest rate swap agreement, Ralphs is required to pay interest based on LIBOR at the end of each six month calculation period and Ralphs will receive interest payments based on LIBOR at the beginning of each six month calculation period. This interest rate swap agreement has a three-year term expiring November 6, 1995. Ralphs is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, Ralphs does not anticipate nonperformance by the counterpart.

     The following details the impact of the hedging activity on the weighted average rate for each of the last three fiscal years.

                                                                  WITH HEDGE     WITHOUT HEDGE
                                                                  ----------     -------------
    1992........................................................    10.52%           10.22%
    1993........................................................     8.96%            8.96%
    1994........................................................     9.37%            9.18%

(17) THE MERGER (UNAUDITED)

     On September 14, 1994, Food 4 Less Supermarkets, Inc. ("Food 4 Less"), Food 4 Less Holdings, Inc. ("Holdings"), and the parent company of Holdings, Food 4 Less, Inc. ("FFL"), entered into a definitive Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") with Ralphs Supermarkets, Inc. (the "Holding Company") and its stockholders. Pursuant to the terms of the Merger Agreement, Food 4 Less will be merged with and into Holding Company (the "RSI Merger") and Holding Company will continue as the surviving corporation. Food 4 Less is a multiple format supermarket operator that operates in three geographic areas: Southern California, Northern California and certain areas of the Midwest.

     Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), which is currently a wholly-owned subsidiary of Holding Company, will merge with and into Holding Company (the "RGC Merger," and together with the RSI Merger, the "Merger"), and Holding Company will change its name to Ralphs Grocery Company (the "New Company"). Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging with a newly-formed, wholly-owned subsidiary ("New Holdings"), incorporated in Delaware (the "Reincorporation Merger"). As a result of the Merger, the FFL Merger and the Reincorporation Merger, the New Company will become a wholly-owned subsidiary of New Holdings. Agreement has been reached with each of the California Attorney General and the Federal Trade Commission for approval of the Merger. Food 4 Less and Ralphs have agreed in a settlement agreement with the Attorney General to divest 27 specific stores in Southern California. Under the agreement, the Company must divest 14 stores by June 30, 1995, and the balance of 13 stores by December 31, 1995.

     In order to consummate the Merger, Food 4 Less has made an Offer to Exchange and Offer to Purchase and Solicit Consents with respect to the holders of the 9% Senior Subordinated Notes (the "Old RGC 9% Notes") due April 1, 2003 of Ralphs and the 10 1/4% Senior Subordinated Notes due July 15, 2002 of RGC (the "Old RGC 10 1/4% Notes," and together with the Old RGC 9% Notes, the "Old RGC Notes") (i) to exchange (as so amended and restated, the "Exchange Offers") such Old RGC Notes for New Senior Subordinated Notes due 2005 (the "New Notes") plus a cash payment of $20.00 in cash for each $1,000 principal amount of Old RGC Notes tendered for exchange or (ii) to purchase (the "Cash Offers," and together with the Exchange Offers, the "Offers") Old RGC Notes for $1,010 in cash per $1,000 principal amount of Old RGC Notes accepted for purchase, in each case, plus accrued and unpaid interest to the date of exchange or purchase. The Offers are subject to the terms and conditions set forth in an Amended and

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Restated Prospectus and Solicitation Statement, filed by Food 4 Less with the Securities and Exchange Commission and which is subject to further change (the "Prospectus"), including: (1) satisfaction of a minimum tender amount (i.e., at least a majority of the aggregate principal amount of the outstanding Old RGC Notes being validly tendered for exchange for New Notes and not withdrawn pursuant to the Offers prior to the date of expiration); (2) the receipt of the requisite consents to certain amendments to the indentures (the "Indentures") under which the Old RGC Notes were issued (i.e., consents from holders of Old RGC Notes representing at least a majority in aggregate principal amount of each issue of Old RGC Notes held by persons other than Ralphs and its affiliates) on or prior to the date of expiration; (3) the satisfaction or waiver, in Food 4 Less' sole discretion, of all conditions precedent to the Merger; (4) the prior or contemporaneous consummation of other exchange offers, consent solicitations and public offerings contemplated by the Prospectus; and (5) the prior or contemporaneous consummation of the bank financing and the equity investment described in the Prospectus. As a result of the RSI Merger and the RGC Merger, the New Notes and any outstanding Old RGC Notes not tendered in the Offers will be the obligations of the New Company.

     Conditions to the consummation of the RSI Merger include the receipt of necessary consents and the completion of financing of the transaction. The purchase price for Holding Company is approximately $1.5 billion, including the assumption or repayment of debt. The consideration payable to the stockholders of Holding Company consists of $375 million in cash, $131.5 million principal amount of 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 to be issued to the selling shareholders of Holding Company (the "Seller Debentures") by New Holdings and $18.5 million initial accreted value of 13 5/8% Senior Discount Debentures due 2005 (the "New Discount Debentures"). New Holdings will use $100 million of the cash received from a new equity investment (the "New Equity Investment"), together with the Seller Debentures and the New Discount Debentures, to acquire approximately 48% of the capital stock of Holding Company immediately prior to consummation of the RSI Merger. New Holdings will then contribute the $250 million of purchased shares of Holding Company stock to Food 4 Less, and pursuant to the RSI Merger the remaining shares of Holding Company stock will be acquired for $275 million in cash.

     Standard & Poor's has publicly announced that, upon consummation of the Merger, it intends to assign a new rating to the Old RGC Notes. Such new rating assignment, if implemented, would constitute a Rating Decline pursuant to the Indentures. The consummation of the Merger and the resulting change in composition of the Board of Directors of RGC, together with the anticipated Rating Decline, would constitute a Change of Control Triggering Event under the Indentures. Although RGC does not anticipate that there will be a significant amount of Old RGC Notes outstanding following consummation of the Exchange Offers, upon such a Change of Control Triggering Event, the New Company would be obligated to make the Change of Control Offer following the Merger for all outstanding Old RGC Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

     Due to the increased size, dual format strategy and integration related costs, after giving effect to or in connection with the Merger, RGC believes that its future operating results will not be directly comparable to the historical operating results of RGC. Upon consummation of the Merger, the operations and activities of RGC will be significantly impacted due to conversions of some existing stores to Food 4 Less warehouse stores as well as the consolidation of various operating functions and departments. This consolidation is expected to result in a restructuring charge for the New Company. The restructuring charge may be material in relation to the stockholders' equity and financial position of RGC and the New Company.

     Following the consummation of the Merger, the New Company will be highly leveraged.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Shareholders of Food 4 Less Holdings, Inc.:

     We have audited the accompanying consolidated balance sheets of Food 4 Less Holdings, Inc. (a California corporation) and subsidiaries (the Company) as of June 26, 1993, June 25, 1994 and January 29, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Food 4 Less Holdings, Inc. and subsidiaries as of June 26, 1993, June 25, 1994 and January 29, 1995, and the results of their operations and their cash flows for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
May 18, 1995

                           FOOD 4 LESS HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                            JUNE 26,     JUNE 25,     JANUARY 29,
                                                              1993         1994          1995
                                                            --------     --------     -----------
CURRENT ASSETS:
  Cash and cash equivalents...............................  $ 25,089     $ 32,996      $   19,560
  Trade receivables, less allowances of $1,919, $1,386 and
     $1,192 at June 26, 1993, June 25, 1994 and January
     29, 1995, respectively...............................    22,048       25,039          23,377
  Notes and other receivables.............................     1,278        1,312           3,985
  Inventories.............................................   191,467      212,892         224,686
  Patronage receivables from suppliers....................     2,680        2,875           5,173
  Prepaid expenses and other..............................     6,011        6,323          13,051
                                                            --------     --------      ----------
          Total current assets............................   248,573      281,437         289,832

INVESTMENTS IN AND NOTES RECEIVABLE FROM SUPPLIER
  COOPERATIVES:
  A.W.G...................................................     6,693        6,718           6,718
  Certified and Other.....................................     6,657        5,984           5,686

PROPERTY AND EQUIPMENT:
  Land....................................................    23,912       23,488          23,488
  Buildings...............................................    12,827       12,827          24,172
  Leasehold improvements..................................    81,049       97,673         110,020
  Store equipment and fixtures............................   129,178      148,249         157,607
  Transportation equipment................................    31,758       32,259          32,409
  Construction in progress................................       757       12,641           8,042
  Leased property under capital leases....................    77,553       78,222          82,526
  Leasehold interests.....................................    93,863       93,464          96,556
                                                            --------     --------      ----------
                                                             450,897      498,823         534,820
  Less: Accumulated depreciation and amortization.........    96,948      134,089         154,382
                                                            --------     --------      ----------
     Net property and equipment...........................   353,949      364,734         380,438

OTHER ASSETS:
  Deferred financing costs, less accumulated amortization
     of $11,611, $17,083 and $20,496 at June 26, 1993,
     June 25, 1994 and January 29, 1995, respectively.....    33,778       28,536          25,469
  Goodwill, less accumulated amortization of $26,254,
     $33,945 and $38,560 at June 26, 1993, June 25, 1994
     and January 29, 1995, respectively...................   280,895      267,884         263,112
  Other, net..............................................    27,295       24,787          29,440
                                                            --------     --------      ----------
                                                            $957,840     $980,080      $1,000,695
                                                            ========     ========      ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


                                                            JUNE 26,     JUNE 25,     JANUARY 29,
                                                              1993         1994          1995
                                                            --------     --------     -----------
CURRENT LIABILITIES:
  Accounts payable........................................  $140,468     $180,708      $  190,455
  Accrued payroll and related liabilities.................    40,319       42,805          42,007
  Accrued interest........................................     5,293        5,474          10,730
  Other accrued liabilities...............................    40,467       53,910          65,279
  Income taxes payable....................................     2,053        2,000             293
  Current portion of self-insurance liabilities...........    23,552       29,492          28,616
  Current portion of long-term debt.......................    12,778       18,314          22,263
  Current portion of obligations under capital leases.....     2,865        3,616           4,965
                                                            --------     --------      ----------
          Total current liabilities.......................   267,795      336,319         364,608
LONG-TERM DEBT............................................   335,576      310,944         320,901
OBLIGATIONS UNDER CAPITAL LEASES..........................    41,864       39,998          40,675
SENIOR SUBORDINATED DEBT..................................   145,000      145,000         145,000
SENIOR HOLDINGS DISCOUNT NOTES............................    50,230       58,997          65,136
DEFERRED INCOME TAXES.....................................    22,429       14,740          17,534
SELF-INSURANCE LIABILITIES AND OTHER......................    72,313       64,058          54,174
COMMITMENTS AND CONTINGENCIES.............................        --           --              --

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $.01 par value, 1,600,000 shares
     authorized and 1,385,265, 1,381,782 and 1,386,169
     shares issued at June 26, 1993, June 25, 1994 and
     January 29, 1995, respectively.......................        14           14              14
  Additional paid-in capital..............................   106,452      105,182         105,580
  Notes receivable from shareholders......................      (714)        (586)           (702)
  Retained deficit........................................   (83,119)     (94,586)       (112,225)
                                                            --------     --------      ----------
          Total shareholders' equity (deficit)............    22,633       10,024          (7,333)
                                                            --------     --------      ----------
                                                            $957,840     $980,080      $1,000,695
                                                            ========     ========      ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                           FOOD 4 LESS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                               FIFTY-TWO     FIFTY-TWO     FIFTY-TWO    THIRTY-TWO    THIRTY-ONE
                                              WEEKS ENDED   WEEKS ENDED   WEEKS ENDED   WEEKS ENDED   WEEKS ENDED
                                               JUNE 27,      JUNE 26,      JUNE 25,     FEBRUARY 5,   JANUARY 29,
                                                 1992          1993          1994          1994          1995
                                              -----------   -----------   -----------   -----------   -----------
                                                                                        (UNAUDITED)
SALES.......................................  $2,913,493    $2,742,027    $2,585,160    $1,616,720    $1,556,522
COST OF SALES (including purchases from
  related parties of $277,812, $204,028,
  $175,929, $108,264 (unaudited) and
  $104,407 for the 52 weeks ended June 27,
  1992, June 26, 1993, and June 25, 1994,
  the 32 weeks ended February 5, 1994 and
  the 31 weeks ended January 29, 1995,
  respectively).............................   2,392,655     2,257,835     2,115,842     1,317,216     1,294,147
                                              ----------    ----------    ----------    ----------    ----------
GROSS PROFIT................................     520,838       484,192       469,318       299,504       262,375
SELLING, GENERAL, ADMINISTRATIVE AND OTHER,
  NET.......................................     469,751       434,908       388,836       252,313       222,359
AMORTIZATION OF EXCESS COSTS OVER NET ASSETS
  ACQUIRED..................................       7,795         7,571         7,691         4,723         4,615
RESTRUCTURING CHARGE........................          --            --            --            --         5,134
                                              ----------    ----------    ----------    ----------    ----------
OPERATING INCOME............................      43,292        41,713        72,791        42,468        30,267
INTEREST EXPENSE:
  Interest expense, excluding amortization
     of deferred financing costs............      63,907        68,713        71,545        44,195        44,948
  Amortization of deferred financing
     costs..................................       6,304         4,901         5,472         3,368         3,413
                                              ----------    ----------    ----------    ----------    ----------
                                                  70,211        73,614        77,017        47,563        48,361
LOSS (GAIN) ON DISPOSAL OF ASSETS...........      (1,364)       (2,083)           37            60          (455)
PROVISION FOR EARTHQUAKE LOSSES.............          --            --         4,504            --            --
                                              ----------    ----------    ----------    ----------    ----------
LOSS BEFORE PROVISION FOR INCOME TAXES AND
  EXTRAORDINARY CHARGES.....................     (25,555)      (29,818)       (8,767)       (5,155)      (17,639)
PROVISION FOR INCOME TAXES..................       3,441         1,427         2,700         1,000            --
                                              ----------    ----------    ----------    ----------    ----------
LOSS BEFORE EXTRAORDINARY CHARGES...........     (28,996)      (31,245)      (11,467)       (6,155)      (17,639)
EXTRAORDINARY CHARGES:
  Loss on extinguishment of debt, net of
     income tax benefit of $2,484...........       6,716            --            --            --            --
  Gain on partially depreciated assets
     replaced by insurance companies, net of
     income tax expense of $702.............      (1,898)           --            --            --            --
                                              ----------    ----------    ----------    ----------    ----------
NET LOSS....................................  $  (33,814)   $  (31,245)   $  (11,467)   $   (6,155)   $  (17,639)
                                              ==========    ==========    ==========    ==========    ==========
LOSS PER COMMON SHARE:
  Loss before extraordinary charges.........  $   (20.74)   $   (22.43)   $    (8.29)   $    (4.45)   $   (12.75)
  Extraordinary charges.....................       (3.45)           --            --            --            --
                                              ----------    ----------    ----------    ----------    ----------
  Net loss..................................  $   (24.19)   $   (22.43)   $    (8.29)   $    (4.45)   $   (12.75)
                                              ==========    ==========    ==========    ==========    ==========
  Average Number of Common Shares
     Outstanding............................   1,397,939     1,393,289     1,382,710     1,383,054     1,383,307
                                              ==========    ==========    ==========    ==========    ==========

 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                            FIFTY-TWO     FIFTY-TWO     FIFTY-TWO    THIRTY-TWO    THIRTY-ONE
                                           WEEKS ENDED   WEEKS ENDED   WEEKS ENDED   WEEKS ENDED   WEEKS ENDED
                                            JUNE 27,      JUNE 26,      JUNE 25,     FEBRUARY 5,   JANUARY 29,
                                              1992          1993          1994          1994          1995
                                           -----------   -----------   -----------   -----------   -----------
                                                                                     (UNAUDITED)
CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES:
  Cash received from customers...........  $ 2,913,493   $ 2,742,027   $ 2,585,160   $ 1,616,720   $ 1,556,522
  Cash paid to suppliers and employees...   (2,752,442)   (2,711,779)   (2,441,353)   (1,561,092)   (1,507,523)
  Interest paid..........................      (56,234)      (58,807)      (56,762)      (29,743)      (33,553)
  Income taxes (paid) refunded...........       (4,665)        2,971          (247)        1,652         1,087
  Interest received......................        1,266           993           903           544           867
  Other, net.............................        4,734         8,093           121         2,108           221
                                           -----------   -----------   -----------   -----------   -----------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES.............................      106,152       (16,502)       87,822        30,189        17,621
CASH PROVIDED (USED) BY INVESTING
  ACTIVITIES:
  Proceeds from sale of property and
     equipment...........................       17,395        15,685        11,953        12,337         7,199
  Payment for purchase of property and
     equipment...........................      (60,263)      (53,467)      (57,471)      (29,090)      (49,023)
  Business acquisition costs, net of cash
     acquired............................      (27,563)           --       (11,050)           --            --
  Receivable received from seller of
     business acquired...................       12,259            --            --            --            --
  Other, net.............................       (4,754)          (18)          813           718          (797)
                                           -----------   -----------   -----------   -----------   -----------
NET CASH USED BY INVESTING ACTIVITIES....      (62,926)      (37,800)      (55,755)      (16,035)      (42,621)


CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES:
  Proceeds from issuance of long-term
     debt................................      177,500        26,557            28            28            --
  Net increase (decrease) in revolving
     loan................................      (23,900)        4,900        (4,900)          600        27,300
  Payments of long-term debt.............     (184,389)      (14,319)      (14,224)      (10,571)      (13,394)
  Proceeds from the issuance of preferred
     stock...............................           --        46,348            --            --            --
  Proceeds from issuance of common stock,
     net.................................          341         3,652            --            --           269
  Purchase of common stock, net..........         (313)         (545)       (1,192)         (726)          (57)
  Payments of capital lease obligation...       (2,814)       (2,840)       (3,693)       (1,791)       (2,278)
  Deferred financing costs and other.....       (6,656)       (8,839)         (179)         (161)         (276)
                                           -----------   -----------   -----------   -----------   -----------
NET CASH PROVIDED (USED) BY FINANCING
  ACTIVITIES.............................      (40,231)       54,914       (24,160)      (12,621)       11,564
                                           -----------   -----------   -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................        2,995           612         7,907         1,533       (13,436)
CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD.................       21,482        24,477        25,089        25,089        32,996
                                           -----------   -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD.......................  $    24,477   $    25,089   $    32,996   $    26,622   $    19,560
                                           ===========   ===========   ===========   ===========   ===========


 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.

                             (DOLLARS IN THOUSANDS)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS




                                              FIFTY-TWO      FIFTY-TWO      FIFTY-TWO     THIRTY-TWO    THIRTY-ONE
                                             WEEKS ENDED    WEEKS ENDED    WEEKS ENDED    WEEKS ENDED   WEEKS ENDED
                                               JUNE 27,       JUNE 26,       JUNE 25,     FEBRUARY 5,   JANUARY 29,
                                                 1992           1993           1994          1994          1995
                                             ------------   ------------   ------------   -----------   -----------
                                                                                          (UNAUDITED)
RECONCILIATION OF NET LOSS TO NET CASH
  PROVIDED (USED) BY OPERATING ACTIVITIES:
  Net loss.................................    $(33,814)      $(31,245)      $(11,467)      $(6,155)     $ (17,639)
  Adjustments to reconcile net loss to net
     cash provided (used) by operating
     activities:
     Depreciation and amortization.........      61,181         62,541         62,555        38,123         40,036
     Accretion of Holdings Discount
       Notes...............................          --          3,882          8,767         5,395          6,139
     Restructuring charge..................          --             --             --            --          5,134
     Extraordinary charge..................       4,818             --             --            --             --
     Loss (gain) on sale of assets.........      (1,364)        (4,613)            65            60           (455)
     Equity loss on investments in supplier
       cooperative.........................         472            207             --            --             --
     Change in assets and liabilities, net
       of effects from acquisition of
       businesses:
       Accounts and notes receivable.......      (7,688)        17,145         (3,220)       (2,139)        (3,398)
       Inventories.........................         202         17,697        (17,125)      (10,254)       (11,794)
       Prepaid expenses and other..........      (2,834)        (6,163)        (5,717)       (6,701)       (11,239)
       Accounts payable and accrued
          liabilities......................      71,369        (83,286)        55,301         5,614         18,715
       Self-insurance liabilities..........      15,034          2,935         (3,790)        3,594         (8,965)
       Deferred income taxes...............       2,033          4,004          2,506         1,714          2,794
       Income taxes payable................      (3,257)           394            (53)          938         (1,707)
                                               --------       --------       --------       -------      ---------
     Total adjustments.....................     139,966         14,743         99,289        36,344         35,260
                                               --------       --------       --------       -------      ---------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES...............................    $106,152       $(16,502)      $ 87,822       $30,189      $  17,621
                                               ========       ========       ========       =======      =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Purchase of property and equipment
     through issuance of capital lease
     obligation............................          --             --       $  2,575            --      $   4,304
                                               ========       ========       ========       =======      =========
  Reduction of goodwill and deferred income
     taxes.................................          --             --       $  9,896            --             --
                                               ========       ========       ========       =======      =========
  Acquisition of businesses:
     Fair value of assets acquired.........          --             --       $ 11,241            --             --
     Net cash paid in acquisition..........          --             --        (11,050)           --             --
                                               --------       --------       --------       -------      ---------
     Liabilities assumed...................          --             --       $    191            --             --
                                               ========       ========       ========       =======      =========
  Final purchase price allocation for the
     Alpha Beta Acquisition:
     Property and equipment valuation
       adjustment..........................    $ 44,231             --             --            --             --
                                               ========       ========       ========       =======      =========
     Additional acquisition liabilities....    $ 14,305             --             --            --             --
                                               ========       ========       ========       =======      =========
     Deferred tax benefit..................    $ 12,800             --             --            --             --
                                               ========       ========       ========       =======      =========


 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.


           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                         COMMON STOCK      TREASURY STOCK
                                      ------------------   ---------------                TOTAL                  SHARE-
                                       NUMBER              NUMBER             SHARE-      ADD'L                 HOLDERS'
                                         OF                  OF              HOLDERS'    PAID-IN    RETAINED     EQUITY
                                       SHARES     AMOUNT   SHARES   AMOUNT     NOTES     CAPITAL    (DEFICIT)   (DEFICIT)
                                      ---------   ------   ------   ------   ---------   --------   ---------   ---------
BALANCES AT JUNE 29, 1991............ 1,396,878     $14    (1,250)  $ (125)    $(930)    $103,658   $ (18,060)  $  84,557
  Net loss...........................        --      --       --        --        --           --     (33,814)    (33,814)
  Issuance of Common Stock...........     1,636      --       --        --      (190)         341          --         151
  Purchase of Treasury Stock.........        --      --    (3,947)    (463)      131           --          --        (332)
  Sale of Treasury Stock.............        --      --     1,560      159       (50)          --          --         109
  Payments of Shareholders' Notes....        --      --        --       --       100           --          --         100
                                      ---------     ---    ------   ------     -----     --------   ---------   ---------
BALANCES AT JUNE 27, 1992............ 1,398,514      14    (3,637)    (429)     (939)     103,999     (51,874)     50,771
  Net loss...........................        --      --        --       --        --           --     (31,245)    (31,245)
  Issuance of Common Stock
     Warrants........................        --      --        --       --        --        3,652          --       3,652
  Purchase of Treasury Stock.........        --      --    (9,612)    (770)      225           --          --        (545)
  Elimination of Treasury Stock......   (13,249)     --    13,249    1,199        --       (1,199)         --          --
                                      ---------     ---    ------   ------     -----     --------   ---------   ---------
BALANCES AT JUNE 26, 1993............ 1,385,265      14        --       --      (714)     106,452     (83,119)     22,633
  Net loss...........................        --      --        --       --        --           --     (11,467)    (11,467)
  Purchase of Common Stock...........    (3,483)     --        --       --        78       (1,270)         --      (1,192)
  Payments of Shareholders' Notes....        --      --        --       --        50           --          --          50
                                      ---------     ---    ------   ------     -----     --------   ---------   ---------
BALANCES AT JUNE 25, 1994............ 1,381,782      14        --       --      (586)     105,182     (94,586)     10,024
  Net loss...........................        --      --        --       --        --           --     (17,639)    (17,639)
  Issuance of Common Stock...........     5,504      --        --       --      (191)         460          --         269
  Purchase of Common Stock...........    (1,117)     --        --       --         5          (62)         --         (57)
  Payment of Shareholders' Notes.....        --      --        --       --        70           --          --          70
                                      ---------     ---    ------   ------     -----     --------   ---------   ---------
BALANCES AT JANUARY 29, 1995......... 1,386,169     $14        --   $   --     $(702)    $105,580   $(112,225)  $  (7,333)
                                      =========     ===    ======   ======     =====     ========   =========   =========


 The accompanying notes are an integral part of these consolidated statements.

                           FOOD 4 LESS HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND ACQUISITIONS

     Food 4 Less Holdings, Inc. ("Holdings" or together with its subsidiaries, the "Company"), a majority-owned subsidiary of Food 4 Less, Inc. ("FFL"), was formed on December 8, 1992 for the purpose of issuing Senior Discount Notes (the "Holdings Discount Notes") in a principal amount sufficient to yield gross proceeds of approximately $50.0 million, together with Common Stock Purchase Warrants (the "Warrants") in a private placement offering. FFL is a holding company with no operations or activities and its only asset is its investment in Holdings. In conjunction with the offering of the Holdings Discount Notes and Warrants, the stockholders of Food 4 Less Supermarkets, Inc. (together with its subsidiaries, "Supermarkets") exchanged their common stock in Supermarkets for common stock in Holdings, and Supermarkets became a 100%-owned subsidiary of Holdings. Supermarkets is a multiple format supermarket operator that tailors its retail strategy to the particular needs of the individual communities it serves. It operates in three geographic areas: Southern California, Northern California and certain areas of the Midwest. Supermarkets has three first-tier subsidiaries: Cala Co. ("Cala"), Falley's, Inc. ("Falley's") and Food 4 Less of Southern California, Inc. ("F4L-SoCal"), formerly known as Breco Holding Company, Inc. ("BHC"). Cala Foods, Inc. ("Cala Foods") and Bell Markets, Inc. ("Bell") are subsidiaries of Cala, and Alpha Beta Company ("Alpha Beta") is a subsidiary of F4L-SoCal.

  (a) Acquisitions

     On March 29, 1994, the Company purchased certain operating assets formerly owned by Food Barn Stores, Inc. (the "Food Barn Stores") from Associated Wholesale Grocers, Inc. ("AWG") (the "Food Barn Acquisition") for $11,241,000 (including acquisition costs of $180,000). The financial statements reflect the preliminary allocation of the purchase price as the purchase price allocation has not been finalized. The effect of the acquisition was not material to the Company's financial position and results of operations. Falley's has agreed to purchase merchandise (as defined) for the Food Barn Stores from AWG through March 24, 2001. Falley's has pledged its patronage dividends and notes receivable from AWG as security under this supply agreement.

     On June 17, 1991, Supermarkets acquired all of the common stock of Alpha Beta for $270,513,000 (including acquisition costs of $41,477,000) in a transaction accounted for as a purchase.

     In January 1990, Supermarkets purchased certain operating assets of ABC Market Corp. ("ABC") for $14,675,000, plus approximately $1,000,000 in fees and expenses.

     On June 30, 1989, Supermarkets acquired Bell for approximately $13,700,000, which includes $8,000,000 of notes and the assumption of Bell's long-term debt. The transaction was accounted for as a purchase. Certified Grocers of California, Ltd. ("Certified") has guaranteed up to $4,000,000 of notes issued by the Company to the seller in connection with the purchase and the performance of a lease.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Business

     Holdings is a nonoperating holding company formed for the purpose of issuing the Holdings Discount Notes and the Warrants.

     The Company is engaged primarily in the operation of retail supermarkets.

  (b) Basis of Presentation

     Principles of Consolidation. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The results of operations of Alpha Beta, F4L-SoCal

                           FOOD 4 LESS HOLDINGS, INC.

(BHC), Bell, ABC and the Food Barn Stores have been excluded from the consolidated financial statements prior to their respective acquisition dates. The excess of the purchase price over the fair value of the net assets acquired is classified as goodwill. All intercompany transactions have been eliminated in consolidation.

  (c) Fiscal Years

     In anticipation of the Merger (as defined in Note 13 -- "Ralphs Merger"), and in order to align the Company's fiscal year end with the fiscal year end of RSI (as defined in Note 13 -- "Ralphs Merger"), the Company, together with its subsidiaries, changed its fiscal year end from the 52 or 53-week period which ends on the last Saturday in June to the 52 or 53-week period which ends on the Sunday closest to January 31, resulting in a 31-week transition period ended January 29, 1995. As a result of the fiscal year end change, the 52-week period ended June 27, 1992 is referred to as fiscal year 1992, the 52-week period ended June 26, 1993 is referred to as fiscal year 1993, the 52-week period ended June 25, 1994 is referred to as fiscal year 1994, the 32-week period ended February 5, 1994 is referred to as the 1994 transition period, and the 31-week period ended January 29, 1995 is referred to as the 1995 transition period. In addition, information presented below concerning subsequent fiscal years starts with fiscal year 1995, which will cover the 52 weeks ended January 28, 1996, and will proceed sequentially forward.

  (d) Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  (e) Inventories

     Inventories, which consist of grocery products, are stated at the lower of cost or market. Cost has been principally determined using the last-in, first-out ("LIFO") method. If inventories had been valued using the first-in, first-out ("FIFO") method, inventories would have been higher by $13,103,000, $13,802,000 and $16,531,000 at June 26, 1993, June 25, 1994 and January 29,
1995, respectively, and gross profit and operating income would have been greater by $3,554,000, $4,441,000, $699,000, $2,565,000 (unaudited) and
$2,729,000 for the 52 weeks ended June 27, 1992, June 26, 1993, and June 25, 1994, the 32 weeks ended February 5, 1994, and the 31 weeks ended January 29, 1995, respectively.

  (f) Pre-opening Costs

     The costs associated with opening new stores are deferred and amortized over one year following the opening of each new store.

  (g) Closed Store Reserves

     When a store is closed, the Company provides a reserve for the net book value of any store assets, net of salvage value, and the net present value of the remaining lease obligation, net of sublease income. For the 52 weeks ended June 27, 1992, June 26, 1993, and June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, utilization of this reserve was $4.0 million, $2.4 million, $1.1 million, $579,000 (unaudited) and $573,000, respectively.

  (h) Investments in Supplier Cooperatives

     The investment in Certified is accounted for on the cost method. There are certain restrictions on the sale of this investment.

                           FOOD 4 LESS HOLDINGS, INC.

  (i) Investment in Food 4 Less of Modesto, Inc.

     During the 52 weeks ended June 26, 1993, the Company sold its 20% investment in Food 4 Less of Modesto, Inc. ("Modesto") for gross proceeds of $4.5 million, which included a $1.5 million note receivable, resulting in a gain of $2.5 million. The Company previously accounted for this investment using the cost method.

  (j) Property and Equipment

     Property and equipment are stated at cost and are depreciated principally using the straight-line method over the following estimated useful lives:

            Buildings and improvements..................  5-40 years
            Equipment and fixtures......................  3-10 years
            Property under capital leases and leasehold
              interests.................................  3-45 years   (lease term)

  (k) Deferred Financing Costs

     Costs incurred in connection with the issuance of debt are amortized over the term of the related debt using the effective interest method.

  (l) Goodwill and Covenants Not to Compete

     The excess of the purchase price over the fair value of the net assets of businesses acquired is amortized on a straight-line basis over 40 years beginning at the date of acquisition. Current and undiscounted future operating cash flows are compared to current and undiscounted future goodwill amortization to determine if an impairment of goodwill has occurred and is continuing. As of January 29, 1995, no impairment existed.

     Covenants not to compete, which are included in Other Assets, are amortized on a straight-line basis over the term of the covenant.

  (m) Income Taxes

     On June 27, 1993, the Company prospectively adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Company used the SFAS 96 asset and liability approach that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts.

     Under SFAS 109, the Company recognizes to a greater degree the future tax benefits of expenses which have been recognized in the financial statements.

     The implementation of SFAS No. 109 did not have a material effect on the accompanying consolidated financial statements.

  (n) Notes Receivable from Shareholders

     Notes receivable from shareholders represent loans to employees of the Company for purchases of the Company's stock. The notes are due over various periods, bear interest at the prime rate, and are secured by each shareholder's shares of common stock.

                           FOOD 4 LESS HOLDINGS, INC.

  (o) Self-Insurance

     Certain of the Company's subsidiaries are self-insured for a portion of workers' compensation, general liability and automobile accident claims. The Company establishes reserves based on an independent actuary's review of claims filed and an estimate of claims incurred but not yet filed.

  (p) Discounts and Promotional Allowances

     Promotional allowances and vendor discounts are recorded as a reduction of cost of sales in the accompanying consolidated statements of operations. Allowance proceeds received in advance are deferred and recognized over the period earned.

  (q) Provision for Earthquake Losses

     On January 17, 1994, Southern California was struck by a major earthquake which resulted in the temporary closing of 31 of the Company's stores. The closures were caused primarily by loss of electricity, water, inventory, or structural damage. All but one of the closed stores reopened within a week of the earthquake. The final closed store reopened on March 24, 1994. The Company is insured against earthquake losses (including business interruption), subject to certain deductibles. The pre-tax financial impact, net of insurance claims, was approximately $4.5 million. At June 25, 1994, the Company had received all expected insurance proceeds related to this claim.

  (r) Extraordinary Items

     For the 52 weeks ended June 27, 1992, the Company classified the write-off of deferred financing costs associated with the early extinguishment of debt as an extraordinary item. For the 52 weeks ended June 27, 1992, the Company also classified the difference between the net book value and replacement cost of property and equipment destroyed during the April 1992 civil unrest in Los Angeles and replaced by insurance companies as an extraordinary item. Proceeds received from insurance companies for business interruption related to the civil unrest are included as a component of selling, general, administrative and other expenses.

  (s) Loss Per Common Share

     Loss per common share is computed based on the weighted average number of shares outstanding during the applicable period. Fully diluted loss per share has been omitted as it is anti-dilutive for all periods presented.

  (t) Reclassifications

     Certain prior period amounts in the consolidated financial statements have been reclassified to conform to the January 29, 1995 presentation.

                           FOOD 4 LESS HOLDINGS, INC.

(3) LONG-TERM DEBT AND SENIOR SUBORDINATED DEBT

     Long-Term Debt

     The Company's long-term debt is summarized as follows:

                                                   JUNE 26,        JUNE 25,      JANUARY 29,
                                                     1993            1994            1995
                                                 ------------    ------------    ------------
    Bank Term Loan, principal due quarterly
      through January 1999, with interest
      payable monthly in arrears...............  $148,478,000    $137,064,000    $125,732,000
    10.45 percent Senior Notes principal due
      2000 with interest payable semi-annually
      in arrears...............................   175,000,000     175,000,000     175,000,000
    15.25 percent Senior Holdings Discount
      Notes due 2004; after December 15, 1997,
      interest payable semi-annually in
      arrears..................................    50,230,000      58,997,000      65,136,000
    Revolving Loan.............................     4,900,000              --      27,300,000
    10.625 percent first real estate mortgage
      due 1998, $12,000 of principal plus
      interest payable monthly secured by land
      and building with a net book value of
      $2,104,000...............................     1,558,000       1,521,000       1,498,000
    9.2 to 9.25 percent notes payable,
      collateralized by equipment, due
      September 1994, $67,000 of principal plus
      interest payable monthly, plus balloon
      payment of $992,000......................     1,772,000       1,103,000              --
    10.8 percent notes payable, collateralized
      by equipment, due September 1995, $72,000
      of principal plus interest payable
      monthly, plus balloon payment of
      $1,004,000...............................     2,447,000       1,819,000       1,420,000
    10.0 percent secured promissory note,
      collateralized by the stock of Bell, due
      1996, interest payable quarterly through
      June 1996................................     8,000,000       8,000,000       8,000,000
    10.08 percent notes payable, collateralized
      by equipment, due November 1996, $34,000
      of principal plus interest payable
      monthly, plus balloon payment of
      $493,000.................................     1,515,000       1,242,000       1,070,000
    10.15 percent notes payable, collateralized
      by equipment, due December 1996, $45,000
      of principal and interest payable
      monthly, plus balloon payment of
      $640,000.................................     1,994,000       1,675,000       1,422,000
    10.0 percent real estate mortgage due 2000,
      $8,000 of principal and interest payable
      monthly..................................       474,000         419,000         392,000
    Other long-term debt.......................     2,216,000       1,415,000       1,330,000
                                                 ------------    ------------    ------------
                                                  398,584,000     388,255,000     408,300,000
    Less -- current portion....................    12,778,000      18,314,000      22,263,000
                                                 ------------    ------------    ------------
                                                 $385,806,000    $369,941,000    $386,037,000
                                                 ============    ============    ============

     In June 1991, Supermarkets and certain of its subsidiaries entered into a Credit Agreement (the "Credit Agreement") with certain banks, comprised of a $315,000,000 Term Loan (the "Bank Term Loan") facility, a $70,000,000 Revolving Loan (the "Revolving Loan") facility and a $55,000,000 standby letter of credit facility (the "Letter of Credit Facility"). At January 29, 1995, $125.7 million was outstanding under the Bank Term Loan, $27.3 million was outstanding under the Revolving Loan and $48.6 million of standby letters of credit had been issued on behalf of the Company. A commitment fee of 1/2 of 1 percent is charged on the average daily unused portion of the Revolving Loan and the Letter of Credit Facility; such commitment fees

                           FOOD 4 LESS HOLDINGS, INC.

are due quarterly in arrears. Interest on borrowings under the Bank Term Loan is at the bank's Base Rate (as defined) plus 1.25 percent or the Eurodollar Rate (as defined) plus 2.5 percent. At January 29, 1995, the weighted average interest rate on the Bank Term Loan was 8.3 percent. Quarterly principal installments on the Bank Term Loan continue to December 1998, with $19,829,000 payable in fiscal year 1995, $22,661,000 payable in fiscal year 1996, $33,792,000 payable in fiscal year 1997 and $49,450,000 payable in fiscal year 1998. Interest on borrowings under the Revolving Loan is at the bank's Base Rate (as defined) plus 1.25 percent. At January 29, 1995, the interest rate on the Revolving Loan was 9.75 percent. To the extent borrowings under the Revolving Loan are not paid earlier, they are due in June 1996. The common stock of F4L-SoCal, Falley's, Cala and certain of their direct and indirect subsidiaries has been pledged as security under the Credit Agreement. The Credit Agreement has been amended to, among other things, allow for the acceleration of the capital expenditures and other costs associated with the conversion of 11 conventional stores to the warehouse format. In May 1995 the Credit Agreement was further amended in order to, among other things, accommodate the Company's new fiscal year end for financial reporting purposes and to make adjustments to financial covenants of the Company.

     In April 1992, Supermarkets and its wholly-owned subsidiaries issued $175,000,000 of 10.45 percent Senior Notes (the "Senior Notes"). These notes are due in two equal sinking fund payments on April 15, 1999 and 2000. They are general unsecured obligations of the Company and rank senior in right of payment to all subordinated indebtedness (as defined). The Senior Notes rank pari passu in right of payment with all borrowings and other obligations of the Company under its bank Credit Agreement; however, the obligations under the Credit Agreement are secured by substantially all the assets of the Company and its subsidiaries. The Senior Notes may be redeemed beginning in 1996 at 104.5 percent, declining ratably to 100 percent in 1999. The proceeds received, net of issuance costs, were used to pay down borrowings under the Bank Term Loan. Deferred financing costs related to the portion of the Bank Term Loan that was retired of $6.7 million, net of related tax benefit of $2.5 million, are classified as an extraordinary item in the Company's consolidated statement of operations for the 52 weeks ended June 27, 1992.


     The debt agreements, among other things, require Supermarkets to maintain minimum levels of net worth (as defined), to maintain minimum levels of earnings (as defined), to maintain a hedge agreement to provide interest rate protection, and to comply with certain ratios related to interest expense (as defined), fixed charges (as defined), working capital and indebtedness. In addition, the debt agreements limit, among other things, additional borrowings, dividends on, and redemption of, capital stock, capital expenditures, incurrence of lease obligations, and the acquisition and disposition of assets. At January 29, 1995, the Company was in compliance with the financial covenants of its debt agreements. At January 29, 1995, dividends and certain other payments are restricted based on terms in the debt agreements.



     On December 31, 1992, Holdings issued $103.6 million aggregate principal amount of 15.25% Senior Discount Notes and 121,118 Warrants for gross proceeds of $50.0 million. The expenses related to the issuance of the Discount Notes and the Warrants were paid by Supermarkets. The Holdings Discount Notes are due in two equal sinking fund payments on December 15, 2003 and 2004. They are general unsecured obligations of Holdings and will rank senior in right of payment to all future subordinated indebtedness of Holdings and pari passu in right of payment to all future senior indebtedness of Holdings. As a debt obligation of Holdings, the Holdings Discount Notes are structurally subordinate to all existing and future liabilities and obligations (whether or not borrowed for money) of Supermarkets. The first cash interest payment is due June 15, 1998.

                           FOOD 4 LESS HOLDINGS, INC.

     Scheduled maturities of principal of Long-Term Debt at January 29, 1995 are as follows:

        FISCAL YEAR
        -----------
        1995...................................................  $ 22,263,000
        1996...................................................    59,902,000
        1997...................................................    33,991,000
        1998...................................................    49,673,000
        1999...................................................    88,976,000
        Later years............................................   153,495,000
                                                                 ------------
                                                                 $408,300,000
                                                                 ============

Senior Subordinated Debt

     Supermarkets issued $145,000,000 principal amount of Senior Subordinated Notes (the "Subordinated Notes") in connection with the acquisition of Alpha Beta as described in Note 1. The Subordinated Notes bear interest, payable semi-annually on June 15 and December 15, at an annual rate of 13.75 percent. The Subordinated Notes, which are due on June 15, 2001, are subordinated to all Senior Indebtedness (as defined) of the Company, and may be redeemed beginning in 1996 at a redemption price of 106 percent. The redemption price declines ratably to 100 percent in 2000.

(4) LEASES

     The Company's operations are conducted primarily in leased properties. Substantially all leases contain renewal options. Rental expense under operating leases was as follows:

                            52 WEEKS      52 WEEKS      52 WEEKS      32 WEEKS      31 WEEKS
                              ENDED         ENDED         ENDED         ENDED         ENDED
                            JUNE 27,      JUNE 26,      JUNE 25,     FEBRUARY 5,   JANUARY 29,
                              1992          1993          1994          1994          1995
                           -----------   -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)
 Minimum rents...........  $46,706,000   $44,504,000   $49,788,000   $29,830,000   $35,458,000
 Rents based on sales....    7,656,000     5,917,000     3,806,000     2,716,000     1,999,000

     Following is a summary of future minimum lease payments under operating leases at January 29, 1995:

        FISCAL YEAR
        -----------
        1995...................................................  $ 62,120,000
        1996...................................................    58,163,000
        1997...................................................    53,432,000
        1998...................................................    47,064,000
        1999...................................................    44,680,000
        Later years............................................   406,897,000
                                                                 ------------
                                                                 $672,356,000
                                                                 ============

     The Company has entered into lease agreements for new supermarket sites which were not in operation at January 29, 1995. Future minimum lease payments under such operating leases generally begin when such supermarkets open and at January 29, 1995 are: 1995 -- $2,170,000; 1996 -- $6,640,000;
1997 -- $6,890,000; 1998 -- $6,890,000; 1999 -- $6,890,000; later years -- $145,425,000.

                           FOOD 4 LESS HOLDINGS, INC.

     Certain leases qualify as capital leases under the criteria established in Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and are classified on the consolidated balance sheets as leased property under capital leases. Future minimum lease payments for the property under capital leases at January 29, 1995 are as follows:

        FISCAL YEAR
        -----------
        1995....................................................  $ 9,564,000
        1996....................................................    8,957,000
        1997....................................................    8,050,000
        1998....................................................    6,236,000
        1999....................................................    5,739,000
        Later years.............................................   40,841,000
                                                                  -----------
                  Total minimum lease payments..................   79,387,000
        Less: amounts representing interest.....................   33,747,000
                                                                  -----------
        Present value of minimum lease payments.................   45,640,000
        Less: current portion...................................    4,965,000
                                                                  -----------
                                                                  $40,675,000
                                                                  ===========

     Accumulated depreciation related to capital leases was $20,356,000, $24,041,000 and $27,623,000 at June 26, 1993, June 25, 1994 and January 29,
1995, respectively.

     The Company is leasing a distribution facility and four store locations from the previous owner of Alpha Beta. The agreement contains a purchase option for the land, buildings and improvements and equipment at a price that equals or exceeds the estimated fair market value throughout the term of the lease.

(5) INVESTMENT IN A.W.G.

     The investment in Associated Wholesale Grocers ("A.W.G.") consists principally of the cooperative's six percent interest-bearing seven and eight-year patronage certificates received in payment of certain rebates. Following is a summary of future maturities based upon current redemption terms:

        FISCAL YEAR
        -----------
        1995.....................................................  $       --
        1996.....................................................     795,000
        1997.....................................................   1,420,000
        1998.....................................................   1,520,000
        1999.....................................................   1,504,000
        Later years..............................................   1,479,000
                                                                   ----------
                                                                   $6,718,000
                                                                   ==========

                           FOOD 4 LESS HOLDINGS, INC.

(6) INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                          52 WEEKS      52 WEEKS      52 WEEKS       31 WEEKS
                                           ENDED         ENDED          ENDED          ENDED
                                          JUNE 27,      JUNE 26,      JUNE 25,      JANUARY 29,
                                            1992          1993          1994           1995
                                         ----------    ----------    -----------    -----------
    Current:
      Federal..........................  $2,507,000    $       --    $ 3,251,000    $(2,894,000)
      State and other..................     934,000        82,000        712,000        100,000
                                         ----------    ----------    -----------    -----------
                                          3,441,000        82,000      3,963,000     (2,794,000)
                                         ----------    ----------    -----------    -----------
    Deferred:
      Federal..........................          --     1,345,000         78,000      2,794,000
      State and other..................          --            --     (1,341,000)            --
                                         ----------    ----------    -----------    -----------
                                                 --     1,345,000     (1,263,000)     2,794,000
                                         ----------    ----------    -----------    -----------
                                         $3,441,000    $1,427,000    $ 2,700,000    $        --
                                         ==========    ==========    ===========    ===========

     A reconciliation of the provision (benefit) for income taxes to amounts computed at the federal statutory rates of 34% for fiscal 1992 and 1993 and 35% for fiscal 1994 and the 1995 transition period is as follows:

                                        52 WEEKS         52 WEEKS        52 WEEKS        31 WEEKS
                                         ENDED            ENDED            ENDED           ENDED
                                        JUNE 27,         JUNE 26,        JUNE 25,       JANUARY 29,
                                          1992             1993            1994            1995
                                      ------------     ------------     -----------     -----------
Federal income taxes at statutory
  rate on loss before provision for
  income taxes and extraordinary
  charges...........................   $(8,689,000)    $(10,138,000)    $(3,068,000)    $(6,173,000)
State and other taxes, net of
  federal tax benefit...............       934,000           82,000          (1,000)         65,000
Alternative minimum tax.............     2,507,000               --              --              --
Effect of permanent differences
  resulting from:
  Amortization of goodwill..........     2,706,000        2,850,000       2,820,000       1,701,000
  Original issue discount...........            --          208,000         526,000         387,000
Accounting limitation of deferred
  tax benefit.......................     5,983,000        8,425,000       2,423,000       4,020,000
                                       -----------     ------------     -----------     -----------
                                       $ 3,441,000     $  1,427,000     $ 2,700,000     $        --
                                       ===========     ============     ===========     ===========

                           FOOD 4 LESS HOLDINGS, INC.

     The provision (benefit) for deferred taxes consists of the following:

                                        52 WEEKS         52 WEEKS        52 WEEKS        31 WEEKS
                                         ENDED            ENDED            ENDED           ENDED
                                        JUNE 27,         JUNE 26,        JUNE 25,       JANUARY 29,
                                          1992             1993            1994            1995
                                      ------------     ------------     -----------     -----------
Depreciation........................  $  6,282,000      $ 7,756,000     $ 2,536,000     $(1,513,000)
Difference between book and tax
  basis of assets sold..............     2,514,000        3,198,000      (4,223,000)      2,505,000
Deferred revenues and allowances....    (7,028,000)          40,000      (2,349,000)        707,000
Original issue discount.............            --       (1,308,000)     (2,981,000)     (2,066,000)
Pre-opening costs...................     1,072,000         (512,000)        174,000         784,000
Accounts receivable reserves........            --         (270,000)        249,000          80,000
Unicap..............................      (124,000)          (5,000)       (536,000)       (755,000)
Capital lease obligation............    (2,010,000)      (1,385,000)      2,792,000         527,000
Self-insurance reserves.............   (13,558,000)      (4,082,000)       (535,000)      5,523,000
Inventory shrink reserve............      (528,000)         777,000        (869,000)       (569,000)
LIFO................................     7,104,000         (554,000)     (1,010,000)     (1,303,000)
Closed store reserve................       964,000        1,092,000         440,000         176,000
Accrued expense.....................            --               --        (582,000)        350,000
Accrued payroll and related
  liabilities.......................    (2,656,000)         193,000       1,721,000      (3,879,000)
Damaged inventory reimbursement.....     1,195,000               --              --              --
Acquisition costs...................     4,974,000        2,626,000       1,397,000      (5,444,000)
Sales tax reserves..................            --         (715,000)       (418,000)        433,000
Deferred rent subsidy...............            --         (483,000)       (624,000)        (29,000)
Net operating loss usage............            --               --       5,782,000      (6,963,000)
Tax credits benefited...............            --       (1,392,000)     (4,477,000)      1,711,000
Accounting limitation (recognition)
  of deferred tax benefit...........     1,588,000       (3,283,000)      1,896,000      12,563,000
Other, net..........................       211,000         (348,000)        354,000         (44,000)
                                      ------------      -----------     -----------     -----------
                                      $         --      $ 1,345,000     $(1,263,000)    $ 2,794,000
                                      ============      ===========     ===========     ===========

                           FOOD 4 LESS HOLDINGS, INC.

     The significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                 JUNE 26,         JUNE 25,       JANUARY 29,
                                                   1993             1994             1995
                                               ------------     ------------     ------------
    Deferred tax assets:
      Accrued payroll and related
         liabilities.........................  $  4,064,000     $  2,448,000     $  6,248,000
      Other accrued liabilities..............    14,796,000       18,271,000       18,467,000
      Property and equipment.................     9,674,000        2,997,000               --
      Self-insurance liabilities.............    30,907,000       27,744,000       25,204,000
      Loss carryforwards.....................    27,863,000       20,675,000       27,638,000
      Tax credit carryforwards...............     1,392,000        5,869,000        4,157,000
      Other..................................     1,223,000          580,000          570,000
                                               ------------     ------------     ------------
         Gross deferred tax assets...........    89,919,000       78,584,000       82,284,000
      Valuation allowance....................   (46,316,000)     (35,467,000)     (48,030,000)
                                               ------------     ------------     ------------
         Net deferred tax assets.............  $ 43,603,000     $ 43,117,000     $ 34,254,000
                                               ------------     ------------     ------------
    Deferred tax liabilities:
      Inventories............................  $(20,243,000)    $(16,738,000)    $(11,690,000)
      Property and equipment.................   (38,298,000)     (30,516,000)     (28,527,000)
      Obligations under capital leases.......    (5,802,000)      (8,733,000)      (9,261,000)
      Other..................................    (1,689,000)      (1,870,000)      (2,310,000)
                                               ------------     ------------     ------------
         Gross deferred tax liability........   (66,032,000)     (57,857,000)     (51,788,000)
                                               ------------     ------------     ------------
         Net deferred tax liability..........  $(22,429,000)    $(14,740,000)    $(17,534,000)
                                               ============     ============     ============

     The Company recorded a valuation allowance to reserve a portion of its gross deferred tax assets at January 29, 1995 due primarily to financial and tax losses in recent years. Under SFAS 109, this valuation allowance will be adjusted in future periods as appropriate. However, the timing and extent of such future adjustments to the allowance cannot be determined at this time.

     At January 29, 1995, approximately $8,864,000 of the valuation allowance for deferred tax assets will reduce goodwill when the allowance is no longer required.

     At January 29, 1995, the Company has net operating loss carryforwards for federal income tax purposes of $77,360,000, which expire in 2007 through 2009. The Company has federal Alternative Minimum Tax ("AMT") credit carryforwards of approximately $556,000 which are available to reduce future regular taxes in excess of AMT. Currently, there is no expiration date for these credits.


     FFL files a consolidated federal income tax return, under which the federal income tax liability of FFL and its subsidiaries (which since June 23, 1989 and December 8, 1992 include Supermarkets and Holdings, respectively) is determined on a consolidated basis. FFL has entered into a federal income tax sharing agreement with the Company and certain of its subsidiaries (the "Tax Sharing Agreement"). The Tax Sharing Agreement provides that in any year in which the Company is included in any consolidated tax liability of FFL and has taxable income, the Company will pay to FFL the amount of the tax liability that the Company would have had on such due date if it had been filing a separate return. Conversely, if the Company generates losses or credits which actually reduce the consolidated tax liability of FFL and its other subsidiaries, FFL will credit to the Company the amount of such reduction in the consolidated tax liability. These credits are passed between FFL and the Company in the form of cash payments. In the event any state and local income taxes are determinable on a combined or consolidated basis, the Tax Sharing Agreement provides for a similar allocation between FFL and the Company of such state and local taxes.

                           FOOD 4 LESS HOLDINGS, INC.

     The Company currently has an Internal Revenue Service examination in process covering its 1990 and 1991 fiscal years. The Internal Revenue Service has not yet made any additional tax assessments related to these years.

(7) RELATED PARTY TRANSACTIONS

     Supermarkets has a five-year consulting agreement with an affiliated company effective June 17, 1991 for management, financing, acquisition and other services. The agreement is automatically renewed on January 1 of each year for the five-year term unless ninety (90) days' notice is given by either party. The contract provides for annual management fees equal to $2 million plus an additional amount based on Supermarkets' performance and advisory fees for acquisition and financing transactions.

     Fees paid or accrued associated with management services were $1,167,000 during the 31 weeks ended January 29, 1995, $1,231,000 (unaudited) during the 32 weeks ended February 5, 1994, $2,270,000 during the 52 weeks ended June 25, 1994, $2,000,000 during the 52 weeks ended June 26, 1993, and $2,000,000 during the 52 weeks ended June 27, 1992. Advisory fees paid or accrued were $170,000 during the 52 weeks ended June 25, 1994, $1,795,000 for the 52 weeks ended June 26, 1993, and $116,000 for the 52 weeks ended June 27, 1992. There were no such advisory fees paid or accrued for the 31 weeks ended January 29, 1995 or for the 32 weeks ended February 5, 1994. Advisory fees paid or accrued for financing transactions are capitalized and amortized over the term of the related financing. In connection with the acquisitions of Alpha Beta, ABC and the Food Barn Stores, the Company capitalized fees of $8,000,000, $500,000 and $92,000, respectively, which were paid to this affiliated company for acquisition services.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is contingently liable to former stockholders of certain predecessors for any prorated gains which may be realized within ten years of the acquisition of the respective companies resulting from the sale of the Certified stock. Such gains are only payable if Certified is purchased or dissolved, or if the Company sells the shares to Certified within the period noted above.

     Supermarkets is a partner in a supplier partnership, in which it is contingently liable for the partnership's long-term debt. Supermarkets' portion of such debt is approximately $1,818,000.

     The Company has entered into lease agreements with the developers of several new sites in which the Company has agreed to provide construction financing. At January 29, 1995, the Company had capitalized construction costs of $15,081,000 on total commitments of $19,250,000.

     In December 1992, three California state antitrust class action suits were commenced in Los Angeles Superior Court against the Company and other major supermarket chains located in Southern California, alleging that they conspired to refrain from competing in and to fix the price of fluid milk above competitive prices. Specifically, class actions were commenced by Diane Barela and Neila Ross, Ron Moliare and Paul C. Pfeifle on December 7, December 14 and December 23, 1992, respectively. To date, the Court has yet to certify any of these classes, while a demurrer to the complaints was denied. The Company will vigorously defend itself in these class action suits.

     In addition, the Company or its subsidiaries are defendants in a number of other cases currently in litigation or potential claims encountered in the normal course of business which are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on the Company's financial position or results of operations.


     The Company self-insures its workers compensation and general liability. For the 31 weeks ended January 29, 1995, the 32 weeks ended February 5, 1994, and the 52 weeks ended June 25, 1994, June 26, 1993 and June 27, 1992, self-insurance loss provisions were $6,304,000, $21,064,000 (unaudited), $19,880,000,

                           FOOD 4 LESS HOLDINGS, INC.

$38,040,000 and $46,140,000, respectively. During the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994, the Company discounted its self-insurance liability using a 7.0% discount rate. In the 1995 transition period, the Company changed the discount rate to 7.5%. Management believes that this rate approximates the time value of money over the anticipated payout period (approximately 10 years) for essentially risk-free investments. The net self-insurance liability would have been greater by $794,000 had the 7.0% discount rate been applied during the 31 weeks ended January 29, 1995, as opposed to the 7.5% discount rate.



     The Company's historical self-insurance liability for the three most recent fiscal years and the 1995 transition period is as follows:


                                      52 WEEKS         52 WEEKS        52 WEEKS       31 WEEKS
                                        ENDED            ENDED           ENDED          ENDED
                                      JUNE 27,          JUNE 26,        JUNE 25,      JANUARY 29,
                                         1992             1993            1994           1995
                                     -----------      -----------     -----------    -----------
Self-insurance liability...........  $ 95,605,000     $100,773,000    $90,898,000    $ 84,286,000
Less: Discount.....................   (13,046,000)     (15,279,000)    (9,194,000)    (11,547,000)
                                     ------------     ------------    -----------    ------------
Net self-insurance liability.......  $ 82,559,000     $ 85,494,000    $81,704,000    $ 72,739,000
                                     ============     ============    ===========    ============

     The Company expects that cash payments for claims will aggregate approximately $10 million, $14 million, $13 million, $15 million and $5 million for its fiscal years ended in June 1995, 1996, 1997, 1998 and 1999, respectively.

(9) EMPLOYEE BENEFIT PLANS

     The Company implemented Statement of Position No. 93-6 (the "SOP"), "Employer Accounting for Employee Stock Ownership Plans," effective June 26, 1994. The implementation of the SOP did not have a material effect on the accompanying unaudited consolidated financial statements.

     The Company and its subsidiaries sponsor several defined contribution benefit plans. The full-time employees of Falley's who are not members of a collective bargaining agreement are covered under a 401(k) plan under which the Company matches certain employee contributions with cash or FFL stock (the "Falley's ESOP"). As part of the original stock sale agreement between FFL and the Falley's ESOP, which has been amended from time to time, a partnership which owns stock of FFL has assumed the obligation to purchase any FFL shares as to which terminated plan participants exercise a put option under the terms of Falley's ESOP. The Company is not required to make cash payments to redeem the shares. As part of that agreement, the Company may elect, after providing a right of first refusal to the partnership, to purchase FFL shares put under the provisions of the plan. However, the partnership's obligation to purchase such FFL shares is unconditional, and any repurchase of shares by the Company is at the Company's sole election. During the 31-week period ended January 29, 1995, the Company did not purchase any of the FFL shares. FFL shares purchased by the Company are classified as additional paid-in-capital. As of April 30, 1994, the fair value of the shares allocated which are subject to a repurchase obligation by the partnership referred to above was approximately $15,170,000.

     The Company also sponsors two ESOPs for employees of the Company who are members of certain collective bargaining agreements (the "Union ESOPs"). The Union ESOPs provide for annual contributions based on hours worked at a rate specified by the terms of the collective bargaining agreements. The Company contributions are made in the form of Holdings stock or cash for the purchase of Holdings stock and are to be allocated to participants based on hours worked. During the 31 weeks ended January 29, 1995, the Company recorded a charge against operations of approximately $286,000 for benefits under the Union ESOPs. There were no shares issued to the Union ESOPs at January 29, 1995.

                           FOOD 4 LESS HOLDINGS, INC.

     All other full-time employees of the Company who are not members of a collective bargaining agreement are covered under a separate 401(k) plan (the "Management Plan"). The Management Plan provides for annual contributions which are determined at the discretion of the Company. The Company contributions are allocated to participants based on employee compensation and matching of certain employee contributions. A portion of the Company contribution allocated based on compensation is made in the form of stock or cash for the purchase of stock.

     Total charges against operations related to all employee benefit plans sponsored by the Company and its subsidiaries were $337,000, $284,000, $103,000 (unaudited) and $699,000 for the 52 weeks ended June 27, 1992, the 52 weeks ended June 26, 1993, the 32 weeks ended February 5, 1994 and the 52 weeks ended June 25, 1994, respectively, and there were no such charges for the 31 weeks ended January 29, 1995. No contributions were made with stock and no stock was acquired by any plans in fiscal 1992, fiscal 1993, fiscal 1994 or in the 1995 transition period.

     The Company contributes to multi-employer pension plans administered by various trustees. Contributions to these plans are based upon negotiated wage contracts. These plans may be deemed to be defined benefit plans. Information related to accumulated plan benefits and plan net assets as they may be allocated to the Company at January 29, 1995 is not available. The Company contributed $78.6 million, $69.4 million, $57.2 million, $35.7 million (unaudited) and $21.6 million to these plans for the 52 weeks ended June 27, 1992, June 26, 1993, June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively. Management is not aware of any plans to terminate such plans.

     The United Food and Commercial Workers health and welfare plans were overfunded and those employers who contributed to the plans are to receive a pro rata share of the excess reserves in these plans through a reduction of current contributions. The Company's share of the excess reserve was $24.2 million, of which $8.1 million, $3.7 million (unaudited) and $14.3 million was recognized in the 52 weeks ended June 25, 1994, the 32 weeks ended February 5, 1994 and the 31 weeks ended January 29, 1995, respectively, with the remainder to be recognized in future periods as the credits are taken. Offsetting the reduction in employer contributions was a $5.5 million union contract ratification bonus and contractual wage increases.

(10) COMMON STOCK WARRANTS

     Concurrent with the purchase of the Holdings Discount Notes, the Noteholders purchased 121,118 Warrants for $30.16 per Warrant. Each Warrant is exercisable on or after December 15, 1997 or earlier, upon the occurrence of certain events and allows the holder to acquire one share of common stock at $.01 per share.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  (a) Cash and Cash Equivalents

     The carrying amount approximates fair value as a result of the short maturity of these instruments.

  (b) Short-Term Notes and Other Receivables

     The carrying amount approximates fair value as a result of the short maturity of these instruments.

                           FOOD 4 LESS HOLDINGS, INC.

  (c) Investments In and Notes Receivable From Supplier Cooperatives

     The Company maintains a non-current deposit with Certified in the form of Class B shares of Certified. Certified is not obligated in any fiscal year to redeem more than a prescribed number of the Class B shares issued. Therefore, it is not practicable to estimate the fair value of this investment.

     The Company maintains a non-current note receivable from A.W.G. There are no quoted market prices for this investment and a reasonable estimate could not be made without incurring excessive costs. Additional information pertinent to the value of this investment is provided in Note 5.

  (d) Long-Term Debt

     The fair value of the $175.0 million Senior Notes, the $145.0 million Subordinated Notes, the $103.6 million Holdings Discount Notes and the Bank Term Loan is based on quoted market prices. Market quotes for the fair value of the remainder of the Company's debt are not available, and a reasonable estimate of the fair value could not be made without incurring excessive costs. Additional information pertinent to the value of the unquoted debt is provided in Note 3.

     The estimated fair values of the Company's financial instruments are as follows:

                                                                    JANUARY 29, 1995
                                                              -----------------------------
                                                                CARRYING           FAIR
                                                                 AMOUNT           VALUE
                                                              ------------     ------------
    Cash and cash equivalents...............................  $ 19,560,000     $ 19,560,000
    Short-term notes and other receivables..................     6,364,000        6,364,000
    Investments in and notes receivable from supplier
      cooperatives..........................................    12,404,000               --
    Long-term debt for which it is:
      o Practicable to estimate fair values.................   538,168,000      550,915,000
      o Not practicable.....................................    15,132,000               --

(12) OTHER INCOME, NET

     The components of other income items included in SG&A are as follows:

                                    52 WEEKS     52 WEEKS    52 WEEKS     32 WEEKS      31 WEEKS
                                     ENDED        ENDED        ENDED        ENDED         ENDED
                                    JUNE 27,     JUNE 26,    JUNE 25,    FEBRUARY 5,   JANUARY 29,
                                      1992         1993        1994         1994          1995
                                   ----------   ----------   ---------   -----------   -----------
                                                                         (UNAUDITED)
    Interest income..............  $1,266,000   $  993,000   $ 903,000   $  544,000     $  867,000
    Licensing fees...............     493,000      246,000     270,000      142,000         77,000
    Other income (expense).......     769,000    3,710,000    (177,000)   1,967,000        139,000
                                   ----------   ----------   ---------   ----------     ----------
                                   $2,528,000   $4,949,000   $ 996,000   $2,653,000     $1,083,000
                                   ==========   ==========   =========   ==========     ==========

(13) RALPHS MERGER


     On September 14, 1994, Holdings, Supermarkets and FFL entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Ralphs Supermarkets, Inc. ("RSI") and the stockholders of RSI. Pursuant to the terms of the Merger Agreement, as amended, the Company will be merged with and into RSI (the "RSI Merger"). Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), which is currently a wholly-owned subsidiary of RSI, will merge with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger"), and RSI will change its name to Ralphs Grocery Company ("Ralphs"). Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation (the

                           FOOD 4 LESS HOLDINGS, INC.

"FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into a newly-formed, wholly-owned subsidiary ("New Holdings"), incorporated in Delaware (the "Reincorporation Merger"). As a result of the Merger, the FFL Merger and the Reincorporation Merger, Ralphs will become a wholly-owned subsidiary of New Holdings. Conditions to the consummation of the Merger include, among other things, the completion of financing for the transaction and the receipt of other necessary consents. The purchase price for RSI is approximately $1.5 billion, including the assumption of debt.


     The aggregate purchase price, payable to the stockholders of RSI in connection with the Merger, consists of $375 million in cash, $131.5 million initial principal amount of New Holdings 13 5/8% Senior Subordinated Pay-in-Kind Debentures due 2007 and $18.5 million initial accreted value of New Holdings
13 5/8% Senior Discount Debentures due 2005. In addition, Ralphs will enter into an agreement with a stockholder of RSI pursuant to which such stockholder will act as a consultant to Ralphs with respect to certain real estate and general commercial matters for a period of five years from the closing of the Merger in exchange for the payment of a consulting fee.



     The financing required to complete the Merger will include the issuance of significant additional equity by New Holdings, the issuance of new debt securities by Supermarkets and New Holdings and the incurrence of additional bank financing by Ralphs. The equity issuance will be made to a group of investors led by Apollo Advisors, L.P. and Apollo Advisors II, L.P., which has committed to purchase up to $140 million in New Holdings stock. The issuance of new debt securities is expected to consist of up to $295 million principal amount of Senior Notes due 2004 and $200 million principal amount of Senior Subordinated Notes due 2005 to be issued by Supermarkets and, in addition to the debt securities to be issued to the stockholders of RSI, $81.5 million initial accreted value of 13 5/8% Senior Discount Debentures due 2005 to be issued by New Holdings. New Holdings will issue an additional $81.5 million of initial accreted value of New Discount Debentures for $59.0 million in cash and $22.5 million in lieu of cash for fees associated with the Merger. Holdings will redeem the Discount Notes, with a book value of $65.1 million at January 29, 1995, for $83.9 million in cash. The bank financing will be made pursuant to a commitment by Bankers Trust Company to provide up to $1,075 million in such financing. In connection with the receipt of new financing, Holdings and Supermarkets will also be required to complete certain exchange offers, consent solicitations, offers to repurchase, and other transactions with the holders of Holdings', Supermarkets' and RGC's currently outstanding debt securities.


     As of January 29, 1995, Ralphs had outstanding indebtedness of approximately $1,018.5 million. Ralphs had sales of $2,724.6 million, operating income of $145.6 million and earnings before income taxes of $32.1 million for its most recent fiscal year ended January 29, 1995.


     Upon consummation of the Merger, management anticipates that certain non-recurring costs associated with the integration of operations will be recorded as a restructuring charge. The charge will cover costs associated with the writedown of property and equipment and related reserves associated with the conversion of certain of the Company's conventional stores to warehouse stores and the closure of certain of the Company's conventional stores as well as the write-off of the Alpha Beta trademark. This restructuring charge has been estimated at approximately $45.5 million. On December 14, 1994, the Company and RSI entered into a Settlement Agreement (the "Settlement Agreement") with the State of California. Under the Settlement Agreement, the Company must divest a total of 27 stores (23 of the Company's conventional stores, 1 warehouse store and 3 RGC stores). In addition, although not required pursuant to the Settlement Agreement, an additional 5 under-performing stores are scheduled to be closed following the Merger. It is anticipated that such closures and store conversions will be substantially completed by December 31, 1995. The estimated restructuring charge aggregating $45.5 million for the Company's 24 stores to be divested under the Settlement Agreement, the 5 planned closures and the conversion of 16 of the Company's conventional stores to warehouse stores reflects (i) the writedown of property, plant and equipment ($27.9 million),

                           FOOD 4 LESS HOLDINGS, INC.

(ii) the write-off of the Alpha Beta trademark ($8.6 million), (iii) the write-off of other assets ($4.3 million), (iv) lease termination expense ($3.1 million) and (v) miscellaneous expense accruals ($1.6 million). The expected cash payments to be made in connection with the restructuring charge will total $7.1 million. It is expected that such cash payments will be made by December 31, 1995. As a result of the completion of 11 of the 16 planned conventional store conversions by the Company during the second quarter of the 1995 transition period, the Company has recorded a non-cash restructuring charge for the write-off of property and equipment of $5.1 million in its results of operations for the 31 weeks ended January 29, 1995. The Company has determined that there is no impairment of existing goodwill related to the store closures based on its projections of future undiscounted cash flows. The remaining estimated restructuring charge will be recorded as an expense once the Merger is completed. The divestiture of the 3 RGC stores pursuant to the Settlement Agreement will be reflected in the allocation of the purchase price and, therefore, will not give rise to any restructuring charge.

(14) RESTRUCTURING CHARGE

     The Company has converted 11 of its conventional format supermarkets to warehouse format stores. During the 31 weeks ended January 29, 1995, the Company recorded a restructuring charge for the write-off of property and equipment at the 11 stores of $5.1 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Shareholder of Food 4 Less Holdings, Inc.:

     We have audited the accompanying balance sheet of Food 4 Less Holdings, Inc. (a Delaware corporation) (the Company) as of January 4, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Food 4 Less Holdings, Inc. as of January 4, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
January 4, 1995 (except with
respect to the matter
discussed in Note 2, as
to which the date is
April 13, 1995)

                           FOOD 4 LESS HOLDINGS, INC.

                                 BALANCE SHEET
                                JANUARY 4, 1995

Cash................................................................................  $1,000
                                                                                      ======
SHAREHOLDER'S EQUITY:
  Preferred stock, $.01 par value, 50,000,000 shares authorized, none outstanding...  $   --
  Common stock, $.01 par value, 60,000,000 shares authorized, 1,000 shares
     outstanding....................................................................      10
  Additional paid-in capital........................................................     990
                                                                                      ------
          Total shareholder's equity................................................  $1,000
                                                                                      ======

       The accompanying notes are an integral part of this balance sheet.

                           FOOD 4 LESS HOLDINGS, INC.

                           NOTES TO THE BALANCE SHEET

(1) ORGANIZATION

     Food 4 Less Holdings, Inc., a Delaware corporation (the Company), is a wholly-owned subsidiary of Food 4 Less Holdings, Inc., a California corporation (Holdings). The Company was incorporated in December 1994 for the purpose of reincorporating Holdings into a Delaware corporation. The Company and Holdings have no operations or activities. Holdings is a holding company whose sole asset is its ownership in Food 4 Less Supermarkets, Inc. (Food 4 Less). Holdings is majority owned by Food 4 Less, Inc. (FFL) which is also a holding company whose sole asset is its ownership of Holdings stock.

     On December 31, 1992, Holdings issued $103.6 million aggregate principal amount of Holdings Discount Notes and 121,118 Warrants for gross proceeds of $50.0 million. The proceeds were contributed to Food 4 Less in exchange for Food 4 Less preferred stock. The Holdings Discount Notes are due in two equal sinking fund payments on December 15, 2003 and 2004. They are general unsecured obligations of Holdings. As a debt obligation of Holdings, the Holdings Discount Notes are structurally subordinate to all existing and future liabilities and obligations (whether or not borrowed for money) of Food 4 Less. The first cash interest payment is due June 15, 1998.

(2) ACQUISITION OF RALPHS SUPERMARKETS, INC.

     On September 14, 1994 Food 4 Less entered into a definitive Agreement and Plan of Merger (the Merger Agreement) with Ralphs Supermarkets Inc. (RSI) and its stockholders. Pursuant to the terms of the Merger Agreement, Food 4 Less will, subject to certain conditions being waived or satisfied, be merged with and into RSI (the "RSI Merger"). Immediately following the RSI Merger, Ralphs Grocery Company ("RGC"), which is currently a wholly-owned subsidiary of RSI, will merge with and into RSI (the "RGC Merger," and together with the RSI Merger, the "Merger"), and RSI will change its name to Ralphs Grocery Company (Ralphs). Prior to the Merger, FFL will merge with and into Holdings, which will be the surviving corporation (the "FFL Merger"). Immediately following the FFL Merger, Holdings will change its jurisdiction of incorporation by merging into the Company (the "Reincorporation Merger"). As a result of the Merger, the FFL Merger and the Reincorporation Merger, Ralphs will become a wholly-owned subsidiary of the Company. As a result of the Reincorporation Merger, the Holdings Discount Notes will become the obligations of the Company. Conditions to the consummation of the RSI Merger include the receipt of regulatory approvals and other necessary consents and the completion of financing.

     The purchase price for RSI is approximately $1.5 billion, including the assumption of debt. The consideration payable to the stockholders of RSI consists of $375 million in cash, $131.5 million principal amount of 13 5/8% Senior Subordinated Pay-in Kind Debentures due 2007 (Seller Debentures) and $18.5 million of initial accreted value 13 5/8% Senior Discount Debentures (New Discount Debentures) due 2005 to be issued by the Company. In connection with the Merger, the Company will issue preferred stock to new equity investors for gross proceeds of $140 million in cash, for which they will pay a $5 million fee. One hundred million dollars of the cash proceeds received from the new equity investors, together with the $131.5 million principal amount of the Seller Debentures and $18.5 million of the New Discount Debentures will be used to acquire approximately 48% of the capital stock of RSI immediately prior to consummation of the RSI Merger. The Company will issue an additional $81.5 million of initial accreted value of New Discount Debentures for $59.0 million in cash and $22.5 million in lieu of cash for fees associated with the Merger. One hundred three million six hundred thousand dollars of the Holdings 15.25% Discount Notes with a book value of $64.5 million at January 7, 1995 will be redeemed for $83.9 million. The Company will then contribute the $250 million of purchased shares of RSI stock, together with the remaining net cash proceeds received from the new equity investors and the issuance of New Discount Debentures, to Food 4 Less, and pursuant to the RSI Merger the remaining shares of RSI stock will be acquired for $275 million in cash by Food 4 Less.

- ------------------------------------------------------
- ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SELLER DEBENTURES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SELLER DEBENTURES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Available Information......................  iii
Summary....................................    1
Risk Factors...............................   17
The Merger and the Financing...............   21
Pro Forma Capitalization...................   25
Unaudited Pro Forma Combined Financial
  Statements...............................   27
Selected Historical Financial Data of
  Ralphs...................................   36
Selected Historical Financial Data of
  Holdings.................................   38
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   40
Business...................................   56
Management.................................   71
Executive Compensation.....................   73
Principal Stockholders.....................   79
Description of Capital Stock...............   80
Certain Relationships and Related
  Transactions.............................   83
Description of the Seller Debentures.......   87
The Exchange Offers and the Public
  Offerings................................  112
Description of the New Credit Facility.....  119
Description of Other Indebtedness..........  122
Selling Debentureholders...................  126
Certain Federal Income Tax
  Considerations...........................  127
Plan of Distribution.......................  131
Legal Matters..............................  132
Experts....................................  132
Index to Financial Statements..............  F-1


- -------------------------------------------------
- -------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                          -------------------------

                                  PROSPECTUS
                          -------------------------

                                 $131,500,000

                     [FOOD 4 LESS LOGO]    [RALPHS LOGO]

                                 FOOD 4 LESS
                                 HOLDINGS, INC.

                          13 5/8% SENIOR SUBORDINATED
                            PAY-IN-KIND DEBENTURES
                                   DUE 2007

                                 JUNE 2, 1995


- ------------------------------------------------------
- ------------------------------------------------------

                                 EDGAR APPENDIX

     This EDGAR Appendix is filed in compliance with Item 304 of Regulation S-T regarding graphic and image information. It describes material appearing on pages 8 and 9 of the Prospectus.

     PAGE 8

     The chart consists of two columns which graphically illustrate the respective corporate structures of Food 4 Less and Ralphs before the Merger. Food 4 Less' corporate structure illustrates that Food 4 Less, Inc. ("FFL") owns Food 4 Less Holdings, Inc. ("Holdings"), which, in turn, owns Food 4 Less Supermarkets, Inc. ("Food 4 Less") which, in turn, owns several other Food 4 Less subsidiaries. The Ralphs' corporate structure illustrates that Ralphs Supermarkets, Inc. ("RSI"), owns Ralphs Grocery Company ("RGC") which, in turn, owns Crawford Stores, Inc. A dotted arrow has been drawn from the box representing Food 4 Less to the box representing RSI to simulate the RSI Merger. A dotted arrow has been drawn from the box representing RGC to the box representing RSI to simulate the RGC Merger. A dotted arrow has been drawn to the box representing Holdings from the box representing FFL to simulate the FFL Merger.

     PAGE 9

     The chart illustrates the corporate structure of the Company after the Merger and the FFL Merger. The corporate structure illustrates that New Holdings owns the Company which, in turn, is the parent of all other subsidiaries of the Company. The anticipated debt obligations of New Holdings are placed in order of ranking next to the box representing New Holdings and the anticipated debt obligations of the Company are placed in order of ranking next to the box representing the Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Seller Debentures.


        SEC registration fee..............................................  $ 64,725
        Blue Sky fees and expenses........................................     2,500
        Accounting fees and expenses......................................   200,000
        Legal fees and expenses...........................................   400,000
        Printing and engraving expenses...................................   200,000
        Trustee fees......................................................     5,000
        Miscellaneous.....................................................    20,000
                                                                            --------
                  Total...................................................  $892,225
                                                                            ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Food 4 Less Holdings, Inc. is a Delaware corporation and its Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") eliminates the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith, and certain other liabilities.

     Section 145 of the DGCL provides for the indemnification by a Delaware corporation of its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Food 4 Less Holdings, Inc., a Delaware Corporation ("New Holdings"), was formed on December 19, 1994. New Holdings has sold no securities within the past three years which were not registered under the Securities Act. However, in connection with a financing transaction undertaken by Food 4 Less, Inc. ("FFL"), in December 1992, New Holdings' parent, Food 4 Less Holdings, Inc. ("Holdings"), which will be merged with an into New Holdings pursuant to the Reincorporation Merger, was formed as a subsidiary of FFL and issued, in a private placement transaction, $103.6 million aggregate principal amount of 15.25% Senior Discount Notes due 2004 and 121,118 common stock purchase warrants for gross proceeds of $50.0 million (the "Discount Notes Offering"). Holdings contributed the proceeds from the Discount Notes Offering to Food 4 Less in return for the issuance of 1,513,938 shares of common stock, $.01 par value, and 50,000 shares of Series A Preferred Stock, $.01 par value, to Holdings on December 31, 1992. Such securities were issued by Food 4 Less to Holdings in reliance upon an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     A list of exhibits filed with this Registration Statement on Form S-1 is set forth in the Index to Exhibits on page E-1, and is incorporated herein by reference.

     (b) Financial Statement Schedules

           (i) Ralphs

             Schedule II   --  Valuation and Qualifying Accounts

          (ii) Holdings

             Schedule I    --  Condensed Financial Information of the Registrant
             Schedule II   --  Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act and Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the

     Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 2, 1995.


                                          FOOD 4 LESS HOLDINGS, INC.

                                          By:      /s/  MARK A. RESNIK
                                              --------------------------------
                                                       Mark A. Resnik
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                  TITLE                     DATE
                  ---------                                  -----                     ----

                      *                        President and Director (Principal    June 2, 1995
- ---------------------------------------------    Executive Officer)
              Ronald W. Burkle

                      *                        Executive Vice President             June 2, 1995
- ---------------------------------------------    (Principal Financial and
                  Greg Mays                      Accounting Officer)

                      *                        Director                             June 2, 1995
- ---------------------------------------------
                Joe S. Burkle

          /s/  MARK A. RESNIK                  Secretary and Director               June 2, 1995
- ---------------------------------------------
               Mark A. Resnik

                      *                        Director                             June 2, 1995
- ---------------------------------------------
             George G. Golleher

                      *                        Director                             June 2, 1995
- ---------------------------------------------
              Patrick L. Graham

            *Power of Attorney by

          /s/  MARK A. RESNIK
- ---------------------------------------------
               Mark A. Resnik
        Vice President and Secretary

                  ACCOUNTANTS' CONSENT AND REPORT ON SCHEDULES

Board of Directors and Stockholders
Ralphs Supermarkets, Inc.:

The audits referred to in our report dated March 9, 1995, included the related financial statement schedule as of January 30, 1994 and January 29, 1995, and for each of the fiscal years in the three-year period ended January 29, 1995, included in the registration statement. This financial statement schedule is the responsibility of Ralphs management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Historical Financial Data of Ralphs," "Selected Historical Financial Data of Ralphs" and "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California

June 1, 1995

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

        52 WEEKS ENDED JANUARY 29, 1995, 52 WEEKS ENDED JANUARY 30, 1994
                      AND 52 WEEKS ENDED JANUARY 31, 1993
                                 (IN THOUSANDS)

                                            BALANCE    CHARGED TO                                     BALANCE
                                           BEGINNING   COSTS AND       CHARGED TO       DEDUCTIONS    AT END
                                           OF PERIOD    EXPENSES    OTHER ACCOUNTS(B)   (PAYMENTS)   OF PERIOD
                                           ---------   ----------   -----------------   ----------   ---------
JANUARY 29, 1995:
  Self-Insurance Reserves(a).............   $ 80,010    $ 14,003         $ 5,976         $(27,483)    $ 72,506
  Store Closure Reserves.................   $  9,514    $     --         $    --         $   (764)    $  8,750
JANUARY 30, 1994:
  Self-Insurance Reserves(a).............   $ 72,979    $ 30,323         $ 5,953         $(29,245)    $ 80,010
  Store Closure Reserves.................   $ 10,277    $     --         $    --         $   (763)    $  9,514
JANUARY 31, 1993:
  Self-Insurance Reserves(a).............   $ 64,523    $ 25,950         $10,902         $(28,396)    $ 72,979
  Store Closure Reserves.................   $ 14,244    $  1,838         $    --         $ (5,805)    $ 10,277

- ---------------

(a) Includes short-term portion.


(b) Amortization of discount on self-insurance reserves to interest expense.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Shareholders of Food 4 Less Holdings, Inc.:

     We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Food 4 Less Holdings, Inc. (a California corporation) and subsidiaries as of June 26, 1993, June 25, 1994 and January 29, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the 52 weeks ended June 27, 1992, June 26, 1993 and June 25, 1994 and the 31 weeks ended January 29, 1995 and have issued our report thereon dated May 18, 1995. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The financial statement schedules on pages S-4 through S-7 are the responsibility of Holdings' management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP
Los Angeles, California

May 18, 1995

                           FOOD 4 LESS HOLDINGS, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

              AS OF, AND FOR, THE 31 WEEKS ENDED JANUARY 29, 1995
                             (DOLLARS IN THOUSANDS)

     The following condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

                            CONDENSED BALANCE SHEET

                                                                                    JANUARY 29,
                                                                                       1995
                                                                                    -----------
ASSETS
  Investment in subsidiary........................................................    $ 57,803
                                                                                      --------
          Total Assets............................................................    $ 57,803
                                                                                      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Senior discount notes...........................................................    $ 65,136
  Common stock: $0.01 par value, 1,600,000 shares authorized and 1,381,782
     outstanding..................................................................          14
  Additional paid-in capital......................................................      34,695
  Retained deficit................................................................     (42,042)
                                                                                      --------
          Total Liabilities and Shareholders' Equity..............................    $ 57,803
                                                                                      ========

                          CONDENSED STATEMENT OF LOSS

                                                                                     31 WEEKS
                                                                                       ENDED
                                                                                    JANUARY 29,
                                                                                       1995
                                                                                    -----------
Net loss of subsidiary............................................................    $(11,500)
Interest expense..................................................................      (6,139)
                                                                                      --------
          Total loss..............................................................    $(17,639)
                                                                                      ========

                           FOOD 4 LESS HOLDINGS, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

              AS OF, AND FOR, THE 31 WEEKS ENDED JANUARY 29, 1995
                             (DOLLARS IN THOUSANDS)

                       CONDENSED STATEMENT OF CASH FLOWS

        RECONCILIATION OF NET LOSS TO NET CASH PROVIDED (USED) BY
          OPERATING ACTIVITIES:
          Net loss........................................................  $(17,639)
          Adjustments to reconcile net loss to net cash provided (used) by operating activities:
             Net loss of subsidiary.......................................    11,500
             Accretion of Holdings Discount Notes.........................     6,139
                                                                            --------
        NET CASH USED BY OPERATING ACTIVITIES.............................        --
        NET INCREASE IN CASH AND CASH EQUIVALENTS.........................        --
        CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..................        --
                                                                            --------
        CASH AND CASH EQUIVALENTS AT END OF PERIOD........................  $     --
                                                                            ========

                           FOOD 4 LESS HOLDINGS, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

     1. Food 4 Less Holdings, Inc. (the "Company") is a non-operating holding company. The above financial statements have been prepared on a parent company stand-alone basis. They do not contain all disclosures necessary to be in conformity with generally accepted accounting principles. They should be read in conjunction with the consolidated financial statements of Food 4 Less Holdings, Inc. contained elsewhere in this report.


     2. The debt agreements of the Company's subsidiary, Food 4 Less Supermarkets, Inc. ("Supermarkets"), among other things, require Supermarkets to maintain minimum levels of net worth (as defined), to maintain minimum levels of earnings (as defined), to maintain a hedge agreement to provide interest rate protection, and to comply with certain ratios related to interest expense (as defined), fixed charges (as defined), working capital and indebtedness. In addition, the debt agreements limit, among other things, additional borrowings, dividends on, and redemption of, capital stock, capital expenditures, incurrence of lease obligations, and the acquisition and disposition of assets. At January 29, 1995, dividends and certain other payments are restricted based on terms of the debt agreements.

                           FOOD 4 LESS HOLDINGS, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

 31 WEEKS ENDED JANUARY 29, 1995, 52 WEEKS ENDED JUNE 25, 1994, 52 WEEKS ENDED
                                 JUNE 26, 1993,
                        AND 52 WEEKS ENDED JUNE 27, 1992
                             (DOLLARS IN THOUSANDS)

                                    BALANCE AT    PROVISIONS    CHARGED TO                             BALANCE AT
                                     BEGINNING    CHARGED TO     INTEREST                  OTHER         END OF
                                     OF PERIOD      EXPENSE     EXPENSE(B)    PAYMENTS    CHANGES        PERIOD
                                    -----------   -----------   -----------   ---------   --------     ----------
SELF-INSURANCE LIABILITIES:
31 weeks ended January 29, 1995...    $81,704       $ 6,304       $ 3,453      $18,722     $   --       $ 72,739
                                     ========      ========     =========      =======     ======        =======
52 weeks ended June 25, 1994......    $85,494       $19,880       $ 5,836      $29,506     $   --       $ 81,704
                                     ========      ========     =========      =======     ======        =======
52 weeks ended June 26, 1993......    $82,559       $38,040       $ 5,865      $40,970     $   --       $ 85,494
                                     ========      ========     =========      =======     ======        =======
52 weeks ended June 27, 1992......    $59,525       $46,140       $ 4,960      $36,066     $8,000(a)    $ 82,559
                                     ========      ========     =========      =======     ======        =======

- ---------------

(a) Reflects self-insurance reserve related to Alpha Beta resulting from the acquisition of Alpha Beta.


(b) Amortization of discount on self-insurance reserves charged to interest expense.

                               INDEX TO EXHIBITS


        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        2.1       Agreement and Plan of Merger by and among Food 4 Less, Inc., Food 4
                  Less Holdings, Inc., Food 4 Less Supermarkets, Inc., Ralphs
                  Supermarkets, Inc. and the Stockholders of Ralphs Supermarkets, Inc.
                  (incorporated herein by reference to Exhibit 99 to Food 4 Less
                  Holdings, Inc.'s Form 8-K dated September 14, 1994)...................
        2.1.1     Amendment No. 1 dated as of January 12, 1995, to Agreement and Plan of
                  Merger by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc.,
                  Food 4 Less Holdings, Inc. (a Delaware corporation), Food 4 Less,
                  Ralphs Supermarkets, Inc. and the stockholders of Ralphs Supermarkets,
                  Inc. (incorporated herein by reference to Exhibit 2.1.1 to Amendment
                  No. 2 to Food 4 Less' Registration Statement on Form S-4, No.
                  33-56451).............................................................
        2.1.2     Amendment No. 2 dated as of February 24, 1995, to the Agreement and
                  Plan of Merger by and among Food 4 Less, Inc., Food 4 Less Holdings,
                  Inc., Food 4 Less Holdings, Inc. ( a Delaware corporation), Food 4
                  Less, Ralphs Supermarkets, Inc. and the stockholders of Ralphs
                  Supermarkets, Inc. (incorporated herein by reference to Exhibit 2.1.2 to Post-effective Amendment No. 1 to Holdings' Registration Statement
                  on Form S-4, No. 33-86356)............................................
        2.1.3     Amendment No. 3 dated as of April 26, 1995, to the Agreement and Plan of Merger by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc.,
                  Food 4 Less Holdings, Inc. ( a Delaware corporation), Food 4 Less,
                  Ralphs Supermarkets, Inc. and the stockholders of Ralphs Supermarkets,
                  Inc. (incorporated herein by reference to Exhibit 2.1.3 to
                  Post-effective Amendment No. 1 to Holdings' Registration Statement on
                  Form S-4, No. 33-86356)...............................................
        3.1       Certificate of Incorporation of Food 4 Less Holdings, Inc. (a Delaware
                  corporation) (incorporated herein by reference to Exhibit 3.3 to New
                  Holdings' Registration Statement on Form S-4, No. 33-88894)...........
        3.2       Amended and Restated Bylaws of Food 4 Less Holdings, Inc. (a Delaware
                  corporation) (incorporated by reference to Exhibit 3.4.1 to
                  Post-effective Amendment No. 1 to Holdings' Registration Statement on
                  Form S-4, No. 33-86356)...............................................
        4.1       Form of Senior Note Indenture dated as of                , 1995 by and
                  among Ralphs Grocery Company (as successor by merger to Food 4 Less), the subsidiary guarantors identified therein and Norwest Bank
                  Minnesota, N.A., as trustee, with respect to its Senior Notes due 2004
                  (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to
                  Food 4 Less' Registration Statement on Form S-4, No. 33-56451)........
        4.2       Form of Senior Subordinated Note Indenture dated as of
                                 , 1995 by and among Ralphs Grocery Company (as
                  successor by merger to Food 4 Less), the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee, with respect to its 13.75% Senior Subordinated Notes due 2005
                  (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to
                  Food 4 Less' Registration Statement on Form S-4, No. 33-56451)........
        4.3       Form of Senior Subordinated Note Indenture dated as of
                                 , 1995 by and among Ralphs Grocery Company (as
                  successor by merger to Food 4 Less), the subsidiary guarantors identified therein and United States Trust Company of New York, as trustee, with respect to its Senior Subordinated Notes due 2005
                  (incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to
                  Food 4 Less' Registration Statement on Form S-4, No. 33-56445)........

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        4.4.1     Form of First Supplemental Indenture dated as of                , 1995
                  by and between Ralphs Grocery Company and United States Trust Company
                  of New York, as trustee, with respect to its 10 1/4% Senior
                  Subordinated Notes due 2002 (incorporated herein by reference to
                  Exhibit 4.4.1 to Amendment No. 1 to Food 4 Less' Registration
                  Statement on Form S-4, No. 33-56445)..................................
        4.4.2     Form of Second Supplemental Indenture dated as of           , 1995 by
                  and between Ralphs Grocery Company (as successor by merger to Food 4
                  Less) and United States Trust Company of New York, as trustee, with respect to the 10 1/4% Senior Subordinated Notes due 2002
                  (incorporated herein by reference to Exhibit 4.4.2 to Amendment No. 1 to Food 4 Less' Registration Statement on Form S-4, No. 33-56445).....
        4.5.1     Form of Second Supplemental Indenture dated as of                ,
                  1995 by and between Ralphs Grocery Company (as successor by merger to
                  Food 4 Less) and United States Trust Company of New York, as trustee, with respect to the 9% Senior Subordinated Notes due 2003
                  (incorporated herein by reference to Exhibit 4.5.1 to Amendment No. 1 to Food 4 Less' Registration Statement on Form S-4, No. 33-56445).....
        4.5.2     Form of Third Supplemental Indenture dated as of           , 1995 by
                  and between Ralphs Grocery Company (as successor by merger to Food 4
                  Less) and United States Trust Company of New York, as trustee, with respect to its 9% Senior Subordinated Notes due 2003 (incorporated herein by reference to Exhibit 4.5.2 to Amendment No. 1 to Food 4
                  Less' Registration Statement on Form S-4, No. 33-56445)...............
        4.6.1     Discount Note Indenture dated as of December 15, 1992 by and among
                  Food 4 Less Holdings, Inc. and United States Trust Company of New
                  York, as trustee, with respect to its 15.25% Senior Discount Notes due
                  2004 (incorporated herein by reference to Exhibit 4.1 to Food 4 Less
                  Holdings, Inc.'s Registration Statement on Form S-4, No. 33-59214)....
        4.6.2     Form of First Supplemental Indenture dated as of                     ,
                  1995 by and among Food 4 Less Holdings, Inc. and United States Trust
                  Company of New York, as trustee (incorporated herein by reference to
                  Exhibit 4.6.2 to Post-effective Amendment No. 1 to Holdings'
                  Registration Statement or Form S-4, No. 33-86356).....................
        4.6.3     Form of Second Supplemental Indenture dated as of
                  , 1995 by and among Food 4 Less Holdings, Inc. (a Delaware corporation) and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.6.3 to Post-effective
                  Amendment No. 1 to Holdings' Registration Statement on Form S-4, No.
                  33-86356).............................................................
        4.7       Senior Note Indenture dated as of April 15, 1992 by and among Food 4
                  Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank Minnesota, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Food 4 Less Supermarkets, Inc.'s
                  Registration Statement on Form S-1, No. 33-46750).....................
        4.7.1     First Supplemental Indenture dated as of July 24, 1992 by and among
                  Food 4 Less Supermarkets, Inc., Bay Area Warehouse Stores, Inc., and
                  Norwest Bank Minnesota, N.A., as trustee (incorporated herein by reference to Exhibit 4.1.1 to Food 4 Less Supermarkets, Inc.'s Annual
                  Report on Form 10-K for the fiscal year ended June 27, 1992)..........

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        4.7.2     Form of Second Supplemental Indenture dated as of                ,
                  1995 by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and Norwest Bank Minnesota, N.A., as trustee (incorporated herein by reference to Exhibit 4.6.2 to
                  Amendment No. 1 to Food 4 Less' Registration Statement on Form S-4,
                  No. 33-56451).........................................................
        4.7.3     Form of Third Supplemental Indenture dated as of           , 1995 by
                  and among Ralphs Grocery Company (as successor by merger to Food 4
                  Less) the subsidiary guarantors identified therein and Norwest Bank
                  Minnesota, N.A., as trustee (incorporated herein by reference to
                  Exhibit 4.6.3 to Amendment No. 1 to Food 4 Less' Registration
                  Statement on Form S-4, No. 33-56451)..................................
        4.8       Senior Subordinated Note Indenture dated as of June 15, 1991 by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New York as trustee (incorporated herein by reference to Exhibit 4.1 to Food 4
                  Less Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1991).............................................
        4.8.1     First Supplemental Indenture dated as of April 8, 1992 by and among
                  Food 4 Less Supermarkets, Inc., Food 4 Less GM, Inc. and United States
                  Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2.1 to Food 4 Less Supermarkets, Inc.'s Annual
                  Report on Form 10-K for the fiscal year ended June 27, 1992)..........
        4.8.2     Second Supplemental Indenture dated as of May 18, 1992 by and among
                  Food 4 Less Supermarkets, Inc., the subsidiary guarantors named therein and United States Trust Company of New York, as trustee
                  (incorporated herein by reference to Exhibit 4.2.2 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27, 1992)..................................................
        4.8.3     Third Supplemental Indenture dated as of July 24, 1992 by and among
                  Food 4 Less Supermarkets, Inc., Bay Area Warehouse Stores, Inc. and
                  United States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2.3 to Food 4 Less Supermarkets,
                  Inc.'s Annual Report on Form 10-K for the fiscal year ended June 27,
                  1992).................................................................
        4.8.4     Form of Fourth Supplemental Indenture dated as of                ,
                  1995, by and among Food 4 Less Supermarkets, Inc., the subsidiary guarantors identified therein and United States Trust Company of New
                  York, as trustee (incorporated herein by reference to Exhibit 4.7.4 to
                  Amendment No. 1 to Food 4 Less' Registration Statement on Form S-4,
                  No. 33-56451).........................................................
        4.8.5     Form of Fifth Supplemental Indenture dated as of           , 1995 by
                  and among Ralphs Grocery Company (as successor by merger to Food 4
                  Less), the subsidiary guarantors identified therein and the United
                  States Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.7.5 to Amendment No. 1 to Food 4 Less'
                  Registration Statement on Form S-4, No. 33-56451).....................
        4.9       Credit Agreement dated as of June 17, 1991 by and among Food 4 Less and the subsidiaries named therein, as borrowers; Citicorp North
                  America, Inc., Bankers Trust Company and Manufacturers Hanover Trust
                  Company, as Co-Agents, Citicorp North America, Inc. as Administrative
                  Agent and the Initial Lenders and the Designated Issuers, all as
                  identified therein (incorporated herein by reference to Exhibit 4.4 to
                  Food 4 Less' Annual Report on Form 10-K for the fiscal year ended June
                  29, 1991).............................................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        4.9.1     First Modification Agreement dated as of January 24, 1992 by and among
                  Food 4 Less and the subsidiaries named therein, as borrowers; Citicorp
                  North America, Inc., Bankers Trust Company and Manufacturers Hanover
                  Trust Company, as Co-Agents, Citicorp North America, Inc. as
                  Administrative Agent and the Required Lenders and the other Loan
                  Parties, all as identified therein (incorporated herein by reference to Exhibit 4.5.1 to Food 4 Less' Annual Report on Form 10-K for the
                  fiscal year ended June 27, 1992)......................................
        4.9.2     Second Modification Agreement dated as of April 13, 1992 by and among
                  Food 4 Less, and the subsidiaries named therein, as borrowers;
                  Citicorp North America, Inc., Bankers Trust Company and Manufacturers
                  Hanover Trust Company as Co-Agents, Citicorp North America, Inc. as
                  Administrative Agent and the Required Lenders and the other Loan
                  Parties, all as identified therein (incorporated herein by reference to Exhibit 4.5.2 to Food 4 Less' Annual Report on Form 10-K for the
                  fiscal year ended June 27, 1992)......................................
        4.9.3     Third Modification Agreement dated as of September 15, 1992 by and among Food 4 Less, Alpha Beta Company, Cala Foods, Inc., Falley's,
                  Inc. and Food 4 Less Merchandising, Inc., as borrowers; Citicorp North
                  America, Inc., Bankers Trust Company and Manufacturers Hanover Trust
                  Company, as Co-Agents, Citicorp North America, Inc. as Administrative
                  Agent and the Required Lenders and the other Loan Parties, all as identified therein (incorporated herein by reference to Exhibit 4.5.3 to Food 4 Less' Annual Report on Form 10-K for the fiscal year ended
                  June 27, 1992)........................................................
        4.9.4     Fourth Modification Agreement dated as of October 9, 1992 by and among
                  Food 4 Less, Alpha Beta Company, Cala Foods, Inc., Falley's, Inc. and
                  Food 4 Less Merchandising, Inc., as borrowers; Citicorp North America,
                  Inc., Bankers Trust Company and Manufacturers Hanover Trust Company,
                  as Co-Agents, Citicorp North America, Inc. as Administrative Agent and
                  the Required Lenders and the other Loan Parties, all as identified therein (incorporated herein by reference to Exhibit 4.5.4 to Food 4
                  Less' Annual Report on Form 10-K for the fiscal year ended June 27,
                  1992).................................................................
        4.9.5     Fifth Modification Agreement dated as of December 21, 1992 by and among Food 4 Less, Alpha Beta Company, Cala Foods, Inc., Falley's,
                  Inc. and Food 4 Less Merchandising, Inc., as borrowers; Citicorp North
                  America, Inc., Bankers Trust Company and Chemical Bank (as successor in interest to Manufacturers Hanover Trust Company), as Co-Agents,
                  Citicorp North America, Inc. as Administrative Agent and the Required
                  Lenders and the other Loan Parties, all as identified therein
                  (incorporated herein by reference to Exhibit 19.1 to Food 4 Less'
                  Quarterly Report on Form 10-Q for the quarter ended April 3, 1993)....
        4.9.6     Sixth Modification Agreement dated as of November 22, 1994 by and among Food 4 Less, the subsidiaries named therein, as borrowers, and
                  Bankers Trust Company, Citicorp North America, Inc. and Chemical Bank
                  as Co-Agents, Citicorp North America, Inc., as Administrative Agent
                  and the Required Lenders and the other Loan Parties, all as identified therein (incorporated herein by reference to Exhibit 4.8.6 to
                  Amendment No. 2 to Food 4 Less' Registration Statement on Form S-4,
                  No. 33-56451).........................................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        4.9.7     Seventh Modification Agreement dated as of January 23, 1995 by and among Food 4 Less, the subsidiaries named therein, as borrowers, and
                  Bankers Trust Company, Citicorp North America, Inc. and Chemical Bank
                  as Co-Agents, Citicorp North America, Inc., as Administrative Agent
                  and the Required Lenders and the other Loan Parties, all as identified therein (incorporated herein by reference to Exhibit 4.8.7 to
                  Amendment No. 2 to Food 4 Less' Registration Statement on Form S-4,
                  No. 33-56451).........................................................
        4.9.8     Eighth Modification Agreement dated as of May 17, 1995 by and among
                  Food 4 Less, the subsidiaries named therein, as borrowers, and Bankers
                  Trust Company, Citicorp North America, Inc. and Chemical Bank as
                  Co-Agents, Citicorp North America, Inc. as Administrative Agent and
                  the Required Lenders and the other Loan Partners, all as identified therein (incorporated herein by reference to Exhibit 4.3.8 to Food 4
                  Less' Annual Report on Form 10-K for the fiscal year ended January 29,
                  1995).................................................................
        4.10      Bank commitment letter by and among Food 4 Less Supermarkets, Inc., the guarantors named therein and Bankers Trust Company, as agent, and the financial institutions identified therein (incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to Food 4 Less'
                  Registration Statement on Form S-4, No. 33-56451).....................
        4.10.1    Form of Amendment No. 1 to bank commitment letter dated as of April
                  , 1995 by and among Food 4 Less Supermarkets, Inc., the guarantors named therein, Bankers Trust Company, as agent, and the financial institutions identified therein (incorporated herein by reference to
                  Exhibit 4.10.2 to Post-effective Amendment No. 1 to Holdings'
                  Registration Statement on Form S-4, No. 33-86356).....................
        4.11      Form of Seller Debenture Indenture dated as of               , 1995 by
                  and among Food 4 Less Holdings, Inc. (a Delaware corporation) and
                  Norwest Bank Minnesota, N.A., as trustee, with respect to the 13 5/8%
                  Senior Subordinated Pay-In-Kind Debentures due 2007 of Food 4 Less
                  Holdings, Inc. (a Delaware corporation) (incorporated herein by reference to Exhibit A to Exhibit 2.1.3 to Post-effective Amendment
                  No. 1 to Holdings' Registration Statement on Form S-4, No. 33-
                  86356)................................................................
        5.1       Opinion of Latham & Watkins regarding the legality of the Seller
                  Debentures, including consent.........................................
        8.1       Opinion of Latham & Watkins regarding certain tax matters with respect to the Seller Debentures, including consent...........................
        9         Stockholder Voting Agreement and Proxy dated as of December 31, 1992 by and among Ronald W. Burkle, George G. Golleher, Yucaipa Capital
                  Advisors, Inc. and the Management Shareholders of Food 4 Less
                  Holdings, Inc. (incorporated herein by reference to Exhibit 9 to Food
                  4 Less Holdings, Inc.'s Registration Statement on Form S-4, No.
                  33-59214).............................................................
        10.1      Common Stock Registration Rights Agreement dated as of December 31,
                  1992 by and among Food 4 Less Holdings, Inc. and the purchasers named therein (incorporated herein by reference to Exhibit 10.1 to Food 4
                  Less Holdings, Inc.'s Registration Statement on Form S-4, No.
                  33-59214).............................................................
        10.2      Warrant Agreement dated as of December 31, 1992 by and among Food 4
                  Less Holdings, Inc. and the purchasers named therein (incorporated herein by reference to Exhibit 10.2 to Food 4 Less Holdings, Inc.'s
                  Registration Statement on Form S-4, No. 33-59214).....................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        10.3      Warrantholders Agreement dated as of December 31, 1992 by and among
                  Food 4 Less Holdings, Inc., Food 4 Less, Inc. and the purchasers named therein (incorporated herein by reference to Exhibit 10.3 to Food 4
                  Less Holdings, Inc.'s Registration Statement on Form S-4, No.
                  33-59214).............................................................
        10.4      Lease dated as of June 17, 1991 by and between Food 4 Less
                  Supermarkets, Inc. and American Food and Drug, Inc. relating to La
                  Habra, California property (incorporated herein by reference to
                  Exhibit 10.4 to Food 4 Less Supermarkets, Inc.'s Annual Report on Form
                  10-K for the fiscal year ended June 29, 1991).........................
        10.5      Letter Agreement dated as of September 14, 1994 by and among FFL
                  Partners, Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less
                  Supermarkets, Inc. and Falley's Inc. relating to certain obligations arising under the Falley's, Inc. Stock Ownership Plan and Trust, as amended (incorporated herein by reference to Exhibit 10.4 to Food 4
                  Less Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 25, 1994).............................................
        10.6      Consulting Agreement dated as of June 27, 1988 by and between
                  Falley's, Inc. and Joe S. Burkle (incorporated herein by reference to
                  Exhibit 10.38 to Food 4 Less Supermarkets, Inc.'s Registration
                  Statement on Form S-1, No. 33-31152)..................................
        10.6.1    Letter Agreement dated as of December 10, 1990 amending Consulting
                  Agreement by and between Falley's, Inc. and Joe S. Burkle
                  (incorporated herein by reference to Exhibit 10.17.1 to Food 4 Less
                  Supermarkets, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1991)..................................................
        10.7      Employment Agreement dated as of July 1, 1994 between Food 4 Less
                  Supermarkets, Inc. and Harley DeLano (incorporated herein by reference to Exhibit 10.9 to Food 4 Less Supermarkets, Inc.'s Annual Report on
                  Form 10-K dated June 25, 1994)........................................
        10.8      Employment Agreement dated as of July 1, 1994 between Food 4 Less
                  Supermarkets, Inc. and Greg Mays (incorporated herein by reference to
                  Exhibit 10.10 to Food 4 Less Supermarkets, Inc.'s Annual Report on
                  Form 10-K dated June 25, 1994)........................................
        10.9      Amended and Restated Tax Sharing Agreement dated as of June 17, 1991 by and among Food 4 Less, Inc., Food 4 Less Supermarkets, Inc. and the
                  subsidiaries of Food 4 Less Supermarkets, Inc. (incorporated herein by reference to Exhibit 10.20 to Food 4 Less Supermarkets, Inc.'s Annual
                  Report on Form 10-K for the fiscal year ended June 29, 1991)..........
        10.10     Stockholders Agreement dated as of December 31, 1992 by and between
                  Food 4 Less Holdings, Inc. and each Management Stockholder
                  (incorporated herein by reference to Exhibit 10.9 to Food 4 Less
                  Holdings, Inc.'s Registration Statement on Form S-4, No. 33-59214)....
        10.11     Form of Stockholders Agreement of Food 4 Less Holdings, Inc. dated as
                  of June   , 1995 by and among Food 4 Less Holdings, Inc. (a Delaware corporation), Ralphs Grocery Company and the investors listed on the signature pages thereto (incorporated herein by reference to Annex A to the Prospectus and Solicitation Statement filed as part of Food 4
                  Less Holdings, Inc.'s Registration Statement on Form S-4, No.
                  33-88894).............................................................

        EXHIBIT
        NUMBER                                 DESCRIPTION                                PAGE
        -------                                -----------                                ----
        10.12     Form of Registration Rights Agreement dated as of June   , 1995 by and
                  among Food 4 Less Holdings, Inc. (a Delaware corporation) and the investors listed on the signature pages thereto (incorporated herein by reference to Annex B to the Prospectus and Solicitation Statement
                  filed as part of Food 4 Less Holdings, Inc.'s Registration Statement on Form S-4, No. 33-88894)............................................
        10.13     Form of Consulting Agreement dated as of June   , 1995 by and among
                  The Yucaipa Companies, Food 4 Less Holdings, Inc. (a Delaware
                  corporation) and Ralphs Grocery Company (incorporated herein by reference to Exhibit C to Annex A to the Prospectus and Solicitation
                  Statement filed as part of Food 4 Less Holdings, Inc.'s Registration
                  Statement on Form S-4, No. 33-88894)..................................
        10.14     Form of Common Stock Purchase Warrant of Food 4 Less Holdings, Inc. (a
                  Delaware corporation) dated June   , 1995 (incorporated herein by
                  reference to Exhibit 10.4 to Food 4 Less Holdings, Inc.'s Registration
                  Statement on Form S-4, No. 33-88894)..................................
        10.15     Form of Registration Rights Agreement dated as of             , 1995,
                  by and among Food 4 Less Holdings, Inc. (a Delaware corporation), Food
                  4 Less Supermarkets, Inc. and the Holders of the 13 5/8% Senior
                  Subordinated Pay-In-Kind Debentures due 2007 of Food 4 Less Holdings,
                  Inc. (a Delaware corporation) (incorporated herein by reference to
                  Exhibit G of Exhibit 99 to Food 4 Less Holding, Inc.'s Form 8-K dated
                  September 14, 1994)...................................................
        12.1      Statements regarding computations of ratios of earnings to fixed charges...............................................................
        21.1      Subsidiaries of Food 4 Less Holdings, Inc. (incorporated herein by reference to Exhibit 21 to Food 4 Less Holdings, Inc.'s Annual Report
                  on Form 10-K dated June 25, 1994).....................................
        23.1      Consent of KPMG Peat Marwick LLP, independent certified public accountants...........................................................
        23.2      Consent of Arthur Andersen LLP, independent public accountants........
        23.3      Consent of Director Nominee Byron E. Allumbaugh+......................
        23.5      Consent of Latham & Watkins (included in the opinions filed as
                  Exhibits 5.1 and 8.1 to this Registration Statement)..................
        24        Power of Attorney of directors and officers of Food 4 Less Holdings,
                  Inc. (included in the signature pages in Part II of the Registration
                  Statement)+...........................................................
        25.1      Statement of Eligibility and Qualification on Form T-1 of Norwest Bank
                  Minnesota, N.A., as trustee, under the indenture for the 13 5/8%
                  Senior Subordinated Pay-In-Kind Debentures due 2007+..................


- ---------------

+ Previously filed.